Filed Pursuant to Rule 424(b)(3)
Registration Nos. 333-171256, 333-171256-01 to 333-171256-02

ENERGY FUTURE HOLDINGS CORP.

SUPPLEMENT NO. 1 TO

MARKET MAKING PROSPECTUS DATED APRIL 26, 2011

THE DATE OF THIS SUPPLEMENT IS MAY 2, 2011

On April 29, 2011, Energy Future Holdings Corp. filed the attached Quarterly Report on

Form 10-Q with the Securities and Exchange Commission.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

[Ö] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2011

— OR —

[    ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 1-12833

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	75-2669310
(State of incorporation)	(I.R.S. Employer Identification No.)

1601 Bryan Street, Dallas, TX 75201-3411	(214) 812-4600
(Address of principal executive offices) (Zip Code)	(Registrant’s telephone number)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.  Yes   Ö      No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes       No      (The registrant is not currently required to submit such files.)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer           Accelerated filer           Non-Accelerated filer   Ö   Smaller reporting company

Indicate by check mark if the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  Yes        No  Ö

As of April 28, 2011, there were 1,672,312,118 shares of common stock, without par value, outstanding of Energy Future Holdings Corp. (substantially all of which were owned by Texas Energy Future Holdings Limited Partnership, Energy Future Holdings Corp.’s parent holding company, and none of which is publicly traded).

Energy Future Holdings Corp.’s (EFH Corp.) annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports are made available to the public, free of charge, on the EFH Corp. website at http://www.energyfutureholdings.com, as soon as reasonably practicable after they have been filed with or furnished to the Securities and Exchange Commission. The information on EFH Corp.'s website shall not be deemed a part of, or incorporated by reference into, this quarterly report on Form 10-Q. Readers should not rely on or assume the accuracy of any representation or warranty in any agreement that EFH Corp. has filed as an exhibit to this Form 10-Q because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date.

This Form 10-Q and other Securities and Exchange Commission filings of EFH Corp. and its subsidiaries occasionally make references to EFH Corp. (or “we,” “our,” “us” or “the company”), EFCH, EFIH, TCEH, TXU Energy, Luminant, Oncor Holdings or Oncor when describing actions, rights or obligations of their respective subsidiaries. These references reflect the fact that the subsidiaries are consolidated with, or otherwise reflected in, their respective parent company’s financial statements for financial reporting purposes. However, these references should not be interpreted to imply that the relevant parent company is actually undertaking the action or has the rights or obligations of the relevant subsidiary company or vice versa.

i

GLOSSARY

When the following terms and abbreviations appear in the text of this report, they have the meanings indicated below.

2010 Form 10-K	EFH Corp.’s Annual Report on Form 10-K for the year ended December 31, 2010

Adjusted EBITDA

Adjusted EBITDA means EBITDA adjusted to exclude noncash items, unusual items and other adjustments allowable under certain of our debt arrangements. See the definition of EBITDA below. Adjusted EBITDA and EBITDA are not recognized terms under GAAP and, thus, are non-GAAP financial measures. We are providing Adjusted EBITDA in this Form 10-Q (see reconciliations in Exhibits 99(b), 99(c) and 99(d)) solely because of the important role that Adjusted EBITDA plays in respect of certain covenants contained in our debt arrangements. We do not intend for Adjusted EBITDA (or EBITDA) to be an alternative to net income as a measure of operating performance or an alternative to cash flows from operating activities as a measure of liquidity or an alternative to any other measure of financial performance presented in accordance with US GAAP. Additionally, we do not intend for Adjusted EBITDA (or EBITDA) to be used as a measure of free cash flow available for management’s discretionary use, as the measure excludes certain cash requirements such as interest payments, tax payments and other debt service requirements. Because not all companies use identical calculations, our presentation of Adjusted EBITDA (and EBITDA) may not be comparable to similarly titled measures of other companies.

baseload

Refers to the minimum constant level of electricity demand in a system, such as ERCOT, and/or to the electricity generation facilities or capacity normally expected to operate continuously throughout the year to serve such demand, such as our nuclear and lignite/coal-fueled generation units.

CFTC	Commodity Futures Trading Commission

CPNPC

Refers to Comanche Peak Nuclear Power Company LLC, which was formed by subsidiaries of TCEH (holding an 88% equity interest) and Mitsubishi Heavy Industries Ltd. (MHI) (holding a 12% equity interest) for the purpose of developing two new nuclear generation units and obtaining a combined operating license from the NRC for the units.

Competitive Electric segment	Refers to the EFH Corp. business segment that consists principally of TCEH.

CREZ	Competitive Renewable Energy Zone

EBITDA	Refers to earnings (net income) before interest expense, income taxes, depreciation and amortization. See the definition of Adjusted EBITDA above.

EFCH	Refers to Energy Future Competitive Holdings Company, a direct, wholly-owned subsidiary of EFH Corp. and the direct parent of TCEH, and/or its subsidiaries, depending on context.

EFH Corp.	Refers to Energy Future Holdings Corp., a holding company, and/or its subsidiaries, depending on context. Its major subsidiaries include TCEH and Oncor.

EFH Corp. Senior Notes	Refers collectively to EFH Corp.’s 10.875% Senior Notes due November 1, 2017 (EFH Corp. 10.875% Notes) and EFH Corp.’s 11.25%/12.00% Senior Toggle Notes due November 1, 2017 (EFH Corp. Toggle Notes).

EFH Corp. Senior Secured Notes	Refers collectively to EFH Corp.’s 9.75% Senior Secured Notes due October 15, 2019 (EFH Corp. 9.75% Notes) and EFH Corp.’s 10.000% Senior Secured Notes due January 15, 2020 (EFH Corp. 10% Notes).

EFIH	Refers to Energy Future Intermediate Holding Company LLC, a direct, wholly-owned subsidiary of EFH Corp. and the direct parent of Oncor Holdings.

EFIH Finance	Refers to EFIH Finance Inc., a direct, wholly-owned subsidiary of EFIH, formed for the sole purpose of serving as co-issuer with EFIH of certain debt securities.

EFIH Notes

Refers collectively to EFIH’s and EFIH Finance’s 9.75% Senior Secured Notes due October 15, 2019 (EFIH 9.75% Notes), 10.000% Senior Secured Notes due December 1, 2020 (EFIH 10% Notes) and 11% Senior Secured Second Lien Notes due October 1, 2021 (EFIH 11% Notes).

EPA	US Environmental Protection Agency

ERCOT	Electric Reliability Council of Texas, the independent system operator and the regional coordinator of various electricity systems within Texas

FASB	Financial Accounting Standards Board, the designated organization in the private sector for establishing standards for financial accounting and reporting

FERC	US Federal Energy Regulatory Commission

GAAP	generally accepted accounting principles

GWh	gigawatt-hours

IRS	US Internal Revenue Service

kWh	kilowatt-hours

Lehman	Refers to certain subsidiaries of Lehman Brothers Holdings Inc., which filed for bankruptcy under Chapter 11 of the US Bankruptcy Code in 2008.

LIBOR	London Interbank Offered Rate. An interest rate at which banks can borrow funds, in marketable size, from other banks in the London interbank market.

Luminant

Refers to subsidiaries of TCEH engaged in competitive market activities consisting of electricity generation and wholesale energy sales and purchases as well as commodity risk management and trading activities, all largely in Texas.

market heat rate

Heat rate is a measure of the efficiency of converting a fuel source to electricity. Market heat rate is the implied relationship between wholesale electricity prices and natural gas prices and is calculated by dividing the wholesale market price of electricity, which is based on the price offer of the marginal supplier in ERCOT (generally natural gas plants), by the market price of natural gas. Forward wholesale electricity market price quotes in ERCOT are generally limited to two or three years; accordingly, forward market heat rates are generally limited to the same time period. Forecasted market heat rates for time periods for which market price quotes are not available are based on fundamental economic factors and forecasts, including electricity supply, demand growth, capital costs associated with new construction of generation supply, transmission development and other factors.

Merger	The transaction referred to in “Merger Agreement” (defined immediately below) that was completed on October 10, 2007.

Merger Agreement	Agreement and Plan of Merger, dated February 25, 2007, under which Texas Holdings agreed to acquire EFH Corp.

MMBtu	million British thermal units

Moody’s	Moody’s Investors Services, Inc. (a credit rating agency)

MW	megawatts

MWh	megawatt-hours

NERC	North American Electric Reliability Corporation

NRC	US Nuclear Regulatory Commission

NYMEX	Refers to the New York Mercantile Exchange, a physical commodity futures exchange.

Oncor

Refers to Oncor Electric Delivery Company LLC, a direct, majority-owned subsidiary of Oncor Holdings and an indirect subsidiary of EFH Corp., and/or its consolidated bankruptcy-remote financing subsidiary, Oncor Electric Delivery Transition Bond Company LLC, depending on context, that is engaged in regulated electricity transmission and distribution activities.

Oncor Holdings	Refers to Oncor Electric Delivery Holdings Company LLC, a direct, wholly-owned subsidiary of EFIH and the direct majority owner of Oncor, and/or its subsidiaries, depending on context.

Oncor Ring-Fenced Entities	Refers to Oncor Holdings and its direct and indirect subsidiaries, including Oncor.

OPEB	other postretirement employee benefits

PUCT	Public Utility Commission of Texas

PURA	Texas Public Utility Regulatory Act

purchase accounting

The purchase method of accounting for a business combination as prescribed by US GAAP, whereby the cost or “purchase price” of a business combination, including the amount paid for the equity and direct transaction costs are allocated to identifiable assets and liabilities (including intangible assets) based upon their fair values. The excess of the purchase price over the fair values of assets and liabilities is recorded as goodwill.

Regulated Delivery segment	Refers to the EFH Corp. business segment that consists of the operations of Oncor.

REP	retail electric provider

RRC	Railroad Commission of Texas, which among other things, has oversight of lignite mining activity in Texas

S&P	Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies Inc. (a credit rating agency)

SEC	US Securities and Exchange Commission

Securities Act	Securities Act of 1933, as amended

SG&A	selling, general and administrative

Sponsor Group

Refers collectively to the investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P., TPG Capital, L.P. and GS Capital Partners, an affiliate of Goldman, Sachs & Co. (See Texas Holdings below.)

TCEH

Refers to Texas Competitive Electric Holdings Company LLC, a direct, wholly-owned subsidiary of EFCH and an indirect subsidiary of EFH Corp., and/or its subsidiaries, depending on context, that are engaged in electricity generation and wholesale and retail energy markets activities. Its major subsidiaries include Luminant and TXU Energy.

TCEH Finance	Refers to TCEH Finance, Inc., a direct, wholly-owned subsidiary of TCEH, formed for the sole purpose of serving as co-issuer with TCEH of certain debt securities.

TCEH Senior Notes

Refers collectively to TCEH’s 10.25% Senior Notes due November 1, 2015 and 10.25% Senior Notes due November 1, 2015, Series B (collectively, TCEH 10.25% Notes) and TCEH’s 10.50%/11.25% Senior Toggle Notes due November 1, 2016 (TCEH Toggle Notes).

TCEH Senior Secured Facilities

Refers collectively to the TCEH Initial Term Loan Facility, TCEH Delayed Draw Term Loan Facility, TCEH Revolving Credit Facility, TCEH Letter of Credit Facility and TCEH Commodity Collateral Posting Facility. See Note 6 to Financial Statements for details of these facilities.

TCEH Senior Secured Notes	Refers to TCEH’s 11.5% Senior Secured Notes due October 1, 2020.

TCEH Senior Secured Second Lien Notes	Refers collectively to TCEH’s 15% Senior Secured Second Lien Notes due April 1, 2021 and TCEH’s 15% Senior Secured Second Lien Notes due April 1, 2021, Series B.

TCEQ	Texas Commission on Environmental Quality

Texas Holdings	Refers to Texas Energy Future Holdings Limited Partnership, a limited partnership controlled by the Sponsor Group that owns substantially all of the common stock of EFH Corp.

Texas Holdings Group	Refers to Texas Holdings and its direct and indirect subsidiaries other than the Oncor Ring-Fenced Entities.

Texas Transmission

Refers to Texas Transmission Investment LLC, a limited liability company that owns a 19.75% equity interest in Oncor. Texas Transmission is not affiliated with EFH Corp., any of its subsidiaries or any member of the Sponsor Group.

v

TRE

Refers to Texas Reliability Entity, Inc., an independent organization that develops reliability standards for the ERCOT region and monitors and enforces compliance with NERC standards and ERCOT protocols.

TXU Energy

Refers to TXU Energy Retail Company LLC, a direct, wholly-owned subsidiary of TCEH engaged in the retail sale of electricity to residential and business customers. TXU Energy is a REP in competitive areas of ERCOT.

TXU Gas	TXU Gas Company, a former subsidiary of EFH Corp.

US	United States of America

VIE	variable interest entity

PART I. FINANCIAL INFORMATION

Item 1.	FINANCIAL STATEMENTS

ENERGY FUTURE HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED STATEMENTS OF CONSOLIDATED INCOME (LOSS)

(Unaudited)

	Three Months Ended March 31,
	2011	2010
	(millions of dollars)

Operating revenues	$1,672	$1,999
Fuel, purchased power costs and delivery fees	(830)	(1,047)
Net gain (loss) from commodity hedging and trading activities	(94)	1,213
Operating costs	(216)	(197)
Depreciation and amortization	(369)	(342)
Selling, general and administrative expenses	(165)	(187)
Franchise and revenue-based taxes	(21)	(22)
Other income (Note 15)	41	33
Other deductions (Note 15)	(4)	(11)
Interest income	2	10
Interest expense and related charges (Note 15)	(643)	(954)

Income (loss) before income taxes and equity in earnings of unconsolidated subsidiaries	(627)	495

Income tax (expense) benefit	215	(203)

Equity in earnings of unconsolidated subsidiaries (net of tax) (Note 2)	50	63

Net income (loss)	$(362)	$355

See Notes to Financial Statements.

CONDENSED STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Three Months Ended March 31,
	2011	2010
	(millions of dollars)

Net income (loss)	$(362)	$355

Other comprehensive income, net of tax effects:
Effects related to pension and other retirement benefit obligations (net of tax expense of $3 and $2)	5	4
Cash flow hedges — derivative value net loss related to hedged transactions recognized during the period and reported in net income (net of tax benefit of $4 and $10)	7	19

Total other comprehensive income	12	23

Comprehensive income (loss)	$(350)	$378

See Notes to Financial Statements.

1

ENERGY FUTURE HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2011	2010
	(millions of dollars)
Cash flows — operating activities:
Net income (loss)	$(362)	$355
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	451	435
Deferred income tax expense (benefit) – net	(255)	220
Unrealized net (gain) loss from mark-to-market valuations of commodity positions	316	(993)
Unrealized net (gain) loss from mark-to-market valuations of interest rate swaps (Note 6)	(142)	107
Interest expense on toggle notes payable in additional principal (Notes 6 and 15)	57	139
Equity in earnings of unconsolidated subsidiaries	(50)	(63)
Distributions of earnings from unconsolidated subsidiaries	16	30
Debt extinguishment gains (Note 6)	—	(14)
Bad debt expense (Note 5)	14	36
Accretion expense related to asset retirement and mining reclamation obligations	13	13
Stock-based incentive compensation expense	—	9
Losses on dedesignated cash flow hedges (interest rate swaps)	10	29
Other, net	(3)	(7)
Changes in operating assets and liabilities:
Impact of accounts receivable securitization program (Note 5)	—	(383)
Margin deposits – net	84	45
Other operating assets and liabilities	179	144

Cash provided by operating activities	328	102

Cash flows — financing activities:
Issuances of long-term debt (Note 6)	—	500
Repayments/repurchases of long-term debt (Note 6)	(71)	(132)
Net short-term borrowings under accounts receivable securitization program (Note 5)	5	393
Increase (decrease) in other short-term borrowings (Note 6)	(222)	(700)
Decrease in note payable to unconsolidated subsidiary	(9)	(9)
Contributions from noncontrolling interests	6	6
Debt exchange and issuance costs	—	(10)
Other, net	(1)	9

Cash provided by (used in) financing activities	(292)	57

Cash flows — investing activities:
Capital expenditures	(149)	(328)
Nuclear fuel purchases	(98)	(44)
Investment redeemed from derivative counterparty (Note 11)	—	400
Proceeds from sale of environmental allowances and credits	1	3
Purchases of environmental allowances and credits	(4)	(5)
Proceeds from sales of nuclear decommissioning trust fund securities	734	564
Investments in nuclear decommissioning trust fund securities	(738)	(568)
Other, net	14	(13)

Cash provided by (used in) investing activities	(240)	9

Net change in cash and cash equivalents	(204)	168

Effect of deconsolidation of Oncor Holdings	—	(29)

Cash and cash equivalents — beginning balance	1,534	1,189

Cash and cash equivalents — ending balance	$1,330	$1,328

See Notes to Financial Statements.

2

ENERGY FUTURE HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2011	December 31, 2010
	(millions of dollars)
ASSETS
Current assets:
Cash and cash equivalents	$1,330	$1,534
Restricted cash (Note 15)	36	33
Trade accounts receivable — net (includes $515 and $612 in pledged amounts related to a VIE (Notes 3 and 5))	780	999
Inventories (Note 15)	394	395
Commodity and other derivative contractual assets (Note 11)	2,474	2,732
Margin deposits related to commodity positions	100	166
Other current assets	78	60

Total current assets	5,192	5,919

Restricted cash (Note 15)	1,135	1,135
Receivables from unconsolidated subsidiary (Note 13)	1,460	1,463
Investments in unconsolidated subsidiary (Note 2)	5,588	5,544
Other investments (Note 15)	708	697
Property, plant and equipment — net (Note 15)	20,170	20,366
Goodwill (Note 4)	6,152	6,152
Identifiable intangible assets — net (Note 4)	2,363	2,400
Commodity and other derivative contractual assets (Note 11)	1,754	2,071
Other noncurrent assets, principally unamortized debt issuance costs	607	641

Total assets	$45,129	$46,388

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings (includes $101 and $96 related to a VIE (Notes 3 and 6))	$1,004	$1,221
Long-term debt due currently (Note 6)	463	669
Trade accounts payable	492	681
Payables due to unconsolidated subsidiary (Note 13)	244	254
Commodity and other derivative contractual liabilities (Note 11)	2,000	2,283
Margin deposits related to commodity positions	649	631
Accumulated deferred income taxes	8	11
Accrued interest	671	411
Other current liabilities	317	442

Total current liabilities	5,848	6,603

Accumulated deferred income taxes	5,102	5,350
Commodity and other derivative contractual liabilities (Note 11)	749	869
Notes or other liabilities due to unconsolidated subsidiary (Note 13)	393	384
Long-term debt, less amounts due currently (Note 6)	34,370	34,226
Other noncurrent liabilities and deferred credits (Note 15)	4,922	4,867

Total liabilities	51,384	52,299

Commitments and Contingencies (Note 7)

Equity (Note 8):
EFH Corp. shareholders’ equity	(6,340)	(5,990)
Noncontrolling interests in subsidiaries	85	79

Total equity	(6,255)	(5,911)

Total liabilities and equity	$45,129	$46,388

See Notes to Financial Statements.

3

ENERGY FUTURE HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.	BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Description of Business

EFH Corp., a Texas corporation, is a Dallas-based holding company with operations consisting principally of our TCEH and Oncor subsidiaries. TCEH is a holding company for subsidiaries engaged in competitive electricity market activities largely in Texas, including electricity generation, wholesale energy sales and purchases, commodity risk management and trading activities, and retail electricity sales. Oncor is a majority (approximately 80%) owned subsidiary engaged in regulated electricity transmission and distribution operations in Texas. As discussed in Note 3, Oncor (and its majority owner, Oncor Holdings) are not consolidated in EFH Corp.’s financial statements as a result of amended consolidation accounting standards related to variable interest entities (VIEs) effective January 1, 2010.

References in this report to “we,” “our,” “us” and “the company” are to EFH Corp. and/or its subsidiaries, TCEH and/or its subsidiaries, or Oncor and/or its subsidiary as apparent in the context. See “Glossary” for other defined terms.

Various “ring-fencing” measures have been taken to enhance the credit quality of Oncor. Such measures include, among other things: the sale of a 19.75% equity interest in Oncor to Texas Transmission in November 2008; maintenance of separate books and records for the Oncor Ring-Fenced Entities; Oncor’s board of directors being comprised of a majority of independent directors, and prohibitions on the Oncor Ring-Fenced Entities providing credit support to, or receiving credit support from, any member of the Texas Holdings Group. The assets and liabilities of the Oncor Ring-Fenced Entities are separate and distinct from those of the Texas Holdings Group, and none of the assets of the Oncor Ring-Fenced Entities are available to satisfy the debt or contractual obligations of any member of the Texas Holdings Group. Moreover, Oncor’s operations are conducted, and its cash flows managed, independently from the Texas Holdings Group.

We have two reportable segments: the Competitive Electric segment, which is comprised principally of TCEH, and the Regulated Delivery segment, which is comprised of Oncor Holdings and its subsidiaries. See Note 14 for further information concerning reportable business segments.

Basis of Presentation

The condensed consolidated financial statements have been prepared in accordance with US GAAP and on the same basis as the audited financial statements included in the 2010 Form 10-K. Investments in unconsolidated subsidiaries, which are 50% or less owned and/or do not meet accounting standards criteria for consolidation, are accounted for under the equity method (see Notes 2 and 3). All adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results of operations and financial position have been included therein. All intercompany items and transactions have been eliminated in consolidation. All acquisitions of outstanding debt for cash, including notes that had been issued in lieu of cash interest, are presented in the financing activities section of the statement of cash flows. Certain information and footnote disclosures normally included in annual consolidated financial statements prepared in accordance with US GAAP have been omitted pursuant to the rules and regulations of the SEC. Because the condensed consolidated interim financial statements do not include all of the information and footnotes required by US GAAP, they should be read in conjunction with the audited financial statements and related notes included in the 2010 Form 10-K. The results of operations for an interim period may not give a true indication of results for a full year. All dollar amounts in the financial statements and tables in the notes are stated in millions of US dollars unless otherwise indicated.

4

Use of Estimates

Preparation of financial statements requires estimates and assumptions about future events that affect the reporting of assets and liabilities as of the balance sheet dates and the reported amounts of revenue and expense, including fair value measurements. In the event estimates and/or assumptions prove to be different from actual amounts, adjustments are made in subsequent periods to reflect more current information. No material adjustments, other than those disclosed elsewhere herein, were made to previous estimates or assumptions during the current year.

2.	EQUITY METHOD INVESTMENTS

Oncor Holdings

Investments in unconsolidated subsidiary totaled $5.588 billion and $5.544 billion as of March 31, 2011 and December 31, 2010, respectively, and consisted of Oncor Holdings (100% owned), which we account for under the equity method (see Note 3). Oncor Holdings owns approximately 80% of Oncor, which is engaged in regulated electricity transmission and distribution operations in Texas. Distribution revenues from TCEH represented 34% and 38% of total revenues for Oncor Holdings for the three months ended March 31, 2011 and 2010, respectively. Condensed statements of consolidated income of Oncor Holdings for the three months ended March 31, 2011 and 2010 are presented below:

	Three Months Ended March 31,
	2011	2010

Operating revenues	$706	$703
Operation and maintenance expenses	(258)	(249)
Depreciation and amortization	(172)	(166)
Taxes other than income taxes	(97)	(94)
Other income	8	11
Other deductions	(2)	(2)
Interest income	10	10
Interest expense and related charges	(90)	(86)

Income before income taxes	105	127

Income tax expense	(42)	(48)

Net income	63	79
Net income attributable to noncontrolling interests	(13)	(16)

Net income attributable to Oncor Holdings	$50	$63

5

Assets and liabilities of Oncor Holdings as of March 31, 2011 and December 31, 2010 are presented below:

	March 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$12	$33
Restricted cash	56	53
Trade accounts receivable — net	275	254
Trade accounts and other receivables from affiliates	177	182
Income taxes receivable from EFH Corp.	67	72
Inventories	102	96
Accumulated deferred income taxes	11	10
Prepayments	77	75
Other current assets	8	5

Total current assets	785	780

Restricted cash	16	16
Other investments	74	78
Property, plant and equipment — net	9,851	9,676
Goodwill	4,064	4,064
Note receivable due from TCEH	169	178
Regulatory assets — net	1,710	1,782
Other noncurrent assets	303	264

Total assets	$16,972	$16,838

LIABILITIES
Current liabilities:
Short-term borrowings	$516	$377
Long-term debt due currently	114	113
Trade accounts payable — nonaffiliates	147	125
Accrued taxes other than income	69	133
Accrued interest	61	108
Other current liabilities	103	109

Total current liabilities	1,010	965

Accumulated deferred income taxes	1,560	1,516
Investment tax credits	31	32
Long-term debt, less amounts due currently	5,309	5,333
Other noncurrent liabilities and deferred credits	2,002	1,996

Total liabilities	$9,912	$9,842

6

3.	CONSOLIDATION OF VARIABLE INTEREST ENTITIES

A VIE is an entity with which we have a relationship or arrangement that indicates some level of control over the entity or results in economic risks to us. Accounting standards require consolidation of a VIE if we have (a) the power to direct the significant activities of the VIE and (b) the right or obligation to absorb profit and loss from the VIE (primary beneficiary). Our VIEs consist of equity investees. In determining the appropriateness of consolidation of a VIE, we evaluate its purpose, governance structure, decision making processes and risks that are passed on to its interest holders. We also examine the nature of any related party relationships among the interest holders of the VIE and the nature of any special rights granted to the interest holders of the VIE.

As discussed below, our balance sheet includes assets and liabilities of VIEs that meet the consolidation standards. Oncor Holdings, which holds an approximate 80% interest in Oncor, is not consolidated in EFH Corp.’s financial statements because the structural and operational “ring-fencing” measures discussed in Note 1 prevent us from having power to direct the significant activities of Oncor Holdings or Oncor. We account for our investment in Oncor Holdings under the equity method, as opposed to the cost method, because, while we do not have the power to direct Oncor’s significant activities, we do have the ability to exercise significant influence (as defined by US GAAP) over its activities. Our maximum exposure to loss from our variable interests in VIEs does not exceed our carrying value. See Note 2 for additional information about equity method investments including condensed income statement and balance sheet data for Oncor Holdings.

Consolidated VIEs

See discussion in Note 5 regarding the VIE related to our accounts receivable securitization program that is consolidated under the accounting standards.

We also consolidate Comanche Peak Nuclear Power Company LLC (CPNPC), which was formed by subsidiaries of TCEH and Mitsubishi Heavy Industries Ltd. (MHI) for the purpose of developing two new nuclear generation units at our existing Comanche Peak nuclear-fueled generation facility using MHI’s US-Advanced Pressurized Water Reactor technology and to obtain a combined operating license from the NRC. CPNPC is currently financed through capital contributions from the subsidiaries of TCEH and MHI that hold 88% and 12% of CPNPC’s equity interests, respectively (see Note 8).

The carrying amounts and classifications of the assets and liabilities related to our consolidated VIEs are as follows:

Assets:	March 31, 2011	December 31, 2010	Liabilities:	March 31, 2011	December 31, 2010
Cash and cash equivalents	$11	$9	Short-term borrowings (a)	$101	$96
Accounts receivable (a)	515	612	Trade accounts payable	4	3
Property, plant and equipment	120	112	Other current liabilities	5	1

Other assets, including $2 million of current assets in both periods	7	8

Total assets	$653	$741	Total liabilities	$110	$100

(a)	As a result of accounting guidance related to transfers of financial assets, the balance sheet as of March 31, 2011 and December 31, 2010 reflects $515 million and $612 million, respectively, of pledged accounts receivable and $101 million and $96 million, respectively, of short-term borrowings (see Note 5).

The assets of our consolidated VIEs can only be used to settle the obligations of the VIE, and the creditors of our consolidated VIEs do not have recourse to our general credit.

7

4.	GOODWILL AND IDENTIFIABLE INTANGIBLE ASSETS

Goodwill

The following table provides the goodwill balances as of March 31, 2011 and December 31, 2010, all of which relate to our competitive business. There were no changes to the goodwill balances in the three months ended March 31, 2011. None of the goodwill is being deducted for tax purposes.

Goodwill before impairment charges	$18,342
Accumulated impairment charges	(12,190)

Balance as of March 31, 2011 and December 31, 2010	$6,152

Identifiable Intangible Assets

Identifiable intangible assets reported in the balance sheet are comprised of the following:

	March 31, 2011			December 31, 2010

Identifiable Intangible Asset	Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net
Retail customer relationship	$463	$306	$157	$463	$293	$170
Favorable purchase and sales contracts	548	266	282	548	257	291
Capitalized in-service software	292	107	185	278	97	181
Environmental allowances and credits	988	325	663	986	304	682
Mining development costs	52	19	33	47	17	30

Total intangible assets subject to amortization	$2,343	$1,023	1,320	$2,322	$968	1,354

Trade name (not subject to amortization)			955			955
Mineral interests (not currently subject to amortization)			88			91

Total intangible assets			$2,363			$2,400

Amortization expense related to intangible assets (including income statement line item) consisted of:

		Three Months Ended March 31,

Identifiable Intangible Asset	Income Statement Line	2011	2010
Retail customer relationship	Depreciation and amortization	$13	$20
Favorable purchase and sales contracts	Operating revenues/fuel, purchased power costs and delivery fees	9	14
Capitalized in-service software	Depreciation and amortization	10	8
Environmental allowances and credits	Fuel, purchased power costs and delivery fees	21	22
Mining development costs	Depreciation and amortization	2	2

Total amortization expense		$55	$66

Estimated Amortization of Intangible Assets — The estimated aggregate amortization expense of intangible assets for each of the next five fiscal years is as follows:

Year	Amortization Expense
2011	$201
2012	158
2013	136
2014	119
2015	100

8

5.	TRADE ACCOUNTS RECEIVABLE AND ACCOUNTS RECEIVABLE SECURITIZATION PROGRAM

TXU Energy participates in EFH Corp.’s accounts receivable securitization program with financial institutions (the funding entities). Under the program, TXU Energy (originator) sells trade accounts receivable to TXU Receivables Company, which is an entity created for the special purpose of purchasing receivables from the originator and is a consolidated, wholly-owned, bankruptcy-remote, direct subsidiary of EFH Corp. TXU Receivables Company sells undivided interests in the purchased accounts receivable for cash to entities established for this purpose by the funding entities. In accordance with an amended transfers and servicing accounting standard effective January 1, 2010, the trade accounts receivable amounts under the program are reported as pledged balances, and the related funding amounts are reported as short-term borrowings. Prior to the effective date of the amended accounting standard, the activity was accounted for as a sale of accounts receivable in accordance with previous accounting standards, which resulted in the funding being recorded as a reduction of accounts receivable.

The maximum funding amount currently available under the accounts receivable securitization program is $350 million. Program funding increased from $96 million as of December 31, 2010 to $101 million as of March 31, 2011. Under the terms of the program, available funding was reduced by $37 million of customer deposits held by the originator because TCEH’s credit ratings were lower than Ba3/BB-.

All new trade receivables under the program generated by the originator are continuously purchased by TXU Receivables Company with the proceeds from collections of receivables previously purchased. Ongoing changes in the amount of funding under the program, through changes in the amount of undivided interests sold by TXU Receivables Company, reflect seasonal variations in the level of accounts receivable, changes in collection trends and other factors such as changes in sales prices and volumes. TXU Receivables Company has issued a subordinated note payable to the originator for the difference between the face amount of the uncollected accounts receivable purchased, less a discount, and cash paid to the originator that was funded by the sale of the undivided interests. The subordinated note issued by TXU Receivables Company is subordinated to the undivided interests of the funding entities in the purchased receivables. The balance of the subordinated note payable, which is eliminated in consolidation, totaled $414 million and $516 million as of March 31, 2011 and December 31, 2010, respectively.

The discount from face amount on the purchase of receivables from the originator principally funds program fees paid to the funding entities. The program fees consist primarily of interest costs on the underlying financing and are reported as interest expense and related charges. The discount also funds a servicing fee, which is reported as SG&A expense, paid by TXU Receivables Company to EFH Corporate Services Company (Service Co.), a direct wholly-owned subsidiary of EFH Corp., which provides recordkeeping services and is the collection agent for the program.

Program fee amounts were as follows:

	Three Months Ended March 31,
	2011	2010

Program fees	$2	$2
Program fees as a percentage of average funding (annualized)	6.8%	2.2%

Activities of TXU Receivables Company were as follows:

	Three Months Ended March 31,
	2011	2010

Cash collections on accounts receivable	$1,334	$1,541
Face amount of new receivables purchased	(1,237)	(1,479)
Discount from face amount of purchased receivables	3	3
Program fees paid to funding entities	(2)	(2)
Servicing fees paid to Service Co. for recordkeeping and collection services	(1)	(1)
Decrease in subordinated notes payable	(102)	(72)

Financing cash flows provided to originator under the program	$(5)	$(10)

9

Prior to the January 1, 2010 adoption of the amended accounting standard, changes in funding under the program were reported as operating cash flows, and the amended accounting rule required that the amount of funding under the program as of the adoption date ($383 million) be reported as a use of operating cash flows and a source of financing cash flows. All changes in funding subsequent to adoption of the amended standard are reported as financing activities.

The program, which expires in October 2013, may be terminated upon the occurrence of a number of specified events, including if the delinquency ratio (delinquent for 31 days) for the sold receivables, the default ratio (delinquent for 91 days or deemed uncollectible), the dilution ratio (reductions for discounts, disputes and other allowances) or the days collection outstanding ratio exceed stated thresholds, and the funding entities do not waive such event of termination. The thresholds apply to the entire portfolio of sold receivables. In addition, the program may be terminated if TXU Receivables Company or Service Co. defaults in any payment with respect to debt in excess of $50,000 in the aggregate for such entities, or if TCEH, any affiliate of TCEH acting as collection agent other than Service Co., any parent guarantor of the originator or the originator shall default in any payment with respect to debt (other than hedging obligations) in excess of $200 million in the aggregate for such entities. As of March 31, 2011, there were no such events of termination.

Upon termination of the program, liquidity would be reduced as collections of sold receivables would be used by TXU Receivables Company to repurchase the undivided interests from the funding entities instead of purchasing new receivables. The level of cash flows would normalize in approximately 16 to 30 days.

Trade Accounts Receivable

	March 31, 2011	December 31, 2010

Wholesale and retail trade accounts receivable, including $515 and $612 in pledged retail receivables	$811	$1,063
Allowance for uncollectible accounts	(31)	(64)

Trade accounts receivable — reported in balance sheet	$780	$999

Gross trade accounts receivable as of March 31, 2011 and December 31, 2010 included unbilled revenues of $262 million and $297 million, respectively.

Allowance for Uncollectible Accounts Receivable

	Three Months Ended March 31,
	2011	2010

Allowance for uncollectible accounts receivable as of beginning of period	$64	$81
Increase for bad debt expense	14	36
Decrease for account write-offs	(21)	(43)
Reversal of reserve related to counterparty bankruptcy (Note 15)	(26)	—

Allowance for uncollectible accounts receivable as of end of period	$31	$74

Receivables from Unconsolidated Subsidiary

Receivables from unconsolidated subsidiary are measured at historical cost and primarily consist of Oncor’s obligation under the EFH Corp. pension and OPEB plans. EFH Corp. reviews Oncor’s credit scores to assess the overall collectability of its affiliated receivables, which totaled $1.460 billion and $1.463 billion as of March 31, 2011 and December 31, 2010, respectively. There were no credit loss allowances as of March 31, 2011. See Note 13 for additional information about related party transactions.

10

6.	SHORT-TERM BORROWINGS AND LONG-TERM DEBT

Short-Term Borrowings

As of March 31, 2011, outstanding short-term borrowings totaled $1.004 billion, which included $903 million under the TCEH Revolving Credit Facility at a weighted average interest rate of 3.75%, excluding certain customary fees, and $101 million under the accounts receivable securitization program discussed in Note 5.

As of December 31, 2010, outstanding short-term borrowings totaled $1.221 billion, which included $1.125 billion under the TCEH Revolving Credit Facility at a weighted average interest rate of 3.80%, excluding certain customary fees, and $96 million under the accounts receivable securitization program.

Credit Facilities

Credit facilities with cash borrowing and/or letter of credit availability as of March 31, 2011 are presented below. The facilities are all senior secured facilities of TCEH. See “April 2011 Amendment, Extension and Repayments of TCEH Senior Secured Facilities” below for discussion of amendments, extensions and repayments of the facilities in April 2011.

		As of March 31, 2011

Authorized Borrowers and Facility	Maturity Date	Facility Limit	Letters of Credit	Cash Borrowings	Availability

TCEH Revolving Credit Facility (a)	October 2013	$2,700	$—	$903	$1,680
TCEH Letter of Credit Facility (b)	October 2014	1,250	—	1,250	—

Subtotal TCEH		$3,950	$—	$2,153	$1,680

TCEH Commodity Collateral Posting Facility (c)	December 2012	Unlimited	$—	$—	Unlimited

(a)	Facility used for letters of credit and borrowings for general corporate purposes. Borrowings are classified as short-term borrowings. Availability amount as of March 31, 2011 includes $112 million of commitments from Lehman that were only available from the fronting banks and the swingline lender and excludes $117 million of requested cash draws that have not been funded by Lehman. In conjunction with the amendment, extension and repayments of the TCEH Senior Secured Facilities in April 2011, the cash borrowings under the TCEH Revolving Credit Facility funded by Lehman were repaid and Lehman’s commitment to loan funds under the TCEH Revolving Credit Facility was terminated. All outstanding borrowings under this facility as of March 31, 2011 bear interest at LIBOR plus 3.5%, and a commitment fee is payable quarterly in arrears at a rate per annum equal to 0.50% of the average daily unused portion of the facility.
(b)	Facility used for issuing letters of credit for general corporate purposes, including, but not limited to, providing collateral support under hedging arrangements and other commodity transactions that are not eligible for funding under the TCEH Commodity Collateral Posting Facility. The borrowings under this facility were drawn at the inception of the facility, are classified as long-term debt, and except for $115 million related to a letter of credit drawn in June 2009, have been retained as restricted cash. Letters of credit totaling $887 million issued as of March 31, 2011 are supported by the restricted cash, and the remaining letter of credit availability totals $248 million.
(c)	Revolving facility used to fund cash collateral posting requirements for specified volumes of natural gas hedges totaling approximately 260 million MMBtu as of March 31, 2011. As of March 31, 2011, there were no borrowings under this facility.

11

Long-Term Debt

As of March 31, 2011 and December 31, 2010, long-term debt consisted of the following:

	March 31, 2011	December 31, 2010

TCEH
Pollution Control Revenue Bonds:
Brazos River Authority:
5.400% Fixed Series 1994A due May 1, 2029	$39	$39
7.700% Fixed Series 1999A due April 1, 2033	111	111
6.750% Fixed Series 1999B due September 1, 2034, remarketing date April 1, 2013 (a)	16	16
7.700% Fixed Series 1999C due March 1, 2032	50	50
8.250% Fixed Series 2001A due October 1, 2030	71	71
5.750% Fixed Series 2001C due May 1, 2036, remarketing date November 1, 2011 (a)	217	217
8.250% Fixed Series 2001D-1 due May 1, 2033	171	171
0.212% Floating Series 2001D-2 due May 1, 2033 (b)	97	97
0.289% Floating Taxable Series 2001I due December 1, 2036 (c)	62	62
0.212% Floating Series 2002A due May 1, 2037 (b)	45	45
6.750% Fixed Series 2003A due April 1, 2038, remarketing date April 1, 2013 (a)	44	44
6.300% Fixed Series 2003B due July 1, 2032	39	39
6.750% Fixed Series 2003C due October 1, 2038	52	52
5.400% Fixed Series 2003D due October 1, 2029, remarketing date October 1, 2014 (a)	31	31
5.000% Fixed Series 2006 due March 1, 2041	100	100

Sabine River Authority of Texas:
6.450% Fixed Series 2000A due June 1, 2021	51	51
5.500% Fixed Series 2001A due May 1, 2022, remarketing date November 1, 2011 (a)	91	91
5.750% Fixed Series 2001B due May 1, 2030, remarketing date November 1, 2011 (a)	107	107
5.200% Fixed Series 2001C due May 1, 2028	70	70
5.800% Fixed Series 2003A due July 1, 2022	12	12
6.150% Fixed Series 2003B due August 1, 2022	45	45

Trinity River Authority of Texas:
6.250% Fixed Series 2000A due May 1, 2028	14	14

Unamortized fair value discount related to pollution control revenue bonds (d)	(129)	(132)

Senior Secured Facilities (see details of April 2011 transactions below):
3.769% TCEH Initial Term Loan Facility maturing October 10, 2014 (e)(f)(g)	15,854	15,895
3.759% TCEH Delayed Draw Term Loan Facility maturing October 10, 2014 (e)(f)	4,024	4,034
3.746% TCEH Letter of Credit Facility maturing October 10, 2014 (f)	1,250	1,250
0.230% TCEH Commodity Collateral Posting Facility maturing December 31, 2012 (h)	—	—

Other:
10.25% Fixed Senior Notes due November 1, 2015 (i)	1,873	1,873
10.25% Fixed Senior Notes due November 1, 2015, Series B (i)	1,292	1,292
10.50 / 11.25% Senior Toggle Notes due November 1, 2016	1,406	1,406
15.00% Senior Secured Second Lien Notes due April 1, 2021	336	336
15.00% Senior Secured Second Lien Notes due April 1, 2021, Series B	1,235	1,235
7.000% Fixed Senior Notes due March 15, 2013	5	5
7.460% Fixed Secured Facility Bonds with amortizing payments through January 2015	28	42
Capital lease obligations	73	76
Other	3	3
Unamortized fair value discount (d)	(2)	(2)

Total TCEH	28,783	28,848

EFCH
9.580% Fixed Notes due in semiannual installments through December 4, 2019	46	46
8.254% Fixed Notes due in quarterly installments through December 31, 2021	45	46
1.104% Floating Rate Junior Subordinated Debentures, Series D due January 30, 2037 (f)	1	1
8.175% Fixed Junior Subordinated Debentures, Series E due January 30, 2037	8	8
Unamortized fair value discount (d)	(9)	(10)

Total EFCH	$91	$91

12

	March 31, 2011	December 31, 2010

EFH Corp. (parent entity)
10.875% Fixed Senior Notes due November 1, 2017 (j)	$359	$359
11.25 / 12.00% Senior Toggle Notes due November 1, 2017 (j)	571	571
9.75% Fixed Senior Secured Notes due October 15, 2019	115	115
10.000% Fixed Senior Secured Notes due January 15, 2020	1,061	1,061
5.550% Fixed Senior Notes Series P due November 15, 2014 (k)	434	434
6.500% Fixed Senior Notes Series Q due November 15, 2024 (k)	740	740
6.550% Fixed Senior Notes Series R due November 15, 2034 (k)	744	744
8.820% Building Financing due semiannually through February 11, 2022 (l)	64	68
Unamortized fair value premium related to Building Financing (d)	14	15
Capital lease obligations	2	4
Unamortized fair value discount (d)	(466)	(476)

Total EFH Corp.	3,638	3,635

EFIH
9.75% Fixed Senior Secured Notes due October 15, 2019	141	141
10.000% Fixed Senior Secured Notes due December 1, 2020	2,180	2,180

Total EFIH	2,321	2,321

Total EFH Corp. consolidated	34,833	34,895
Less amount due currently	(463)	(669)

Total long-term debt	$34,370	$34,226

(a)

These series are in the multiannual interest rate mode and are subject to mandatory tender prior to maturity on the mandatory remarketing date. On such date, the interest rate and interest rate period will be reset for the bonds.

(b)	Interest rates in effect as of March 31, 2011. These series are in a daily interest rate mode and are classified as long-term as they are supported by long-term irrevocable letters of credit.
(c)	Interest rate in effect as of March 31, 2011. This series is in a weekly interest rate mode and is classified as long-term as it is supported by long-term irrevocable letters of credit.
(d)	Amount represents unamortized fair value adjustments recorded under purchase accounting.
(e)	Interest rate swapped to fixed on $17.87 billion principal amount.
(f)	Interest rates in effect as of March 31, 2011.
(g)	Amounts exclude $20 million that is held by EFH Corp. and eliminated in consolidation.
(h)	Interest rate in effect as of March 31, 2011, excluding a quarterly maintenance fee of $11 million. See “Credit Facilities” above for more information.
(i)	Amounts exclude $173 million and $150 million of the TCEH Senior Notes and TCEH Senior Notes, Series B, respectively, that are held either by EFH Corp. or EFIH and eliminated in consolidation.
(j)	Amounts exclude $1.428 billion and $2.296 billion of EFH Corp. 10.875% Notes and EFH Corp. Toggle Notes, respectively, that are held by EFIH and eliminated in consolidation.
(k)	Amounts exclude $9 million, $6 million and $3 million of the Series P, Series Q and Series R notes, respectively, that are held by EFIH and eliminated in consolidation.
(l)	This financing is secured and will be serviced with cash drawn by the beneficiary of a letter of credit.

Debt Repayments — Repayments of long-term debt in the three months ended March 31, 2011 totaled $71 million and included $51 million of principal payments at scheduled maturity dates and $19 million in contractual payments under capitalized lease obligations.

13

April 2011 Amendment, Extension and Repayments of TCEH Senior Secured Facilities — Borrowings under these facilities totaled $22.031 billion as of March 31, 2011. In April 2011, (i) the Credit Agreement governing the TCEH Senior Secured Facilities was amended, (ii) the maturity dates of approximately 80% of the borrowings under the term loans (initial term loans and delayed draw term loans) and deposit letter of credit loans under the TCEH Senior Secured Facilities and approximately 70% of the commitments under the TCEH Revolving Credit Facility were extended, (iii) borrowings totaling $1.6 billion under the TCEH Senior Secured Facilities were repaid from proceeds of issuance of $1.750 billion principal amount of TCEH 11.5% Senior Secured Notes as discussed below and (iv) the amount of commitments under the TCEH Revolving Credit Facility was reduced by $646 million. TCEH paid transaction costs totaling approximately $850 million in connection with the amendment and extensions.

The amendment to the Credit Agreement included, among other things, amendments to certain covenants contained in the TCEH Senior Secured Facilities (including the financial maintenance covenant), as well as acknowledgement by the lenders that (i) the terms of the intercompany notes receivable (as described below) from EFH Corp. payable to TCEH complied with the TCEH Senior Secured Facilities, including the requirement that these loans be made on an “arm’s-length” basis, and (ii) no mandatory repayments were required to be made by TCEH relating to “excess cash flows,” as defined under covenants of the TCEH Senior Secured Facilities, for fiscal years 2008, 2009 and 2010.

As amended, the maximum ratios for the secured debt to Adjusted EBITDA financial maintenance covenant are 8.00 to 1.00 for test periods ending from March 31, 2011 through December 31, 2014, and decline over time to 5.50 to 1.00 for the test periods ending March 31, 2017 and thereafter. The previous maximum ratios were 6.75 to 1.00 for the test periods ending December 31, 2010 through September 30, 2011, declining over time to 5.75 to 1.00 for the test period ending March 31, 2014 and thereafter. In addition, (i) up to $1.5 billion principal amount of TCEH senior secured first lien notes (including the TCEH Senior Secured Notes discussed below), to the extent the proceeds are used to repay term loans and deposit letter of credit loans under the TCEH Senior Secured Facilities and (ii) all senior secured second lien debt will be excluded for the purposes of the secured debt to Adjusted EBITDA financial maintenance covenant.

The amendment contains certain provisions related to intercompany loans to EFH Corp. payable to TCEH on demand that arise from cash loaned for (i) debt principal and interest payments (the “P&I Note”) and (ii) other general corporate purposes of EFH Corp. (the “SG&A Note”). In addition to the acknowledgements described above, TCEH agreed in the Amendment:

•	not to make any further loans to EFH Corp. under the SG&A Note (as of April 19, 2011, the outstanding balance of the SG&A Note was $233 million, after the repayment discussed below);
•	that borrowings outstanding under the P&I Note will not exceed $2 billion in the aggregate at any time (as of March 31, 2011, the outstanding balance of the P&I Note was $955 million), and
•

that the sum of (i) the outstanding indebtedness (including guarantees) issued by EFH Corp. or any subsidiary of EFH Corp. (including EFIH) secured by a second-priority lien on the equity interests that EFIH owns in Oncor Holdings (EFIH Second-Priority Debt) and (b) the aggregate outstanding amount of the SG&A Note and P&I Note will not exceed, at any time, the maximum amount of EFIH Second-Priority Debt permitted by the indenture governing the EFH Corp. 10% Notes as in effect on April 7, 2011.

Further, in connection with the amendment, in April 2011 the following actions were completed related to the intercompany loans:

•	EFH Corp. repaid $770 million of borrowings under the SG&A Note (using proceeds from TCEH’s repayment of the $770 million TCEH borrowed from EFH Corp. in January 2011 under a demand note), and
•

EFIH and EFCH guaranteed, on an unsecured basis, the remaining balance of the SG&A Note (consistent with the existing EFIH and EFCH unsecured guarantees of the P&I Note and the EFH Corp. Senior Notes discussed below).

14

Pursuant to the extension of the TCEH Senior Secured Facilities in April 2011:

•

the maturity of $15.402 billion principal amount of first lien term loans held by accepting lenders was extended from October 10, 2014 to October 10, 2017 and the interest rate with respect to the extended term loans was increased from LIBOR plus 3.50% to LIBOR plus 4.50%;

•

the maturity of $1.020 billion principal amount of its first lien deposit letter of credit loans held by accepting lenders was extended from October 10, 2014 to October 10, 2017 and the interest rate with respect to the extended deposit letter of credit loans was increased from LIBOR plus 3.50% to LIBOR plus 4.50%, and

•

the maturity of $1.414 billion of the commitments (of which related cash borrowings totaled $452 million as of April 19, 2011) under the TCEH Revolving Credit Facility held by accepting lenders was extended from October 10, 2013 to October 10, 2016, the interest rate with respect to the extended revolving commitments was increased from LIBOR plus 3.50% to LIBOR plus 4.50% and the undrawn fee with respect to such commitments was increased from 0.50% to 1.00%.

Upon the effectiveness of the extension, TCEH paid an up-front extension fee of 350 basis points on extended term loans and extended deposit letter of credit loans.

Each of the extended loans described above includes a “springing maturity” provision pursuant to which (i) in the event that more than $500 million aggregate principal amount of the TCEH 10.25% Notes due in 2015 (other than notes held by EFH Corp. or its controlled affiliates as of March 31, 2011 to the extent held as of the determination date) or more than $150 million aggregate principal amount of the TCEH Toggle Notes due in 2016 (other than notes held by EFH Corp. or its controlled affiliates as of March 31, 2011 to the extent held as of the determination date), as applicable, remain outstanding as of 91 days prior to the maturity date of the applicable notes and (ii) TCEH’s total debt to Adjusted EBITDA ratio (as defined in the TCEH Senior Secured Facilities) is greater than 6.00 to 1.00 at the applicable determination date, then the maturity date of the extended loans will automatically change to 90 days prior to the maturity date of the applicable notes.

Under the terms of the TCEH Senior Secured Facilities, the commitments of the lenders to make loans to TCEH are several and not joint. Accordingly, if any lender fails to make loans to TCEH, TCEH’s available liquidity could be reduced by an amount up to the aggregate amount of such lender’s commitments under the TCEH Senior Secured Facilities.

The TCEH Senior Secured Facilities are unconditionally guaranteed jointly and severally on a senior secured basis by EFCH, and subject to certain exceptions, each existing and future direct or indirect wholly-owned US restricted subsidiary of TCEH. The TCEH Senior Secured Facilities, including the guarantees thereof, certain commodity hedging transactions and the interest rate swaps described under “TCEH Interest Rate Swap Transactions” below are secured on a first priority basis by (i) substantially all of the current and future assets of TCEH and TCEH’s subsidiaries who are guarantors of such facilities and (ii) pledges of the capital stock of TCEH and certain current and future direct or indirect subsidiaries of TCEH.

Amounts borrowed under the TCEH Revolving Facility may be reborrowed from time to time until October 2013 with respect to the $640 million of commitments not extended and until October 2016 with respect to the $1.414 billion of commitments that were extended; such amounts borrowed totaled $205 million and $452 million, respectively, as of April 19, 2011. The TCEH Commodity Collateral Posting Facility will mature in December 2012.

April 2011 Issuance of TCEH 11.5% Senior Secured Notes — In April 2011, TCEH and TCEH Finance issued $1.750 billion principal amount of 11.5% Senior Secured Notes due 2020, and used the net proceeds to:

•	repay $770 million principal amount of term loans (representing amortization payments that otherwise would have been paid from March 2011 through September 2014);
•	repay $188 million principal amount of deposit letter of credit loans;
•	repay $646 million of borrowings under the TCEH Revolving Credit Facility (with commitments under the facility being reduced by the same amount), and
•	fund $134 million of the approximately $850 million of total transaction costs associated with the amendment and extension of the TCEH Senior Secured Facilities discussed above.

15

The TCEH Senior Secured Notes mature in October 2020, with interest payable in cash quarterly in arrears on January 1, April 1, July 1 and October 1, beginning July 1, 2011, at a fixed rate of 11.5% per annum. The notes are unconditionally guaranteed on a joint and several basis by EFCH and each subsidiary of TCEH (collectively, the Guarantors). The notes are secured, on a first-priority basis, by security interests in all of the assets of TCEH, and the guarantees are secured on a first-priority basis by all of the assets and equity interests held by the Guarantors, in each case, to the extent such assets and equity interests secure obligations under the TCEH Senior Secured Facilities (the TCEH Collateral), subject to certain exceptions and permitted liens.

The TCEH Senior Secured Notes were issued in private placements and are not registered under the Securities Act. The notes are a senior obligation and rank equally in right of payment with all senior indebtedness of TCEH, are senior in right of payment to all existing or future unsecured and second-priority debt of TCEH to the extent of the value of the TCEH Collateral and are senior in right of payment to any future subordinated debt of TCEH. These notes are effectively subordinated to all secured obligations of TCEH that are secured by assets other than the TCEH Collateral, to the extent of the value of the assets securing such obligations.

The guarantees of the TCEH Senior Secured Notes by the Guarantors are effectively senior to any unsecured and second-priority debt of the Guarantors to the extent of the value of the TCEH Collateral. The guarantees are effectively subordinated to all debt of the Guarantors secured by assets that are not part of the TCEH Collateral, to the extent of the value of the collateral securing that debt.

The indenture for the TCEH Senior Secured Notes contains a number of covenants that, among other things, restrict, subject to certain exceptions, TCEH’s and its restricted subsidiaries’ ability to:

•	make restricted payments, including certain investments;
•	incur debt and issue preferred stock;
•	create liens;
•	enter into mergers or consolidations;
•	sell or otherwise dispose of certain assets, and
•	engage in certain transactions with affiliates.

The indenture also contains customary events of default, including, among others, failure to pay principal or interest on the notes when due. If certain events of default occur under the indenture, the trustee or the holders of at least 30% of aggregate principal amount of all outstanding TCEH Senior Secured Notes may declare the principal amount on all such notes to be due and payable immediately.

Until April 1, 2014, TCEH may redeem, with the net cash proceeds of certain equity offerings, up to 35% of the aggregate principal amount of the TCEH Senior Secured Notes from time to time at a redemption price of 111.5% of the aggregate principal amount of the notes being redeemed, plus accrued interest. TCEH may redeem the notes at any time prior to April 1, 2016 at a price equal to 100% of their principal amount, plus accrued interest and the applicable premium as defined in the indenture. TCEH may also redeem the notes, in whole or in part, at any time on or after April 1, 2016, at specified redemption prices, plus accrued interest. Upon the occurrence of a change of control (as described in the indenture), TCEH must offer to repurchase the notes at 101% of their principal amount, plus accrued interest.

April 2011 EFIH Debt Exchanges — In private exchanges in April 2011, EFIH and EFIH Finance issued $406 million principal amount of 11% Senior Secured Second Lien Notes due 2021 in exchange for $428 million of EFH Corp. debt consisting of $163 million principal amount of EFH Corp. 10.875% Notes due 2017, $229 million principal amount of EFH Corp. Toggle Notes due 2017 and $36 million principal amount of EFH Corp. 5.55% Series P Senior Notes due 2014. EFIH intends to hold the acquired securities as an investment. The EFIH 11% Notes are secured on a second-priority basis by the EFIH Collateral described in the discussion of the EFH Corp. 10% Senior Secured Notes below.

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Information Regarding Other Significant Outstanding Debt

TCEH 10.25% Senior Notes (including Series B) and 10.50/11.25% Senior Toggle Notes (collectively, the TCEH Senior Notes) — The TCEH 10.25% Notes mature in November 2015, with interest payable in cash semi-annually in arrears on May 1 and November 1 at a fixed rate of 10.25% per annum. The Toggle Notes mature in November 2016, with interest payable semi-annually in arrears on May 1 and November 1 at a fixed rate of 10.50% per annum for cash interest and at a fixed rate of 11.25% per annum for PIK Interest. For any interest period until November 2012, TCEH may elect to pay interest on the notes (i) entirely in cash; (ii) by increasing the principal amount of the notes or by issuing new TCEH Toggle Notes (PIK Interest); or (iii) 50% in cash and 50% in PIK Interest. Once TCEH makes a PIK election, the election is valid for each succeeding interest payment period until TCEH revokes the election.

These notes had a total principal amount as of March 31, 2011 of $4.571 billion (excluding $323 million principal amount held by EFH Corp. and EFIH) and are fully and unconditionally guaranteed on a joint and several unsecured basis by TCEH’s direct parent, EFCH (which owns 100% of TCEH and its subsidiary guarantors), and by each subsidiary that guarantees the TCEH Senior Secured Facilities.

TCEH 15% Senior Secured Second Lien Notes (including Series B) — These notes mature in April 2021, with interest payable in cash quarterly in arrears on January 1, April 1, July 1 and October 1 at a fixed rate of 15% per annum, and had a total principal amount of $1.571 billion as of March 31, 2011. The notes are unconditionally guaranteed on a joint and several basis by EFCH and, subject to certain exceptions, each subsidiary of TCEH that guarantees the TCEH Senior Secured Facilities (collectively, the Guarantors). The notes are secured, on a second-priority basis, by security interests in all of the assets of TCEH, and the guarantees (other than the guarantee of EFCH) are secured on a second-priority basis by all of the assets and equity interests of all of the Guarantors other than EFCH (collectively, the Subsidiary Guarantors), in each case, to the extent such assets and security interests secure obligations under the TCEH Senior Secured Facilities (the TCEH Collateral), subject to certain exceptions (including the elimination of the pledge of equity interests of any Subsidiary Guarantor to the extent that separate financial statements would be required to be filed with the SEC for such Subsidiary Guarantor under Rule 3-16 of Regulation S-X) and permitted liens. The guarantee from EFCH is not secured.

The TCEH Senior Secured Second Lien Notes were issued in private placements and have not been registered under the Securities Act. TCEH has agreed to use its commercially reasonable efforts to register with the SEC notes having substantially identical terms as the TCEH Senior Secured Second Lien Notes (except for provisions relating to transfer restrictions and payment of additional interest) as part of an offer to exchange freely tradable exchange notes for the TCEH Senior Secured Second Lien Notes unless such notes meet certain transferability conditions (as described in the related registration rights agreement). If the registration statement has not been filed and declared effective within 365 days after the original issue date (a Registration Default), the annual interest rate on the notes will increase by 25 basis points for the first 90-day period during which a Registration Default continues, and thereafter the annual interest rate on the notes will increase by 50 basis points for the remaining period during which the Registration Default continues. If the Registration Default is cured, the interest rate on the notes will revert to the original level.

EFH Corp. 10% Senior Secured Notes — These notes mature in January 2020, with interest payable in cash semi-annually in arrears on January 15 and July 15 at a fixed rate of 10% per annum, and had a total principal amount of $1.061 billion as of March 31, 2011. The notes are fully and unconditionally guaranteed on a joint and several basis by EFCH and EFIH. The guarantee from EFIH is secured by EFIH’s pledge of 100% of the membership interests and other investments it owns in Oncor Holdings (such membership interests and other investments, the EFIH Collateral). The guarantee from EFCH is not secured. EFIH’s guarantee of the EFH Corp. 10% Notes is secured by the EFIH Collateral on an equal and ratable basis with the EFIH Notes and EFIH’s guarantee of the EFH Corp. 9.75% Notes.

The EFH Corp. 10% Notes were issued in private placements with registration rights. In March 2011, EFH Corp. completed an offer to exchange notes registered under the Securities Act that have substantially identical terms (other than transfer restrictions) for the EFH Corp. 10% Notes.

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EFH Corp. 10.875% Senior Notes and 11.25/12.00% Senior Toggle Notes (collectively, EFH Corp. Senior Notes) — These notes mature in November 2017, with interest payable in cash semi-annually in arrears on May 1 and November 1 at a fixed rate for the 10.875% Notes of 10.875% per annum and for the Toggle Notes a fixed rate of 11.250% per annum for cash interest and a fixed rate of 12.000% per annum for PIK Interest. For any interest period until November 1, 2012, EFH Corp. may elect to pay interest on the notes (i) entirely in cash; (ii) by increasing the principal amount of the notes or by issuing new EFH Corp. Toggle Notes (PIK Interest); or (iii) 50% in cash and 50% in PIK Interest. Once EFH Corp. makes a PIK election, the election is valid for each succeeding interest payment period until EFH Corp. revokes the election.

These notes had a total principal amount as of March 31, 2011 of $930 million (excluding $3.724 billion principal amount held by EFIH) and are fully and unconditionally guaranteed on a joint and several unsecured basis by EFCH and EFIH.

EFIH 10% Senior Secured Notes — These notes mature in December 2020, with interest payable in cash semi-annually in arrears on June 1 and December 1 at a fixed rate of 10% per annum, and had a total principal amount of $2.180 billion as of March 31, 2011. The EFIH 10% Notes are secured by the EFIH Collateral on an equal and ratable basis with the EFIH 9.75% Notes and EFIH’s guarantee of the EFH Corp. Senior Secured Notes.

Interest Rate Swap Transactions

As of March 31, 2011, TCEH has entered into interest rate swap transactions pursuant to which payment of the floating interest rates on an aggregate of $17.87 billion principal amount of senior secured term loans of TCEH were exchanged for interest payments at fixed rates of between 5.6% and 8.3% on debt maturing from 2012 to 2014. Swaps related to an aggregate $2.60 billion principal amount of debt expired or were terminated in the three months ended March 31, 2011, and swaps related to an aggregate $4.67 billion principal amount of debt (growing to $8.64 billion over time, primarily as existing swaps expire) were entered into in the three months ended March 31, 2011. Subsequent to the end of the quarter through April 27, 2011, TCEH entered into additional swaps related to an aggregate $781 million principal amount of debt (growing to $1.936 billion over time to October 2014, primarily as existing swaps expire).

As of March 31, 2011, TCEH has entered into interest rate basis swap transactions pursuant to which payments at floating interest rates of three-month LIBOR on an aggregate of $12.70 billion principal amount of senior secured term loans of TCEH were exchanged for floating interest rates of one-month LIBOR plus spreads ranging from 0.0625% to 0.1910%. In the three months ended March 31, 2011, interest rate basis swaps related to an aggregate $2.5 billion principal amount of TCEH senior secured term loans expired, and no additional basis swaps were entered into by TCEH.

The interest rate swap counterparties are proportionately secured by the same collateral package granted to the lenders under the TCEH Senior Secured Facilities. Changes in the fair value of such swaps are being reported in the income statement in interest expense and related charges, and such unrealized mark-to-market value changes totaled $142 million in net gains and $107 million in net losses in the three months ended March 31, 2011 and 2010, respectively. The cumulative unrealized mark-to-market net liability related to the swaps totaled $1.277 billion as of March 31, 2011, of which $94 million (pre-tax) was reported in accumulated other comprehensive income.

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7.	COMMITMENTS AND CONTINGENCIES

Guarantees

We have entered into contracts that contain guarantees to unaffiliated parties that could require performance or payment under certain conditions. Material guarantees are discussed below.

Disposed TXU Gas operations — In connection with the sale of TXU Gas in October 2004, EFH Corp. agreed to indemnify Atmos Energy Corporation (Atmos), until October 1, 2014, for up to $500 million for any liability related to assets retained by TXU Gas, including certain inactive gas plant sites not acquired by Atmos, and up to $1.4 billion for contingent liabilities associated with preclosing tax and employee related matters. The maximum aggregate amount under these indemnities that we may be required to pay is $1.9 billion. To date, we have not been required to make any payments to Atmos under any of these indemnity obligations, and no such payments are currently anticipated.

Residual value guarantees in operating leases — We are the lessee under various operating leases that guarantee the residual values of the leased assets. As of March 31, 2011, both the aggregate maximum amount of residual values guaranteed and the estimated residual recoveries totaled $13 million. These leased assets consist primarily of rail cars. The average life of the residual value guarantees under the lease portfolio is approximately 5 years.

See Note 6 above and Note 11 to Financial Statements in the 2010 Form 10-K for discussion of guarantees and security for certain of our indebtedness.

Letters of Credit

As of March 31, 2011, TCEH had outstanding letters of credit under its credit facilities totaling $887 million as follows:

•	$495 million to support risk management and trading margin requirements in the normal course of business, including over-the-counter hedging transactions and collateral postings with ERCOT;
•

$208 million to support floating rate pollution control revenue bond debt with an aggregate principal amount of $204 million (the letters of credit are available to fund the payment of such debt obligations and expire in 2014);

•	$73 million to support TCEH’s REP’s financial requirements with the PUCT, and
•	$111 million for miscellaneous credit support requirements.

Litigation Related to Generation Facilities

In November 2010, an administrative appeal challenging the decision of the TCEQ to renew and amend Oak Grove Management Company LLC’s (Oak Grove) (a wholly-owned subsidiary of TCEH) Texas Pollutant Discharge Elimination System (TPDES) permit related to water discharges was filed by Robertson County: Our Land, Our Lives and Roy Henrichson in the Travis County, Texas District Court. Plaintiffs seek a reversal of the TCEQ’s order and a remand back to the TCEQ for further proceedings. In addition to this administrative appeal, in November 2010, two other petitions were filed in Travis County, Texas District Court by Sustainable Energy and Economic Development Coalition and Paul and Lisa Rolke, respectively, who were non-parties to the administrative hearing before the State Office of Administrative Hearings, challenging the TCEQ’s decision to renew and amend Oak Grove’s TPDES permit and asking the District Court to remand the matter to the TCEQ for further proceedings. Although we cannot predict the outcome of these proceedings, we believe that the renewal and amendment of the Oak Grove TPDES permit are protective of the environment and that the application for and the processing of Oak Grove’s TPDES permit renewal and amendment by the TCEQ were in accordance with applicable law. There can be no assurance that the outcome of these matters would not result in an adverse impact on our financial condition, results of operations or liquidity.

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In September 2010, the Sierra Club filed a lawsuit in the US District Court for the Eastern District of Texas (Texarkana Division) against EFH Corp. and Luminant Generation Company LLC (a wholly-owned subsidiary of TCEH) for alleged violations of the Clean Air Act at Luminant’s Martin Lake generation facility. While we are unable to estimate any possible loss or predict the outcome of the litigation, we believe that the Sierra Club’s claims are without merit, and we intend to vigorously defend this litigation. In addition, in February 2010, the Sierra Club informed Luminant that it may sue Luminant, after the expiration of a 60-day waiting period, for allegedly violating federal Clean Air Act provisions in connection with Luminant’s Big Brown generation facility. Subsequently, in December 2010, Sierra Club informed Luminant that it may sue Luminant, after the expiration of a 60-day waiting period, for allegedly violating federal Clean Air Act provisions in connection with Luminant’s Monticello generation facility. We cannot predict whether the Sierra Club will actually file suit or the outcome of any resulting proceedings.

Regulatory Reviews

In June 2008, the EPA issued a request for information to TCEH under the EPA’s authority under Section 114 of the Clean Air Act. The stated purpose of the request is to obtain information necessary to determine compliance with the Clean Air Act, including New Source Review Standards and air permits issued by the TCEQ for the Big Brown, Monticello and Martin Lake generation facilities. Historically, as the EPA has pursued its New Source Review enforcement initiative, companies that have received a large and broad request under Section 114, such as the request received by TCEH, have in many instances subsequently received a notice of violation from the EPA, which has in some cases progressed to litigation or settlement. We are cooperating with the EPA and responding in good faith to the EPA’s request, but we are unable to predict the outcome of this matter.

Other Proceedings

In addition to the above, we are involved in various other legal and administrative proceedings in the normal course of business, the ultimate resolution of which, in the opinion of management, should not have a material effect on our financial condition, results of operations or liquidity.

8.	EQUITY

Dividend Restrictions

The indentures governing the EFH Corp. Senior Notes and EFH Corp. Senior Secured Notes include covenants that, among other things and subject to certain exceptions, restrict our ability to pay dividends or make other distributions in respect of our common stock. Accordingly, essentially all of our net income is restricted from being used to make distributions on our common stock unless such distributions are expressly permitted under these indentures and/or on a pro forma basis, after giving effect to such distribution, EFH Corp.’s consolidated leverage ratio is equal to or less than 7.0 to 1.0. For purposes of this calculation, “consolidated leverage ratio” is defined as the ratio of consolidated total debt (as defined in the indenture) to Adjusted EBITDA, in each case, consolidated with its subsidiaries other than Oncor Holdings and its subsidiaries. EFH Corp.’s consolidated leverage ratio was 8.8 to 1.0 as of March 31, 2011.

In addition, the indentures governing the EFIH Notes generally restrict EFIH from making any cash distribution to EFH Corp. for the ultimate purpose of making a cash dividend on our common stock unless at the time, and after giving effect to such dividend, EFIH’s consolidated leverage ratio is equal to or less than 6.0 to 1.0. Under the indentures governing the EFIH Notes, the term “consolidated leverage ratio” is defined as the ratio of EFIH’s consolidated total debt (as defined in the indentures) to EFIH’s Adjusted EBITDA on a consolidated basis (including Oncor’s Adjusted EBITDA). EFIH’s consolidated leverage ratio was 5.4 to 1.0 as of March 31, 2011.

The TCEH Senior Secured Facilities generally restrict TCEH from making any cash distribution to any of its parent companies for the ultimate purpose of making a cash dividend on our common stock unless at the time, and after giving effect to such dividend, its consolidated total debt (as defined in the TCEH Senior Secured Facilities) to Adjusted EBITDA would be equal to or less than 6.5 to 1.0. As of March 31, 2011, that ratio was 8.1 to 1.0.

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In addition, the TCEH Senior Secured Facilities and indentures governing the TCEH Senior Notes, TCEH Senior Secured Notes and TCEH Senior Secured Second Lien Notes generally restrict TCEH’s ability to make distributions or loans to any of its parent companies, EFCH and EFH Corp., unless such distributions or loans are expressly permitted under the TCEH Senior Secured Facilities and the indentures governing such notes. See discussion in Note 6 regarding amendments to the TCEH Senior Secured Facilities affecting intercompany loans from TCEH to EFH Corp.

In addition, under applicable law, we would be prohibited from paying any dividend to the extent that immediately following payment of such dividend, there would be no statutory surplus or we would be insolvent.

EFH Corp. has not declared or paid any dividends since the Merger.

Distributions from Oncor — Oncor’s distributions to us totaled $16 million and $30 million in the three months ended March 31, 2011 and 2010, respectively. Until December 31, 2012, distributions paid by Oncor to its members are limited to an amount not to exceed Oncor’s net income determined in accordance with US GAAP, subject to certain defined adjustments. Such adjustments include deducting the $72 million ($46 million after-tax) one-time refund to customers in September 2008, net accretion of fair value adjustments resulting from purchase accounting and funds spent as part of the $100 million commitment for additional demand-side management or other energy efficiency initiatives of which $52 million ($34 million after tax) has been spent through March 31, 2011, and removing the effects of the $860 million goodwill impairment charge from fourth quarter 2008 net income available for distribution. As of March 31, 2011, $177 million was available for distribution to Oncor’s members under the cumulative net income restriction, of which approximately 80% relates to EFH Corp.’s ownership interest in Oncor.

Oncor’s distributions are further limited by an agreement with the PUCT that its regulatory capital structure, as determined by the PUCT, will be at or below the assumed debt-to-equity ratio established periodically by the PUCT for ratemaking purposes, which is currently set at 60% debt to 40% equity. As of March 31, 2011, the regulatory capitalization ratio was 59.4% debt and 40.6% equity. The PUCT has the authority to determine what types of debt and equity are included in a utility’s debt-to-equity ratio. For purposes of this ratio, debt is calculated as long-term debt plus unamortized gains on reacquired debt less unamortized issuance expenses, premiums and losses on reacquired debt. The debt calculation excludes transition bonds issued by Oncor Electric Delivery Transition Bond Company. Equity is calculated as membership interests determined in accordance with US GAAP, excluding the effects of accounting for the Merger (which included recording the initial goodwill and fair value adjustments and the subsequent related impairments and amortization). As of March 31, 2011, $83 million was available for distribution under the capital structure restriction, of which approximately 80% relates to our ownership interest in Oncor.

Noncontrolling Interests

As discussed in Note 3, EFH Corp. consolidates a joint venture formed for the purpose of developing two new nuclear generation units, which results in a noncontrolling interests component of equity. Net loss attributable to the noncontrolling interests was immaterial for the three months ended March 31, 2011 and 2010.

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Equity

The following table presents the changes to equity during the three months ended March 31, 2011.

	EFH Corp. Shareholders’ Equity
	Common Stock (a)	Additional Paid-in Capital	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interests	Total Equity
Balance as of December 31, 2010	$2	$7,937	$(13,666)	$(263)	$79	$(5,911)
Net income (loss)	—	—	(362)	—	—	(362)
Change in unrecognized gains related to pension and OPEB costs	—	—	—	5	—	5
Net effects of cash flow hedges	—	—	—	7	—	7
Investment by noncontrolling interests	—	—	—	—	6	6

Balance as of March 31, 2011	$2	$7,937	$(14,028)	$(251)	$85	$(6,255)

(a)	Authorized shares totaled 2,000,000,000 as of March 31, 2011. Outstanding shares totaled 1,672,312,118 and 1,671,812,118 as of March 31, 2011 and December 31, 2010, respectively.

The following table presents the changes to equity during the three months ended March 31, 2010.

	EFH Corp. Shareholders’ Equity
	Common Stock (a)	Additional Paid-in Capital	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interests	Total Equity
Balance as of December 31, 2009	$2	$7,914	$(10,854)	$(309)	$1,411	$(1,836)
Net income	—	—	355	—	—	355
Effects of EFH Corp. stock-based incentive compensation plans	—	10	—	—	—	10
Change in unrecognized gains related to pension and OPEB costs	—	—	—	4	—	4
Net effects of cash flow hedges	—	—	—	19	—	19
Effects of deconsolidation of Oncor Holdings	—	—	—	—	(1,363)	(1,363)
Investment by noncontrolling interests	—	—	—	—	6	6

Balance as of March 31, 2010	$2	$7,924	$(10,499)	$(286)	$54	$(2,805)

(a)	Authorized shares totaled 2,000,000,000 as of March 31, 2010. Outstanding shares totaled 1,668,630,992 and 1,668,065,133 as of March 31, 2010 and December 31, 2009, respectively.

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9.	FAIR VALUE MEASUREMENTS

Accounting standards related to the determination of fair value define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. We use a “mid-market” valuation convention (the mid-point price between bid and ask prices) as a practical expedient to measure fair value for the majority of our assets and liabilities subject to fair value measurement on a recurring basis. We primarily use the market approach for recurring fair value measurements and use valuation techniques to maximize the use of observable inputs and minimize the use of unobservable inputs.

We categorize our assets and liabilities recorded at fair value based upon the following fair value hierarchy:

•

Level 1 valuations use quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date. An active market is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis. Our Level 1 assets and liabilities include exchange traded commodity contracts. For example, a significant number of our derivatives are NYMEX futures and swaps transacted through clearing brokers for which prices are actively quoted.

•

Level 2 valuations use inputs, in the absence of actively quoted market prices, that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include: (a) quoted prices for similar assets or liabilities in active markets, (b) quoted prices for identical or similar assets or liabilities in markets that are not active, (c) inputs other than quoted prices that are observable for the asset or liability such as interest rates and yield curves observable at commonly quoted intervals and (d) inputs that are derived principally from or corroborated by observable market data by correlation or other means. Our Level 2 valuations utilize over-the-counter broker quotes, quoted prices for similar assets or liabilities that are corroborated by correlations or other mathematical means and other valuation inputs. For example, our Level 2 assets and liabilities include forward commodity positions at locations for which over-the-counter broker quotes are available.

•

Level 3 valuations use unobservable inputs for the asset or liability. Unobservable inputs are used to the extent observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date. We use the most meaningful information available from the market combined with internally developed valuation methodologies to develop our best estimate of fair value. For example, our Level 3 assets and liabilities include certain derivatives whose values are derived from pricing models that utilize multiple inputs to the valuations, including inputs that are not observable or easily corroborated through other means.

We utilize several different valuation techniques to measure the fair value of assets and liabilities, relying primarily on the market approach of using prices and other market information for identical and/or comparable assets and liabilities for those items that are measured on a recurring basis. These methods include, among others, the use of broker quotes and statistical relationships between different price curves.

In utilizing broker quotes, we attempt to obtain multiple quotes from brokers that are active in the commodity markets in which we participate (and require at least one quote from two brokers to determine a pricing input as observable); however, not all pricing inputs are quoted by brokers. The number of broker quotes received for certain pricing inputs varies depending on the depth of the trading market, each individual broker’s publication policy, recent trading volume trends and various other factors. In addition, for valuation of interest rate swaps, we use a combination of dealer provided market valuations (generally non-binding) and Bloomberg valuations based on month-end interest rate curves and standard rate swap valuation models.

Certain derivatives and financial instruments are valued utilizing option pricing models that take into consideration multiple inputs including commodity prices, volatility factors, discount rates and other inputs. Additionally, when there is not a sufficient amount of observable market data, valuation models are developed that incorporate proprietary views of market factors. Those valuation models are generally used in developing long-term forward price curves for certain commodities. We believe the development of such curves is consistent with industry practice; however, the fair value measurements resulting from such curves are classified as Level 3.

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With respect to amounts presented in the following fair value hierarchy tables, the fair value measurement of an asset or liability (e.g., a contract) is required to fall in its entirety in one level, based on the lowest level input that is significant to the fair value measurement. Certain assets and liabilities would be classified in Level 2 instead of Level 3 of the hierarchy except for the effects of credit reserves and non-performance risk adjustments, respectively. Assessing the significance of a particular input to the fair value measurement in its entirety requires judgment, considering factors specific to the asset or liability being measured.

As of March 31, 2011, assets and liabilities measured at fair value on a recurring basis consisted of the following:

	Level 1	Level 2	Level 3 (a)	Reclassification (b)	Total
Assets:
Commodity contracts	$570	$3,472	$64	$12	$4,118
Interest rate swaps	—	110	—	—	110
Nuclear decommissioning trust – equity securities (c)	207	129	—	—	336
Nuclear decommissioning trust – debt securities (c)	—	224	—	—	224

Total assets	$777	$3,935	$64	$12	$4,788

Liabilities:
Commodity contracts	$653	$611	$60	$12	$1,336
Interest rate swaps	—	1,413	—	—	1,413

Total liabilities	$653	$2,024	$60	$12	$2,749

(a)	Level 3 assets and liabilities consist primarily of a complex wind generation purchase contract and certain power transactions valued at illiquid pricing locations as discussed below.
(b)	Represents the effects of reclassification of the assets and liabilities to conform to the balance sheet presentation of current and long-term assets and liabilities.
(c)	The nuclear decommissioning trust investment is included in the other investments line on the balance sheet. See Note 15.

As of December 31, 2010, assets and liabilities measured at fair value on a recurring basis consisted of the following:

	Level 1	Level 2	Level 3 (a)	Reclassification (b)	Total
Assets:
Commodity contracts	$727	$3,575	$401	$2	$4,705
Interest rate swaps	—	98	—	—	98
Nuclear decommissioning trust – equity securities (c)	192	121	—	—	313
Nuclear decommissioning trust – debt securities (c)	—	223	—	—	223

Total assets	$919	$4,017	$401	$2	$5,339

Liabilities:
Commodity contracts	$875	$672	$59	$2	$1,608
Interest rate swaps	—	1,544	—	—	1,544

Total liabilities	$875	$2,216	$59	$2	$3,152

(a)

Level 3 assets and liabilities consist primarily of a complex wind generation purchase contract, certain natural gas positions (collars) in the long-term hedging program and certain power transactions valued at illiquid pricing locations as discussed below.

(b)	Represents the effects of reclassification of the assets and liabilities to conform to the balance sheet presentation of current and long-term assets and liabilities.
(c)	The nuclear decommissioning trust investment is included in the other investments line on the balance sheet. See Note 15.

In conjunction with ERCOT’s transition to a nodal wholesale market structure effective December 2010, we have entered (and expect to increasingly enter) into certain derivative transactions that are valued at illiquid pricing locations (unobservable inputs), thus requiring classification as Level 3 assets or liabilities. As the nodal market matures and more transactions and pricing information becomes available for these pricing locations, we expect more of the valuation inputs to become observable.

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Commodity contracts consist primarily of natural gas, electricity, fuel oil and coal derivative instruments entered into for hedging purposes and include physical contracts that have not been designated “normal” purchases or sales. See Note 11 for further discussion regarding the company’s use of derivative instruments.

Interest rate swaps include variable-to-fixed rate swap instruments that are economic hedges of interest on long-term debt as well as interest rate basis swaps designed to effectively reduce the hedged borrowing costs. See Note 6 for discussion of interest rate swaps.

Nuclear decommissioning trust assets represent securities held for the purpose of funding the future retirement and decommissioning of the nuclear generation units. These investments include equity, debt and other fixed-income securities consistent with investment rules established by the NRC and the PUCT.

There were no significant transfers between Level 1 and Level 2 of the fair value hierarchy for the three months ended March 31, 2011 or 2010. See the table below for discussion of transfers between Level 2 and Level 3.

The following table presents the changes in fair value of the Level 3 assets and liabilities (all related to commodity contracts) for the three months ended March 31, 2011 and 2010:

	Three Months Ended March 31,
	2011	2010
Balance as of beginning of period	$342	$81
Total realized and unrealized gains (losses) included in net income (loss) (a)	(18)	51
Purchases, issuances and settlements (b):
Purchases	10	39
Issuances	(1)	(30)
Settlements	16	9
Transfers into Level 3 (c)	—	—
Transfers out of Level 3 (c)	(345)	6

Balance as of end of period	$4	$156

Net change in unrealized gains (losses) included in net income relating to instruments held at end of period	$7	$54

(a)	Substantially all changes in values of commodity contracts are reported in the income statement in net gain (loss) from commodity hedging and trading activities.
(b)	Settlements represent reversals of unrealized mark-to-market valuations of these positions previously recognized in net income. Purchases and issuances reflect option premiums paid or received.
(c)

Includes transfers due to changes in the observability of significant inputs. Transfers in and out occur at the end of each quarter, which is when the assessments are performed. Significant transfers out occurred during the three months ended March 31, 2011 for natural gas collars for 2014; these derivatives are now categorized as Level 2 due to an increase in option market trading activity in forward periods.

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10.	FAIR VALUE OF NONDERIVATIVE FINANCIAL INSTRUMENTS

The carrying amounts and related estimated fair values of significant nonderivative financial instruments as of March 31, 2011 and December 31, 2010 were as follows:

	March 31, 2011		December 31, 2010
	Carrying Amount	Fair Value (a)	Carrying Amount	Fair Value (a)
On balance sheet liabilities:
Long-term debt (including current maturities) (b)	$34,757	$28,616	$34,815	$26,594

Off balance sheet liabilities:
Financial guarantees	$—	$7	$—	$9

(a)	Fair value determined in accordance with accounting standards related to the determination of fair value.
(b)	Excludes capital leases.

See Notes 9 and 11 for discussion of accounting for financial instruments that are derivatives.

11.	COMMODITY AND OTHER DERIVATIVE CONTRACTUAL ASSETS AND LIABILITIES

Strategic Use of Derivatives

We enter into physical and financial derivative instruments, such as options, swaps, futures and forward contracts, primarily to manage commodity price risk and interest rate risk exposure. Our principal activities involving derivatives consist of a long-term commodity hedging program and the hedging of interest costs on our long-term debt. See Note 9 for a discussion of the fair value of all derivatives.

Long-Term Hedging Program — TCEH has a long-term hedging program designed to reduce exposure to changes in future electricity prices due to changes in the price of natural gas, thereby hedging future revenues from electricity sales and related cash flows. In ERCOT, the wholesale price of electricity is largely correlated to the price of natural gas. Under the program, TCEH has entered into market transactions involving natural gas-related financial instruments and has sold forward natural gas through 2014. These transactions are intended to hedge a majority of electricity price exposure related to expected baseload generation for this period. Changes in the fair value of the instruments under the long-term hedging program are reported in the income statement in net gain (loss) from commodity hedging and trading activities.

Interest Rate Swap Transactions — Interest rate swap agreements are used to reduce exposure to interest rate changes by converting floating-rate debt to fixed rates, thereby hedging future interest costs and related cash flows. Interest rate basis swaps are used to effectively reduce the hedged borrowing costs. Changes in the fair value of the swaps are recorded as unrealized gains and losses in interest expense and related charges. See Note 6 for additional information about interest rate swap agreements.

Other Commodity Hedging and Trading Activity — In addition to the long-term hedging program, TCEH enters into derivatives, including electricity, natural gas, fuel oil and coal instruments, generally for shorter-term hedging purposes. To a limited extent, TCEH also enters into derivative transactions for proprietary trading purposes, principally in natural gas and electricity markets.

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Financial Statement Effects of Derivatives

Substantially all commodity and other derivative contractual assets and liabilities arise from mark-to-market accounting consistent with accounting standards related to derivative instruments and hedging activities. The following tables provide detail of commodity and other derivative contractual assets and liabilities (with the column totals representing the net positions of the contracts) as reported in the balance sheets as of March 31, 2011 and December 31, 2010:

March 31, 2011
	Derivative assets		Derivative liabilities
	Commodity contracts	Interest rate swaps	Commodity contracts	Interest rate swaps	Total

Current assets	$2,388	$83	$3	$—	$2,474
Noncurrent assets	1,726	27	1	—	1,754
Current liabilities	(3)	—	(1,247)	(750)	(2,000)
Noncurrent liabilities	(5)	—	(81)	(663)	(749)

Net assets (liabilities)	$4,106	$110	$(1,324)	$(1,413)	$1,479

December 31, 2010
	Derivative assets		Derivative liabilities
	Commodity contracts	Interest rate swaps	Commodity contracts	Interest rate swaps	Total

Current assets	$2,637	$95	$—	$—	$2,732
Noncurrent assets	2,068	3	—	—	2,071
Current liabilities	(2)	—	(1,542)	(739)	(2,283)
Noncurrent liabilities	—	—	(64)	(805)	(869)

Net assets (liabilities)	$4,703	$98	$(1,606)	$(1,544)	$1,651

As of March 31, 2011 and December 31, 2010, there were no derivative positions accounted for as cash flow or fair value hedges.

Margin deposits that contractually offset these derivative instruments are reported separately in the balance sheet and totaled $561 million and $479 million in net liabilities as of March 31, 2011 and December 31, 2010, respectively. Reported amounts as presented in the above table do not reflect netting of assets and liabilities with the same counterparties under existing netting arrangements. This presentation can result in significant volatility in derivative assets and liabilities because we may enter into offsetting positions with the same counterparties, resulting in both assets and liabilities, and the underlying commodity prices can change significantly from period to period.

The following table presents the pre-tax effect on net income of derivatives not under hedge accounting, including realized and unrealized effects:

	Three Months Ended March 31,
Derivative (Income statement presentation)	2011	2010

Commodity contracts (Net gain (loss) from commodity hedging and trading activities)	$(18)	$1,203
Interest rate swaps (Interest expense and related charges)	(19)	(276)

Net gain (loss)	$(37)	$927

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The following table presents the pre-tax effect on net income and other comprehensive income (OCI) of derivative instruments previously accounted for as cash flow hedges:

	Amount of loss recognized in OCI (effective portion)		Income statement presentation of loss reclassified from accumulated OCI into income (effective portion)	Three Months Ended March 31,
	Three Months Ended March 31,
Derivative	2011	2010		2011	2010

Interest rate swaps	$—	$—	Interest expense and related charges	$(10)	$(29)
			Depreciation and amortization	(1)	—

Commodity contracts	—	—	Fuel, purchased power costs and delivery fees	—	—

			Operating revenues	—	—

Total	$—	$—		$(11)	$(29)

There were no transactions designated as cash flow hedges during the three months ended March 31, 2011 and 2010.

Accumulated other comprehensive income related to cash flow hedges as of March 31, 2011 and December 31, 2010 totaled $62 million and $69 million in net losses (after-tax), respectively, substantially all of which relates to interest rate swaps. We expect that $15 million of net losses (after-tax) related to cash flow hedges included in accumulated other comprehensive income as of March 31, 2011 will be reclassified into net income during the next twelve months as the related hedged transactions affect net income.

Derivative Volumes — The following table presents the gross notional amounts of derivative volumes as of March 31, 2011 and December 31, 2010:

	March 31, 2011	December 31, 2010
Derivative type	Notional Volume		Unit of Measure

Interest rate swaps:
Floating/fixed	$19,573	$17,500	Million US dollars
Basis	$12,700	$15,200	Million US dollars
Natural gas:
Long-term hedge forward sales and purchases (a)	2,434	2,681	Million MMBtu
Locational basis swaps	1,099	1,092	Million MMBtu
All other	803	887	Million MMBtu
Electricity	143,908	143,776	GWh
Congestion Revenue Rights (b)	12,523	15,782	GWh
Coal	6	6	Million tons
Fuel oil	95	109	Million gallons

(a)

Represents gross notional forward sales, purchases and options of fixed and basis (price point) transactions in the long-term hedging program. The net amount of these transactions, excluding basis transactions, was 1.0 billion MMBtu as of March 31, 2011 and December 31, 2010.

(b)	Represents gross forward purchases associated with instruments used to hedge price differences between settlement points in the new nodal wholesale market design implemented by ERCOT.

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Credit Risk-Related Contingent Features of Derivatives

The agreements that govern our derivative instrument transactions may contain certain credit risk-related contingent features that could trigger liquidity requirements in the form of cash collateral, letters of credit or some other form of credit enhancement. Certain of those agreements require the posting of collateral if our credit rating is downgraded by one or more credit rating agency; however, due to our credit ratings being below investment grade, substantially all of such collateral posting requirements are already effective.

As of March 31, 2011 and December 31, 2010, the fair value of liabilities related to derivative instruments under agreements with credit risk-related contingent features that were not fully cash collateralized totaled $423 million and $408 million, respectively. The liquidity exposure associated with these liabilities was reduced by cash and letter of credit postings with the counterparties totaling $88 million and $65 million as of March 31, 2011 and December 31, 2010, respectively. If all the credit risk-related contingent features related to these derivatives had been triggered, including cross default provisions, as of March 31, 2011 and December 31, 2010, the remaining related liquidity requirement would have totaled $13 million and $18 million, respectively, after reduction for net accounts receivable and derivative assets under netting arrangements.

In addition, certain derivative agreements that are collateralized primarily with asset liens include indebtedness cross-default provisions that could result in the settlement of such contracts if there were a failure under other financing arrangements to meet payment terms or to comply with other covenants that could result in the acceleration of such indebtedness. As of March 31, 2011 and December 31, 2010, the fair value of derivative liabilities subject to such cross-default provisions, largely related to interest rate swaps, totaled $1.636 billion and $1.865 billion, respectively (before consideration of the amount of assets under the liens). No cash collateral or letters of credit were posted with these counterparties as of March 31, 2011 and December 31, 2010 to reduce the liquidity exposure. If all the credit risk-related contingent features related to these derivatives, including amounts related to cross-default provisions, had been triggered as of March 31, 2011 and December 31, 2010, the remaining related liquidity requirement would have totaled $519 million and $674 million, respectively, after reduction for derivative assets under netting arrangements (before consideration of the amount of assets under the liens). See Note 6 for a description of other obligations that are supported by asset liens.

As discussed immediately above, the aggregate fair values of liabilities under derivative agreements with credit risk-related contingent features, including cross-default provisions, totaled $2.059 billion and $2.273 billion as of March 31, 2011 and December 31, 2010, respectively. This amount is before consideration of cash and letter of credit collateral posted, net accounts receivable and derivative assets under netting arrangements and assets under related liens.

Some commodity derivative contracts contain credit risk-related contingent features that do not provide for specific amounts to be posted if the features are triggered. These provisions include material adverse change, performance assurance, and other clauses that generally provide counterparties with the right to request additional credit enhancements. The amounts disclosed above exclude credit risk-related contingent features that do not provide for specific amounts or exposure calculations.

Concentrations of Credit Risk Related to Derivatives

TCEH has significant concentrations of credit risk with the counterparties to its derivative contracts. As of March 31, 2011, total credit risk exposure to all counterparties related to derivative contracts totaled $4.3 billion (including associated accounts receivable). The net exposure to those counterparties totaled $1.4 billion as of March 31, 2011 after taking into effect master netting arrangements, setoff provisions and collateral. The net exposure, assuming setoff provisions in the event of default across all EFH Corp. consolidated subsidiaries, totaled $1.3 billion. As of March 31, 2011, the credit risk exposure to the banking and financial sector represented 95% of the total credit risk exposure, a significant amount of which is related to the long-term hedging program, and the largest net exposure to a single counterparty totaled $559 million. Exposure to the banking and financial sector counterparties is considered to be within an acceptable level of risk tolerance because a significant majority of this exposure is with counterparties with credit ratings of “A” or better. However, this concentration increases the risk that a default by any of these counterparties would have a material adverse effect on our financial condition, results of operations and liquidity.

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The transactions with these counterparties contain certain provisions that would require the counterparties to post collateral in the event of a material downgrade in their credit rating. We maintain credit risk policies with regard to our counterparties to minimize overall credit risk. These policies specify authorized risk mitigation tools including, but not limited to, use of standardized master netting contracts and agreements that allow for netting of positive and negative exposures associated with a single counterparty. Credit enhancements such as parent guarantees, letters of credit, surety bonds, liens on assets and margin deposits are also utilized. Prospective material adverse changes in the payment history or financial condition of a counterparty or downgrade of its credit quality result in the reassessment of the credit limit with that counterparty. The process can result in the subsequent reduction of the credit limit or a request for additional financial assurances. An event of default by one or more counterparties could subsequently result in termination-related settlement payments that reduce available liquidity if amounts are owed to the counterparties related to the derivative contracts or delays in receipts of expected settlements if the counterparties owe amounts to us.

12.	PENSION AND OTHER POSTRETIREMENT EMPLOYEE BENEFITS (OPEB) COSTS

Net pension and OPEB costs for the three months ended March 31, 2011 and 2010 are comprised of the following:

	Three Months Ended March 31,
	2011	2010
Components of net pension costs:
Service cost	$11	$11
Interest cost	41	39
Expected return on assets	(39)	(40)
Amortization of net loss	22	13

Net pension costs	35	23

Components of net OPEB costs:
Service cost	3	3
Interest cost	16	15
Expected return on assets	(3)	(3)
Amortization of net loss	7	5

Net OPEB costs	23	20

Total net pension and OPEB costs	58	43
Less amounts expensed by Oncor (and not consolidated)	(9)	(9)
Less amounts deferred principally as a regulatory asset or property by Oncor	(33)	(22)

Net amounts recognized as expense by EFH Corp. and consolidated subsidiaries	$16	$12

The discount rates reflected in net pension and OPEB costs in 2011 are 5.50% and 5.55%, respectively. The expected rates of return on pension and OPEB plan assets reflected in the 2011 cost amounts are 7.7% and 7.1%, respectively.

We made cash contributions related to our pension and OPEB plans totaling $14 million and $6 million, respectively, in the first quarter of 2011, of which $18 million was contributed by Oncor. We expect to make additional contributions of $161 million and $19 million, respectively, in the remainder of 2011, of which $173 million is expected to be contributed by Oncor.

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13.	RELATED PARTY TRANSACTIONS

The following represent our significant related-party transactions.

•

We incur an annual management fee under the terms of a management agreement with the Sponsor Group for which we accrued $9 million for both the three months ended March 31, 2011 and 2010. The fee is reported as SG&A expense.

•

In 2007, TCEH entered into the TCEH Senior Secured Facilities with syndicates of financial institutions and other lenders. These syndicates included affiliates of GS Capital Partners, which is a member of the Sponsor Group. Affiliates of each member of the Sponsor Group have from time to time engaged in commercial banking transactions with us and/or provided financial advisory services to us, in each case in the normal course of business, and participated on terms similar to nonaffiliated lenders in the April 2011 amendment and extension of the TCEH Senior Secured Facilities discussed in Note 6.

•

Goldman, Sachs & Co. (Goldman), an affiliate of GS Capital Partners, acted as a joint lead arranger and joint book-runner in the April 2011 amendment and extension of the TCEH Senior Secured Facilities discussed in Note 6 and received fees totaling $17 million. Goldman also acted as a joint book-running manager and initial purchaser in the issuance of $1.750 billion principal amount of TCEH 11.5% Notes as part of the April 2011 amendment and extension and received fees totaling $9 million. Affiliates of KKR and TPG Capital, L.P. served as advisors to these transactions and each received $5 million as compensation for their services. Goldman acted as an initial purchaser in the issuance of $500 million principal amount of EFH Corp. 10% Notes in January 2010 for which it received fees totaling $3 million.

•	Affiliates of GS Capital Partners are parties to certain commodity and interest rate hedging transactions with us in the normal course of business.

•	Affiliates of the Sponsor Group have, and in the future may, sell or acquire debt or debt securities issued by us in open market transactions or through loan syndications.

•

TCEH’s retail operations incur electricity delivery fees charged by Oncor, which totaled $239 million and $264 million for the three months ended March 31, 2011 and 2010, respectively. The fees are based on rates regulated by the PUCT that apply to all REPs. The balance sheet as of March 31, 2011 and December 31, 2010 reflects amounts due currently to Oncor totaling $138 million and $143 million, respectively (included in payables due to unconsolidated subsidiary), primarily related to these electricity delivery fees.

•

Oncor’s bankruptcy-remote financing subsidiary has issued securitization bonds to recover generation-related regulatory assets through a transition surcharge to its customers. Oncor’s incremental income taxes related to the transition surcharges it collects are being reimbursed by TCEH. Therefore, the balance sheet reflects a noninterest bearing note payable to Oncor of $208 million ($39 million current portion included in payables due to unconsolidated subsidiary) and $217 million ($39 million current portion included in payables due to unconsolidated subsidiary) as of March 31, 2011 and December 31, 2010, respectively. TCEH’s payments on the note totaled $9 million for both the three months ended March 31, 2011 and 2010.

•

TCEH reimburses Oncor for interest expense on Oncor’s bankruptcy-remote financing subsidiary’s securitization bonds. This interest expense, which is paid on a monthly basis, totaled $8 million and $10 million for the three months ended March 31, 2011 and 2010, respectively.

•

A subsidiary of EFH Corp. charges Oncor for financial and other administrative services at cost, which totaled $8 million and $7 million for the three months ended March 31, 2011 and 2010, respectively.

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•

Under Texas regulatory provisions, the trust fund for decommissioning the Comanche Peak nuclear generation facility, reported in other investments on the balance sheet, is funded by a delivery fee surcharge billed to REPs by Oncor and remitted monthly to TCEH (totaling $4 million for each of the three months ended March 31, 2011 and 2010), with the intent that the trust fund assets will be sufficient to fund the decommissioning liability, reported in noncurrent liabilities on the balance sheet. Income and expenses associated with the trust fund and the decommissioning liability incurred by us are offset by a net change in the intercompany receivable/payable with Oncor, which in turn results in a change in Oncor’s net regulatory asset/liability. As of March 31, 2011 and December 31, 2010, the excess of the trust fund balance over the decommissioning liability resulted in a payable to Oncor totaling $225 million and $206 million, respectively, included in noncurrent liabilities due to unconsolidated subsidiary in the balance sheet.

•

We file a consolidated federal income tax return; however, Oncor Holdings’ federal income tax and Texas margin tax expense and related balance sheet amounts, including income taxes payable to or receivable from EFH Corp., are recorded as if Oncor Holdings files its own income tax return. As of March 31, 2011 and December 31, 2010, the amount due to Oncor Holdings totaled $92 million (including $25 million noncurrent portion expected to be collected in 2012) and $72 million, respectively, and is included in payables due to unconsolidated subsidiary. There were no income tax payments from Oncor in the three months ended March 31, 2011 or 2010.

•

Certain transmission and distribution utilities in Texas have tariffs in place to assure adequate credit worthiness of any REP to support the REP’s obligation to collect securitization bond-related (transition) charges on behalf of the utility. Under these tariffs, as a result of TCEH’s credit rating being below investment grade, TCEH is required to post collateral support in an amount equal to estimated transition charges over specified time periods. Accordingly, as of both March 31, 2011 and December 31, 2010, TCEH had posted letters of credit in the amount of $14 million for the benefit of Oncor.

•

EFH Corp. and Oncor are jointly and severally liable for the funding of the EFH Corp. pension plan and a portion of the OPEB plan obligations. EFH Corp. is liable for the majority of the OPEB plan obligations. Oncor has contractually agreed to reimburse EFH Corp. with respect to certain pension plan and OPEB liabilities. Accordingly, as of March 31, 2011 and December 31, 2010, the balance sheet of EFH Corp. reflects such unfunded liabilities and a corresponding receivable from Oncor in the amount of $1.460 billion and $1.463 billion, respectively, classified as noncurrent, which represents the portion of the obligations recoverable by Oncor under regulatory rate-setting provisions and reported by Oncor in its balance sheet.

•

Oncor and Texas Holdings agreed to the terms of a stipulation with major interested parties to resolve all outstanding issues in the PUCT review related to the Merger. As part of this stipulation, TCEH would be required to post a letter of credit in an amount equal to $170 million to secure its payment obligations to Oncor in the event, which has not occurred, two or more rating agencies downgrade Oncor’s credit ratings below investment grade.

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14.	SEGMENT INFORMATION

Our operations are aligned into two reportable business segments: Competitive Electric and Regulated Delivery. The segments are managed separately because they are strategic business units that offer different products or services and involve different risks.

The Competitive Electric segment is engaged in competitive market activities consisting of electricity generation, wholesale energy sales and purchases, commodity risk management and trading activities, and retail electricity sales to residential and business customers, all largely in Texas. These activities are conducted by TCEH.

The Regulated Delivery segment is engaged in regulated electricity transmission and distribution operations in Texas. These activities are conducted by Oncor, including its wholly owned bankruptcy-remote financing subsidiary. See Note 3 for discussion of the reporting of Oncor Holdings and, accordingly, the Regulated Delivery segment, as an equity method investment.

Corporate and Other represents the remaining nonsegment operations consisting primarily of general corporate expenses and interest on EFH Corp. (parent entity), EFIH and EFCH debt.

The accounting policies of the business segments are the same as those described in the summary of significant accounting policies in Note 1 above and in Note 1 to Financial Statements in the 2010 Form 10-K. We evaluate performance based on income from continuing operations. We account for intersegment sales and transfers as if the sales or transfers were to third parties, that is, at current market prices.

	Three Months Ended March 31,
	2011	2010

Operating revenues (all Competitive Electric)	$1,672	$1,999

Equity in earnings of unconsolidated subsidiaries (net of tax):
Regulated Delivery (net of minority interest of $13 and $16)	$50	$63

Net income (loss):
Competitive Electric	$(320)	$431
Regulated Delivery	50	63
Corporate and Other	(92)	(139)

Consolidated	$(362)	$355

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15.	SUPPLEMENTARY FINANCIAL INFORMATION

Stock-Based Compensation

In December 2010, in consideration of the desire to enhance retention incentives, EFH Corp. offered employee grantees of all stock options (excluding named executive officers and a limited number of other employees) the right to exchange their vested and unvested options for restricted stock units payable in shares (at a ratio of two options for each stock unit). The restricted stock units vest as common shares of EFH Corp. in September 2014. The exchange offer closed in late February 2011, and substantially all eligible employees accepted the offer, which resulted in the issuance of 9.4 million restricted stock units in exchange for 16.1 million Time-Based Options (including 5.2 million that were vested) and 2.8 million Performance-Based Options (including 2.0 million that were vested). In addition, 0.4 million restricted stock units were issued as compensation to management employees and directors in the three months ended March 31, 2011.

In addition, 0.4 million and 0.2 million shares of common stock were awarded as compensation in the three months ended March 31, 2011 and 2010, respectively, to board members. Of the restricted stock units payable in cash previously granted to certain management employees, 0.6 million vested in the three months ended March 31, 2010.

Expenses recognized for restricted stock units payable in shares totaled $0.6 million for the three months ended March 31, 2011. Expenses recognized for options granted totaled $1.1 million and $7 million for the three months ended March 31, 2011 and 2010, respectively. Expenses recognized for deferred shares and other common stock awarded as compensation totaled $1.8 million and $2 million for the three months ended March 31, 2011 and 2010, respectively. In addition, as a result of the decline in value of EFH Corp. shares, in the three months ended March 31, 2011, a credit of $3.5 million was recorded related to restricted stock units payable in cash.

Other Income and Deductions

	Three Months Ended March 31,
	2011	2010
Other income:
Settlement of counterparty bankruptcy claims (a) (b)	$21	$—
Property damage claim (a)	7	—
Franchise tax refund (a)	6	—
Office space rental income (c)	3	3
Debt extinguishment gains (Note 6) (c)	—	14
Gain on sale of interest in natural gas gathering pipeline business (a)	—	7
Sales tax refund (a)	—	5
Other	4	4

Total other income	$41	$33

Other deductions:
Ongoing pension and OPEB expense related to discontinued businesses (c)	$2	$3
Net charges related to cancelled development of generation facilities (a)	1	1
Severance charges	—	2
Other	1	5

Total other deductions	$4	$11

(a)	Reported in Competitive Electric segment.
(b)

Represents net cash received as a result of the settlement of bankruptcy claims against a hedging/trading counterparty. A reserve of $26 million was established in 2008 related to amounts then due from the counterparty.

(c)	Reported in Corporate and Other.

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Interest Expense and Related Charges

	Three Months Ended March 31,
	2011	2010
Interest paid/accrued (including net amounts settled/accrued under interest rate swaps)	$684	$658
Accrued interest to be paid with additional toggle notes	57	139
Unrealized mark-to-market net (gain) loss on interest rate swaps (Note 6)	(142)	107
Amortization of interest rate swap losses at dedesignation of hedge accounting	10	29
Amortization of fair value debt discounts resulting from purchase accounting	13	19
Amortization of debt issuance costs and discounts	29	33
Capitalized interest	(8)	(31)

Total interest expense and related charges	$643	$954

Restricted Cash

	March 31, 2011		December 31, 2010
	Current Assets	Noncurrent Assets	Current Assets	Noncurrent Assets
Amounts related to TCEH’s Letter of Credit Facility (See Note 6)	$—	$1,135	$—	$1,135
Amounts related to margin deposits held	36	—	33	—

Total restricted cash	$36	$1,135	$33	$1,135

Inventories by Major Category

	March 31, 2011	December 31, 2010
Materials and supplies	$163	$162
Fuel stock	200	198
Natural gas in storage	31	35

Total inventories	$394	$395

Other Investments

	March 31, 2011	December 31, 2010

Nuclear decommissioning trust	$560	$536
Assets related to employee benefit plans, including employee savings programs, net of distributions	104	117
Land	41	41
Miscellaneous other	3	3

Total other investments	$708	$697

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Nuclear Decommissioning Trust — Investments in a trust that will be used to fund the costs to decommission the Comanche Peak nuclear generation plant are carried at fair value. Decommissioning costs are being recovered from Oncor’s customers as a delivery fee surcharge over the life of the plant and deposited in the trust fund. Net gains and losses on investments in the trust fund are offset by a corresponding change in receivables from/payables due to unconsolidated subsidiary, reflecting changes in Oncor’s regulatory asset/liability. A summary of investments in the fund follows:

	March 31, 2011
	Cost (a)	Unrealized gain	Unrealized loss	Fair market value
Debt securities (b)	$223	$5	$(4)	$224
Equity securities (c)	218	131	(13)	336

Total	$441	$136	$(17)	$560

	December 31, 2010
	Cost (a)	Unrealized gain	Unrealized loss	Fair market value
Debt securities (b)	$221	$6	$(4)	$223
Equity securities (c)	213	115	(15)	313

Total	$434	$121	$(19)	$536

(a)	Includes realized gains and losses of securities sold.
(b)

The investment objective for debt securities is to invest in a diversified tax efficient portfolio with an overall portfolio rating of AA or above as graded by S&P or Aa2 by Moody’s. The debt securities are heavily weighted with municipal bonds. The debt securities had an average coupon rate of 4.05% and 4.61% and an average maturity of 6.5 years and 8.8 years as of March 31, 2011 and December 31, 2010, respectively.

(c)	The investment objective for equity securities is to invest tax efficiently and to match the performance of the S&P 500 Index.

Debt securities held as of March 31, 2011 mature as follows: $110 million in one to five years, $45 million in five to ten years and $69 million after ten years.

The following table summarizes proceeds from sales of available-for-sale securities and the related realized gains and losses from such sales.

	Three Months Ended March 31,
	2011	2010
Realized gains	$—	$1
Realized losses	(2)	—
Proceeds from sale of securities	734	564

Property, Plant and Equipment

As of March 31, 2011 and December 31, 2010, property, plant and equipment of $20.2 billion and $20.4 billion, respectively, is stated net of accumulated depreciation and amortization of $4.5 billion and $4.2 billion, respectively.

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Asset Retirement and Mining Reclamation Obligations

These liabilities primarily relate to nuclear generation plant decommissioning, land reclamation related to lignite mining, removal of lignite/coal-fueled plant ash treatment facilities and generation plant asbestos removal and disposal costs. There is no earnings impact with respect to the recognition of the asset retirement costs for nuclear decommissioning, as all costs are recoverable through the regulatory process as part of Oncor’s rates.

The following table summarizes the changes to these obligations, reported in other current liabilities and other noncurrent liabilities and deferred credits in the balance sheet, during the three months ended March 31, 2011:

Liability as of January 1, 2011	$493
Additions:
Accretion	12
Reductions:
Payments, essentially all mining reclamation	(16)

Liability as of March 31, 2011	489
Less amounts due currently	39

Noncurrent liability as of March 31, 2011	$450

Other Noncurrent Liabilities and Deferred Credits

The balance of other noncurrent liabilities and deferred credits consists of the following:

	March 31, 2011	December 31, 2010
Uncertain tax positions (including accrued interest)	$1,818	$1,806
Retirement plan and other employee benefits	1,902	1,895
Asset retirement and mining reclamation obligations	450	452
Unfavorable purchase and sales contracts	667	673
Other	85	41

Total other noncurrent liabilities and deferred credits	$4,922	$4,867

The conclusion of all issues contested with the IRS from the 1997 through 2002 audit, including IRS Joint Committee review, is expected to occur before the end of 2012. Upon such conclusion, we expect to reduce the liability for uncertain tax positions by approximately $700 million with an offsetting decrease in deferred tax assets that arose largely from previous payments of alternative minimum taxes. No cash income tax liability is expected related to the conclusion of the 1997 through 2002 audit. Other than the items discussed immediately above, we do not expect the total amount of liabilities recorded related to uncertain tax positions to significantly increase or decrease within the next 12 months.

Unfavorable Purchase and Sales Contracts – The amortization of unfavorable purchase and sales contracts totaled $6 million in both the three months ended March 31, 2011 and 2010. Favorable purchase and sales contracts are recorded as intangible assets (see Note 4).

The estimated amortization of unfavorable purchase and sales contracts for each of the five fiscal years from December 31, 2010 is as follows:

Year	Amount
2011	$27
2012	27
2013	26
2014	25
2015	25

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Supplemental Cash Flow Information

	Three Months Ended March 31,
	2011	2010

Cash payments (receipts) related to:
Interest paid (a)	$424	$427
Capitalized interest	(8)	(31)

Interest paid (net of capitalized interest) (a)	416	396
Income taxes	(31)	2
Noncash investing and financing activities:
Noncash construction expenditures (b)	43	99
Debt exchange transactions	—	14
Capital leases	—	6

(a)	Net of interest received on interest rate swaps.
(b)	Represents end-of-period accruals.

38

16.	SUPPLEMENTAL GUARANTOR CONDENSED FINANCIAL INFORMATION

As of March 31, 2011, EFH Corp. had outstanding $359 million principal amount of EFH Corp. 10.875% Notes and $571 million principal amount of EFH Corp. Toggle Notes (collectively, the EFH Corp. Senior Notes) and $115 million principal amount of EFH Corp. 9.75% Notes and $1.061 billion principal amount of EFH Corp. 10% Notes (collectively, the EFH Corp. Senior Secured Notes). The EFH Corp. Senior Notes and Senior Secured Notes are unconditionally guaranteed by EFCH and EFIH, 100% owned subsidiaries of EFH Corp. (collectively, the Guarantors) on an unsecured basis except for EFIH’s guarantee of the EFH Corp. Senior Secured Notes, which is secured by a pledge of all membership interests and other investments EFIH owns or holds in Oncor Holdings or any of Oncor Holdings’ subsidiaries as described in Note 6. The guarantees issued by the Guarantors are full and unconditional, joint and several guarantees of the EFH Corp. Senior Notes and Senior Secured Notes. The guarantees by EFCH and the guarantee of the EFH Corp. Senior Notes by EFIH rank equally with any senior unsecured indebtedness of the Guarantors and rank effectively junior to all of the secured indebtedness of the Guarantors to the extent of the assets securing that indebtedness. All other subsidiaries of EFH Corp., either direct or indirect, do not guarantee the EFH Corp. Senior Notes and EFH Corp. Senior Secured Notes (collectively, the Non-Guarantors). The indentures governing the EFH Corp. Senior Notes and EFH Corp. Senior Secured Notes contain certain restrictions, subject to certain exceptions, on EFH Corp.’s ability to pay dividends or make investments. See Note 8.

The following tables have been prepared in accordance with Regulation S-X Rule 3-10, “Financial Statements of Guarantors and Issuers of Guaranteed Securities Registered or Being Registered” in order to present the condensed consolidating statements of income and cash flows of EFH Corp. (the Parent/Issuer), the Guarantors and the Non-Guarantors for the three months ended March 31, 2011 and 2010 and the consolidating balance sheets as of March 31, 2011 and December 31, 2010 of the Parent/Issuer, the Guarantors and the Non-Guarantors. Investments in consolidated subsidiaries are accounted for under the equity method. The presentations reflect the application of SEC Staff Accounting Bulletin Topic 5-J, “Push Down Basis of Accounting Required in Certain Limited Circumstances,” including the effects of the push down of the $930 million principal amount of EFH Corp. Senior Notes and $771 million principal amount of the EFH Corp. Senior Secured Notes to the Guarantors as of both March 31, 2011 and December 31, 2010 (see Note 6). Amounts pushed down reflect Merger-related debt and additional debt guaranteed by the Guarantors that was issued by EFH Corp. to refinance Merger-related or other debt existing at the time of the Merger.

EFH Corp. (Parent) received no dividends/distributions from its consolidated subsidiaries in the three months ended March 31, 2011 or 2010.

39

ENERGY FUTURE HOLDINGS CORP. AND SUBSIDIARIES

Condensed Consolidating Statements of Income (Loss)

For the Three Months Ended March 31, 2011

(millions of dollars)

	Parent/ Issuer	Guarantors	Non-Guarantors	Eliminations	Consolidated
Operating revenues	$—	$—	$1,672	$—	$1,672
Fuel, purchased power costs and delivery fees	—	—	(830)	—	(830)
Net gain (loss) from commodity hedging and trading activities	—	—	(94)	—	(94)
Operating costs	—	—	(216)	—	(216)
Depreciation and amortization	—	—	(369)	—	(369)
Selling, general and administrative expenses	(5)	—	(160)	—	(165)
Franchise and revenue-based taxes	—	—	(21)	—	(21)
Other income	—	6	35	—	41
Other deductions	—	—	(4)	—	(4)
Interest income	53	145	70	(266)	2
Interest expense and related charges	(277)	(110)	(533)	277	(643)

Income (loss) before income taxes and equity in earnings of subsidiaries	(229)	41	(450)	11	(627)

Income tax (expense) benefit	79	(15)	154	(3)	215

Equity in earnings of consolidated subsidiaries	(262)	(301)	—	563	—

Equity in earnings of unconsolidated subsidiaries (net of tax)	50	50	—	(50)	50

Net income (loss)	(362)	(225)	(296)	521	(362)

Net income attributable to noncontrolling interests	—	—	—	—	—

Net income (loss) attributable to EFH Corp.	$(362)	$(225)	$(296)	$521	$(362)

40

ENERGY FUTURE HOLDINGS CORP. AND SUBSIDIARIES

Condensed Consolidating Statements of Income

For the Three Months Ended March 31, 2010

(millions of dollars)

	Parent/ Issuer	Guarantors	Non-Guarantors	Eliminations	Consolidated
Operating revenues	$—	$—	$1,999	$—	$1,999
Fuel, purchased power costs and delivery fees	—	—	(1,047)	—	(1,047)
Net gain from commodity hedging and trading activities	—	—	1,213	—	1,213
Operating costs	—	—	(197)	—	(197)
Depreciation and amortization	—	—	(342)	—	(342)
Selling, general and administrative expenses	(6)	—	(181)	—	(187)
Franchise and revenue-based taxes	—	—	(22)	—	(22)
Other income	8	—	25	—	33
Other deductions	—	—	(11)	—	(11)
Interest income	58	1	43	(92)	10
Interest expense and related charges	(262)	(148)	(776)	232	(954)

Income (loss) before income taxes and equity in earnings of subsidiaries	(202)	(147)	704	140	495

Income tax (expense) benefit	59	49	(261)	(50)	(203)

Equity in earnings of consolidated subsidiaries	435	450	—	(885)	—

Equity in earnings of unconsolidated subsidiaries (net of tax)	63	63	—	(63)	63

Net income	355	415	443	(858)	355

Net income attributable to noncontrolling interests	—	—	—	—	—

Net income attributable to EFH Corp.	$355	$415	$443	$(858)	$355

41

ENERGY FUTURE HOLDINGS CORP. AND SUBSIDIARIES

Condensed Consolidating Statements of Cash Flows

For the Three Months Ended March 31, 2011

(millions of dollars)

	Parent/ Issuer	Guarantors	Non-guarantors	Eliminations	Consolidated

Cash provided by operating activities	$(41)	$20	$349	$—	$328

Cash flows – financing activities:
Repayments/repurchases of long-term borrowings	—	(1)	(70)	—	(71)
Net short-term borrowings under accounts receivable securitization program	—	—	5	—	5
Change in other short-term borrowings	—	—	(222)	—	(222)
Contributions from noncontrolling interests	—	—	6	—	6
Change in notes/advances – affiliates	(696)	(4)	761	(70)	(9)
Other, net	—	—	(1)	—	(1)

Cash provided by (used in) financing activities	(696)	(5)	479	(70)	(292)

Cash flows – investing activities:
Capital expenditures and nuclear fuel purchases	—	—	(247)	—	(247)
Proceeds from sale of environmental allowances and credits	—	—	1	—	1
Purchases of environmental allowances and credits	—	—	(4)	—	(4)
Proceeds from sales of nuclear decommissioning trust fund securities	—	—	734	—	734
Investments in nuclear decommissioning trust fund securities	—	—	(738)	—	(738)
Change in notes/advances – affiliates	—	—	(70)	70	—
Other, net	5	—	9	—	14

Cash provided by (used in) investing activities	5	—	(315)	70	(240)

Net change in cash and cash equivalents	(732)	15	513	—	(204)
Cash and cash equivalents – beginning balance	1,443	43	48	—	1,534

Cash and cash equivalents – ending balance	$711	$58	$561	$—	$1,330

42

ENERGY FUTURE HOLDINGS CORP. AND SUBSIDIARIES

Condensed Consolidating Statements of Cash Flows

For the Three Months Ended March 31, 2010

(millions of dollars)

	Parent/ Issuer	Guarantors	Non-guarantors	Eliminations	Consolidated

Cash provided by operating activities	$42	$22	$38	$—	$102

Cash flows – financing activities:
Issuances of long-term borrowings	500	—	—	—	500
Repayments/repurchases of long-term borrowings	—	(1)	(131)	—	(132)
Net short-term borrowings under accounts receivable securitization program	—	—	393	—	393
Change in other short-term borrowings	—	—	(700)	—	(700)
Contributions from noncontrolling interests	—	—	6	—	6
Change in notes/advances – affiliates	(753)	9	700	44	—
Other, net	(10)	—	—	—	(10)

Cash provided by (used in) financing activities	(263)	8	268	44	57

Cash flows – investing activities:
Capital expenditures and nuclear fuel purchases	—	—	(372)	—	(372)
Investment redeemed from derivative counterparty	400	—	—	—	400
Proceeds from sale of environmental allowances and credits	—	—	3	—	3
Purchases of environmental allowances and credits	—	—	(5)	—	(5)
Proceeds from sales of nuclear decommissioning trust fund securities	—	—	564	—	564
Investments in nuclear decommissioning trust fund securities	—	—	(568)	—	(568)
Change in notes/advances – affiliates	—	—	44	(44)	—
Other, net	—	—	(13)	—	(13)

Cash provided by (used in) investing activities	400	—	(347)	(44)	9

Net change in cash and cash equivalents	179	30	(41)	—	168
Effects of deconsolidation of Oncor Holdings	(29)	—	—	—	(29)
Cash and cash equivalents – beginning balance	1,059	—	130	—	1,189

Cash and cash equivalents – ending balance	$1,209	$30	$89	$—	$1,328

43

ENERGY FUTURE HOLDINGS CORP. AND SUBSIDIARIES

Condensed Consolidating Balance Sheets

As of March 31, 2011

(millions of dollars)

	Parent/ Issuer	Guarantors	Non-Guarantors	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$711	$58	$561	$—	$1,330
Restricted cash	—	—	36	—	36
Advances to affiliates	—	—	230	(230)	—
Trade accounts receivable – net	23	183	768	(194)	780
Income taxes receivable	55	—	—	(55)	—
Accounts receivable from affiliates	7	—	—	(7)	—
Notes receivable from affiliates	932	—	1,981	(2,913)	—
Inventories	—	—	394	—	394
Commodity and other derivative contractual assets	80	—	2,394	—	2,474
Accumulated deferred income taxes	—	3	—	(3)	—
Margin deposits related to commodity positions	—	—	100	—	100
Other current assets	1	—	76	1	78

Total current assets	1,809	244	6,540	(3,401)	5,192

Restricted cash	—	—	1,135	—	1,135
Receivables from unconsolidated subsidiary	1,460	—	—	—	1,460
Investments in unconsolidated subsidiaries	—	5,588	—	—	5,588
Other investments	2,731	(2,557)	644	(110)	708
Property, plant and equipment – net	—	—	20,170	—	20,170
Notes receivable from affiliates	13	—	1,282	(1,295)	—
Goodwill	—	—	6,152	—	6,152
Identifiable intangible assets – net	—	—	2,363	—	2,363
Commodity and other derivative contractual assets	—	—	1,754	—	1,754
Accumulated deferred income taxes	791	—	—	(791)	—
Other noncurrent assets, principally unamortized issuance costs	89	51	546	(79)	607

Total assets	$6,893	$3,326	$40,586	$(5,676)	$45,129

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings	$—	$—	$1,004	$—	$1,004
Notes/advances from affiliates	222	8	—	(230)	—
Long-term debt due currently	—	9	454	—	463
Trade accounts payable	1	—	491	—	492
Payables to affiliates/unconsolidated subsidiary	1,981	42	1,075	(2,854)	244
Commodity and other derivative contractual liabilities	106	—	1,894	—	2,000
Margin deposits related to commodity positions	—	—	649	—	649
Accumulated deferred income taxes	3	—	8	(3)	8
Accrued interest	311	144	473	(257)	671
Other current liabilities	1	79	366	(129)	317

Total current liabilities	2,625	282	6,414	(3,473)	5,848

Accumulated deferred income taxes	—	160	5,568	(626)	5,102
Commodity and other derivative contractual liabilities	—	—	749	—	749
Notes or other liabilities due affiliates/unconsolidated subsidiary	1,282	—	406	(1,295)	393
Long-term debt, less amounts due currently	7,296	4,105	28,753	(5,784)	34,370
Other noncurrent liabilities and deferred credits	2,030	13	2,878	1	4,922

Total liabilities	13,233	4,560	44,768	(11,177)	51,384

EFH Corp. shareholders’ equity	(6,340)	(1,234)	(4,275)	5,509	(6,340)
Noncontrolling interests in subsidiaries	—	—	93	(8)	85

Total equity	(6,340)	(1,234)	(4,182)	5,501	(6,255)

Total liabilities and equity	$6,893	$3,326	$40,586	$(5,676)	$45,129

44

ENERGY FUTURE HOLDINGS CORP. AND SUBSIDIARIES

Condensed Consolidating Balance Sheets

As of December 31, 2010

(millions of dollars)

	Parent/ Issuer	Guarantors	Non-Guarantors	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$1,443	$43	$48	$—	$1,534
Restricted cash	—	—	33	—	33
Advances to affiliates	—	—	219	(219)	—
Trade accounts receivable – net	12	73	991	(77)	999
Income taxes receivable	47	—	—	(47)	—
Accounts receivable from affiliates	26	—	—	(26)	—
Notes receivable from affiliates	165	—	1,921	(2,086)	—
Inventories	—	—	395	—	395
Commodity and other derivative contractual assets	92	—	2,640	—	2,732
Accumulated deferred income taxes	—	3	—	(3)	—
Margin deposits related to commodity positions	—	—	166	—	166
Other current assets	2	—	58	—	60

Total current assets	1,787	119	6,471	(2,458)	5,919

Restricted cash	—	—	1,135	—	1,135
Receivables from unconsolidated subsidiary	1,463	—	—	—	1,463
Investments in unconsolidated subsidiaries	—	5,544	—	—	5,544
Other investments	2,924	(2,300)	628	(555)	697
Property, plant and equipment – net	—	—	20,366	—	20,366
Notes receivable from affiliates	12	—	1,282	(1,294)	—
Goodwill	—	—	6,152	—	6,152
Identifiable intangible assets – net	—	—	2,400	—	2,400
Commodity and other derivative contractual assets	—	—	2,071	—	2,071
Accumulated deferred income taxes	714	—	—	(714)	—
Other noncurrent assets, principally unamortized issuance costs	95	53	577	(84)	641

Total assets	$6,995	$3,416	$41,082	$(5,105)	$46,388

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings	$—	$—	$1,221	$—	$1,221
Notes/advances from affiliates	211	8	—	(219)	—
Long-term debt due currently	—	9	660	—	669
Trade accounts payable	1	1	679	—	681
Payables to affiliates/unconsolidated subsidiary	1,921	46	326	(2,039)	254
Commodity and other derivative contractual liabilities	119	—	2,164	—	2,283
Margin deposits related to commodity positions	—	—	631	—	631
Accumulated deferred income taxes	12	—	2	(3)	11
Accrued interest	165	72	302	(128)	411
Other current liabilities	3	46	507	(114)	442

Total current liabilities	2,432	182	6,492	(2,503)	6,603

Accumulated deferred income taxes	—	159	5,738	(547)	5,350
Commodity and other derivative contractual liabilities	—	—	869	—	869
Notes or other liabilities due affiliates/unconsolidated subsidiary	1,282	—	396	(1,294)	384
Long-term debt, less amounts due currently	7,286	4,106	28,617	(5,783)	34,226
Other noncurrent liabilities and deferred credits	1,985	12	2,870	—	4,867

Total liabilities	12,985	4,459	44,982	(10,127)	52,299

EFH Corp. shareholders’ equity	(5,990)	(1,043)	(3,987)	5,030	(5,990)
Noncontrolling interests in subsidiaries	—	—	87	(8)	79

Total equity	(5,990)	(1,043)	(3,900)	5,022	(5,911)

Total liabilities and equity	$6,995	$3,416	$41,082	$(5,105)	$46,388

45

Item 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations for the three months ended March 31, 2011 and 2010 should be read in conjunction with our consolidated financial statements and the notes to those statements.

All dollar amounts in the tables in the following discussion and analysis are stated in millions of US dollars unless otherwise indicated.

Business

We are a Dallas, Texas-based holding company with operations consisting principally of our TCEH and Oncor subsidiaries. TCEH is a holding company for subsidiaries engaged in competitive electricity market activities largely in Texas including electricity generation, wholesale energy sales and purchases, commodity risk management and trading activities, and retail electricity sales. Oncor is a majority-owned (approximately 80%) subsidiary engaged in regulated electricity transmission and distribution operations in Texas. Various “ring-fencing” measures have been taken to enhance the credit quality of Oncor. See Notes 1 and 3 to Financial Statements for a description of the material features of these “ring-fencing” measures and for a discussion of the reporting of our investment in Oncor (and its majority owner, Oncor Holdings) as an equity method investment.

Operating Segments

We have aligned and report our business activities as two operating segments: the Competitive Electric segment and the Regulated Delivery segment. The Competitive Electric segment is principally comprised of TCEH. The Regulated Delivery segment is comprised of Oncor Holdings and its subsidiaries.

See Note 14 to Financial Statements for further information regarding reportable business segments.

Significant Activities and Events

Natural Gas Prices and Long-Term Hedging Program — TCEH has a long-term hedging program designed to reduce exposure to changes in future electricity prices due to changes in the price of natural gas. Under the program, the company has entered into market transactions involving natural gas-related financial instruments, and as of March 31, 2011, has effectively sold forward approximately 1.0 billion MMBtu of natural gas (equivalent to the natural gas exposure of approximately 121,000 GWh at an assumed 8.0 market heat rate) at weighted average annual hedge prices ranging from $7.19 per MMBtu to $7.80 per MMBtu.

These transactions, as well as forward power sales, have effectively hedged an estimated 48% of the natural gas price exposure related to TCEH’s expected generation output for the period beginning April 1, 2011 and ending December 31, 2015 (on an average basis for such period and assuming an 8.0 market heat rate). The hedges were entered into with the continuing expectation that wholesale electricity prices in ERCOT will be highly correlated with natural gas prices, which is expected to be the marginal fuel for the purpose of setting electricity prices generally 75% to 90% of the time. If the correlation changes in the future, the cash flows targeted under the long-term hedging program may not be achieved.

The long-term hedging program is comprised primarily of contracts with prices based on the New York Mercantile Exchange (NYMEX) Henry Hub pricing point. However, because there are other local and regional natural gas pricing points such as Houston Ship Channel, future wholesale power prices in ERCOT may not correlate as closely to the Henry Hub pricing as other pricing points, which could decrease the effectiveness of the positions in the long-term hedging program in mitigating power price exposure. The company has hedged approximately 95% of the Houston Ship Channel versus Henry Hub pricing point risk for 2011.

46

The company has entered into related put and call transactions (referred to as collars), primarily for 2014, that effectively hedge natural gas prices within a range. These transactions represented 15% of the positions in the long-term hedging program as of March 31, 2011, with the approximate weighted average strike prices under the collars being a floor of $7.80 per MMBtu and a ceiling of $11.75 per MMBtu. The company expects to use financial instruments, including collars, in future hedging activity under the long-term hedging program.

The following table summarizes the natural gas hedges in the long-term hedging program as of March 31, 2011:

	Measure	Balance 2011 (a)	2012	2013	2014	2015	Total

Natural gas hedge volumes (b)	mm MMBtu	~150	~398	~274	~149	—	~971
Weighted average hedge price (c)	$/MMBtu	~7.45	~7.36	~7.19	~7.80	—	—
Weighted average market price (d)	$/MMBtu	~4.57	~5.06	~5.41	~5.73	~6.08	—

(a)	Balance of 2011 is from April 1, 2011 through December 31, 2011.
(b)	Where collars are reflected, the volumes are based on the notional position of the derivatives to represent protection against downward price movements. The notional volumes for collars are approximately 150 million MMBtu, which corresponds to a delta position of approximately 110 million MMBtu in 2014.
(c)	Weighted average hedge prices are based on NYMEX Henry Hub prices of forward natural gas sales positions in the long-term hedging program (excluding the impact of offsetting purchases for rebalancing and pricing point basis transactions). Where collars are reflected, sales price represents the collar floor price.
(d)	Based on NYMEX Henry Hub prices.

Changes in the fair value of the instruments in the long-term hedging program are being recorded as unrealized gains and losses in net gain (loss) from commodity hedging and trading activities in the statement of income, which has and could continue to result in significant volatility in reported net income. Based on the size of the long-term hedging program as of March 31, 2011, a $1.00/MMBtu change in natural gas prices across the hedged period would result in the recognition of up to $1.0 billion in pretax unrealized mark-to-market gains or losses.

Unrealized mark-to-market net gains (losses) related to the long-term hedging program were as follows:

	Three Months Ended March 31,
	2011	2010

Effect of natural gas market price changes on open positions	$(3)	$1,300
Reversals of previously recorded amounts on positions settled	(339)	(243)

Total unrealized effect (pre-tax)	$(342)	$1,057

The cumulative unrealized mark-to-market net gain related to positions in the long-term hedging program totaled $2.801 billion and $3.143 billion as of March 31, 2011 and December 31, 2010, respectively. See discussion below under “Results of Operations” for realized net gains from hedging activities, which amounts are largely related to the long-term hedging program.

Given the volatility of natural gas prices, it is not possible to predict future reported unrealized mark-to-market gains or losses and the actual gains or losses that will ultimately be realized upon settlement of the hedge positions in future years. If natural gas prices at settlement are lower than the prices of the hedge positions, the hedges are expected to mitigate the otherwise negative effect on earnings of lower wholesale electricity prices. However, if natural gas prices at settlement are higher than the prices of the hedge positions, the hedges are expected to dampen the otherwise positive effect on earnings of higher wholesale electricity prices and will in this context be viewed as having resulted in an opportunity cost.

47

The significant cumulative unrealized mark-to-market net gain related to positions in the long-term hedging program reflects declining forward market natural gas prices. Forward natural gas prices have generally trended downward since mid-2008 as shown in the table of forward NYMEX Henry Hub natural gas prices below. While the long-term hedging program is designed to mitigate the effect on earnings of low wholesale electricity prices, depressed forward natural gas prices are challenging to the long-term profitability of our generation assets. Specifically, these lower natural gas prices and the correlated effect in ERCOT on wholesale electricity prices could have a material adverse impact on the overall profitability of our generation assets for periods in which we have less significant hedge positions (i.e., beginning in 2013). In addition, a continuation or worsening of these market conditions would limit our ability to hedge our wholesale electricity revenues at sufficient price levels to support our interest payments and debt maturities and could adversely impact our ability to refinance our substantial long-term debt that matures in 2013 through 2016.

	000000000000	000000000000	000000000000	000000000000	000000000000
	Forward Market Prices for Calendar Year ($/MMBtu) (a)
Date	2011 (b)	2012	2013	2014	2015

June 30, 2008	$10.78	$10.74	$10.90	$11.12	$11.36
September 30, 2008	$8.54	$8.41	$8.30	$8.30	$8.44
December 31, 2008	$7.31	$7.23	$7.15	$7.15	$7.21
March 31, 2009	$6.67	$6.96	$7.11	$7.18	$7.25
June 30, 2009	$6.89	$7.16	$7.30	$7.43	$7.57
September 30, 2009	$6.87	$7.00	$7.06	$7.17	$7.31
December 31, 2009	$6.34	$6.53	$6.67	$6.84	$7.05
March 31, 2010	$5.34	$5.79	$6.07	$6.36	$6.68
June 30, 2010	$5.34	$5.68	$5.89	$6.10	$6.37
September 30, 2010	$4.44	$5.07	$5.29	$5.42	$5.60
December 31, 2010	$4.55	$5.08	$5.33	$5.49	$5.64
March 31, 2011	$4.57	$5.06	$5.41	$5.73	$6.08

(a)	Based on NYMEX Henry Hub prices.
(b)	For March 31, 2011, natural gas prices for 2011 represent the average of forward prices for April through December.

As of March 31, 2011, more than 95% of the long-term hedging program transactions were directly or indirectly secured by a first-lien interest in TCEH’s assets (including the transactions supported by the TCEH Commodity Collateral Posting Facility – see discussion below under “Financial Condition — Liquidity and Capital Resources”), thereby reducing the cash and letter of credit collateral requirements for the hedging program.

The following sensitivity table provides estimates of the potential impact (in $ millions) of movements in natural gas and certain other commodity prices and market heat rates on realized pre-tax earnings for the periods presented. The estimates related to price sensitivity are based on TCEH’s unhedged position and forward prices as of March 31, 2011, which for natural gas reflects estimates of electricity generation less amounts hedged through the long-term natural gas hedging program and amounts under existing wholesale and retail sales contracts. On a rolling twelve-month basis, the substantial majority of retail sales under month-to-month arrangements are deemed to be under contract.

		Balance 2011(a)		Balance 2011(a)		Balance 2011(a)		Balance 2011(a)		Balance 2011(a)
	Balance 2011(a)		2012		2013		2014		2015

$1.00/MMBtu change in gas price (b)	$	~10	$	~70	$	~305	$	~445	$	~610
0.1/MMBtu/MWh change in market heat rate (c)	$	~4	$	~28	$	~44	$	~49	$	~54
$1.00/gallon change in diesel fuel price	$	~1	$	~2	$	~48	$	~48	$	~53

(a)	Balance of 2011 is from May 1, 2011 through December 31, 2011.
(b)	Assumes conversion of electricity positions based on an approximate 8.0 market heat rate with natural gas generally being on the margin 75% to 90% of the time (i.e., when coal is forecast to be on the margin, no natural gas position is assumed to be generated).
(c)	Based on Houston Ship Channel natural gas prices as of March 31, 2011.

48

Liability Management Program — As of March 31, 2011, EFH Corp. and its subsidiaries (excluding Oncor and its subsidiaries) had $35.4 billion principal amount of long-term debt outstanding. In October 2009, we implemented a liability management program focused on improving our balance sheet by reducing debt and extending debt maturities through debt exchanges, repurchases and issuances. Activities under the liability management program do not include debt issued by Oncor or its subsidiaries.

In transactions completed on April 19, 2011, $17.8 billion of maturities and commitments under the TCEH Senior Secured Facilities were extended three years, including $16.4 billion of term loans and deposit letter of credit loans from October 2014 to October 2017 and $1.4 billion of commitments (under which borrowings totaled $452 million upon the closing of the transactions) under the TCEH Revolving Credit Facility from October 2013 to October 2016. In addition, proceeds from the issuances in April 2011 of $1.750 billion principal amount of TCEH Senior Secured Notes were used to repay $1.604 billion of borrowings under the TCEH Senior Secured Facilities. Further, in private exchanges in April 2011, EFIH and EFIH Finance issued $406 million principal amount of EFIH 11% Senior Secured Second Lien Notes due 2021 in exchange for $428 million of EFH Corp. debt consisting of $163 million principal amount of EFH Corp. 10.875% Notes, $229 million principal amount of EFH Corp. Toggle Notes and $36 million principal amount of EFH Corp. 5.55% Series P Senior Notes due 2014.

Liability management activities since October 2009 include debt exchange and repurchase activities as follows (except where noted, debt amounts are principal amounts):

	Since Inception
Security	Debt Acquired/Settled	Debt Issued/ Cash Paid
EFH Corp 10.875% Notes due 2017	$1,804	$—
EFH Corp. Toggle Notes due 2017	2,661	—
EFH Corp. 5.55% Series P Senior Notes due 2014	602	—
EFH Corp. 6.50% Series Q Senior Notes due 2024	10	—
EFH Corp. 6.55% Series R Senior Notes due 2034	6	—
TCEH 10.25% Notes due 2015	1,835	—
TCEH Toggle Notes due 2016	751	—
TCEH Senior Secured Facilities due 2013 and 2014	1,623	—
EFH Corp. and EFIH 9.75% Notes due 2019	—	256
EFH Corp 10% Notes due 2020	—	561
EFIH 11% Notes due 2021	—	406
EFIH 10% Notes due 2020	—	2,180
TCEH 15% Notes due 2021	—	1,221
TCEH 11.5% Notes due 2020 (a)	—	1,604
Cash paid, including use of proceeds from debt issuances in 2010 (b)	—	1,042

Total	$9,292	$7,270

(a)

Excludes from the $1.750 billion principal amount $12 million in debt discount and $134 million in proceeds used for transaction costs related to the amendment and extension of the TCEH Senior Secured Facilities. All other proceeds were used to repay borrowings under the TCEH Senior Secured Facilities, and the remaining transaction costs were funded with cash on hand.

(b)

Includes $95 million of the proceeds from the January 2010 issuance of $500 million principal amount of EFH Corp. 10% Notes due 2020 and $290 million of the proceeds from the October 2010 issuance of $350 million principal amount of TCEH 15% Senior Secured Second Lien Notes due 2021.

Since inception, the transactions resulted in the capture of $2.0 billion of debt discount.

See Note 6 to Financial Statements for further discussion of the transactions completed under our liability management program in 2011.

49

Wholesale Market Design – Nodal Market — In accordance with a rule adopted by the PUCT in 2003, ERCOT developed a new wholesale market, using a stakeholder process, designed to assign congestion costs to the market participants causing the congestion. The nodal market design was implemented December 1, 2010. Under this new market design, ERCOT:

•	establishes nodes, which are metered locations across the ERCOT grid, for purposes of more granular price determination;
•

operates a voluntary “day-ahead electricity market” for forward sales and purchases of electricity and other related transactions, in addition to the existing “real-time market” that primarily functions to balance power consumption and generation;

•	establishes hub trading prices, which represent the average of certain node prices within four major geographic regions, at which participants can hedge or trade power under bilateral contracts;
•	establishes pricing for load-serving entities based on weighted-average node prices within new geographical load-zones, and
•	provides congestion revenue rights, which are instruments auctioned by ERCOT that allow market participants to hedge price differences between settlement points.

ERCOT previously had a zonal wholesale market structure consisting of four geographic zones. The new location-based congestion-management market is referred to as a “nodal” market because wholesale pricing differs across the various nodes on the transmission grid instead of across the geographic zones. There are over 500 nodes in the ERCOT market. The nodal market design was implemented in conjunction with transmission improvements designed to reduce current congestion. We are fully certified to participate in both the “day-ahead” and “real-time markets.” Additionally, all of our operational generation assets and our qualified scheduling entities are certified and operate in the nodal market. While the initial implementation of the nodal market has not had a material impact on our profitability, we cannot predict the ultimate impact of the market design on our operations or financial results, and it could ultimately have an adverse impact on the profitability and value of our competitive business and/or our liquidity, particularly if such change ultimately results in lower revenue due to lower wholesale power prices, increased costs to service end-user electricity demand or increased collateral posting requirements with ERCOT. The opening of the nodal market resulted in an increase of approximately $200 million in the amount of letters of credit posted with ERCOT to support our market participation.

As discussed above, the nodal market design includes the establishment of a “day-ahead market” and hub trading prices to facilitate hedging and trading of electricity by participants. Under the previous zonal market, volumes under our nontrading bilateral purchase and sales contracts, including contracts intended as hedges, were scheduled as physical power with ERCOT and, therefore, reported gross as wholesale revenues or purchased power costs. In conjunction with the transition to the nodal market, unless the volumes represent physical deliveries to retail and wholesale customers or purchases from counterparties, these contracts are reported on a net basis in the income statement in net gain/(loss) from commodity hedging and trading activities. As a result of these changes, reported wholesale revenues and purchased power costs (and the associated volumes) in 2011 will be materially less than amounts reported in prior periods.

TCEH Interest Rate Swap Transactions — As of March 31, 2011, TCEH has entered into a series of interest rate swaps that effectively fix the interest rates at between 5.6% and 8.3% on $17.87 billion principal amount of its senior secured debt maturing from 2012 to 2014. Swaps related to an aggregate $2.60 billion principal amount of debt expired or were terminated in the three months ended March 31, 2011, and swaps related to an aggregate $4.67 billion principal amount of debt (growing to $8.64 billion over time, primarily as existing swaps expire) were entered into in the same period. Taking into consideration these swap transactions, 7% of our consolidated long-term debt portfolio as of March 31, 2011 was exposed to variable interest rate risk through 2014. Subsequent to the end of the quarter through April 27, 2011, TCEH entered into additional swaps related to an aggregate $781 million principal amount of debt (growing to $1.936 billion over time to October 2014, primarily as existing swaps expire). We may enter into additional interest rate hedges from time to time.

As of March 31, 2011, TCEH has also entered into interest rate basis swap transactions, which further reduce the fixed (through swaps) borrowing costs, related to an aggregate of $12.70 billion principal amount of senior secured debt. Swaps related to an aggregate $2.50 billion principal amount of debt expired in the three months ended March 31, 2011.

50

Unrealized mark-to-market net gains and losses related to all TCEH interest rate swaps, which are reported in interest expense and related charges, totaled $142 million in net gains and $107 million in net losses in the three months ended March 31, 2011 and 2010, respectively. The cumulative unrealized mark-to-market net liability related to all TCEH interest rate swaps totaled $1.277 billion and $1.419 billion as of March 31, 2011 and December 31, 2010, respectively, of which $94 million and $105 million (both pre-tax), respectively, was reported in accumulated other comprehensive income. These fair values can change materially as market conditions change, which could result in significant volatility in reported net income. See discussion in Note 6 to Financial Statements regarding interest rate swap transactions.

Recent EPA Actions — In 2005, the EPA published a final rule requiring reductions of mercury emissions from lignite/coal-fueled generation plants. The Clean Air Mercury Rule (CAMR) was based on a nationwide cap and trade approach. The mercury reductions were required to be phased in between 2010 and 2018. In March 2008, the US Court of Appeals for the D.C. Circuit (the D.C. Circuit Court) vacated CAMR. In February 2009, the US Supreme Court refused to hear the appeal of the D.C. Circuit Court’s ruling. The EPA agreed in a consent decree submitted for court approval to propose Maximum Achievable Control Technology (MACT) rules by March 2011 and finalize those rules by November 2011. In March 2011, the EPA issued for comment a proposed rule for coal and oil-fueled electric generating units (Utility MACT). Once finalized, this rule could require substantial control equipment retrofits on our lignite coal-fueled generation units within three to four years of the effective date of the rule, which as previously disclosed could require material capital expenditures. We cannot predict the substance of the final Utility MACT rule, or its impact on our facilities, financial condition or results of operations.

Diversion, impoundment and withdrawal of water for cooling and other purposes are subject to the jurisdiction of the TCEQ and the EPA. We believe we possess all necessary permits for these activities from the TCEQ for our present operations. Clean Water Act Section 316(b) regulations pertaining to existing water intake structures at large generation facilities were published by the EPA in 2004. As prescribed in the regulations, we began implementing a monitoring program to determine the future actions that might need to be taken to comply with these regulations. In January 2007, a federal court ruled against the EPA in a lawsuit brought by environmental groups challenging aspects of these regulations, and in July 2007, the EPA announced that it was suspending the regulations pending further rulemaking. The US Supreme Court issued a decision in April 2009 reversing the federal court’s decision, in part, and finding that the EPA permissibly used cost-benefit analysis in the Section 316(b) regulations. In the absence of regulations, the EPA has instructed the states implementing the Section 316(b) program to use their best professional judgment in reviewing applications and issuing permits under Section 316(b). In April 2010, the EPA entered into a settlement agreement that requires it to propose new rules under Section 316(b) by March 2011 and to finalize those rules by July 2012. In March 2011, the EPA issued for comment the proposed regulations. Although the proposed rule does not mandate a certain control technology, it does require site-specific assessments of technology feasibility on a case-by-case basis at the state level. Compliance with this rule would be required beginning eight years following promulgation. We cannot predict the substance of the final regulations or the impact they may have on our financial condition or results of operations.

In 2005, the EPA published a final rule (the Clean Air Interstate Rule or CAIR) requiring states to reduce emissions of sulfur dioxide (SO2) and nitrogen oxide (NOx) that significantly contributed to or interfered with maintenance of the EPA’s National Ambient Air Quality Standards (NAAQS) for fine particulate matter and/or ozone in any downwind state. In 2008, the D.C. Circuit Court remanded CAIR to the EPA, but allowed the rule to continue until such time as the EPA issued a final replacement rule. In August 2010, the EPA issued for comment a proposed rule called the Clean Air Transport Rule (CATR). As proposed, CATR did not include the State of Texas in its annual SO2 and NOx program to address downwind fine particulate impacts. However, the EPA expressly solicited comment as to whether the State of Texas should be included in the annual program. On April 13, 2011, the EPA released a proposed rule that would disapprove Texas’ State Implementation Plan (SIP) submittal regarding compliance with the interstate transport requirements of the Clean Air Act as they pertain to the 2006 NAAQS for fine particulate matter. In this proposed rule, the EPA suggested that it might seek to include the State of Texas in the CATR annual program through imposition of a Federal Implementation Plan as a means of remedying Texas’ alleged failure to submit an adequate SIP. The final CATR is expected to be issued later this year and could require us to incur material capital expenditures. Compliance with CATR is currently proposed to start in January 2012. However, we cannot predict with certainty whether the State of Texas will be included in CATR or, if included, the impact that such inclusion would have on our facilities, financial condition or results of operations.

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Oncor Technology Initiatives — Oncor continues to invest in technology initiatives that include development of a modernized grid through the replacement of existing meters with advanced digital metering equipment and development of advanced digital communication, data management, real-time monitoring and outage detection capabilities. This modernized grid is expected to produce electricity service reliability improvements and provide the potential for additional products and services from REPs that will enable businesses and consumers to better manage their electricity usage and costs. Oncor’s plans provide for the full deployment of over three million advanced meters to all residential and most non-residential retail electricity customers in Oncor’s service area. The advanced meters can be read remotely, rather than by a meter reader physically visiting the location of each meter. Advanced meters facilitate automated demand side management, which allows consumers to monitor the amount of electricity they are consuming and adjust their electricity consumption habits.

As of March 31, 2011, Oncor has installed approximately 1,635,000 advanced digital meters, including approximately 121,000 during the three months ended March 31, 2011. As the new meters are integrated, Oncor reports 15-minute interval, billing-quality electricity consumption data to ERCOT for market settlement purposes. The data makes it possible for REPs to support new programs and pricing options. Cumulative capital expenditures for the deployment of the advanced meter system totaled $390 million as of March 31, 2011, including $30 million in the first quarter of 2011. Oncor expects to complete installations of the remaining approximately 1.4 million advanced meters by the end of 2012.

Oncor Rate Review Filed with the PUCT — In January 2011, Oncor filed for a rate review with the PUCT and 203 cities based on a test year ended June 30, 2010. The PUCT, with Oncor’s input and that of the cities and other participating parties, established a procedural schedule for the review. In April 2011, Oncor filed, and the administrative law judges in the rate review granted, a motion requesting abatement of the procedural schedule in the rate review on the grounds that Oncor and the parties to the rate review had reached a Memorandum of Settlement that would settle and resolve all issues in the rate review. Oncor expects to file a stipulation in late April or early May 2011 that incorporates the Memorandum of Settlement along with proposed tariffs. The stipulation and related tariffs must be approved by the PUCT. The terms of the settlement include an approximate $137 million base rate increase and additional provisions to address franchise fees and other expenses. The settlement would result in an impact of less than 1% on an average residential monthly bill of 1,300 kWh for a TXU Energy customer. Approximately $93 million of the increase would become effective by July 1, 2011, and the remainder would become effective by January 1, 2012. The settlement does not change Oncor’s authorized regulatory capital structure of 60% debt and 40% equity or its authorized return on equity of 10.25%. See “Regulatory Matters” below for further discussion.

Other Oncor Matters with the PUCT — See discussion of these matters, including the construction of CREZ-related transmission lines, below under “Regulatory Matters.”

52

RESULTS OF OPERATIONS

Consolidated Financial Results – Three Months Ended March 31, 2011 Compared to Three Months Ended March 31, 2010

See comparison of results of the Competitive Electric segment for discussion of variances in: operating revenues; fuel, purchased power costs and delivery fees; net gain (loss) from commodity hedging and trading activities, operating costs; depreciation and amortization, and franchise and revenue-based taxes.

SG&A expenses decreased $22 million, or 12%, to $165 million in 2011. The decrease was driven by lower retail bad debt expense reflecting improved customer mix and the impacts on prior year collections of delayed billings during the implementation of a retail customer information management system.

See Note 15 to Financial Statements for details of other income and deductions.

Interest income decreased $8 million to $2 million in 2011 reflecting interest in 2010 on $465 million in collateral under a funding arrangement settled in March 2010.

Interest expense and related charges decreased $311 million, or 33%, to $643 million in 2011 reflecting a $142 million unrealized mark-to-market net gain related to interest rate swaps in 2011 compared to a $107 million net loss in 2010, a $19 million decrease in noncash amortization of losses on interest rate swaps dedesignated as cash flow hedges as well as lower interest expense resulting from reduced debt under the liability management program as described above under “Significant Activities and Events,” partially offset by a $23 million decrease in capitalized interest. See Note 15 to Financial Statements.

Income tax benefit totaled $215 million on a pretax loss in 2011 and income tax expense totaled $203 million on pretax income in 2010. The effective tax rates were 34.3% in 2011 and 41.0% in 2010. The decrease in the effective tax rate in 2011 was driven by the effect of interest accrued on uncertain tax positions in both years and an $8 million deferred tax charge in 2010 related to the Patient Protection and Affordable Care Act.

Equity in earnings of unconsolidated subsidiaries (net of tax) decreased $13 million to $50 million in 2011 driven by lower earnings of Oncor, which reflected milder weather, higher depreciation and operating costs and increased interest expense, partially offset by higher revenue rates.

After-tax results decreased $717 million to a net loss of $362 million in 2011.

•	After-tax results in the Competitive Electric segment decreased $751 million to a net loss of $320 million.

•	Earnings from the Regulated Delivery segment decreased $13 million to $50 million as discussed above.

•

Corporate and Other net expenses (after-tax) totaled $92 million in 2011 and $139 million in 2010. The amounts in 2011 and 2010 include recurring interest expense on outstanding debt and notes payable to subsidiaries, as well as corporate general and administrative expenses. The decrease of $47 million reflected lower interest expense resulting from reduced debt under the liability management program.

Non-GAAP Earnings Measures

In communications with investors, we use a non-GAAP earnings measure that reflects adjustments to earnings reported in accordance with US GAAP in order to review underlying operating performance. These adjusting items, which are generally noncash, consist of unrealized mark-to-market gains and losses, impairment charges, debt extinguishment gains and other charges, credits or gains that are unusual or nonrecurring. All such items and related amounts are disclosed in our annual report on Form 10-K and quarterly reports on Form 10-Q. Our communications with investors also reference “Adjusted EBITDA,” which is a non-GAAP measure used in calculation of ratios in covenants of certain of our debt securities (see “Financial Condition – Liquidity and Capital Resources – Financial Covenants, Credit Rating Provisions and Cross Default Provisions” below).

53

Competitive Electric Segment

Financial Results

	Three Months Ended March 31,
	2011	2010
Operating revenues	$1,672	$1,999
Fuel, purchased power costs and delivery fees	(830)	(1,047)
Net gain (loss) from commodity hedging and trading activities	(94)	1,213
Operating costs	(216)	(197)
Depreciation and amortization	(362)	(337)
Selling, general and administrative expenses	(162)	(183)
Franchise and revenue-based taxes	(21)	(22)
Other income	31	14
Other deductions	(2)	(6)
Interest income	27	22
Interest expense and related charges	(529)	(777)

Income (loss) before income taxes	(486)	679

Income tax (expense) benefit	166	(248)

Net income (loss)	$(320)	$431

Sales Volume and Customer Count Data

	Three Months Ended March 31,
	2011	2010	% Change
Sales volumes:

Retail electricity sales volumes – (GWh):
Residential	5,944	6,719	(11.5)
Small business (a)	1,766	1,982	(10.9)
Large business and other customers	3,259	3,519	(7.4)

Total retail electricity	10,969	12,220	(10.2)
Wholesale electricity sales volumes (b)	9,211	11,708	(21.3)

Total sales volumes	20,180	23,928	(15.7)

Average volume (kWh) per residential customer (c)	3,387	3,621	(6.5)

Weather (North Texas average) – percent of normal (d):

Heating degree days	111.9%	135.8%	(17.6)

Customer counts:

Retail electricity customers (end of period and in thousands) (e):
Residential	1,739	1,849	(5.9)
Small business (a)	208	250	(16.8)
Large business and other customers	22	22	—

Total retail electricity customers	1,969	2,121	(7.2)

____________

(a)	Customers with demand of less than 1 MW annually.
(b)	Includes net amounts related to sales and purchases of balancing energy in the “real-time market.”
(c)	Calculated using average number of customers for the period.
(d)	Weather data is obtained from Weatherbank, Inc., an independent company that collects and archives weather data from reporting stations of the National Oceanic and Atmospheric Administration (a federal agency under the US Department of Commerce). Normal is defined as the average over a 10-year period.
(e)	Based on number of meters. Typically, large business and other customers have more than one meter; therefore, number of meters does not reflect the number of individual customers.

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Competitive Electric Segment

Revenue and Commodity Hedging and Trading Activities

	Three Months Ended March 31,
	2011	2010	% Change
Operating revenues:

Retail electricity revenues:
Residential	$727	$870	(16.4)
Small business (a)	227	267	(15.0)
Large business and other customers	249	284	(12.3)

Total retail electricity revenues	1,203	1,421	(15.3)
Wholesale electricity revenues (b) (c)	395	503	(21.5)
Amortization of intangibles (d)	2	(1)	—
Other operating revenues	72	76	(5.3)

Total operating revenues	$1,672	$1,999	(16.4)

Net gain (loss) from commodity hedging and trading activities:

Unrealized net gains (losses) from changes in fair value	$(18)	$1,203	—
Unrealized net losses representing reversals of previously recognized fair values of positions settled in the current period	(304)	(225)	(35.1)
Realized net gains on settled positions	228	235	(3.0)

Total gain (loss)	$(94)	$1,213	—

(a)	Customers with demand of less than 1 MW annually.
(b)	Upon settlement of physical derivative power sales and purchase contracts that are marked-to-market in net income, wholesale electricity revenues and fuel and purchased power costs are reported at approximated market prices, as required by accounting rules, instead of the contract price. As a result, these line item amounts include a noncash component, which the company considers “unrealized.” (The offsetting differences between contract and market prices are reported in net gain (loss) from commodity hedging and trading activities.) These amounts are as follows:

	Three Months Ended March 31,
	2011	2010
Reported in revenues	$—	$(18)
Reported in fuel and purchased power costs	6	33

Net gain	$6	$15

(c)	Includes net amounts related to sales and purchases of balancing energy in the “real-time market.”
(d)	Represents amortization of the intangible net asset value of retail and wholesale power sales agreements resulting from purchase accounting.

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Competitive Electric Segment

Production, Purchased Power and Delivery Cost Data

	Three Months Ended March 31,
	2011	2010	% Change
Fuel, purchased power costs and delivery fees ($ millions):
Nuclear fuel	$42	$38	10.5
Lignite/coal	233	223	4.5

Total baseload fuel	275	261	5.4
Natural gas fuel and purchased power (a)	108	324	(66.7)
Amortization of intangibles (b)	36	42	(14.3)
Other costs	86	65	32.3

Fuel and purchased power costs	505	692	(27.0)
Delivery fees (c)	325	355	(8.5)

Total	$830	$1,047	(20.7)

Fuel and purchased power costs (which excludes generation facilities operating costs) per MWh:
Nuclear fuel	$8.02	$7.55	6.2
Lignite/coal (d)	19.36	20.02	(3.3)
Natural gas fuel and purchased power	94.33	52.02	81.3

Delivery fees per MWh	$29.51	$28.99	1.8

Production and purchased power volumes (GWh):
Nuclear	5,206	5,013	3.8
Lignite/coal	13,966	12,818	9.0

Total baseload generation	19,172	17,831	7.5
Natural gas-fueled generation	153	372	(58.9)
Purchased power (e)	855	5,725	(85.1)

Total energy supply volumes	20,180	23,928	(15.7)

Baseload capacity factors:
Nuclear	104.8%	100.9%	3.9
Lignite/coal	83.2%	82.1%	1.3
Total baseload	88.4%	86.7%	2.0

____________

(a)	See note (b) on previous page.
(b)	Represents amortization of the intangible net asset values of emission credits, coal purchase contracts, nuclear fuel contracts and power purchase agreements and the stepped up value of nuclear fuel resulting from purchase accounting.
(c)	Includes delivery fee charges from Oncor.
(d)	Includes depreciation and amortization of lignite mining assets, which is reported in the depreciation and amortization expense line item, but is part of overall fuel costs.
(e)	Includes amounts related to line loss and power imbalances.

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Competitive Electric Segment – Financial Results — Three Months Ended March 31, 2011 Compared to Three Months Ended March 31, 2010

As discussed above under “Significant Activities and Events,” the nodal wholesale market design implemented by ERCOT in December 2010 resulted in operational changes that facilitate hedging and trading of power. As part of ERCOT’s transition to a nodal wholesale market, volumes under nontrading bilateral purchase and sales contracts are no longer scheduled as physical power with ERCOT. As a result of these changes in market operations, reported wholesale revenues and purchased power costs in 2011 will be materially less than amounts reported in prior periods. Effective with the nodal market implementation, if volumes delivered to our retail and wholesale customers are less than our generation volumes (as determined on a daily settlement basis), we record additional wholesale revenues. Conversely, if volumes delivered to our retail and wholesale customers exceed our generation volumes, we record additional purchased power costs. The resulting additional wholesale revenues or purchased power costs are offset in net gain/(loss) from commodity hedging and trading activities.

Operating revenues decreased $327 million, or 16%, to $1.672 billion in 2011.

Retail electricity revenues decreased $218 million or 15%, to $1.203 billion and reflected the following:

•

A 10% decrease in sales volumes decreased revenues by $145 million reflecting declines in both the residential and business markets. Residential volumes decreased 12% reflecting a 6% decline in customer count driven by competitive activity and 6% decrease in average consumption reflecting milder winter weather in 2011. Business volumes decreased 9% reflecting a change in customers driven by competitive activity.

•

Lower average pricing decreased revenues by $73 million reflecting declining prices in both the residential and business markets. Lower average pricing is reflective of competitive activity in a lower wholesale power price environment and a change in business customer mix.

Wholesale electricity revenues decreased $108 million, or 21%, to $395 million in 2011. The decrease is primarily attributable to the nodal market change described above. The decrease was partially offset by higher production from the new lignite-fueled generation units and by $18 million in lower unrealized losses related to physical derivative sales contracts as discussed in footnote (b) to the “Revenue and Commodity Hedging and Trading Activities” table above.

Fuel, purchased power costs and delivery fees decreased $217 million, or 21%, to $830 million in 2011. Purchased power costs decreased $226 million driven by the effect of the nodal market change described above. This decrease was partially offset by higher purchased power prices during generation outages resulting from a severe winter storm in early February 2011. Delivery fees declined $30 million reflecting lower retail volumes. These decreases were partially offset by $24 million in higher fuel costs due primarily to higher prices and the effect of the new lignite-fueled generation units and $27 million in lower unrealized gains related to physical derivative commodity purchase contracts as described in footnote (b) to the “Revenue and Commodity Hedging and Trading Activities” table above.

Overall baseload generation production increased 8% in 2011 reflecting a 9% increase in lignite/coal-fueled production driven by increased production from the newly constructed generation facilities.

Following is an analysis of amounts reported as net gain (loss) from commodity hedging and trading activities for the three months ended March 31, 2011 and 2010, which totaled $94 million in net losses and $1.213 billion in net gains, respectively:

57

Three Months Ended March 31, 2011 — Unrealized mark-to-market net losses totaling $322 million included:

•

$326 million in net losses related to hedge positions, which includes $300 million in net losses representing reversals of previously recorded net gains on positions settled in the period and $26 million in net losses from changes in fair values, and

•

$4 million in net gains related to trading positions, which includes $8 million in net gains from changes in fair value and $4 million in net losses that represent reversals of previously recorded net gains on positions settled in the period.

Realized net gains totaling $228 million included:

•	$208 million in net gains related to positions that primarily hedged electricity revenues recognized in the period, largely related to the long-term hedging program, and
•	$20 million in net gains related to trading positions.

Three Months Ended March 31, 2010 — Unrealized mark-to-market net gains totaling $978 million included:

•

$963 million in net gains related to hedge positions, which includes $1.175 billion in net gains from changes in fair value and $212 million in net losses that represent reversals of previously recorded net gains on positions settled in the period, and

•

$15 million in net gains related to trading positions, which includes $28 million in net gains from changes in fair value and $13 million in net losses that represent reversals of previously recorded net gains on positions settled in the period.

Realized net gains totaling $235 million included:

•	$209 million in net gains related to positions that primarily hedged electricity revenues recognized in the period, and
•	$26 million in net gains related to trading positions.

Unrealized gains and losses that are related to physical derivative commodity contracts and are reported as revenues and purchased power costs, as required by accounting rules, totaled $6 million and $15 million in net gains in 2011 and 2010, respectively.

Operating costs increased $19 million, or 10%, to $216 million in 2011. The increase reflected $9 million in incremental expense related to the new generation units. The balance of the increase was driven by $6 million in implementation costs for new technology systems and process improvements for generation facilities, $2 million in expenses for periodic major inspections of natural gas generation units, and $2 million in various other operating cost variances.

Depreciation and amortization increased $25 million, or 7%, to $362 million in 2011. The increase reflected $15 million in incremental depreciation from a new generation unit placed in service in May 2010 and $10 million in increased depreciation at lignite/coal generation units resulting from additions and replacements.

SG&A expenses decreased $21 million, or 11%, to $162 million in 2011. The decrease was driven by lower retail bad debt expense reflecting improved customer mix and the impacts on prior year collections of delayed billings during the implementation of a retail customer information management system.

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Other income totaled $31 million in 2011 and $14 million in 2010. Other income in 2011 included $21 million related to the settlement of bankruptcy claims against a counterparty and $7 million for a property damage claim. Other income in 2010 included a $7 million gain associated with the sale of a partial interest in a business and a $5 million refund of sales taxes related to prior years. See Note 15 to Financial Statements.

Other deductions totaled $2 million in 2011 and $6 million in 2010. See Note 15 to Financial Statements.

Interest income increased $5 million to $27 million in 2011 reflecting higher notes receivable balances from affiliates.

Interest expense and related charges decreased $248 million, or 32%, to $529 million in 2011 reflecting a $142 million unrealized mark-to-market net gain related to interest rate swaps in 2011 compared to a $107 million net loss in 2010 and a $19 million decrease in noncash amortization of losses on interest rate swaps dedesignated as cash flow hedges, partially offset by a $23 million decrease in capitalized interest.

Income tax benefit totaled $166 million on a pretax loss in 2011 compared to income tax expense of $248 million on pretax income in 2010. The effective rate was 34.2% and 36.5% in 2011 and 2010, respectively. The decrease in the effective rate reflected interest accrued on uncertain tax positions in both years and the absence of a production activities deduction in 2011 due to an expected tax loss.

After-tax results for the segment declined $751 million to a net loss of $320 million in 2011 reflecting the decline in results from commodity hedging and trading activities due to unrealized mark-to-market net losses in 2011 compared to unrealized net gains in 2010, partially offset by an opposite change in unrealized mark-to-market values of interest rate swaps reported in interest expense.

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Energy-Related Commodity Contracts and Mark-to-Market Activities

The table below summarizes the changes in commodity contract assets and liabilities for the three months ended March 31, 2011 and 2010. The net change in these assets and liabilities, excluding “other activity” as described below, represents $316 million in unrealized net losses in 2011 and $993 million in unrealized net gains in 2010 arising from mark-to-market accounting for positions in the commodity contract portfolio. The portfolio consists primarily of economic hedges but also includes trading positions.

	Three Months Ended March 31,
	2011	2010

Commodity contract net asset as of beginning of period	$3,097	$1,718
Settlements of positions (a)	(298)	(210)
Changes in fair value (b)	(18)	1,203
Other activity (c)	1	21

Commodity contract net asset as of end of period	$2,782	$2,732

(a)	Represents reversals of previously recognized unrealized gains and losses upon settlement (offsets realized gains and losses recognized in the settlement period).
(b)	Represents unrealized gains and losses recognized, including positions in the long-term hedging program (see discussion above under “Long-Term Hedging Program”).
(c)	These amounts do not represent unrealized gains or losses. Includes initial values of positions involving the receipt or payment of cash or other consideration, generally related to options purchased/sold and physical natural gas exchange transactions.

Maturity Table — The following table presents the net commodity contract asset arising from recognition of fair values under mark-to-market accounting as of March 31, 2011, scheduled by the source of fair value and contractual settlement dates of the underlying positions.

	Maturity dates of unrealized commodity contract asset as of March 31, 2011
Source of fair value	Less than 1 year	1-3 years	4-5 years	Excess of 5 years	Total
Prices actively quoted	$(78)	$(5)	$—	$—	$(83)
Prices provided by other external sources	1,204	1,395	262	—	2,861
Prices based on models	16	(13)	1	—	4

Total	$1,142	$1,377	$263	$—	$2,782

Percentage of total fair value	41%	50%	9%	—%	100%

The “prices actively quoted” category reflects only exchange traded contracts for which active quotes are readily available. The “prices provided by other external sources” category represents forward commodity positions valued using prices for which over-the-counter broker quotes are available in active markets. Over-the-counter quotes for power in ERCOT that are deemed active markets (excluding the West hub) generally extend through 2013 and over-the-counter quotes for natural gas generally extend through 2016, depending upon delivery point. The “prices based on models” category contains the value of all nonexchange traded options, valued using option pricing models. In addition, this category contains other contractual arrangements that may have both forward and option components, as well as other contracts that are valued using proprietary long-term pricing models that utilize certain market based inputs. See Note 9 to Financial Statements for fair value disclosures and discussion of fair value measurements.

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FINANCIAL CONDITION

Liquidity and Capital Resources

Cash Flow — Three Months Ended March 31, 2011 Compared to Three Months Ended March 31, 2010 — Cash provided by operating activities increased $226 million to $328 million in 2011. The increase reflected the effect of amended accounting standards related to the accounts receivable securitization program (see Note 5 to Financial Statements), under which the $383 million of funding under the program at the January 1, 2010 adoption was reported as a use of operating cash flows and a source of financing cash flows. Excluding this accounting effect, cash provided by operating activities declined $157 million driven by lower cash earnings, which reflected a low wholesale power price environment and the effects of a severe winter storm in February 2011, partially offset by the contribution from the new lignite-fueled generation units.

Depreciation and amortization expense reported in the statement of cash flows exceeded the amount reported in the statement of income by $82 million and $93 million for the three months ended March 31, 2011 and 2010, respectively. The difference represented amortization of nuclear fuel, which is reported as fuel costs in the statement of income consistent with industry practice, and amortization of intangible net assets and debt fair value discounts arising from purchase accounting that is reported in various other income statement line items including operating revenues, fuel and purchased power costs and delivery fees and interest expense and related charges.

Cash used in financing activities totaled $292 million in 2011 compared to cash provided of $57 million in 2010. Activity in 2011 reflected a reduction in net borrowings under the TCEH Revolving Credit Facility. Activity in 2010 included a $383 million source of financing cash flows due to an accounting change related to the accounts receivable securitization program as discussed above, partially offset by net repayments of debt.

See Note 6 to Financial Statements for further detail of short-term borrowings and long-term debt.

Cash used in investing activities totaled $240 million in 2011 compared to cash provided of $9 million in 2010. Investing activities in 2010 reflected a $400 million cash investment posted with a derivative counterparty in 2009 that was returned in 2010. Capital expenditures decreased $179 million to $149 million in 2011 reflecting a decrease in spending related to the construction of new generation facilities.

Debt Financing Activity — Activities related to short-term borrowings and long-term debt during the three months ended March 31, 2011 are as follows (all amounts presented are principal, and repayments and repurchases include amounts related to capital leases and exclude amounts related to debt discount, financing and reacquisition expenses):

	Borrowings	Repayments and Repurchases
TCEH	$—	$(68)
EFCH	—	(1)
EFH Corp.	—	(2)

Total long-term	—	(71)

Total short-term – TCEH (a)	—	(222)

Total	$—	$(293)

(a)	Short-term amounts represent net borrowings/repayments.

See Note 6 to Financial Statements for further detail of long-term debt and other financing arrangements, including amendments to the TCEH Senior Secured Facilities as well as maturity extensions and repayments of borrowings under those facilities in April 2011.

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We regularly monitor the capital and bank credit markets for liability management opportunities that we believe will improve our balance sheet, including capturing debt discount and extending debt maturities. As a result, we may engage, from time to time, in liability management transactions. Future activities under the liability management program may include the purchase of our outstanding debt for cash in open market purchases or privately negotiated refinancing/exchange transactions (including pursuant to a Section 10b-5(1) plan) or via public or private exchange or tender offers.

In evaluating whether to undertake any liability management transaction, including any refinancing, we will take into account liquidity requirements, prospects for future access to capital, contractual restrictions, the market price of our outstanding debt and other factors. Any liability management transaction, including any refinancing, may occur on a stand-alone basis or in connection with, or immediately following, other liability management transactions.

Available Liquidity — The following table summarizes changes in available liquidity since December 31, 2010.

	Available Liquidity

	April 19, 2011	March 31, 2011	December 31, 2010	Year-to-Date Change – April 19, 2011
Cash and cash equivalents	$955	$1,330	$1,534	$(579)
TCEH Revolving Credit Facility (a)	1,397	1,680	1,440	(43)
TCEH Letter of Credit Facility	336	248	261	75

Total liquidity (b)	$2,688	$3,258	$3,235	$(547)

(a)	In connection with the April 19, 2011 amendment and extension of the TCEH Senior Secured Facilities, this facility now has a limit of $2.054 billion, of which $657 million was borrowed as of April 19, 2011. Lehman is no longer a participant in the facility.
(b)	Total liquidity includes margin deposits, which as of March 31, 2011 and December 31, 2010, totaled $549 million and $465 million, respectively, of net receipts of margin deposits from counterparties related to commodity positions (net of $100 million and $166 million, respectively, posted with counterparties).

See Note 6 to Financial Statements for discussion of transactions in April 2011 related to the TCEH Senior Secured Facilities that resulted in an amendment to the terms of the facilities, three-year extensions of $17.8 billion of maturities of borrowings/commitments, repayment of $1.6 billion of borrowings and the reduction of $646 million of commitments.

The decline in available liquidity since December 31, 2010 was driven by transaction costs of the April 2011 amendment and extension of the TCEH Senior Secured Facilities, which were funded largely by cash on hand.

Pension and OPEB Plan Funding — Pension and OPEB plan funding is expected to total $175 million and $25 million, respectively, in 2011. Oncor is expected to fund $190 million of this amount consistent with its share of the pension liability. We made pension and OPEB contributions of $14 million and $6 million, respectively, in the three months ended March 31, 2011, of which $18 million was contributed by Oncor.

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Toggle Notes Interest Election — EFH Corp. and TCEH have the option every six months at their discretion, ending with the interest payment due November 2012, to use the payment-in-kind (PIK) feature of their respective toggle notes in lieu of making cash interest payments. We elected to do so beginning with the May 2009 interest payment as an efficient and cost-effective method to further enhance liquidity. Once EFH Corp. and/or TCEH make a PIK election, the election is valid for each succeeding interest payment period until EFH Corp. and/or TCEH revoke the applicable election. Use of the PIK feature will be evaluated at each election period, taking into account market conditions and other relevant factors at such time.

EFH Corp. will make its May 2011 interest payment and its November 2011 interest payment on the EFH Corp. Toggle Notes by using the PIK feature of those notes. During such applicable interest periods, the interest rate on these notes is increased from 11.25% to 12.00%. EFH Corp. is expected to increase the aggregate principal amount of the notes by $21 million in May 2011 (excluding $151 million principal amount issued to EFIH as holder of $2.525 billion principal amount of EFH Corp. Toggle Notes that is eliminated in consolidation) and is expected to further increase the aggregate principal amount of the notes by $22 million in November 2011 (excluding $161 million principal amount expected to be issued to EFIH). The election is expected to increase liquidity in May 2011 by an amount equal to $19 million (excluding $142 million related to notes held by EFIH) and is expected to further increase liquidity in November 2011 by an amount equal to a currently estimated $20 million (excluding $151 million related to notes held by EFIH), constituting the amounts of cash interest that otherwise would have been payable on the notes. See Note 6 to Financial Statements for discussion of debt exchange transactions in April 2011 that resulted in EFIH acquiring $428 million principal amount of EFH Corp. debt, including $229 million principal amount of EFH Corp. Toggle Notes that are reflected in the amounts related to the May and November 2011 PIK elections.

Similarly, TCEH will make its May 2011 interest payment and its November 2011 interest payment on the TCEH Toggle Notes by using the PIK feature of those notes. During the applicable interest periods, the interest rate on the notes is increased from 10.50% to 11.25%. TCEH is expected to increase the aggregate principal amount of the notes by $79 million in May 2011 and is expected to further increase the aggregate principal amount of the notes by $84 million in November 2011. The election is expected to increase liquidity in May 2011 by an amount equal to $74 million and is expected to further increase liquidity in November 2011 by an amount equal to an estimated $78 million, constituting the amounts of cash interest that otherwise would have been payable on the notes.

Liquidity Effects of Commodity Hedging and Trading Activities — Commodity hedging and trading transactions typically require a counterparty to post collateral if the forward price of the underlying commodity moves such that the hedging or trading instrument held by such counterparty has declined in value. TCEH uses cash, letters of credit, asset-backed liens and other forms of credit support to satisfy such collateral obligations. In addition, TCEH’s Commodity Collateral Posting Facility (CCP facility), an uncapped senior secured revolving credit facility that matures in December 2012, funds the cash collateral posting requirements for a significant portion of the positions in the long-term hedging program not otherwise secured by a first-lien in the assets of TCEH. The aggregate principal amount of the CCP facility is determined by the exposure arising from higher forward market prices, regardless of the amount of such exposure, on a portfolio of certain natural gas hedging transaction volumes. Including those hedging transactions where margin deposits are covered by unlimited borrowings under the CCP facility, as of March 31, 2011, more than 95% of the long-term natural gas hedging program transactions were secured by a first-lien interest in the assets of TCEH that is pari passu with the TCEH Senior Secured Facilities, the effect of which is a significant reduction in the liquidity exposure associated with collateral requirements for those hedging transactions. Due to declines in forward natural gas prices, no amounts were borrowed against the CCP facility as of March 31, 2011 and December 31, 2010. See Note 6 to Financial Statements for more information about the TCEH Senior Secured Facilities, which include the CCP facility.

As of March 31, 2011, TCEH received or posted cash and letters of credit for commodity hedging and trading activities as follows:

•	$98 million in cash has been posted with counterparties for exchange cleared transactions (including initial margin), as compared to $165 million posted as of December 31, 2010;
•

$647 million in cash has been received from counterparties, net of $2 million in cash posted, for over-the-counter and other non-exchange cleared transactions, as compared to $630 million received, net of $1 million in cash posted, as of December 31, 2010;

•	$495 million in letters of credit have been posted with counterparties, as compared to $473 million posted as of December 31, 2010, and
•	$26 million in letters of credit have been received from counterparties, as compared to $25 million received as of December 31, 2010.

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With respect to exchange cleared transactions, these transactions typically require initial margin (i.e., the upfront cash and/or letter of credit posted to take into account the size and maturity of the positions and credit quality) in addition to variance margin (i.e., the daily cash margin posted to take into account changes in the value of the underlying commodity). The amount of initial margin required is generally defined by exchange rules. Clearing agents, however, typically have the right to request additional initial margin based on various factors including market depth, volatility and credit quality, which may be in the form of cash, letters of credit, a guaranty or other forms as negotiated with the clearing agent. With respect to cash collateral that is received, such cash collateral is either used for working capital and other corporate purposes, including reducing short-term borrowings under credit facilities, or it is required to be deposited in a separate account and restricted from being used for working capital and other corporate purposes. With respect to over-the-counter transactions, counterparties generally have the right to substitute letters of credit for such cash collateral. In such event, the cash collateral previously posted would be returned to such counterparties thereby reducing liquidity in the event that it was not restricted. As of March 31, 2011, restricted cash collateral held totaled $36 million. See Note 15 to Financial Statements regarding restricted cash.

With the long-term hedging program, increases in natural gas prices generally result in increased cash collateral and letter of credit postings to counterparties. As of March 31, 2011, approximately 400 million MMBtu of positions related to the long-term hedging program were not directly secured on an asset-lien basis and thus have cash collateral posting requirements. The uncapped CCP facility supports the collateral posting requirements related to most of these transactions.

Income Tax Refunds/Payments — Income tax payments related to the Texas margin tax are expected to total approximately $65 million, and net refunds of federal income taxes are expected to total approximately $13 million in the next 12 months. Refunds totaled $31 million in the three months ended March 31, 2011.

We cannot reasonably estimate the ultimate amounts and timing of tax payments associated with uncertain tax positions, but expect that no material federal income tax payments related to such positions will be made in 2011. (See Note 15 to Financial Statements.)

Interest Rate Swap Transactions — See Note 6 to Financial Statements.

Accounts Receivable Securitization Program — TXU Energy participates in EFH Corp.’s accounts receivable securitization program with financial institutions (the funding entities). In accordance with transfers and servicing accounting standards, the trade accounts receivable amounts under the program are reported as pledged balances and the related funding amounts are reported as short-term borrowings. Under the program, TXU Energy (originator) sells retail trade accounts receivable to TXU Receivables Company, a consolidated wholly-owned bankruptcy-remote direct subsidiary of EFH Corp., which sells undivided interests in the purchased accounts receivable for cash to entities established for this purpose by the funding entities. All new trade receivables under the program generated by the originator are continuously purchased by TXU Receivables Company with the proceeds from collections of receivables previously purchased. Funding under the program totaled $101 million and $96 million as of March 31, 2011 and December 31, 2010, respectively. See Note 5 to Financial Statements for a more complete description of the program including the impact of the program on the financial statements for the periods presented and the contingencies that could result in termination of the program and a reduction of liquidity should the underlying financing be settled.

Distributions from Oncor — Oncor’s distributions to us totaled $16 million and $30 million in the three months ended March 31, 2011 and 2010, respectively. In April 2011, we received an additional $16 million distribution. Until December 31, 2012, distributions paid by Oncor to its members are limited to an amount not to exceed Oncor’s net income determined in accordance with US GAAP, subject to certain defined adjustments. Distributions are further limited by an agreement that Oncor’s regulatory capital structure, as determined by the PUCT, will be at or below the assumed debt-to-equity ratio established periodically by the PUCT for ratemaking purposes, which is currently set at 60% debt to 40% equity. (See Note 8 to Financial Statements.)

In January 2009, the PUCT awarded certain CREZ construction projects to Oncor. See discussion below under “Regulatory Matters – Oncor Matters with the PUCT.” As a result of the increased capital expenditures for CREZ and the debt-to-equity ratio cap, we expect our distributions from Oncor will be substantially reduced or temporarily discontinued during the CREZ construction period, which is expected to be completed in 2013.

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Financial Covenants, Credit Rating Provisions and Cross Default Provisions — The terms of certain of our financing arrangements contain maintenance covenants with respect to leverage ratios and/or minimum net worth. As of March 31, 2011, we were in compliance with all such covenants.

Covenants and Restrictions under Financing Arrangements — Each of the TCEH Senior Secured Facilities and the indentures governing substantially all of the debt we have issued in connection with, and subsequent to, the Merger contain covenants that could have a material impact on our liquidity and operations.

Adjusted EBITDA (as used in the restricted payments covenant contained in the indenture governing the EFH Corp. Senior Secured Notes) for the twelve months ended March 31, 2011 totaled $5.130 billion for EFH Corp. See Exhibits 99(b), 99(c) and 99(d) for a reconciliation of net income (loss) to Adjusted EBITDA for EFH Corp., TCEH and EFIH, respectively, for the three and twelve months ended March 31, 2011 and 2010.

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The table below summarizes TCEH’s secured debt to Adjusted EBITDA ratio under the maintenance covenant in the TCEH Senior Secured Facilities and various other financial ratios of EFH Corp., EFIH and TCEH that are applicable under certain other threshold covenants in the TCEH Senior Secured Facilities and the indentures governing the TCEH Senior Notes, the TCEH Senior Secured Second Lien Notes, the EFH Corp. Senior Notes, the EFH Corp. Senior Secured Notes and the EFIH Notes as of March 31, 2011 and December 31, 2010. The debt incurrence and restricted payments/limitations on investments covenants thresholds described below represent levels that must be met in order for EFH Corp., EFIH or TCEH to incur certain permitted debt or make certain restricted payments and/or investments. EFH Corp. and its consolidated subsidiaries are in compliance with their maintenance covenants.

	March 31, 2011	December 31, 2010	Threshold Level as of March 31, 2011
Maintenance Covenant:
TCEH Senior Secured Facilities:
Secured debt to Adjusted EBITDA ratio (a)	5.13 to 1.00	5.19 to 1.00	Must not exceed 8.00 to 1.00 (b)

Debt Incurrence Covenants:
EFH Corp. Senior Secured Notes:
EFH Corp. fixed charge coverage ratio	1.3 to 1.0	1.3 to 1.0	At least 2.0 to 1.0
TCEH fixed charge coverage ratio	1.5 to 1.0	1.5 to 1.0	At least 2.0 to 1.0
EFIH Notes:
EFIH fixed charge coverage ratio (c)	(d)	(d)	At least 2.0 to 1.0
TCEH Senior Notes and TCEH Senior Secured Second Lien Notes:
TCEH fixed charge coverage ratio	1.5 to 1.0	1.5 to 1.0	At least 2.0 to 1.0
TCEH Senior Secured Facilities:
TCEH fixed charge coverage ratio	1.5 to 1.0	1.5 to 1.0	At least 2.0 to 1.0

Restricted Payments/Limitations on Investments Covenants:
EFH Corp. Senior Notes:
General restrictions (Sponsor Group payments):
EFH Corp. leverage ratio	8.8 to 1.0	8.5 to 1.0	Equal to or less than 7.0 to 1.0
EFH Corp. Senior Secured Notes:
General restrictions (non-Sponsor Group payments):
EFH Corp. fixed charge coverage ratio (e)	1.6 to 1.0	1.6 to 1.0	At least 2.0 to 1.0
General restrictions (Sponsor Group payments):
EFH Corp. fixed charge coverage ratio (e)	1.3 to 1.0	1.3 to 1.0	At least 2.0 to 1.0
EFH Corp. leverage ratio	8.8 to 1.0	8.5 to 1.0	Equal to or less than 7.0 to 1.0
EFIH Notes:
General restrictions (non-EFH Corp. payments):
EFIH fixed charge coverage ratio (c) (f)	53.0 to 1.0	23.9 to 1.0	At least 2.0 to 1.0
General restrictions (EFH Corp. payments):
EFIH fixed charge coverage ratio (c) (f)	(d)	(d)	At least 2.0 to 1.0
EFIH leverage ratio	5.4 to 1.0	5.3 to 1.0	Equal to or less than 6.0 to 1.0
TCEH Senior Notes and TCEH Senior Secured Second Lien Notes:
TCEH fixed charge coverage ratio	1.5 to 1.0	1.5 to 1.0	At least 2.0 to 1.0
TCEH Senior Secured Facilities:
Payments to Sponsor Group:
TCEH total debt to Adjusted EBITDA ratio	8.1 to 1.0	7.9 to 1.0	Equal to or less than 6.5 to 1.0

(a)	In accordance with the terms of the TCEH Senior Secured Facilities and as the result of the new Sandow and first Oak Grove generating units achieving average capacity factors of greater than or equal to 70% for the three months ended March 31, 2010, the maintenance covenant as of December 31, 2010 includes Adjusted EBITDA for the units and the proportional amount of outstanding debt under the Delayed Draw Term Loan (see Note 6 to Financial Statements) applicable to the two units. Adjusted EBITDA for the second Oak Grove generation unit is not included in the calculation.
(b)	Threshold level increased to a maximum of 8.00 to 1.00 for the test periods ending March 31, 2011 through December 31, 2014, effective with the April 2011 amendment to the TCEH Senior Secured Facilities discussed in Note 6 to Financial Statements. Calculation excludes secured debt that ranks junior to the TCEH Senior Secured Facilities and up to $1.5 billion principal amount of TCEH senior secured first lien notes whose proceeds are used to prepay term loans or deposit letter of credit loans under the TCEH Senior Secured Facilities.
(c)	Although EFIH currently meets the fixed charge coverage ratio threshold applicable to certain covenants contained in the indentures governing the EFIH Notes, EFIH’s ability to use such thresholds to incur debt or make restricted payments/investments is currently limited by the covenants contained in the EFH Corp. Senior Notes and the EFH Corp. Senior Secured Notes.
(d)	EFIH meets the ratio threshold. Because EFIH’s interest income exceeds interest expense, the result of the ratio calculation is not meaningful.
(e)	The EFH Corp. fixed charge coverage ratio for non-Sponsor Group payments includes the results of Oncor Holdings and its subsidiaries. The EFH Corp. fixed charge coverage ratio for Sponsor Group payments excludes the results of Oncor Holdings and its subsidiaries.
(f)	The EFIH fixed charge coverage ratio for non-EFH Corp. payments includes the results of Oncor Holdings and its subsidiaries. The EFIH fixed charge coverage ratio for EFH Corp. payments excludes the results of Oncor Holdings and its subsidiaries.

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Material Credit Rating Covenants and Credit Worthiness Effects on Liquidity — As a result of TCEH’s non-investment grade credit rating and considering collateral thresholds of certain retail and wholesale commodity contracts, as of March 31, 2011, counterparties to those contracts could have required TCEH to post up to an aggregate of $27 million in additional collateral. This amount largely represents the below market terms of these contracts as of March 31, 2011; thus, this amount will vary depending on the value of these contracts on any given day.

Certain transmission and distribution utilities in Texas have tariffs in place to assure adequate credit worthiness of any REP to support the REP’s obligation to collect securitization bond-related (transition) charges on behalf of the utility. Under these tariffs, as a result of TCEH’s below investment grade credit rating, TCEH is required to post collateral support in an amount equal to estimated transition charges over specified time periods. The amount of collateral support required to be posted, as well as the time period of transition charges covered, varies by utility. As of March 31, 2011, TCEH has posted collateral support in the form of letters of credit to the applicable utilities in an aggregate amount equal to $27 million, with $14 million of this amount posted for the benefit of Oncor.

The PUCT has rules in place to assure adequate credit worthiness of each REP, including the ability to return customer deposits, if necessary. Under these rules, as of March 31, 2011, TCEH posted letters of credit in the amount of $73 million, which are subject to adjustments.

The RRC has rules in place to assure adequate credit worthiness of parties that have mining reclamation obligations. Under these rules, should the RRC determine that the credit worthiness of Luminant Generation Company LLC (a subsidiary of TCEH) is not sufficient to support its reclamation obligations, TCEH may be required to post cash or letter of credit collateral support in an amount currently estimated to be approximately $650 million to $900 million. The actual amount (if required) could vary depending upon numerous factors, including Luminant Generation Company LLC’s credit worthiness and the level of mining reclamation obligations.

ERCOT has rules in place to assure adequate credit worthiness of parties that participate in the “day-ahead” and “real-time markets” operated by ERCOT. Under these rules, TCEH has posted collateral support, predominantly in the form of letters of credit, totaling $240 million as of March 31, 2011 (which is subject to weekly adjustments based on settlement activity with ERCOT).

Other arrangements of EFH Corp. and its subsidiaries, including Oncor’s credit facility, the accounts receivable securitization program (see Note 5 to Financial Statements) and certain leases, contain terms pursuant to which the interest rates charged under the agreements may be adjusted depending on the relevant credit ratings.

In the event that any or all of the additional collateral requirements discussed above are triggered, we believe we will have adequate liquidity to satisfy such requirements.

Material Cross Default Provisions — Certain financing arrangements contain provisions that may result in an event of default if there were a failure under other financing arrangements to meet payment terms or to observe other covenants that could or does result in an acceleration of payments due. Such provisions are referred to as “cross default” provisions.

A default by TCEH or any of its restricted subsidiaries in respect of indebtedness, excluding indebtedness relating to the accounts receivable securitization program, in an aggregate amount in excess of $200 million may result in a cross default under the TCEH Senior Secured Facilities. Under these facilities, such a default will allow the lenders to accelerate the maturity of outstanding balances ($20.9 billion as of April 19, 2011) under such facilities.

The indentures governing the TCEH Senior Notes, TCEH Senior Secured Notes and the TCEH Senior Secured Second Lien Notes contain a cross acceleration provision where a payment default at maturity or on acceleration of principal indebtedness under any instrument or instruments of TCEH or any of its restricted subsidiaries in an aggregate amount equal to or greater than $250 million may cause the acceleration of the TCEH Senior Notes, TCEH Senior Secured Notes and TCEH Senior Secured Second Lien Notes.

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Under the terms of a TCEH rail car lease, which had $44 million in remaining lease payments as of March 31, 2011 and terminates in 2017, if TCEH failed to perform under agreements causing its indebtedness in aggregate principal amount of $100 million or more to become accelerated, the lessor could, among other remedies, terminate the lease and effectively accelerate the payment of any remaining lease payments due under the lease.

Under the terms of another TCEH rail car lease, which had $49 million in remaining lease payments as of March 31, 2011 and terminates in 2028, if obligations of TCEH in excess of $200 million in the aggregate for payments of obligations to third party creditors under lease agreements, deferred purchase agreements or loan or credit agreements are accelerated prior to their original stated maturity, the lessor could, among other remedies, terminate the lease and effectively accelerate the payment of any remaining lease payments due under the lease.

The indentures governing the EFH Corp. Senior Secured Notes contain a cross acceleration provision whereby a payment default at maturity or on acceleration of principal indebtedness under any instrument or instruments of EFH Corp. or any of its restricted subsidiaries in an aggregate amount equal to or greater than $250 million may cause the acceleration of the EFH Corp. Senior Secured Notes.

The indentures governing the EFIH Notes contain a cross acceleration provision whereby a payment default at maturity or on acceleration of principal indebtedness under any instrument or instruments of EFIH or any of its restricted subsidiaries in an aggregate amount equal to or greater than $250 million may cause the acceleration of the EFIH Notes.

The accounts receivable securitization program contains a cross default provision with a threshold of $200 million that applies in the aggregate to the originator, any parent guarantor of an originator or any subsidiary acting as collection agent under the program. TXU Receivables Company and EFH Corporate Services Company (a direct subsidiary of EFH Corp.), as collection agent, in the aggregate have a cross default threshold of $50,000. If any of the aforementioned defaults on indebtedness of the applicable threshold were to occur, the program could terminate.

We enter into energy-related and financial contracts, the master forms of which contain provisions whereby an event of default or acceleration of settlement would occur if we were to default under an obligation in respect of borrowings in excess of thresholds, which vary, stated in the contracts. The subsidiaries whose default would trigger cross default vary depending on the contract.

Each of TCEH’s natural gas hedging agreements and interest rate swap agreements that are secured with a lien on its assets on a pari passu basis with the TCEH Senior Secured Facilities contains a cross default provision. In the event of a default by TCEH or any of its subsidiaries relating to indebtedness (such amounts varying by contract but ranging from $200 million to $250 million) that results in the acceleration of such debt, then each counterparty under these hedging agreements would have the right to terminate its hedge or interest rate swap agreement with TCEH and require all outstanding obligations under such agreement to be settled.

Other arrangements, including leases, have cross default provisions, the triggering of which would not be expected to result in a significant effect on liquidity.

Guarantees — See Note 7 to Financial Statements for details of guarantees.

OFF–BALANCE SHEET ARRANGEMENTS

See Notes 3 and 7 to Financial Statements regarding VIEs and guarantees, respectively.

COMMITMENTS AND CONTINGENCIES

See Note 7 to Financial Statements for discussion of commitments and contingencies.

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CHANGES IN ACCOUNTING STANDARDS

There have been no recently issued accounting standards effective after March 31, 2011 that are expected to materially impact us.

REGULATORY MATTERS

See discussions in Note 7 to Financial Statements.

Sunset Review

PURA, the PUCT, the RRC, ERCOT, the TCEQ and the Texas Office of Public Utility Counsel (OPUC) are subject to “sunset” review by the Texas Legislature in the 2011 legislative session. Sunset review includes, generally, a comprehensive review of the need for and effectiveness of an administrative agency (the PUCT, the RRC, ERCOT, the TCEQ or the OPUC), along with an evaluation of the advisability of any changes to that agency’s authorizing legislation (e.g. PURA). In 2010, the Texas Sunset Advisory Commission adopted various recommendations regarding these agencies and submitted its recommendations for the Texas Legislature’s consideration during the session, which began in January 2011. We cannot predict the outcome of the sunset review process.

Oncor Matters with the PUCT

Rate Cases — In January 2011, Oncor filed for a rate review (PUCT Docket No. 38929) with the PUCT and 203 cities based on a test year ended June 30, 2010. If approved as requested, this review would have resulted in an aggregate annual rate increase of approximately $353 million over the test year period adjusted for the impact of weather. Oncor also requested a revised regulatory capital structure of 55% debt to 45% equity. The PUCT, with Oncor’s input and that of the cities and other participating parties, established a procedural schedule for the review. In April 2011, Oncor filed, and the administrative law judges in the rate review granted, a motion requesting abatement of the procedural schedule in the rate review on the grounds that Oncor and the parties to the rate review had reached a Memorandum of Settlement that would settle and resolve all issues in the rate review. Oncor expects to file a stipulation in late April or early May 2011 that incorporates the Memorandum of Settlement along with proposed tariffs. The stipulation and related tariffs must be approved by the PUCT. The terms of the settlement include an approximate $137 million base rate increase and additional provisions to address franchise fees and other expenses. The settlement would result in an impact of less than 1% on an average residential monthly bill of 1,300 kWh for a TXU Energy customer. Approximately $93 million of the increase would become effective by July 1, 2011, and the remainder would become effective by January 1, 2012. The settlement does not change Oncor’s authorized regulatory capital structure of 60% debt and 40% equity or its authorized return on equity of 10.25%.

In August 2009, the PUCT issued a final order with respect to Oncor’s June 2008 rate review filing (PUCT Docket 35717), and new rates were implemented in September 2009. Oncor and four other parties appealed various portions of the rate case final order to a state district court. In January 2011, the District Court signed its judgment reversing the PUCT with respect to two issues: the PUCT’s disallowance of certain franchise fees, and the PUCT’s decision that PURA no longer requires imposition of a rate discount for state colleges and universities. Oncor filed an appeal with the Austin Court of Appeals in February 2011 with respect to the issues it appealed to the District Court and did not prevail upon, as well as the District Court’s decision to reverse the PUCT with respect to discounts for state colleges and universities. Oncor is unable to predict the outcome of the appeal.

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Stipulation Approved by the PUCT — In April 2008, the PUCT entered an order (PUCT Docket No. 34077), which became final in June 2008, approving the terms of a stipulation relating to the filing in 2007 by Oncor and Texas Holdings with the PUCT pursuant to Section 14.101(b) of PURA and PUCT Substantive Rule 25.75. The filing reported an ownership change involving Texas Holdings’ purchase of EFH Corp. Among other things, the stipulation required the filing of a rate case by Oncor no later than July 1, 2008 based on a test year ended December 31, 2007, which Oncor filed in June 2008 as discussed above. In July 2008, Nucor Steel filed an appeal of the PUCT’s order in the 200th District Court of Travis County, Texas. A hearing on the appeal was held in June 2010, and the District Court affirmed the PUCT order in its entirety. Nucor Steel appealed that ruling to the Third District Court of Appeals in Austin, Texas in July 2010. Oral argument was held before the court in March 2011. There is no deadline for the court to act. While Oncor is unable to predict the outcome of the appeal, it does not expect the appeal to affect the major provisions of the stipulation.

Competitive Renewable Energy Zones (CREZs) — In January 2009, the PUCT awarded Oncor 17 CREZ construction projects (PUCT Docket Nos. 35665 and 37902) requiring 14 related Certificate of Convenience and Necessity (CCN) amendment proceedings before the PUCT. As of March 31, 2011, all 17 projects and 14 CCN amendments have been approved by the PUCT. The projects involve the construction of transmission lines and stations to support the transmission of electricity from renewable energy sources, principally wind generation facilities, in west Texas to population centers in the eastern part of Texas. In addition to these projects, ERCOT completed a study in December 2010 that will result in Oncor and other transmission service providers building additional facilities to provide further voltage support to the transmission grid as a result of CREZ. Oncor currently estimates, based on these additional voltage support facilities and the approved routes and stations for its awarded CREZ projects, that CREZ construction costs will total approximately $2.0 billion. CREZ-related costs could change based on finalization of costs for the additional voltage support facilities and final detailed designs of subsequent project routes. As of March 31, 2011, Oncor’s cumulative CREZ-related capital expenditures totaled $417 million, including $101 million during the three months ended March 31, 2011. Oncor expects that all necessary permitting actions and other requirements and all construction activities for Oncor’s CREZ construction projects will be completed by the end of 2013.

Transmission Cost Recovery and Rates (PUCT Docket No. 38938) — In order to recover increases in its transmission costs, including incremental fees paid to other transmission service providers due to an increase in their rates, Oncor is allowed to request an update twice a year to the transmission cost recovery factor (TCRF) component of its retail delivery rates charged to REPs. In December 2010, an application was filed to increase the TCRF, which was administratively approved in January 2011 and became effective March 1, 2011. This application increased Oncor’s annualized revenues by an estimated $33 million.

Remand of 1999 Wholesale Transmission Matrix Case (PUCT Docket No. 38780) — In October 2010, the PUCT established Docket No. 38780 for the remand of Docket No. 20381, the 1999 wholesale transmission charge matrix case. A joint settlement agreement was entered into effective October 6, 2003. This settlement resolves disputes regarding wholesale transmission pricing and charges for the period of January 1997 through August 1999, the period prior to the September 1, 1999 effective date of the legislation that authorized 100% postage stamp pricing for ERCOT wholesale transmission. Since a series of appeals has become final, the 1999 matrix docket has been remanded to the PUCT to address additional issues. If the appealing parties prevail and the PUCT rules adversely with respect to these issues, Oncor could be subject to liabilities totaling up to approximately $22 million. At this time, Oncor cannot predict the outcome of these matters.

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Mine Safety Disclosures — Required by the Dodd-Frank Wall Street Reform and Consumer Protection Act

Safety is a top priority in all our businesses, and accordingly, it is a key component of our focus on operational excellence, our employee performance reviews and employee compensation. Our health and safety program objectives are to prevent workplace accidents and ensure that all employees return home safely and comply with all regulations.

We currently own and operate 12 surface lignite coal mines in Texas to provide fuel for our electricity generation facilities. These mining operations are regulated by the US Mine Safety and Health Administration (MSHA) under the Federal Mine Safety and Health Act of 1977, as amended (the Mine Act) as well as other regulatory agencies such as the RRC. The MSHA inspects US mines, including ours, on a regular basis and if it believes a violation of the Mine Act or any health or safety standard or other regulation has occurred, it may issue a citation or order, generally accompanied by a proposed fine or assessment. Such citations and orders can be contested and appealed to the Federal Mine Safety and Health Review Commission (FMSHRC), which often results in a reduction of the severity and amount of fines and assessments and sometimes results in dismissal. The number of citations, orders and proposed assessments vary depending on the size of the mine as well as other factors.

Disclosures related to specific mines pursuant to Section 1503 of the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act sourced from data documented as of April 11, 2011 in the MSHA Data Retrieval System for the three months ended March 31, 2011 (except pending legal actions, which are as of March 31, 2011), are as follows:

Mine (a)	Section 104 S and S Citations (b)	Proposed MSHA Assessments ($ thousands) (c)	Pending Legal Action (d)
Beckville	2	3	2
Big Brown	4	—	1
Kosse	2	3	—
Oak Hill	—	11	1
Sulphur Springs	—	2	2
Tatum	1	3	—
Three Oaks	—	—	3
Winfield South	—	—	1

(a)	Excludes mines for which there were no applicable events.
(b)	Includes MSHA citations for health or safety standards that could significantly and substantially contribute to a serious injury if left unabated.
(c)

Total dollar value for proposed assessments received from MSHA for all citations and orders issued in the three months ended March 31, 2011, including but not limited to Sections 104, 107 and 110 citations and orders that are not required to be reported.

(d)	Pending actions before the FMSHRC involving a coal or other mine.

During the three months ended March 31, 2011, our mining operations received one citation and order under Section 104(d) (Kosse mine), no citations, orders or written notices under Sections 104(b), 104(e), 107(a) or 110(b)(2) of the Mine Act, and they experienced no fatalities.

Summary

We cannot predict future regulatory or legislative actions or any changes in economic and securities market conditions. Such actions or changes could significantly alter our basic financial position, results of operations or cash flows.

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Item 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market risk is the risk that we may experience a loss in value as a result of changes in market conditions affecting factors, such as commodity prices and interest rates that may be experienced in the ordinary course of business. Our exposure to market risk is affected by a number of factors, including the size, duration and composition of our energy and financial portfolio, as well as the volatility and liquidity of markets. Instruments used to manage this exposure include interest rate swaps to manage interest rate risk related to debt, as well as exchange traded, over-the-counter contracts and other contractual arrangements to manage commodity price risk.

Risk Oversight

We manage the commodity price, counterparty credit and commodity-related operational risk related to the unregulated energy business within limitations established by senior management and in accordance with overall risk management policies. Interest rate risk is managed centrally by the corporate treasury function. Market risks are monitored by risk management groups that operate independently of the wholesale commercial operations, utilizing defined practices and analytical methodologies. These techniques measure the risk of change in value of the portfolio of contracts and the hypothetical effect on this value from changes in market conditions and include, but are not limited to, Value at Risk (VaR) methodologies. Key risk control activities include, but are not limited to, transaction review and approval (including credit review), operational and market risk measurement, validation of transaction capture, portfolio valuation and reporting, including mark-to-market valuation, VaR and other risk measurement metrics.

We have a corporate risk management organization that is headed by the Chief Financial Officer, who also functions as the Chief Risk Officer. The Chief Risk Officer, through his designees, enforces applicable risk limits, including the respective policies and procedures to ensure compliance with such limits and evaluates the risks inherent in our businesses.

Commodity Price Risk

The competitive business is subject to the inherent risks of market fluctuations in the price of electricity, natural gas and other energy-related products it markets or purchases. We actively manage the portfolio of owned generation assets, fuel supply and retail sales load to mitigate the near-term impacts of these risks on results of operations. Similar to other participants in the market, we cannot fully manage the long-term value impact of structural declines or increases in natural gas and power prices and spark spreads (differences between the market price of electricity and its cost of production).

In managing energy price risk, we enter into a variety of market transactions including, but not limited to, short- and long-term contracts for physical delivery, exchange traded and over-the-counter financial contracts and bilateral contracts with customers. Activities include hedging, the structuring of long-term contractual arrangements and proprietary trading. We continuously monitor the valuation of identified risks and adjust positions based on current market conditions. We strive to use consistent assumptions regarding forward market price curves in evaluating and recording the effects of commodity price risk.

Long-Term Hedging Program — See “Significant Activities and Events” above for a description of the program, including potential effects on reported results.

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VaR Methodology — A VaR methodology is used to measure the amount of market risk that exists within the portfolio under a variety of market conditions. The resultant VaR produces an estimate of a portfolio’s potential for loss given a specified confidence level and considers, among other things, market movements utilizing standard statistical techniques given historical and projected market prices and volatilities.

A Monte Carlo simulation methodology is used to calculate VaR and is considered by management to be the most effective way to estimate changes in a portfolio’s value based on assumed market conditions for liquid markets. The use of this method requires a number of key assumptions, such as use of (i) an assumed confidence level; (ii) an assumed holding period (i.e., the time necessary for management action, such as to liquidate positions); and (iii) historical estimates of volatility and correlation data.

Trading VaR — This measurement estimates the potential loss in fair value, due to changes in market conditions, of all contracts entered into for trading purposes based on a 95% confidence level and an assumed holding period of five to 60 days.

	Three Months Ended March 31, 2011	Year Ended December 31, 2010
Month-end average Trading VaR:	$3	$3

Month-end high Trading VaR:	$4	$4

Month-end low Trading VaR:	$1	$1

VaR for Energy-Related Contracts Subject to Mark-to-Market (MtM) Accounting — This measurement estimates the potential loss in fair value, due to changes in market conditions, of all contracts marked-to-market in net income (principally hedges not accounted for as cash flow hedges and trading positions), based on a 95% confidence level and an assumed holding period of five to 60 days.

	Three Months Ended March 31, 2011	Year Ended December 31, 2010
Month-end average MtM VaR:	$214	$426

Month-end high MtM VaR:	$260	$621

Month-end low MtM VaR:	$187	$321

Earnings at Risk (EaR) — This measurement estimates the potential reduction of pretax earnings for the periods presented, due to changes in market conditions, of all energy-related contracts marked-to-market in net income and contracts not marked-to-market in net income that are expected to be settled within the fiscal year (physical purchases and sales of commodities). Transactions accounted for as cash flow hedges are also included for this measurement. A 95% confidence level and a five to 60 day holding period are assumed in determining EaR.

	Three Months Ended March 31, 2011	Year Ended December 31, 2010
Month-end average EaR:	$173	$477

Month-end high EaR:	$217	$662

Month-end low EaR:	$150	$323

The decreases in the risk measures (MtM VaR and EaR) above primarily reflected a reduction of positions in the long-term hedging program due to maturities.

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Interest Rate Risk

As of March 31, 2011, the potential reduction of annual pretax earnings due to a one percentage-point (100 basis points) increase in floating interest rates on long-term debt totaled $24 million, taking into account the interest rate swaps discussed in Note 6 to Financial Statements.

Credit Risk

Credit risk relates to the risk of loss associated with nonperformance by counterparties. We maintain credit risk policies with regard to our counterparties to minimize overall credit risk. These policies prescribe practices for evaluating a potential counterparty’s financial condition, credit rating and other quantitative and qualitative credit criteria and specify authorized risk mitigation tools including, but not limited to, use of standardized master netting contracts and agreements that allow for netting of positive and negative exposures associated with a single counterparty. We have processes for monitoring and managing credit exposure of our businesses including methodologies to analyze counterparties’ financial strength, measurement of current and potential future exposures and contract language that provides rights for netting and set-off. Credit enhancements such as parental guarantees, letters of credit, surety bonds and margin deposits are also utilized. Additionally, individual counterparties and credit portfolios are managed to assess overall credit exposure. This evaluation results in establishing exposure limits or collateral requirements for entering into an agreement with a counterparty that creates exposure. Additionally, we have established controls to determine and monitor the appropriateness of these limits on an ongoing basis. Prospective material adverse changes in the payment history or financial condition of a counterparty or downgrade of its credit quality result in the reassessment of the credit limit with that counterparty. This process can result in the subsequent reduction of the credit limit or a request for additional financial assurances.

Credit Exposure — Our gross exposure to credit risk associated with trade accounts receivable (retail and wholesale) and net asset positions (before credit collateral) arising from commodity contracts and hedging and trading activities totaled $2.499 billion as of March 31, 2011. The components of this exposure are discussed in more detail below.

Assets subject to credit risk as of March 31, 2011 include $517 million in retail trade accounts receivable before taking into account cash deposits held as collateral for these receivables totaling $75 million. The risk of material loss (after consideration of bad debt allowances) from nonperformance by these customers is unlikely based upon historical experience. Allowances for uncollectible accounts receivable are established for the potential loss from nonpayment by these customers based on historical experience, market or operational conditions and changes in the financial condition of large business customers.

The remaining credit exposure arises from wholesale trade receivables, commodity contracts and hedging and trading activities, including interest rate hedging. Counterparties to these transactions include energy companies, financial institutions, electric utilities, independent power producers, oil and gas producers, local distribution companies and energy trading and marketing companies. As of March 31, 2011, the exposure to credit risk from these counterparties totaled $1.982 billion taking into account the standardized master netting contracts and agreements described above but before taking into account $684 million in credit collateral (cash, letters of credit and other credit support). The net exposure (after credit collateral) of $1.298 billion decreased $308 million in the three months ended March 31, 2011, reflecting a reduction of positions in the long-term hedging program due to maturities and the effect of an increase in forward natural gas prices on the value of positions in the program.

Of this $1.298 billion net exposure, essentially all is with investment grade customers and counterparties, as determined using publicly available information including major rating agencies’ published ratings and our internal credit evaluation process. Those customers and counterparties without a S&P rating of at least BBB- or similar rating from another major rating agency are rated using internal credit methodologies and credit scoring models to estimate a S&P equivalent rating. The company routinely monitors and manages credit exposure to these customers and counterparties on this basis.

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The following table presents the distribution of credit exposure as of March 31, 2011 arising from wholesale trade receivables, commodity contracts and hedging and trading activities. This credit exposure represents wholesale trade accounts receivable and net asset positions on the balance sheet arising from hedging and trading activities after taking into consideration netting provisions within each contract, setoff provisions in the event of default and any master netting contracts with counterparties. See Note 11 to Financial Statements for further discussion of portions of this exposure related to activities marked-to-market in the financial statements.

				Gross Exposure by Maturity
	Exposure Before Credit Collateral	Credit Collateral	Net Exposure	2 years or less	Between 2-5 years	Greater than 5 years	Total

Investment grade	$1,960	$669	$1,291	$1,437	$523	$—	$1,960
Noninvestment grade	22	15	7	20	2	—	22

Totals	$1,982	$684	$1,298	$1,457	$525	$—	$1,982

Investment grade	98.9%		99.5%
Noninvestment grade	1.1%		0.5%

In addition to the exposures in the table above, contracts classified as “normal” purchase or sale and non-derivative contractual commitments are not marked-to-market in the financial statements. Such contractual commitments may contain pricing that is favorable considering current market conditions and therefore represent economic risk if the counterparties do not perform. Nonperformance could have a material adverse impact on future results of operations, financial condition and cash flows.

Significant (10% or greater) concentration of credit exposure exists with three counterparties, which represented 41%, 33% and 14% of the net $1.298 billion exposure. We view exposure to these counterparties to be within an acceptable level of risk tolerance due to the applicable counterparty’s credit rating and the importance of our business relationship with the counterparty. However, this concentration increases the risk that a default would have a material effect on results of operations.

With respect to credit risk related to the long-term hedging program, essentially all of the transaction volumes are with counterparties with an A credit rating or better. However, there is current and potential credit concentration risk related to the limited number of counterparties that comprise the substantial majority of the program with such counterparties being in the banking and financial sector. The transactions with these counterparties contain certain credit rating provisions that would require the counterparties to post collateral in the event of a material downgrade in the credit rating of the counterparties. An event of default by one or more hedge counterparties could subsequently result in termination-related settlement payments that reduce available liquidity if amounts are owed to the counterparties related to the commodity contracts or delays in receipts of expected settlements if the hedge counterparties owe amounts to us. While the potential concentration of risk with these counterparties is viewed to be within an acceptable risk tolerance, the exposure to hedge counterparties is managed through the various ongoing risk management measures described above.

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FORWARD-LOOKING STATEMENTS

This report and other presentations made by us contain “forward-looking statements.” All statements, other than statements of historical facts, that are included in this report, or made in presentations, in response to questions or otherwise, that address activities, events or developments that we expect or anticipate to occur in the future, including such matters as projections, capital allocation, future capital expenditures, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases such as “intends,” “plans,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “should,” “projection,” “target,” “goal,” “objective” and “outlook”), are forward-looking statements. Although we believe that in making any such forward-looking statement our expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors under Item 1A, “Risk Factors” in this report and the 2010 Form 10-K and the discussion under Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this report and the following important factors, among others, that could cause our actual results to differ materially from those projected in such forward-looking statements:

•

prevailing governmental policies and regulatory actions, including those of the Texas Legislature, the Governor of Texas, the US Congress, the FERC, the NERC, the TRE, the PUCT, the RRC, the NRC, the EPA, the TCEQ and the CFTC, with respect to, among other things:

¡	allowed prices;
¡	allowed rates of return;
¡	permitted capital structure;
¡	industry, market and rate structure;
¡	purchased power and recovery of investments;
¡	operations of nuclear generating facilities;
¡	operations of fossil-fueled generating facilities;
¡	operations of mines;
¡	acquisition and disposal of assets and facilities;
¡	development, construction and operation of facilities;
¡	decommissioning costs;
¡	present or prospective wholesale and retail competition;
¡	changes in tax laws and policies;
¡	changes in and compliance with environmental and safety laws and policies, including climate change initiatives, and
¡	clearing over the counter derivatives through exchanges and posting of cash collateral therewith;
•	legal and administrative proceedings and settlements;
•	general industry trends;
•	economic conditions, including the impact of a recessionary environment;
•	our ability to attract and retain profitable customers;
•	our ability to profitably serve our customers;
•	restrictions on competitive retail pricing;
•	changes in wholesale electricity prices or energy commodity prices;
•	changes in prices of transportation of natural gas, coal, crude oil and refined products;
•	unanticipated changes in market heat rates in the ERCOT electricity market;
•	our ability to effectively hedge against unfavorable commodity prices, market heat rates and interest rates;
•	weather conditions and other natural phenomena, and acts of sabotage, wars or terrorist activities;
•	unanticipated population growth or decline, or changes in market demand and demographic patterns, particularly in ERCOT;
•	changes in business strategy, development plans or vendor relationships;
•	access to adequate transmission facilities to meet changing demands;
•	unanticipated changes in interest rates, commodity prices, rates of inflation or foreign exchange rates;
•	unanticipated changes in operating expenses, liquidity needs and capital expenditures;
•	commercial bank market and capital market conditions and the potential impact of disruptions in US and international credit markets;

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•	the willingness of our lenders to extend the maturities of our debt instruments and the terms and conditions of any such extensions;
•	access to capital, the cost of such capital, and the results of financing and refinancing efforts, including availability of funds in capital markets;
•	financial restrictions placed on us by the agreements governing our debt instruments;
•	our ability to generate sufficient cash flow to make interest payments on, or refinance, our debt instruments;
•	our ability to successfully execute our liability management program;
•	competition for new energy development and other business opportunities;
•	inability of various counterparties to meet their obligations with respect to our financial instruments;
•	changes in technology used by and services offered by us;
•	changes in electricity transmission that allow additional electricity generation to compete with our generation assets;
•	significant changes in our relationship with our employees, including the availability of qualified personnel, and the potential adverse effects if labor disputes or grievances were to occur;
•	changes in assumptions used to estimate costs of providing employee benefits, including medical and dental benefits, pension and OPEB, and future funding requirements related thereto;
•	changes in assumptions used to estimate future executive compensation payments;
•	hazards customary to the industry and the possibility that we may not have adequate insurance to cover losses resulting from such hazards;
•	significant changes in critical accounting policies;
•	actions by credit rating agencies;
•	our ability to effectively execute our operational strategy, and
•	our ability to implement cost reduction initiatives.

Any forward-looking statement speaks only as of the date on which it is made, and except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of them; nor can we assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. As such, you should not unduly rely on such forward-looking statements.

INDUSTRY AND MARKET INFORMATION

The industry and market data and other statistical information used throughout this report are based on independent industry publications, government publications, reports by market research firms or other published independent sources, including certain data published by ERCOT, the PUCT and NYMEX. We did not commission any of these publications or reports. Some data is also based on good faith estimates, which are derived from our review of internal surveys, as well as the independent sources listed above. Independent industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified such data and make no representation as to the accuracy of such information. Forecasts are particularly likely to be inaccurate, especially over long periods of time, and we do not know what assumptions regarding general economic growth are used in preparing the forecasts included in this report. Similarly, while we believe that such internal and external research is reliable, it has not been verified by any independent sources, and we make no assurances that the predictions contained therein are accurate.

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Item 4.	CONTROLS AND PROCEDURES

An evaluation was performed under the supervision and with the participation of our management, including the principal executive officer and principal financial officer, of the effectiveness of the design and operation of the disclosure controls and procedures in effect as of the end of the current period included in this quarterly report. Based on the evaluation performed, our management, including the principal executive officer and principal financial officer, concluded that the disclosure controls and procedures were effective. During the most recent fiscal quarter covered by this quarterly report, there has been no change in our internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Item 5.	OTHER INFORMATION

EFIH Private Exchange

On April 25, 2011, EFIH and EFIH Finance (collectively with EFIH, the Issuer) completed a private exchange transaction (Exchange) pursuant to Exchange Agreements (Exchange Agreements) among the Issuer and certain funds and accounts managed by institutional investors (collectively, the Exchange Holders). Pursuant to the Exchange Agreements, the Issuer issued $406,392,000 aggregate principal amount of its 11% Senior Secured Second Lien Notes due 2021 (New Notes) in exchange for the surrender by the Exchange Holders of $228,974,469 aggregate principal amount of EFH Corp. 11.250%/12.000% Senior Toggle Notes due 2017, $162,596,000 aggregate principal amount of EFH Corp. 10.875% Senior Notes due 2017, and $36,226,000 aggregate principal amount of EFH Corp. 5.55% Series P Senior Notes due November 15, 2014 (collectively, the Old Notes). The Old Notes have been deposited in a custody account of EFIH and remain outstanding.

Indenture

On April 25, 2011, the Issuer entered into an indenture (Indenture) among the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee. Pursuant to the Indenture, the Issuer issued $406,392,000 aggregate principal amount of New Notes. The New Notes will mature on October 1, 2021. Interest on the New Notes is payable in cash semiannually in arrears on May 15 and November 15 of each year at a fixed rate of 11% per annum, and the first interest payment is due on November 15, 2011.

The New Notes are secured, on a second-priority basis, by the pledge of all membership interests and other investments EFIH owns or holds in Oncor Holdings or any of Oncor Holdings’ subsidiaries (such membership interests and other investments, the “Collateral”).

The New Notes are senior obligations of the Issuer and rank equally in right of payment with all senior indebtedness of the Issuer. The New Notes will be effectively senior to all unsecured indebtedness of the Issuer, to the extent of the value of the Collateral, and will be effectively subordinated to indebtedness of the Issuer that is either (1) secured by a lien on the Collateral that is senior to the second-priority liens securing the New Notes or (2) secured by assets of EFIH other than the Collateral, to the extent of the value of the assets securing such indebtedness. Furthermore, the New Notes will be structurally subordinated to all indebtedness and other liabilities of EFIH’s subsidiaries (other than EFIH Finance), including Oncor Holdings and its subsidiaries, any of EFIH’s future foreign subsidiaries and any other unrestricted subsidiaries and senior in right of payment to any future subordinated indebtedness of the Issuer.

The New Notes and the Indenture restrict the Issuer’s and their respective restricted subsidiaries’ ability to, among other things, make restricted payments, incur debt and issue preferred stock, incur liens, permit dividend and other payment restrictions on restricted subsidiaries, merge, consolidate or sell assets and engage in transactions with affiliates. These covenants are subject to a number of important additional limitations and exceptions. The New Notes and the Indenture also contain customary events of default, including, among others, failure to pay principal or interest on the New Notes when due. If an event of default occurs under the New Notes and the Indenture, the trustee or the holders of at least 30% in principal amount outstanding of the New Notes may declare the principal amount on the New Notes to be due and payable immediately. There will initially be no restricted subsidiaries under the Indenture (other than EFIH Finance, which has no assets). Oncor Holdings, the immediate parent of Oncor, and its subsidiaries are unrestricted subsidiaries under the Indenture and, accordingly, are not subject to any of the restrictive covenants in the Indenture.

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The Issuer may redeem the New Notes, in whole or in part, at any time on or after May 15, 2016, at specified redemption prices, plus accrued and unpaid interest, if any. In addition, before May 15, 2014, the Issuer may redeem up to 35% of the aggregate principal amount of the New Notes from time to time at a redemption price of 111% of the aggregate principal amount of the New Notes, plus accrued and unpaid interest, if any, with the net cash proceeds of certain equity offerings. The Issuer may also redeem the New Notes at any time prior to May 15, 2016 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium. Upon the occurrence of a change in control, the Issuer must offer to repurchase the New Notes at 101% of their principal amount, plus accrued and unpaid interest, if any.

The New Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act.

A copy of the Indenture is filed as Exhibit 4(e) to this Form 10Q and is incorporated herein by reference. The above description of the Indenture is qualified in its entirety by reference to the attached Indenture.

Registration Rights Agreement

On April 25, 2011, the Issuer also entered into a registration rights agreement (Registration Rights Agreement) with the Exchange Holders. Pursuant to the Registration Rights Agreement, the Issuer has agreed to use its commercially reasonable efforts to register with the SEC notes having substantially identical terms as the New Notes (except for provisions relating to the transfer restrictions and payment of additional interest) as part of an offer to exchange such registered notes for the New Notes; provided that such exchange offer registration statement need not be filed (or declared effective) if the New Notes held by holders eligible to participate in any such exchange offer (a) become freely transferable by such holders pursuant to Rule 144 under the Securities Act or any successor provision thereto or otherwise where no conditions of Rule 144 are then applicable (other than the holding period requirement in paragraph (d)(1)(ii) of Rule 144 so long as such holding period requirement is satisfied and other than the current reporting requirement of Rule 144(c) so long as such reporting requirement is satisfied), (b) do not bear any restrictive legends and (c) do not bear a restrictive CUSIP number. If the exchange offer registration statement has not been filed and declared effective within 365 days after the original issue date of the New Notes (if the Issuer is then required to make an exchange offer) or such registration statement ceases to be effective at any time during the prescribed registration period (subject to certain exceptions) (a Registration Default), the annual interest rate on the New Notes will increase by 25 basis points for the first 90-day period during which a Registration Default continues, and thereafter the annual interest rate on the Notes will increase by 50 basis points over the original interest rate for the remaining period during which the Registration Default continues. If the Registration Default is corrected, the applicable interest rate on such notes will revert to the original level.

Junior Lien Pledge Agreement

In connection with the issuance of the New Notes, EFIH entered into a junior lien pledge agreement (the Junior Lien Pledge Agreement), dated as of April 25, 2011, to reflect the pledge by EFIH of the Collateral in favor of The Bank of New York Mellon Trust Company, N.A., in its capacity as collateral agent, for the benefit of the holders of the New Notes.

A copy of the Junior Lien Pledge Agreement is filed as Exhibit 4(f) to this Form 10Q and is incorporated herein by reference. The above description of the Junior Lien Pledge Agreement is qualified in its entirety by reference to the attached Junior Lien Pledge Agreement.

Compensatory Arrangements of Certain Officers

On April 27, 2011, to reward Paul M. Keglevic, Executive Vice President and Chief Financial Officer of EFH Corp., for his performance in connection with the company’s liability management program, the Organization and Compensation Committee of the Board of Directors of EFH Corp. approved a discretionary cash bonus to Mr. Keglevic in the amount of $1,000,000, half of which will be paid in May 2011 and half of which will be paid in September 2012, provided that Mr. Keglevic remains employed by the Company at that time. The Committee also approved a discretionary cash bonus to M. A. McFarland, Executive Vice President of EFH Corp., in the amount of $350,000 in recognition of his performance in connection with the liability management program.

79

PART II. OTHER INFORMATION

Item 1.	LEGAL PROCEEDINGS

Reference is made to the discussion in Note 7 to Financial Statements regarding legal proceedings.

Item 1A.	RISK FACTORS

There have been no material changes from the risk factors disclosed under the heading “Risk Factors” in Item 1A of the 2010 Form 10-K except for the risk factors discussed below and the information disclosed elsewhere in this Form 10-Q that provides factual updates to risk factors contained in the 2010 Form 10-K.

Lenders and holders of our debt have in the past alleged and might allege in the future that we are not operating in compliance with covenants in our debt agreements, which, even if the claims have no merit, could cause the trading price of our debt securities to decline.

Given our financial condition, lenders or holders of our debt might assert at any time that we are not operating in compliance with covenants in our debt agreements or make other related allegations, including for the purpose of attempting to accelerate the maturity of such debt and/or attempting to obtain economic benefits from us. Even if any claim by lenders or holders of our debt alleging noncompliance or an event of default under our debt agreements is without merit, such a claim could nevertheless cause the trading price of the debt to decline.

We may not be able to repay or refinance our debt as or before it becomes due, or obtain additional financing, particularly if forward natural gas prices do not significantly increase.

We may not be able to repay or refinance our debt obligations as or before they become due, or we may be able to refinance such amounts only on terms that will increase our cost of borrowing or on terms that may be more onerous. Our ability to successfully implement any future refinancing of our debt will depend, among other things, on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control, including, without limitation, wholesale electricity prices in ERCOT (which are primarily driven by the price of natural gas and ERCOT market heat rates) and general conditions in the credit markets. Refinancing may also be difficult because of the slow economic recovery, the possibility of rising interest rates and the impending surge of large debt maturities of other borrowers. Due to our below investment grade credit ratings, we may be more heavily exposed to these refinancing risks than other borrowers.

The amount of non-extended commitments under the TCEH Revolving Credit Facility (approximately $640 million) will mature in October 2013, approximately $3.8 billion aggregate principal amount of non-extended term and deposit letter of credit loans under the TCEH Senior Secured Facilities will mature in October 2014, the extended revolving commitments under the TCEH Revolving Credit Facility (approximately $1.4 billion) will mature in October 2016 and approximately $16.4 billion aggregate principal amount of extended term loans and extended letter of credit loans under the TCEH Senior Secured Facilities will mature in October 2017. The extended loans under the TCEH Senior Secured Facilities include a “springing maturity” provision pursuant to which (a) in the event that $500 million aggregate principal amount of the TCEH Senior Notes due in 2015 (other than notes held by EFH Corp. or its controlled affiliates as of March 31, 2011 to the extent held as of the date of determination) or more than $150 million aggregate principal amount of the TCEH Senior Notes due in 2016 (other than notes held by EFH Corp. or its controlled affiliates as of March 31, 2011 to the extent held as of the date of determination), as applicable, remain outstanding as of 91 days prior to the maturity date of the applicable notes and (b) TCEH’s Consolidated Total Debt to Consolidated EBITDA Ratio (as such term is defined in the TCEH Senior Secured Facilities) is greater than 6.00 to 1.00 at such applicable determination date, then the maturity date of the extended loans will automatically change to 90 days prior to the maturity date of the applicable notes. As of March 31, 2011, there were $3.2 billion aggregate principal amount of TCEH Senior Notes due in 2015 and $1.4 billion aggregate principal amount of TCEH Senior Notes due in 2016. As a result of this “springing maturity” provision, we may lose the benefit of the extension if we are unable to refinance the requisite portion of the TCEH Senior Notes by the applicable deadline. If holders of the TCEH Senior Notes are unwilling to extend the maturities of their notes, then, to avoid the “springing maturity” of the extended loans, we may be required to repay a substantial portion of the TCEH Senior Notes at par. There is no assurance that we will be able to make such payments whether through cash on hand or additional financings.

80

Wholesale electricity prices in the ERCOT market largely correlate with the price of natural gas. Accordingly, the contribution to earnings and the value of our baseload generation assets are dependent in significant part upon the price of natural gas. Forward natural gas prices have generally trended downward since mid-2008. In recent years, natural gas supply has outpaced demand as a result of increased drilling of shale gas deposits combined with lingering demand weakness associated with the economic recession, and many industry experts expect this supply/demand imbalance to continue for a number of years, thereby depressing natural gas prices for a long-term period. These market conditions are challenging to the long-term profitability of our generation assets. Specifically, low natural gas prices and their correlated effect in ERCOT on wholesale electricity prices could have a material adverse impact on the overall profitability of our generation assets for periods in which we do not have significant hedge positions. As of March 31, 2011, we have hedged approximately 50% and 26% of our wholesale natural gas price exposure related to expected generation output for 2013 and 2014, respectively, and do not have any significant amounts of hedges in place for periods after 2014. A continuation of current forward natural gas prices or a further decline of forward natural gas prices could limit our ability to hedge our wholesale electricity revenues at sufficient price levels to support our interest payments or debt maturities, result in further declines in the values of our baseload generation assets and adversely impact our ability to refinance our debt or obtain additional financing.

In addition, EFH Corp.’s liabilities and those of EFCH exceed our and EFCH’s assets as shown on our and EFCH’s balance sheet prepared in accordance with US GAAP as of March 31, 2011. Our assets include $6.2 billion of goodwill as of March 31, 2011. In the third quarter 2010, we recorded a $4.1 billion noncash goodwill impairment charge reflecting the estimated effect of lower wholesale electricity prices on the enterprise value of TCEH, driven by the sustained decline in forward natural gas prices, as indicated by our cash flow projections and declines in market values of securities of comparable companies. The value of our goodwill will continue to depend on, among other things, wholesale electricity prices in the ERCOT market. Recent valuation analyses of TCEH’s business indicate that the principal amount of its outstanding debt exceeds its enterprise value. We may have difficulty successfully implementing any refinancing of our debt due to our financial position as reflected in our balance sheet and the valuation analyses. Further, a lack of available liquidity could adversely impact the evaluation of our creditworthiness by counterparties and rating agencies. In particular, such concerns by existing and potential counterparties could significantly limit TCEH’s wholesale markets activities, including its long-term hedging program.

Under the terms of the indentures governing the TCEH Senior Notes, Senior Secured Notes and Senior Secured Second Lien Notes and the terms of the TCEH Senior Secured Facilities, TCEH is restricted from making certain payments to EFH Corp.

EFH Corp. is a holding company and substantially all of its reported consolidated assets are held by its subsidiaries. As of March 31, 2011, TCEH and its subsidiaries held approximately 80% of EFH Corp.’s reported consolidated assets and for the three months ended March 31, 2011, TCEH and its subsidiaries represented all of EFH Corp.’s reported consolidated revenues. EFH Corp. may need to borrow money from TCEH from time to time in order to pay its obligations. However, under the terms of the indentures governing the TCEH Senior Notes, Senior Secured Notes and Senior Secured Second Lien Notes and the terms of the TCEH Senior Secured Facilities, TCEH is restricted from making certain payments to EFH Corp., except in the form of certain loans to cover certain of EFH Corp.’s obligations and dividends and distributions in certain other limited circumstances if permitted by applicable state law. Further, the indentures governing the TCEH Senior Notes, Senior Secured Notes and Senior Secured Second Lien Notes and the terms of the TCEH Senior Secured Facilities do not permit such intercompany loans to service EFH Corp. debt unless required for EFH Corp. to pay principal, premium and interest when due on debt incurred by EFH Corp. to finance the Merger or that was in existence prior to the Merger, or any debt incurred by EFH Corp. to replace, refund or refinance such debt. Such loans are also permitted to service other debt, subject to limitations on the amount of the loans. As a result, unless and until the net proceeds from the offering of any notes by EFH Corp. are used to replace, refund or refinance EFH Corp. debt, intercompany loans from TCEH to EFH Corp. to make payments on such notes are restricted. In addition, TCEH is prohibited from making certain loans to EFH Corp. if certain events of default under the indentures governing the TCEH Senior Notes, Senior Secured Notes or Senior Secured Second Lien Notes or the terms of the TCEH Senior Secured Facilities have occurred and are continuing.

81

In addition, the amendment to the TCEH Senior Secured Facilities that became effective in April 2011 contains certain provisions related to notes receivable from EFH Corp. that are payable to TCEH on demand and arise from cash loaned for (i) debt principal and interest payments (the “P&I Note”) and (ii) other general corporate purposes of EFH Corp. (the “SG&A Note” and, together with the P&I Note, the “Intercompany Notes”). TCEH agreed in the amendment:

•	not to make any further loans under the SG&A Note to EFH Corp.;

•	that borrowings outstanding under the P&I Note will not exceed $2 billion in the aggregate at any time; and

•

that the sum of (a) the outstanding senior secured indebtedness (including guarantees) issued by EFH Corp. or any subsidiary of EFH Corp. (including EFIH) secured by a second-priority lien on the equity interests that EFIH owns in Oncor Holdings (the “EFIH Second-Priority Debt”) and (b) the aggregate outstanding amount of the Intercompany Notes will not exceed, at any time, the maximum amount of EFIH Second-Priority Debt permitted by the indenture governing the EFH Corp. Senior Secured Notes as in effect on April 7, 2011.

Additionally, a lender could attempt to attack the Intercompany Notes by filing a state law cause of action for fraudulent conveyance under principles similar to those permitted under the US Bankruptcy Code. If a lender were to show that the Intercompany Notes from TCEH to EFH Corp. were fraudulent transfers, those loans could be voided and the amount of the loans would be required to be returned to TCEH. If TCEH is not able to continue making intercompany loans to EFH Corp. as a result of the restrictions in the amendment or otherwise, EFH Corp. may not have sufficient cash flows to meet its obligations.

82

Item 6.	Exhibits

(a)	Exhibits filed or furnished as part of Part II are:

Exhibits	Previously Filed With File Number*	As Exhibit

(4)	Instruments Defining the Rights of Security Holders, Including Indentures.

	Texas Competitive Electric Holding Company LLC

4(a)	1-12833 Form 8-K (filed April 20, 2011)	4.1	—

Indenture, dated as of April 19, 2011, among Texas Competitive Electric Holdings Company LLC, TCEH Finance, Inc., the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to 11.5% Senior Secured Notes due 2020.

4(b)	1-12833 Form 8-K (filed April 20, 2011)	4.2	—

Form of Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing to Fidelity National Title Insurance Company, as trustee, for the benefit of Citibank, N.A., as Collateral Agent for the benefit of the Holders of the 11.5% Senior Secured Notes due 2020 of Texas Competitive Electric Holdings Company LLC and TCEH Finance, Inc., as Beneficiary.

4(c)	1-12833 Form 8-K (filed April 20, 2011)	4.3	—

Form of Deed of Trust and Security Agreement to Fidelity National Title Insurance Company, as trustee, for the benefit of Citibank, N.A., as Collateral Agent for the benefit of the Holders of the 11.5% Senior Secured Notes due 2020 of Texas Competitive Electric Holdings Company LLC and TCEH Finance, Inc., as Beneficiary.

4(d)	1-12833 Form 8-K (filed April 20, 2011)	4.4	—

Form of Subordination and Priority Agreement, among Citibank, N.A., as beneficiary under the First Lien Credit Deed of Trust, The Bank of New York Mellon Trust Company, N.A., as beneficiary under the Second Lien Indenture Deed of Trust, Citibank, N.A., as beneficiary under the First Lien Indenture Deed of Trust, Texas Competitive Electric Holdings Company LLC and the subsidiary guarantors party thereto.

	Energy Future Intermediate Holding Company LLC

4(e)			—

Indenture, dated as of April 25, 2011, among Energy Future Intermediate Holding Company LLC, EFIH Finance, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to 11% Senior Secured Second Lien Notes due 2021.

4(f)			—	Junior Lien Pledge Agreement, dated as of April 25, 2011, from Energy Future Intermediate Holding Company LLC, as pledgor, to The Bank of New York Mellon Trust Company, N.A., as collateral trustee.

83

Exhibits	Previously Filed With File Number*	As Exhibit

4(g)			—

As permitted by the rules of the Securities and Exchange Commission (Commission), the registrant has not filed certain instruments defining the rights of holders of long-term debt of the registrant or consolidated subsidiaries under which the total amount of securities authorized does not exceed 10% of the total assets of the registrant and its consolidated subsidiaries. The registrant agrees to furnish to the Commission, upon request, a copy of any omitted instrument.

(10)	Material Contracts.

Credit Agreements and Related Arrangements

10(a)	1-12833 Form 8-K (filed April 20, 2011)	10.1	—

Amendment No. 2, dated as of April 7, 2011, to the Credit Agreement, dated October 10, 2007, among Energy Future Competitive Holdings Company; Texas Competitive Electric Holdings Company LLC, as the borrower; the several lenders from time to time parties thereto; Citibank, N.A., as administrative agent, collateral agent, swingline lender, revolving letter of credit issuer and deposit letter of credit issuer; Goldman Sachs Credit Partners L.P., as posting agent, posting syndication agent and posting documentation agent; JPMorgan Chase Bank, N.A., as syndication agent and revolving letter of credit issuer; Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Goldman Sachs Credit Partners L.P., Lehman Brothers Inc., Morgan Stanley Senior Funding, Inc. and Credit Suisse Securities (USA) LLC, as joint lead arrangers and bookrunners; Goldman Sachs Credit Partners L.P., as posting lead arranger and bookrunner; Credit Suisse, Goldman Sachs Credit Partners L.P., Lehman Commercial Paper Inc., Morgan Stanley Senior Funding, Inc., as co-documentation agents; and J. Aron & Company, as posting calculation agent.

10(b)			—

Form of First Amendment to Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing to Fidelity National Title Insurance Company, as trustee, for the benefit of Citibank, N.A., as Beneficiary.

(31)	Rule 13a - 14(a)/15d - 14(a) Certifications.

31(a)			—	Certification of John Young, principal executive officer of Energy Future Holdings Corp., pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31(b)			—	Certification of Paul M. Keglevic, principal financial officer of Energy Future Holdings Corp., pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

(32)	Section 1350 Certifications.

32(a)			—	Certification of John Young, principal executive officer of Energy Future Holdings Corp., pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32(b)			—

Certification of Paul M. Keglevic, principal financial officer of Energy Future Holdings Corp., pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

84

Exhibits	Previously Filed With File Number*	As Exhibit

(99)	Additional Exhibits

99(a)			—	Condensed Statement of Consolidated Income – Twelve Months Ended March 31, 2011.

99(b)			—	Energy Future Holdings Corp. Consolidated Adjusted EBITDA reconciliation for the three and twelve months ended March 31, 2011 and 2010.

99(c)				Texas Competitive Electric Holding Company LLC Consolidated Adjusted EBITDA reconciliation for the three and twelve months ended March 31, 2011 and 2010.

99(d)			—	Energy Future Intermediate Holding Company LLC Consolidated Adjusted EBITDA reconciliation for the three and twelve months ended March 31, 2011 and 2010.

*	Incorporated herein by reference.

85

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Future Holdings Corp.

By:	/s/ STAN SZLAUDERBACH
Name:	Stan Szlauderbach
Title:	Senior Vice President and Controller
(Principal Accounting Officer)

Date: April 28, 2011

86

Exhibit 4(e)

EXECUTION VERSION

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

AND

EFIH FINANCE INC.

11% SENIOR SECURED SECOND LIEN NOTES DUE 2021

INDENTURE

DATED AS OF APRIL 25, 2011

THE BANK OF NEW YORK MELLON TRUST

COMPANY, N.A.

TRUSTEE

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	10.06
(b)(2)	7.06; 7.07; 10.06
(c)	7.06; 13.02
(d)	7.06
314(a)	4.03; 4.04; 13.02; 13.05
(b)	10.05
(c)(1)	7.02; 13.04
(c)(2)	7.02; 13.04
(c)(3)	N.A.
(d)	10.06
(e)	13.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 13.02
(c)	7.01
(d)	7.01
(e)	6.14
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	1.05; 2.12; 9.04
317(a)(1)	6.08
(a)(2)	6.12
(b)	2.04
318(a)	13.01
(b)	N.A.
(c)	13.01

N.A. means not applicable.

*	This Cross Reference Table is not part of the Indenture.

i

	Transactions with Affiliates	93
	Limitation on Liens	95
	Corporate Existence	96
	Offer to Repurchase upon Change of Control	96
	Limitation on Guarantees of Indebtedness by Restricted Subsidiaries	98
Section 4.16	Limitations on Business Activities of EFIH Finance	99
Section 4.17	[Reserved]	99
	Restrictions on Certain Investments in Oncor Subsidiaries and the Collateral	99
Section 4.19	After-Acquired Property	99
Section 4.20	Impairment of Security Interest	100
	Further Assurances	100

ARTICLE 5 SUCCESSORS		100

	Merger, Consolidation, or Sale of All or Substantially All Assets	100
	Successor Corporation Substituted	103

ARTICLE 6 DEFAULTS AND REMEDIES		103

	Events of Default	103
	Acceleration	106
	Other Remedies	106
	Waiver of Past Defaults	106
	Control by Majority	107
	Limitation on Suits	107
	Rights of Holders of Notes to Receive Payment	107
	Collection Suit by Trustee	107
	Restoration of Rights and Remedies	108
	Rights and Remedies Cumulative	108
	Delay or Omission Not Waiver	108
	Trustee May File Proofs of Claim	108
	Priorities	109
	Undertaking for Costs	109

ARTICLE 7 TRUSTEE		109

	Duties of Trustee	109
	Rights of Trustee	110
	Individual Rights of Trustee	111
	Trustee’s Disclaimer	112
	Notice of Defaults	112
	Reports by Trustee to Holders of the Notes	112
	Compensation and Indemnity	112
	Replacement of Trustee	113
	Successor Trustee by Merger, etc.	114
	Eligibility; Disqualification	114
	Preferential Collection of Claims Against Issuer	114

ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE		114

	Option to Effect Legal Defeasance or Covenant Defeasance	114
	Legal Defeasance and Discharge	115
	Covenant Defeasance	115
	Conditions to Legal or Covenant Defeasance	116

ii

	Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions	117
	Repayment to Issuer	117
	Reinstatement	118

ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER		118

	Without Consent of Holders of Notes	118
	With Consent of Holders of Notes	119
	Compliance with Trust Indenture Act	121
	Revocation and Effect of Consents	121
Section 9.05	Notation on or Exchange of Notes	122
Section 9.06	Trustee to Sign Amendments, etc.	122

ARTICLE 10 COLLATERAL AND SECURITY		122

	Equal and Ratable Sharing of Collateral by Holders of Junior Lien Debt	122
	Ranking of Liens	123
Section 10.03	Relative Rights	123
	Security Documents	124
	Recording and Opinions	124
	Release of Collateral	125
	Authorization of Actions to Be Taken by the Trustee Under the Security Documents	126
	Authorization of Receipt of Funds by the Trustee under the Pledge Agreement	126
	Lien Sharing and Priority Confirmation	126
	Voting	127
	Limitation on Duty of Trustee in Respect of Collateral; Indemnification	127
	Asset Sale Cash Collateral Account	127
	Collateral Trustee a Third Party Beneficiary	128

ARTICLE 11 GUARANTEES		128

	Guarantee	128
	Limitation on Guarantor Liability	129
	Execution and Delivery	130
	Subrogation	130
	Benefits Acknowledged	130
Section 11.06	Release of Guarantees	131

ARTICLE 12 SATISFACTION AND DISCHARGE		131

	Satisfaction and Discharge	131
	Application of Trust Money	132

ARTICLE 13 MISCELLANEOUS		133

	Trust Indenture Act Controls	133
	Notices	133
	Communication by Holders of Notes with Other Holders of Notes	134
	Certificate and Opinion as to Conditions Precedent	134
	Statements Required in Certificate or Opinion	135
	Rules by Trustee and Agents	135
	No Personal Liability of Directors, Officers, Employees and Stockholders	135

iii

Governing Law	135
Waiver of Jury Trial	135
Force Majeure	136
No Adverse Interpretation of Other Agreements	136
Successors	136
Severability	136
Counterpart Originals	136
Table of Contents, Headings, etc.	136
Qualification of Indenture	136
Ring-Fencing of Oncor	136

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF SUPPLEMENTAL INDENTURE

iv

INDENTURE dated as of April 25, 2011 among Energy Future Intermediate Holding Company LLC, a Delaware limited liability company (“EFIH”), and EFIH Finance Inc., a Delaware corporation (“EFIH Finance” and, together with EFIH, the “Issuer”), and The Bank of New York Mellon Trust Company, N.A., as Trustee.

WITNESSETH

WHEREAS, the Issuer has duly authorized the creation of an issue of $406,392,000 aggregate principal amount of 11% Senior Secured Second Lien Notes due 2021 (the “Initial Notes”);

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture;

NOW, THEREFORE, the Issuer and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“9.75% Notes” means the 9.75% Senior Secured Notes due 2019 issued by the Issuer under the 9.75% Notes Indenture, including any guarantees thereof.

“9.75% Notes Indenture” means the Indenture, dated as of November 16, 2009, between the Issuer and The Bank of New York Mellon Trust Company N.A., under which the 9.75% Notes were issued.

“10.000% Notes” means the 10.000% Senior Secured Notes due 2020 issued by the Issuer under the 10.000% Notes Indenture, including any guarantees thereof.

“10.000% Notes Indenture” means the Indenture, dated as of August 17, 2010, between the Issuer and The Bank of New York Mellon Trust Company N.A., under which the 10.000% Notes were issued.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and the Tax Legend (if applicable) and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Additional Notes” means additional Notes (other than the Initial Notes and Exchange Notes issued in exchange for such Initial Notes) issued from time to time under this Indenture in accordance with Sections 2.01(d), 2.02, 4.09 and 4.12 hereof, as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Agent’s Message” means a message transmitted by DTC to, and received by, the Depositary and forming a part of the book-entry confirmation, which states that DTC has received an express acknowledgment from each participant in DTC tendering the Notes that such participants have received the Letter of Transmittal and agree to be bound by the terms of the Letter of Transmittal and the Issuer may enforce such agreement against such participants.

“AHYDO Redemption Date” has the meaning set forth in Section 3.08 hereof.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at May 15, 2016 (such redemption price as set forth in the table appearing under Section 3.07(d) hereof), plus (ii) all required interest payments due on such Note through May 15, 2016 (excluding accrued and unpaid interest, if any, to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition (each referred to in this definition as a “disposition”), whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of EFIH or any of its Restricted Subsidiaries (including the disposition of outstanding Equity Interests of an Unrestricted Subsidiary owned directly by EFIH or any of its Restricted Subsidiaries) and, solely to the extent cash or Cash Equivalents are received therefrom by any Oncor Subsidiary or any Successor Oncor Business and are thereafter dividended, distributed or otherwise paid to EFH Corp., EFIH or any of its Restricted Subsidiaries: (i) the primary issuance of new Equity Interests by any Oncor Subsidiary or any Successor Oncor Business, (ii) the disposition of outstanding Equity Interests of an Oncor Subsidiary or a Successor Oncor Business owned directly by another Oncor Subsidiary or by another Successor Oncor Business and (iii) the disposition of assets owned directly or indirectly by any Oncor Subsidiary or any Successor Oncor Business. For the avoidance of doubt, with respect to Unrestricted Subsidiaries other than Oncor Subsidiaries or Successor Oncor Businesses, the following shall not be deemed to be “Asset Sales”: (i) the primary issuance of new

Equity Interests by an Unrestricted Subsidiary and (ii) sales or transfers of assets owned directly by Unrestricted Subsidiaries; or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than Preferred Stock of Restricted Subsidiaries issued in compliance with Section 4.09 hereof);

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment (including any such equipment that has been refurbished in contemplation of such disposition) in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of EFIH in a manner permitted by Section 5.01 hereof (other than a disposition excluded from Section 5.01 by the proviso at the end of the first paragraph of Section 5.01 hereof) or any disposition that constitutes a Change of Control pursuant to this Indenture;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.07 hereof;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $75.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to EFIH or by EFIH or a Restricted Subsidiary to another Restricted Subsidiary; provided, however to the extent such transfer involves Collateral or any part thereof, the transferee shall execute a joinder agreement to the Security Documents or enter into a substantially similar collateral trust or intercreditor agreement immediately upon consummation of such transaction in accordance with the requirements of the Security Documents to pledge such transferred Collateral for the benefit of the Holders of the Notes;

(f) except in the case of a disposition of Collateral, to the extent allowable under Section 1031 of the Code or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h) (i) any disposition of Equity Interests in an Unrestricted Subsidiary (other than an Oncor Subsidiary or a Successor Oncor Business) and (ii) any sale, conveyance, transfer or other disposition of Equity Interests in, or assets of, any of the Oncor Subsidiaries or a Successor Oncor Business (other than the Collateral) to the extent no cash or Cash Equivalents are received in connection with such sale, conveyance, transfer or other disposition or to the extent any cash or Cash Equivalents received in connection with such sale, conveyance, transfer or other disposition are not dividended, distributed or otherwise paid to EFH Corp., EFIH or any of its Restricted Subsidiaries;

(i) foreclosures on assets not constituting Collateral;

(j) sales of accounts receivable, or participations therein, in connection with any Receivables Facility for the benefit of EFIH or any of its Restricted Subsidiaries;

(k) any financing transaction with respect to property built or acquired by EFIH or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by this Indenture;

(l) [Intentionally Omitted];

(m) except in the case of a disposition of Collateral, sales, transfers and other dispositions (i) of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell or put/call arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements or (ii) to joint ventures in connection with the dissolution or termination of a joint venture to the extent required pursuant to joint venture and similar arrangements;

(n) [Intentionally Omitted];

(o) [Intentionally Omitted];

(p) [Intentionally Omitted];

(q) any Casualty Event; provided the net proceeds therefrom are deemed to be Net Proceeds and are applied in accordance with Section 4.10 hereof or EFIH or such Restricted Subsidiary delivers to the Trustee a Restoration Certificate with respect to plans to invest (and reinvests within 450 days from the date of receipt of the Net Proceeds);

(r) the execution of (or amendment to), settlement of or unwinding of any Hedging Obligation in the ordinary course of business;

(s) any disposition of mineral rights (other than coal and lignite mineral rights); provided the net proceeds therefrom are deemed to be Net Proceeds and are applied in accordance with Section 4.10 hereof;

(t) any sale, transfer or other disposal of any real property that is (i) primarily used or intended to be used for mining which has either been reclaimed, or has not been used for mining in a manner which requires reclamation, and in either case has been determined by EFIH not to be necessary for use for mining, (ii) used as buffer land, but no longer serves such purpose or its use is restricted such that it will continue to be buffer land, or (iii) was acquired in connection with power generation facilities, but has been determined by EFIH to no longer be commercially suitable for such purpose;

(u) [Intentionally Omitted];

(v) dispositions of power, capacity, heat rate, renewable energy credits, waste by-products, energy, electricity, coal and lignite, oil and other petroleum based liquids, emissions and other environmental credits, ancillary services, fuel (including all forms of nuclear fuel and natural gas) and other related assets or products of services, including assets related to trading activities or the sale of inventory or contracts related to any of the foregoing, in each case in the ordinary course of business;

(w) [Intentionally Omitted];

(x) any disposition of assets in connection with salvage activities; provided the net proceeds therefrom are deemed to be Net Proceeds and are applied in accordance with Section 4.10 hereof; and

(y) any sale, transfer or other disposition of any assets required by any Government Authority; provided the net proceeds therefrom are deemed to be Net Proceeds and are applied in accordance with Section 4.10 hereof.

“Asset Sale Cash Collateral Account” means a segregated account pledged under the Security Documents that is (i) subject to a perfected security interest for the benefit of the holders of Secured Lien Debt, (ii) under the sole control of the Collateral Trustee, and (iii) free from all other Liens (other than Liens permitted to be placed on the Collateral pursuant to Section 4.12(b) of this Indenture).

“Asset Sale Offer” has the meaning set forth in Section 4.10(d) hereof.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“broker-dealer” has the meaning set forth in the Registration Rights Agreement.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that any obligations existing on the Issue Date (i) that were not included on the balance sheet of EFIH as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations due to a change in accounting treatment shall for all purposes not be treated as Capitalized Lease Obligations.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1) United States dollars;

(2) euros or any national currency of any participating member state of the EMU or such local currencies held by EFIH and its Restricted Subsidiaries from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government) with maturities, unless such securities are deposited to defease Indebtedness, of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10) Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(11) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Casualty Event” means any taking under power of eminent domain or similar proceeding and any insured loss; provided that any such taking or similar proceeding or insured loss that results in Net Proceeds of less than $75.0 million shall not be deemed a Casualty Event.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of EFIH and its Subsidiaries, taken as a whole, or all or substantially all of the Collateral or Oncor-related Assets, to any Person other than a Permitted Holder, other than (A) a Permitted Asset Transfer meeting the requirements of the proviso following clause (3) of this definition of “Change of Control” and (B) any foreclosure on the Collateral; provided, however, that a transaction that would otherwise constitute a Change of Control pursuant to this clause (1) shall not constitute a Change of Control if:

(a) the consideration received in respect of such transaction (i) is received by EFIH or an Oncor Subsidiary or Successor Oncor Business, as the case may be, (ii) consists of Capital Stock of a Person in a Similar Oncor Business that (A) would become a Subsidiary of EFIH or such Oncor Subsidiary or Successor Oncor Business or (B) is a joint venture in which EFIH or such Oncor Subsidiary or Successor Oncor Business would have a significant equity interest (as determined by EFIH in good faith), (iii) is at least equal to the fair market value (as determined by EFIH in good faith) of the assets sold, transferred, conveyed or otherwise disposed of, and (iv) if received by EFIH, shall be concurrently pledged as Collateral for the benefit of the Holders of the Notes and the holders of the other Secured Debt Obligations;

(b) immediately after such transaction no Default exists;

(c) immediately after giving pro forma effect to such transaction and any related financing transactions (including, without limitation, any transaction the proceeds of which are applied to reduce the Indebtedness of EFIH) as if the same had occurred at the beginning of the applicable four-quarter period, either:

(i) EFIH would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; or

(ii) such Fixed Charge Coverage Ratio for EFIH and its Restricted Subsidiaries would be greater than such Fixed Charge Coverage Ratio for EFIH and its Restricted Subsidiaries immediately prior to such transaction;

(d) the rating on the Notes shall not have been downgraded by two or more of the Rating Agencies (or, if the Notes are rated by only one Rating Agency at the time of the first notice of such transaction, such Rating Agency) during the period commencing 30 days prior to the first public notice of the occurrence of such transaction or the intention of the Issuer or any Subsidiary thereof to effect such transaction and ending on the date 60 after such public notice relative to the rating at the start of such period; and

(e) each Guarantor, unless it is the other party to the transaction, shall have by a supplemental indenture confirmed that its Guarantee and any Security Documents to which it is a party shall apply to such Person’s obligations under this Indenture and the Notes;

(2) EFIH becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of EFIH or any of its direct or indirect parent companies; or

(3) at any time, EFH Corp. shall cease to own, directly or indirectly, beneficially and of record at least a majority of the total voting power of the voting stock of EFIH;

provided, however, that a Permitted Asset Transfer shall not constitute a Change of Control if,

(a) in the case of a Permitted Asset Transfer described in clause (2) of the definition of “Permitted Asset Transfer” or a Permitted Asset Transfer described in clause (1) of the definition of “Permitted Asset Transfer” by way of merger, wind-up or consolidation of EFIH with or into another Person, such Permitted Asset Transfer complies with Section 5.01 hereof; provided that the Successor Company may not be an Oncor Subsidiary;

(b) in the case of a Permitted Asset Transfer described in clause (2) of the definition of “Permitted Asset Transfer” or a Permitted Asset Transfer described in clause (1) of the definition of “Permitted Asset Transfer” by way of merger, wind-up or consolidation of EFIH with or into another Person, the Successor Company has assumed all the obligations of the Issuer under the Notes, this Indenture, the Registration Rights Agreement and the Security Documents to which the Issuer is a party pursuant to agreements, in each case, reasonably satisfactory to the Trustee and the Collateral Trustee, in accordance with Section 5.01 hereof;

(c) immediately after such transaction no Default exists;

(d) immediately after giving pro forma effect to such transaction and any related financing transactions (including, without limitation, any transaction the proceeds of which are applied to reduce the Indebtedness of the Successor Company or EFIH, as the case may be) as if the same had occurred at the beginning of the applicable four-quarter period, either:

(i) the Successor Company, or EFIH, as the case may be, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in Section 4.09(a) hereof; or

(ii) the Fixed Charge Coverage Ratio (as defined in this Indenture) for the Successor Company and its Restricted Subsidiaries or EFIH and its Restricted Subsidiaries, as the case may be, would be greater than such Fixed Charge Coverage Ratio for EFIH and its Restricted Subsidiaries immediately prior to such transaction;

(e) the rating on the Notes shall not have been downgraded by two or more of the Rating Agencies (or, if the Notes are rated by only one Rating Agency at the time of the first notice of such Permitted Asset Transfer, such Rating Agency) during the period commencing 30 days prior to the first public notice of the occurrence of a Permitted Asset Transfer or the intention of the Issuer or any Subsidiary thereof to effect a Permitted Asset Transfer and ending on the date 60 days after such notice relative to the rating at the start of such period; and

(f) EFIH or the Successor Company, as the case may be, shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions, exclusions and qualifications, the existing Security Documents, or to the extent that a Permitted Asset Transfer pursuant to clause (2) of the definition thereof or by way of merger, wind-up or consolidation of EFIH pursuant to clause (1) of the definition thereof is being consummated, the new or amended Security Documents to be entered into by EFIH or the Successor Company, as the case may be, are enforceable obligations of EFIH or the Successor Company, as the case may be, create a legally valid and enforceable security interest in the Collateral in favor of the Collateral Trustee for the benefit of the Holders of the Notes and the other Secured Debt Obligations, and that the security interests in the Collateral created by the Security Documents have been perfected.

“Class” means (1) in the case of Senior Lien Debt, every Series of Senior Lien Debt, taken together, and (2) in the case of Junior Lien Debt, every Series of Junior Lien Debt, taken together.

“Clearstream” means Clearstream Banking, société anonyme, and its successors.

“Closing Date” means October 10, 2007.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Collateral” means all assets or property, now owned or hereafter acquired by EFIH, to the extent such assets or property are pledged or assigned or purported to be pledged or assigned, or are required to be pledged or assigned under the Security Documents to the Collateral Trustee, together with the proceeds thereof.

“Collateral Asset Sale Offer” has the meaning set forth under Section 4.10(g) hereof.

“Collateral Excess Proceeds” has the meaning set forth under Section 4.10(g) hereof.

“Collateral Trust Agreement” means the Collateral Trust Agreement, dated as of November 16, 2009, among EFIH, the trustees for the 9.75% Notes and the EFH Corp. 9.75% Notes, any other Senior Lien Debt Representatives from time to time party thereto, any Junior Lien Debt Representatives from time to time Party thereto and the Collateral Trustee.

“Collateral Trustee” means The Bank of New York Mellon Trust Company, N.A., in its capacity as Collateral Trustee under the Collateral Trust Agreement, together with its successors in such capacity.

“Collateral Trustee’s Liens” means a Lien granted to the Collateral Trustee as security for Secured Debt Obligations.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, nuclear fuel costs, depletion of coal or lignite reserves, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptances or any Collateral Posting Facility or similar facilities, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (u) accretion of asset retirement obligations and accretion or accrual of discounted liabilities not constituting Indebtedness, (v) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting, (w) any Additional Interest and any comparable “additional interest” imposed in connection with failure to register other securities, (x) amortization of reacquired Indebtedness, deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(2) interest on Indebtedness of another Person that is guaranteed by EFIH solely to the extent such interest is actually paid by EFIH under such guarantee; plus

(3) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(4) interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio” as of any date of determination, means the ratio of (x) Consolidated Total Indebtedness (treating the Oncor Subsidiaries as Restricted Subsidiaries for purposes of such calculation) computed as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (y) the aggregate amount of EBITDA of EFIH (treating the Oncor Subsidiaries as Restricted Subsidiaries for purposes of such calculation) for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including Transaction fees and expenses to the extent incurred on or prior to December 31, 2008), severance, relocation costs, consolidation and closing costs, integration and facilities opening costs, business optimization costs, transition costs, restructuring costs, signing, retention or completion bonuses, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded;

(2) the cumulative effect of a change in accounting principles during such period shall be excluded;

(3) any after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by EFIH, shall be excluded;

(5) the Net Income for such period of any Person that is (a) not a Subsidiary, (b) an Unrestricted Subsidiary or (c) accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of EFIH shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period, other than dividends, distributions or other payments from the Oncor Subsidiaries or any Successor Oncor Business (i) from the proceeds of sales of Oncor-related Assets made after November 16, 2009 and (ii) consisting of Oncor-related Assets made after November 16, 2009;

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of Section 4.07(a) hereof, the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived or is otherwise permitted by Section 4.08 hereof; provided that Consolidated Net Income of EFIH shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to EFIH or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(7) effects of all adjustments (including the effects of such adjustments pushed down to EFIH and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(8) any net after-tax effect of income (loss) attributable to the early extinguishment of Indebtedness (other than Hedging Obligations) shall be excluded;

(9) any impairment charge or asset write-off, including, without limitation, impairment charges or asset write-offs related to intangible assets, long-lived assets or investments in debt and equity securities, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of EFIH or any of its direct or indirect parent companies in connection with the Transactions, shall be excluded;

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded;

(12) accruals and reserves that are established or adjusted within twelve months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded;

(13) to the extent covered by insurance and actually reimbursed, or, so long as EFIH has made a determination that there exists reasonable evidence that such amount shall in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded;

(14) any net after-tax effect of unrealized income (loss) attributable to Hedging Obligations or other derivative instruments shall be excluded; and

(15) any benefit from any fair market value of any contract as recorded on the balance sheet at the time of the Transactions shall be excluded.

Notwithstanding the foregoing, for the purpose of Section 4.07 hereof only (other than clause (3)(d) of Section 4.07(a) hereof), there shall be excluded from Consolidated Net Income (A) any income arising from any sale or other disposition of Restricted Investments made by EFIH and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from EFIH and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by EFIH or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under clause (3)(d) of Section 4.07(a) hereof and (B) any income described in paragraph (17) of Section 4.07(b) hereof.

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (x) Consolidated Secured Indebtedness computed as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (y) the aggregate amount of EBITDA of EFIH for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Secured Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Secured Indebtedness” means Consolidated Total Indebtedness secured by a Lien on any assets of EFIH or any of its Restricted Subsidiaries.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to (1) the aggregate amount of all outstanding Indebtedness of EFIH and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, debt obligations evidenced by promissory notes and similar instruments, letters of credit (only to the extent of any unreimbursed drawings thereunder) and Obligations in respect of Capitalized Lease Obligations, plus (2) the aggregate amount of all outstanding Disqualified Stock of EFIH and all Disqualified Stock and Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP, less (3) the aggregate amount of all Unrestricted Cash and less (4) all Deposit L/C Loans and Incremental Deposit L/C Loans outstanding on such date of determination. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by EFIH.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Trust Office of the Trustee” shall be at the first address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Holders and the Issuer.

“Covered Commodity” means any energy, electricity, generation capacity, power, heat rate, congestion, natural gas, nuclear fuel (including enrichment and conversion), diesel fuel, fuel oil, other petroleum-based liquids, coal, lignite, weather, emissions and other environmental credits, waste by-products, renewable energy credit, or any other energy related commodity or service (including ancillary services and related risks (such as location basis)).

“Credit Facilities” means, with respect to EFIH or any of its Restricted Subsidiaries, one or more debt facilities or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.09 hereof) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Deposit L/C Loan” means any Deposit L/C Loans under, and as defined in any Credit Facilities.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by EFIH or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of EFIH, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of EFIH or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by EFIH or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of EFIH or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of Section 4.07(a) hereof.

“Discharge of Senior Lien Obligations” means the “Discharge of Parity Lien Obligations” as defined in the Collateral Trust Agreement.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of EFIH or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by EFIH or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital gains, including, without limitation, foreign, federal, state, franchise, excise, value-added and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) of such Person paid or accrued during such period, deducted (and not added back) in computing Consolidated Net Income; plus

(b) Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (1)(u), (v), (w), (x), (y) and (z) of the definition thereof, and, in each such case, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus

(d) any fees, expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by such Person and its Restricted Subsidiaries under this Indenture (including a refinancing transaction or amendment or other modification of any debt instrument) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes, the offerings of any Additional Notes and Exchange Notes, the exchange offers relating to the EFH Corp. 9.75% Notes, the 9.75% Notes and the 10.000% Notes and the offering of the EFH Corp. 10.000% Notes, any Credit Facilities and any Receivables Facility, (ii) any amendment or other modification of the Notes, (iii) any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed and (iv) any charges or non-recurring merger costs as a result of any such transaction, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e) the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any costs incurred in connection with acquisitions after the Closing Date, costs related to the closure and/or consolidation of facilities; plus

(f) any other non-cash charges, including any write-offs or write-downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h) the amount of management, monitoring, consulting and advisory fees and related indemnities and expenses paid in such period to the Investors to the extent otherwise permitted under Section 4.11 hereof and deducted (and not added back) in calculating Consolidated Net Income; plus

(i) the amount of net cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken or to be taken prior to or during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period and added to EBITDA until fully realized), net of the amount of actual benefits realized during such period from such actions; provided that (w) such cost savings are reasonably identifiable and factually supportable, (x) such actions have been taken or are to be taken within 12 months after the date of determination to take such action and some portion of the benefit is expected to be realized within 12 months of taking such action, (y) no cost savings shall be added pursuant to this clause (i) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (e) above with respect to such period and (z) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $50.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”); plus

(j) the amount of loss on sales of receivables and related assets to any Receivables Subsidiary in connection with a Receivables Facility deducted (and not added back) in calculating Consolidated Net Income; plus

(k) any costs or expense incurred by EFIH or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of EFIH or net cash proceeds of an issuance of Equity Interests (other than Disqualified Stock) of EFIH (or any direct or indirect parent thereof) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of Section 4.07(a) hereof; plus

(l) cash receipts (or any netting arrangements resulting in increased cash receipts) not added in arriving at EBITDA or Consolidated Net Income in any period to the extent the non-cash gains relating to such receipts were deducted in the calculation of EBITDA pursuant to paragraph (2) below for any previous period and not added; and

(2) decreased by (without duplication) (a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period, (b) cash expenditures (or any netting arrangements resulting in increased cash expenditures) not deducted in arriving at EBITDA or Consolidated Net Income in any period to the extent non-cash losses relating to such expenditures were added in the calculation of EBITDA pursuant to paragraph (1) above for any previous period and not deducted, and (c) the amount of any minority interest income consisting of Subsidiary losses attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary to the extent such minority interest income is included in Consolidated Net Income.

“EFCH” means Energy Future Competitive Holdings Company.

“EFH Corp.” means Energy Future Holdings Corp., the parent of EFIH.

“EFH Corp. 2017 Notes” means EFH Corp.’s 10.875% Senior Notes due 2017 and 11.250%/12.000% Senior Toggle Notes due 2017, including the guarantees thereof.

“EFH Corp. 9.75% Notes” means the 9.75% Senior Secured Notes due 2019 issued by EFH Corp. under the EFH Corp. 9.75% Notes Indenture, including the guarantees thereof.

“EFH Corp. 9.75% Notes Indenture” means the Indenture, dated as of November 16, 2009, among EFH Corp., EFIH, EFCH and The Bank of New York Mellon Trust Company N.A., under which the EFH Corp. 9.75% Notes were issued.

“EFH Corp. 10.000% Notes” means the 10.000% Senior Secured Notes due 2020 issued by EFH Corp. under the EFH Corp. 10.000% Notes Indenture, from time to time, including the guarantees thereof, and any exchange notes and exchange guarantees issued in exchange therefor.

“EFH Corp. 10.000% Notes Indenture” means the Indenture, dated as of January 12, 2010, as supplemented, among EFH Corp., EFIH, EFCH and The Bank of New York Mellon Trust Company, N.A., under which the EFH Corp. 10.000% Notes were issued.

“EFH Corp.’s Ratable Portion of Oncor Dividends” means the amount obtained by multiplying (a) the aggregate amount of cash received by EFIH by means of a cash dividend from the Oncor Subsidiaries after November 16, 2009 (other than dividends constituting proceeds from Asset Sales of Oncor-related Assets) by (b) a fraction, the numerator of which shall be the sum of the aggregate principal amount of the EFH Corp. 9.75% Notes, the EFH Corp. 10.000% Notes and any other Secured Lien Debt of EFH Corp. that is guaranteed by EFIH under clause (2) of Section 4.09(b) hereof and the denominator of which shall be the aggregate principal amount of (i) the EFH Corp. 9.75% Notes, the EFH Corp. 10.000% Notes and any other Secured Lien Debt of EFH Corp. that is guaranteed by EFIH plus (ii) the Notes, any Additional Notes, any Exchange Notes, the 9.75% Notes, any additional 9.75% Notes, the 10.000% Notes, any additional 10.000% Notes and any other Secured Lien Debt of EFIH, in the case of clauses (i) and (ii) incurred pursuant to clause (2) of Section 4.09(b) hereof and at the time outstanding.

“EFIH” means Energy Future Intermediate Holding Company LLC; provided that when used in the context of determining the fair market value of an asset or liability under this Indenture, “EFIH” shall be deemed to mean the Board of Directors of EFIH when the fair market value is equal to or in excess of $500.0 million (unless otherwise expressly stated).

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“Environmental CapEx Debt” means Indebtedness of the Issuer or any of its Restricted Subsidiaries incurred for the purpose of financing Environmental Capital Expenditures.

“Environmental Capital Expenditures” means capital expenditures deemed necessary by the Issuer or EFIH’s Restricted Subsidiaries to comply with, or in anticipation of having to comply with, Environmental Law or otherwise undertaken voluntarily by EFIH or any of its Restricted Subsidiaries in connection with environmental matters.

“Environmental Law” means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree or judgment, relating to the environment, human health or safety or Hazardous Materials.

“equally and ratably” means, in reference to sharing of Liens or proceeds thereof as between the holders of Secured Debt Obligations within the same Class after the repayment of amounts payable to the Collateral Trustee under the Collateral Trust Agreement and the Senior Lien Representatives (and in the case of Junior Lien Obligations, Junior Lien Representatives) in accordance with the applicable Secured Debt Document that such Liens or proceeds:

(1) shall be allocated and distributed first to the Secured Debt Representative for each outstanding Series of Secured Lien Debt within that Class, for the account of the holders of such Series of Secured Lien Debt, ratably in proportion to the principal, premium, if any, and interest on, reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made under such letters of credit) forming part of, and Hedging Obligations to the extent constituting Secured Lien Debt pursuant to the terms of, each outstanding Series of Secured Lien Debt within that Class when the allocation or distribution is made; and thereafter

(2) shall be allocated and distributed (if any remain after payment in full of all of the principal, premium, if any, and interest on, and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) forming part of, and Hedging Obligations to the extent constituting Secured Indebtedness pursuant to the terms of, each outstanding Series of Secured Lien Debt within that Class) to the Secured Debt Representative for each outstanding Series of Secured Lien Debt within that Class, for the account of the holders of any remaining Secured Debt Obligations within that Class, ratably in proportion to the aggregate unpaid amount of such remaining Secured Debt Obligations within that Class due and demanded (with written notice to the applicable Secured Debt Representative and the Collateral Trustee) prior to the date such distribution is made.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of EFIH or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to EFIH’s or any direct or indirect parent company’s common stock registered on Form S-8;

(2) issuances to any Subsidiary of EFIH; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“ERCOT” means the Electric Reliability Council of Texas, Inc. or any entity approved to perform the functions of an independent system operator within the power region that includes approximately 80% of the electric transmission within the State of Texas.

“euro” means the single currency of participating member states of the EMU.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Event of Default” has the meaning set forth under Section 6.01 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Agreements” means the Exchange Agreements, each dated March 31, 2011, and each amended by a Letter Agreement dated April 25, 2011, in each case among the Issuer and the holders named therein.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Notes” means any notes issued in exchange for the Notes pursuant to the Registration Rights Agreement.

“Exchange Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by EFIH after the Closing Date from

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of EFIH or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of EFIH or any of its direct or indirect parent companies) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of EFIH,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate (delivered under this Indenture or, in the case of Excluded Contributions made prior to the Issue Date, under an Existing EFH Corp. Notes Indenture, the 9.75% Notes Indenture or the 10.000% Notes Indenture) executed by the principal financial officer of EFIH on the date such capital contributions are or were made or the date such Equity Interests are or were sold, as the case may be, which are excluded from the calculation set forth in clause (3) of Section 4.07(a) hereof.

“Existing EFH Corp. Notes” means

•	EFH Corp. 5.55% Fixed Senior Notes Series P due November 15, 2014;

•	EFH Corp. 6.50% Fixed Senior Notes Series Q due November 15, 2024;

•	EFH Corp. 6.55% Fixed Senior Notes Series R due November 15, 2034;

•	EFH Corp. 2017 Notes;

•	EFH Corp. 9.75% Notes; and

•	EFH Corp. 10.000% Notes,

in each case to the extent outstanding on the Issue Date.

“Existing EFH Corp. Notes Indentures” means each of the indentures or other documents containing the terms of the Existing EFH Corp. Notes.

“Fitch” means Fitch Ratings Ltd. and any successor to its rating agency business.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that EFIH or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by EFIH or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If, since the beginning of such period, any Person that subsequently became a Restricted Subsidiary or was merged with or into EFIH or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of EFIH. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of EFIH to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as EFIH may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Closing Date.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(a), 2.06(b)(iii), 2.06(b)(iv), 2.06(d)(ii), 2.06(d)(iii) or 2.06(f) hereof.

“Government Authority” means any nation or government, any state, province, territory or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation, ERCOT.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under this Indenture and the Notes.

“Guarantor” means each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of this Indenture.

“Hazardous Materials” means (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.

“Hedging Obligations” means with respect to any Person, the obligations of such Person under (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement and (c) physical or financial commodity contracts or agreements, power purchase or sale agreements, fuel purchase or sale agreements, environmental credit purchase or sale agreements, power transmission agreements, commodity transportation agreements, fuel storage agreements, netting agreements (including Netting Agreements), capacity agreement and commercial or trading agreements, each with respect to, or including the purchase, sale, exchange of (or the option to purchase, sell or exchange), transmission, transportation, storage, distribution, processing, sale, lease or hedge of, any Covered Commodity price or price indices for any such Covered Commodity or services or any other similar derivative agreements, and any other similar agreements.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Incremental Deposit L/C Loans” means any Incremental Deposit L/C Loans under, and as defined in, any Credit Facilities.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business (for the avoidance of doubt, the obligations of the type referred to in clause (1) shall not include EFH Corp.’s obligations to repay indebtedness to TCEH and/or its Subsidiaries from time to time evidenced under notes existing on the Issue Date); and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided that the amount of Indebtedness of such first Person for purposes of this clause (3) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such first Person in good faith;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities or (c) amounts payable by and between EFIH and its Subsidiaries in connection with retail clawback or other regulatory transition issues.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of EFIH, qualified to perform the task for which it has been engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” has the meaning set forth in the recitals hereto.

“insolvency or liquidation proceeding” means:

(1) any case commenced by or against EFIH, EFIH Finance or any Guarantor under any Bankruptcy Law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of EFIH, EFIH Finance or any Guarantor, any receivership or assignment for the benefit of creditors relating to EFIH, EFIH Finance or any Guarantor or any similar case or proceeding relative to EFIH, EFIH Finance or any Guarantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to EFIH, EFIH Finance or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of EFIH, EFIH Finance or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Intercompany Loan” means a senior, unsecured loan by EFIH or any of its Restricted Subsidiaries to EFH Corp., with an interest rate commensurate with an arm’s length relationship.

“Interest Payment Date” means May 15 and November 15 of each year to Stated Maturity.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among EFIH and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) of this definition which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of EFIH in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

For purposes of the definition of “Unrestricted Subsidiary” and Section 4.07 hereof:

(1) “Investments” shall include the portion (proportionate to EFIH’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of EFIH at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, EFIH shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) EFIH’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to EFIH’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by EFIH.

“Investors” means Kohlberg Kravis Roberts & Co. L.P., TPG Capital, L.P., J.P. Morgan Ventures Corporation, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and LB I Group, Inc. and each of their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means the first date on which any Notes are issued pursuant to this Indenture.

“Issuer” has the meaning set forth in the recitals hereto and its successors under Article 5.

“Junior Lien” means a Lien granted by a security document to the Collateral Trustee, at any time, upon any Collateral to secure Junior Lien Obligations.

“Junior Lien Debt” means:

(1) the Notes, any Additional Notes and any Exchange Notes issued under this Indenture;

(2) any other Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of the Issuer or any Guarantor that is secured on a subordinated basis to the Senior Lien Debt by a Junior Lien that was permitted to be incurred and so secured under this Indenture and each other applicable Secured Debt Document; provided that:

(a) on or before the date on which such Indebtedness is incurred by the Issuer or such Guarantor, such Indebtedness is designated by the Issuer, in accordance with the Collateral Trust Agreement, as “Junior Lien Debt” for the purposes of the Secured Debt Documents, including the Collateral Trust Agreement; provided that no Series of Secured Lien Debt may be designated as both Junior Lien Debt and Senior Lien Debt;

(b) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(c) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements shall be conclusively established if the Issuer delivers to the Collateral Trustee an Officer’s Certificate stating that such requirements have been satisfied and that such Indebtedness is “Junior Lien Debt”); and

(3) Hedging Obligations of the Issuer or any Guarantor incurred to hedge or manage interest rate risk with respect to Junior Lien Debt; provided that, pursuant to the terms of the

Junior Lien Documents, such Hedging Obligations are secured by a Junior Lien on all of the assets and properties that secure the Indebtedness in respect of which such Hedging Obligations are incurred.

“Junior Lien Documents” means, collectively, this Indenture, any additional indenture, credit agreement or other agreement governing a Series of Junior Lien Debt and the Security Documents that create or perfect Liens securing Junior Lien Obligations.

“Junior Lien Obligations” means Junior Lien Debt and all other Obligations in respect thereof.

“Junior Lien Representative” means (1) the Trustee, in the case of the Notes, and (2) in the case of any future Series of Junior Lien Debt, the trustee, agent or representative of the holders of such Series of Junior Lien Debt who (a) is appointed as a Junior Lien Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, together with its successors in such capacity, and (b) has become a party to the Collateral Trust Agreement by executing a joinder in the form required under the Collateral Trust Agreement.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuer and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Lien Sharing and Priority Confirmation” means:

(1) as to any Series of Senior Lien Debt, the written agreement enforceable against the holders of such Series of Senior Lien Debt, as set forth in the applicable Secured Debt Document:

(a) for the enforceable benefit of all holders of each existing and future Series of Senior Lien Debt and each existing and future Senior Lien Representative, that all Senior Lien Obligations shall be and are secured equally and ratably by all Senior Liens at any time granted by the Issuer or any Guarantor to secure any Obligations in respect of such Series of Senior Lien Debt, and that all such Senior Liens shall be enforceable by the Collateral Trustee for the benefit of all holders of Senior Lien Obligations equally and ratably;

(b) for the enforceable benefit of all holders of each existing and future Series of Senior Lien Debt and Series of Junior Lien Debt, and each existing and future Senior Lien Representative and Junior Lien Representative, that the holders of Obligations in respect of such Series of Senior Lien Debt are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Senior Liens and the order of application of proceeds from enforcement of Senior Liens; and

(c) consenting to and directing the Collateral Trustee to perform its obligations under the Collateral Trust Agreement and the other security documents in respect of the Secured Debt Obligations.

(2) as to any Series of Junior Lien Debt, the written agreement enforceable against the holders of such Series of Junior Lien Debt, as set forth in the applicable Secured Debt Document:

(a) for the enforceable benefit of all holders of each existing and future Series of Junior Lien Debt and Series of Senior Lien Debt and each existing and future Junior Lien Representative and Senior Lien Representative, that all Junior Lien Obligations shall be and are secured equally and ratably by all Junior Liens at any time granted by the Issuer or any Guarantor to secure any Obligations in respect of such Series of Junior Lien Debt, and that all such Junior Liens shall be enforceable by the Collateral Trustee for the benefit of all holders of Junior Lien Obligations equally and ratably;

(b) for the enforceable benefit of all holders of each existing and future Series of Senior Lien Debt and Series of Junior Lien Debt and each existing and future Senior Lien Representative and Junior Lien Representative, that the holders of Obligations in respect of such Series of Junior Lien Debt are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Junior Liens and the order of application of proceeds from the enforcement of Junior Liens; and

(c) consenting to and directing the Collateral Trustee to perform its obligations under the Collateral Trust Agreement and the other security documents in respect of the Secured Debt Obligations.

“Mandatory Principal Redemption” has the meaning set forth in Section 3.08 hereof.

“Mandatory Principal Redemption Amount” has the meaning set forth in Section 3.08 hereof.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Necessary CapEx Debt” means Indebtedness of EFIH or any of its Restricted Subsidiaries incurred for the purpose of financing Necessary Capital Expenditures.

“Necessary Capital Expenditures” means capital expenditures by EFIH and its Restricted Subsidiaries that are required by applicable law (other than Environmental Law) or otherwise undertaken voluntarily for health and safety reasons (other than as required by Environmental Law). The term “Necessary Capital Expenditures” does not include any capital expenditure undertaken primarily to increase the efficiency of, expand or re-power any power generation facility.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by EFIH or any of its Restricted Subsidiaries in respect of any Asset Sale (including a Casualty Event), including any cash and Cash Equivalents received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale (including a Casualty Event), net of the direct costs relating to such Asset Sale (including a Casualty Event) and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied using proceeds from Asset Sales (other than Asset Sales of Collateral or other Oncor-related Assets) to the repayment of principal, premium, if any, and interest on other Senior Indebtedness required (other than required by clause (1) of Section 4.10(b) hereof) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by EFIH or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by EFIH or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Netting Agreement” shall mean a netting agreement, master netting agreement or other similar document having the same effect as a netting agreement or master netting agreement and, as applicable, any collateral annex, security agreement or other similar document related to any master netting agreement or Permitted Contract.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means the Initial Notes (including any Exchange Notes issued in exchange therefor), and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under this Indenture (including any Exchange Notes issued in exchange therefor). The Notes and Additional Notes subsequently issued under this Indenture shall be treated as a single class for all purposes under this Indenture, except as set forth herein.

“Note Obligations” means the Notes, the Guarantees and all other Obligations of any of the Issuer and any Guarantors under this Indenture, the Notes, the Guarantees and the Security Documents (including, without limitation, Additional Interest, if any).

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of EFIH, or other Person, as the case may be.

“Officer’s Certificate” means a certificate signed on behalf of EFIH by an Officer of EFIH or on behalf of another Person by an Officer of such Person, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of EFIH or such other Person, as applicable, that meets the requirements of Section 13.05 hereof.

“Oncor Electric Delivery Facility” means the revolving credit agreement entered into as of the Closing Date, by and among Oncor Electric Delivery Company LLC, as borrower, the lenders party thereto in their capacities as lenders thereunder and JPMorgan Chase Bank, N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

“Oncor Holdings” means Oncor Electric Delivery Holdings Company LLC.

“Oncor-related Assets” means the Equity Interests of any of the Oncor Subsidiaries or any Successor Oncor Business (including the Collateral) owned by EFIH or any Oncor Subsidiary or any Successor Oncor Business or constituting a primary issuance of such Equity Interests to the extent such issuance would constitute an Asset Sale and any assets owned directly or indirectly by any of the Oncor Subsidiaries or any Successor Oncor Business.

“Oncor Subsidiaries” means Oncor Holdings and its Subsidiaries, all of which shall be Unrestricted Subsidiaries on the Issue Date.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee that meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between EFIH or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with Section 4.10 hereof.

“Permitted Asset Transfer” means (1) the direct or indirect sale, assignment, transfer, conveyance or other disposition (including by way of merger, wind-up or consolidation) or spin-off by dividend of the Equity Interests of EFIH such that EFIH is no longer a Subsidiary of EFH Corp. (including without limitation a merger of EFIH with and into EFH Corp.) or (2) the sale, assignment, transfer, conveyance or other disposition (other than by way of merger, wind-up or consolidation) of all of the Equity Interests of, and other Investments in, the Oncor Subsidiaries, Successor Oncor Businesses and all other Collateral held by EFIH to a Person (other than an Oncor Subsidiary) that shall continue to hold such Equity Interests, other Investments and any other Collateral, in each case other than any foreclosure on the Collateral.

“Permitted Holders” means each of the Investors, members of management (including directors) of EFIH or any of its direct or indirect parent companies or Subsidiaries who on the Closing Date were or at any time prior to the first anniversary of the Closing Date were holders of Equity Interests of EFIH (or any of its direct or indirect parent companies) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of EFIH or any of its direct or indirect parent companies.

“Permitted Investments” means:

(1) any Investment in EFIH or any of its Restricted Subsidiaries;

(2) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3) any Investment by EFIH or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, EFIH or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to Section 4.10 hereof or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date;

(6) any Investment acquired by EFIH or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by EFIH or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(b) as a result of a foreclosure by EFIH or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of Section 4.09(b) hereof;

(8) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed 3.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of EFIH or any of its direct or indirect parent companies; provided, however, that such Equity Interests shall not increase the amount available for Restricted Payments under clause (3) of Section 4.07(a) hereof;

(10) guarantees of Indebtedness of EFIH or any of its Restricted Subsidiaries permitted under Section 4.09 hereof;

(11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 4.11(b) hereof (except transactions described in clauses (2), (5) and (9) of Section 4.11(b) hereof);

(12) Investments consisting of purchases and acquisitions of inventory, fuel (including all forms of nuclear fuel), supplies, material or equipment;

(13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed 3.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14) Investments relating to a Receivables Subsidiary that, in the good faith determination of EFIH, are necessary or advisable to effect any Receivables Facility for the benefit of EFIH or any of its Restricted Subsidiaries;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $25.0 million outstanding at any one time, in the aggregate;

(16) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of EFIH or any direct or indirect parent company thereof;

(17) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business; or

(18) (A) Investments in Indebtedness of TCEH or EFH Corp. received by EFIH (i) in exchange for the 9.75% Notes or 10.000% Notes issued in the exchange offers in which such notes were issued or (ii) in exchange for Indebtedness of TCEH or EFH Corp. received in exchange for the 9.75% Notes or 10.000% Notes in the exchange offers in which such notes were issued and (B) Investments in Indebtedness of EFH Corp. or its Subsidiaries received by EFIH in exchange for Indebtedness of EFIH or any Guarantor incurred under clause (2) of Section 4.09(b) hereof, including, in the case of both (A) and (B), for the avoidance of doubt, the exchanges of any such Indebtedness, which shall be deemed to be “Permitted Investments” hereunder.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business (including in connection with the construction or restoration of facilities for the generation, transmission or distribution of electricity) or otherwise constituting Permitted Investments;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey or title exceptions or irregularities, minor encumbrances, easements or reservations of, or rights of others for, licenses, permits, conditions, covenants, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred pursuant to clauses (4), (12) or (13) of Section 4.09(b) hereof; provided that (a) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (13) of Section 4.09(b) hereof relate only to Refinancing Indebtedness that serves to refund or refinance Indebtedness, Disqualified Stock or Preferred Stock incurred under clauses (4) or (12) of Section 4.09(b) hereof, and (b) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (4) of Section 4.09(b) hereof extend only to the assets so financed, purchased, constructed or improved;

(7) Liens existing on the Issue Date;

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by EFIH or any of its Restricted Subsidiaries;

(9) Liens on property at the time EFIH or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into EFIH or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by EFIH or any of its Restricted Subsidiaries;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to EFIH or another Restricted Subsidiary permitted to be incurred in accordance with Section 4.09 hereof;

(11) Liens securing Hedging Obligations, of EFIH or its Restricted Subsidiaries incurred under clause (10) of Section 4.09(b) hereof; provided that such agreements were entered into in the ordinary course of business and not for speculative purposes (as determined by EFIH in its reasonable discretion acting in good faith) and, in the case of any commodity Hedging Obligations or any Hedging Obligation of the type described in clause (c) of the definition of “Hedging Obligations,” entered into in order to hedge against or manage fluctuations in the price or availability of any Covered Commodity;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of EFIH or any of its Restricted Subsidiaries;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by EFIH and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of EFIH or any Guarantor;

(16) [Intentionally Omitted];

(17) Liens on accounts receivable, other Receivables Facility assets, or accounts into which collections or proceeds of Receivables Facility assets are deposited, in each case in connection with a Receivables Facility for the benefit of EFIH or its Restricted Subsidiaries;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), and (9) at the time the original Lien became a Permitted Lien under this Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19) deposits made in the ordinary course of business to secure liability to insurance carriers;

(20) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $100.0 million at any one time outstanding;

(21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) of Section 6.01(a) hereof so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, and (ii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 4.09 hereof; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

(25) ground leases or subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by EFIH or any of its Subsidiaries are located;

(26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of EFIH or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of EFIH and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of EFIH or any of its Restricted Subsidiaries in the ordinary course of business;

(27) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by EFIH or any Restricted Subsidiary in the ordinary course of business;

(28) rights reserved to or vested in others to take or receive any part of, or royalties related to, the power, gas, oil, coal, lignite or other minerals or timber generated, developed, manufactured or produced by, or grown on, or acquired with, any property of EFIH or any of its Restricted Subsidiaries and Liens upon the production from property of power, gas, oil, coal, lignite or other minerals or timber, and the by-products and proceeds thereof, to secure the obligations to pay all or a part of the expenses of exploration, drilling, mining or development of such property only out of such production or proceeds;

(29) Liens arising out of all presently existing and future division and transfer orders, advance payment agreements, processing contracts, gas processing plant agreements, operating agreements, gas balancing or deferred production agreements, pooling, unitization or communitization agreements, pipeline, gathering or transportation agreements, platform agreements, drilling contracts, injection or repressuring agreements, cycling agreements, construction agreements, salt water or other disposal agreements, leases or rental agreements, farm-out and farm-in agreements, exploration and development agreements, and any and all other contracts or agreements covering, arising out of, used or useful in connection with or pertaining to the exploration, development, operation, production, sale, use, purchase, exchange, storage, separation, dehydration, treatment, compression, gathering, transportation, processing, improvement, marketing, disposal or handling of any property of EFIH or any of its Restricted Subsidiaries; provided that such agreements are entered into in the ordinary course of business (including in respect of construction and restoration activities);

(30) any restrictions on any stock or stock equivalents or other joint venture interests of EFIH or any of its Restricted Subsidiaries providing for a breach, termination or default under any owners, participation, shared facility, joint venture, stockholder, membership, limited liability company or partnership agreement between such Person and one or more other holders of such stock or stock equivalents or interest of such Person, if a security interest or other Lien is created on such stock or stock equivalents or interest as a result thereof and other similar Liens;

(31) [Intentionally Omitted];

(32) Liens and other exceptions to title, in either case on or in respect of any facilities of EFIH or any of its Restricted Subsidiaries, arising as a result of any shared facility agreement entered into with respect to such facility, except to the extent that any such Liens or exceptions, individually or in the aggregate, materially adversely affect the value of the relevant property or materially impair the use of the relevant property in the operation of business of EFIH or any of its Restricted Subsidiaries, taken as a whole;

(33) Liens on cash and Cash Equivalents (i) deposited by EFIH or any of its Restricted Subsidiaries in margin accounts with or on behalf of brokers, credit clearing organizations, independent system operators, regional transmission organizations, pipelines, state agencies, federal agencies, futures contract brokers, customers, trading counterparties, or any other parties or issuers of surety bonds or (ii) pledged or deposited as collateral by EFIH or any of its Restricted Subsidiaries with any of the entities described in clause (i) above to secure their respective obligations, in the case of each of clauses (i) and (ii) above, with respect to: (A) any contracts and transactions for the purchase, sale, exchange of, or the option (whether physical or financial) to purchase, sell or exchange (1) natural gas, (2) electricity, (3) coal and lignite, (4) petroleum-based liquids, (5) oil, (6) nuclear fuel (including enrichment and conversion), (7) emissions or other environmental credits, (8) waste byproducts, (9) weather, (10) power and other generation capacity, (11) heat rate, (12) congestion, (13) renewal energy credit, or (14) any other energy-related commodity or services or derivative (including ancillary services and related risk (such as location basis)); (B) any contracts or transactions for the purchase, processing, transmission, transportation, distribution, sale, lease, hedge or storage of, or any other services related to any commodity or service identified in subparts (1) through (14) above, including any capacity agreement; (C) any financial derivative agreement (including but not limited to swaps, options or swaptions) related to any commodity identified in subparts (1) through (14) above, or to any interest rate or currency rate management activities; (D) any agreement for membership or participation in an organization that facilitates or permits the entering into or clearing of any netting agreement or any agreement described in this clause (33); (E) any agreement combining part or all of a netting agreement or part or all of any of the agreements described in this clause (33); (E) any document relating to any agreement described in this clause (33) that is filed with a Government Authority and any related service agreements; or (F) any commercial or trading agreements, each with respect to, or involving the purchase, transmission, distribution, sale, lease or hedge of, any energy, generation capacity or fuel, or any other energy related commodity or service, price or price indices for any such commodities or services or any other similar derivative agreements, and any other similar agreements (such agreements described in clauses (A) through (F) of this clause (33) being collectively, “Permitted Contracts”), Netting Agreements, Hedging Obligations and letters of credit supporting Permitted Contracts, Netting Agreements and Hedging Obligations;

(34) Liens arising under Section 9.343 of the Texas Uniform Commercial Code or similar statutes of states other than Texas;

(35) Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts of EFIH and its Subsidiaries held at such banks or financial institutions, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts in the ordinary course of business;

(36) any zoning, land use, environmental or similar law or right reserved to or vested in any Government Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of EFIH or any of its Restricted Subsidiaries, taken as a whole;

(37) any Lien arising by reason of deposits with or giving of any form of security to any Government Authority for any purpose at any time as required by applicable law as a condition to the transaction of any business or the exercise of any privilege or license, or to enable EFIH or any of its Restricted Subsidiaries to maintain self-insurance or to participate in any fund for liability on any insurance risks;

(38) Liens, restrictions, regulations, easements, exceptions or reservations of any Government Authority applying particularly to nuclear fuel;

(39) rights reserved to or vested in any Government Authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of applicable law, to terminate or modify such right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of such person;

(40) Liens arising under any obligations or duties affecting any of the property of EFIH or any of its Restricted Subsidiaries to any Government Authority with respect to any franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held;

(41) rights reserved to or vested in any Government Authority to use, control or regulate any property of such person;

(42) any obligations or duties, affecting the property of EFIH or any of its Restricted Subsidiaries, to any Government Authority with respect to any franchise, grant, license or permit;

(43) a set-off or netting rights granted by EFIH or any Subsidiary of EFIH pursuant to any agreements related to Hedging Obligations, Netting Agreements or Permitted Contracts solely in respect of amounts owing under such agreements;

(44) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment described under the definition of “Permitted Investments” to be applied against the purchase price for such Investment and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction excluded from the definition described under “Asset Sale,” in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;

(45) [Intentionally Omitted]; and

(46) any amounts held by a trustee in the funds and accounts under any indenture securing any revenue bonds issued for the benefit of EFIH or any of its Restricted Subsidiaries.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any insolvency or liquidation proceeding.

“Pledge Agreement” means the Junior Lien Pledge Agreement, dated as of the Issue Date, by EFIH, with respect to the security interests in favor of the Collateral Trustee, the Trustee and for the benefit of the holders of Junior Lien Obligations, in all or any portion of the Collateral, in each case, as amended, modified, restated, supplemented or replaced from time to time.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction, repair, restoration, replacement, expansion or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise, incurred in respect of capital expenditures, including Environmental CapEx Debt and Necessary CapEx Debt.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by EFIH in good faith.

“Rating Agencies” means each of Moody’s, S&P and Fitch, or if any of Moody’s, S&P or Fitch shall not make a rating on the Notes or other investment publicly available, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by EFIH which shall be substituted for Moody’s, S&P or Fitch, or all of them, as the case may be.

“Receivables Facility” means any of one or more receivables financing facilities or programs as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to EFIH or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which EFIH or any of its Restricted Subsidiaries purports to sell its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

“Redemption Date” has the meaning set forth in Section 3.07.

“Record Date” for the interest (including Additional Interest, if any) payable on any applicable Interest Payment Date means May 1 or November 1 (whether or not a Business Day), next preceding such Interest Payment Date.

“Registration Rights Agreement” means (1) the Registration Rights Agreement related to the Initial Notes, dated as of the Issue Date, among the Issuer and the initial purchasers of the Notes, and (2) with respect to any Additional Notes, any registration rights agreement among the Issuer and the other parties thereto relating to the registration by the Issuer of such Additional Notes under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note in the form of Exhibit A hereto, bearing the Global Note Legend, the Private Placement Legend and the Tax Legend (if applicable) and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes sold in reliance on Regulation S.

“Related Business Assets” means (A) except in the case of a Permitted Asset Swap of Collateral, assets (other than cash or Cash Equivalents) used or useful in, or securities of, a Similar Business; provided that any assets or securities received by EFIH or a Restricted Subsidiary in exchange for assets or securities transferred by EFIH or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary and (B) in the case of a Permitted Asset Swap of Collateral, assets (other than cash or Cash Equivalents) used or useful in, or Capital Stock of, a Similar Oncor Business; provided that any Capital Stock received by EFIH in exchange for Collateral shall not be deemed to be Related Business Assets, unless upon receipt of the Capital Stock of such Person, such Person would become a Subsidiary of EFIH or a joint venture in which EFIH has a significant equity interest (as determined by EFIH in good faith).

“Required Debt” means, with respect to any action, on any date, the outstanding principal amount of:

(1) the Notes (including any Additional Notes); and

(2) any securities that constitute Junior Lien Debt and are designated as Required Debt in an Officer’s Certificate delivered to the Trustee at such date, other than, in each case, any such debt beneficially owned by the Issuer or its Affiliates, voting as a single class, except to the extent prohibited by law; provided that (a) Required Debt shall only include debt described in clause (2) of this definition to the extent such debt would require the consent of the holders of the debt described in this definition voting as a single class to take such action, except to the extent described below in clauses (b) and (c); (b) if any amendment, waiver or other action would disproportionately affect the holders of the Notes or any other series of securities that constitute Junior Lien Debt, Required Debt shall mean the Notes or such other series of securities that constitute Junior Lien Debt, as the case may be, voting as a single class and the other series of debt described in clauses (1) and (2) voting as a single class, and (c) if any amendment, waiver or other action would affect (i) only the Notes or (ii) only any other series of securities that constitute Junior Lien Debt, Required Debt shall mean the Notes or such other series of securities that constitute Junior Lien Debt, as the case may be, voting as a single class without any other series of debt.

Notwithstanding the foregoing, with respect to the taking of any action with respect to a Default or Event of Default or the exercise of any rights or remedies with respect to an Event of Default, Required Debt shall mean the Notes and any other series of securities that constitute Junior Lien Debt described in clause (2) of this definition voting together, only to the extent such Default or Event of Default applies to each such series of debt in the same manner and only to the extent the holders of each such series of debt have the right to take such action or exercise such rights or remedies.

“Required Holders” means Persons holding the Required Debt.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) having direct responsibility for the administration of this Indenture, or any other officer to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject.

“Restoration Certificate” shall mean, with respect to any Casualty Event, an Officer’s Certificate provided to the Trustee prior to the 365th day after such Casualty Event has occurred certifying (a) that EFIH or such Restricted Subsidiary intends to use the proceeds received in connection with such Casualty Event to repair, restore or replace the property or assets in respect of which such Casualty Event occurred, (b) the approximate costs of completion of such repair, restoration or replacement and (c) that such repair, restoration or replacement shall be completed within the later of (x) 450 days after the date on which cash proceeds with respect to such Casualty Event were received and (y) 180 days after delivery of such Restoration Certificate.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment Coverage Ratio” means (i) for Restricted Payments (other than payments of cash dividends or distributions to EFH Corp. on, or in respect of, EFIH’s Capital Stock, purchases for cash or other acquisitions for cash of any Capital Stock of EFIH or any direct or indirect parent of EFIH for the purpose of paying any such dividend or distribution to, or acquisitions of Capital Stock of any direct or indirect parent of EFIH for cash from, the Investors, or guaranteeing any Indebtedness of any Affiliate of EFIH for the purpose of paying such dividend, making such distribution or so acquiring such Capital Stock to or from the Investors, all such Restricted Payments being referred to as “Investor Payments”), the Fixed Charge Coverage Ratio of EFIH and its Restricted Subsidiaries treating the Oncor Subsidiaries as Restricted Subsidiaries for purposes of such calculation and (ii) for Restricted Payments constituting Investor Payments, the Fixed Charge Coverage Ratio of EFIH and its Restricted Subsidiaries.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of EFIH (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary’s ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by EFIH or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by EFIH or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Debt Documents” means the Senior Lien Documents and the Junior Lien Documents.

“Secured Debt Obligations” means Senior Lien Obligations and Junior Lien Obligations.

“Secured Indebtedness” means any Indebtedness of EFIH or any of its Restricted Subsidiaries secured by a Lien.

“Secured Lien Debt” means Senior Lien Debt and Junior Lien Debt.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the Collateral Trust Agreement, the Pledge Agreement, and all other security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, deed of trust or other grants or transfers for security executed and delivered by EFIH, a Guarantor or any other obligor under the Notes creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee for the benefit of the holders of the Secured Debt Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Senior Indebtedness” means:

(1) all Indebtedness of the Issuer or any Guarantor outstanding under EFIH’s guarantee of any Existing EFH Corp. Notes, the 9.75% Notes, the 10.000% Notes and the Notes and any related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all Hedging Obligations of the Issuer or any Guarantor (and guarantees thereof) owing to a lender or any Affiliate of such lender (or any Person that was a lender or an Affiliate of such lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided that such Hedging Obligations are permitted to be incurred under the terms of this Indenture;

(3) any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Issuer or any of its Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; and

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Indenture.

“Senior Lien” means a Lien granted by a security document to the Collateral Trustee, at any time, upon any Collateral to secure Senior Lien Obligations.

“Senior Lien Debt” means:

(1) the 9.75% Notes outstanding on the Issue Date, any additional 9.75% Notes, the 10.000% Notes outstanding on the Issue Date and any additional 10.000% Notes;

(2) any other Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of EFIH, including the guarantee by EFIH of any Indebtedness of any other Person, including the EFH Corp. 9.75% Notes and any additional EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes and any additional EFH Corp. 10.000% Notes, that is secured on a senior basis to the Notes by a Senior Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided, in the case of Indebtedness referred to in this clause (2), that, except with respect to the EFH Corp. 9.75% Notes and any additional EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes and any additional EFH Corp. 10.000% Notes outstanding on the Issue Date:

(a) on or before the date on which such Indebtedness is incurred by EFIH, such Indebtedness is designated by EFIH, in accordance with the Collateral Trust Agreement, as “Senior Lien Debt” for the purposes of the Secured Debt Documents; provided that no Series of Secured Lien Debt may be designated as both Senior Lien Debt and Junior Lien Debt;

(b) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(c) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Lien to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements shall be conclusively established if EFIH delivers to the Collateral Trustee an Officer’s Certificate stating that such requirements have been satisfied and that such notes or such Indebtedness is “Senior Lien Debt”); and

(3) Hedging Obligations of EFIH incurred to hedge or manage interest rate risk with respect to Senior Lien Debt; provided that, pursuant to the terms of the Senior Lien Documents, such Hedging Obligations are secured by a Senior Lien on all of the assets and properties that secure the Indebtedness in respect of which such Hedging Obligations are incurred.

“Senior Lien Documents” means the 9.75% Notes Indenture, the 10.000% Notes Indenture, the EFH Corp. 9.75% Notes Indenture, the EFH Corp. 10.000% Notes Indenture and any additional indenture, credit agreement or other agreement governing a Series of Senior Lien Debt and the Security Documents that create or perfect Liens securing Senior Lien Obligations.

“Senior Lien Obligations” means Senior Lien Debt and all other Obligations in respect thereof.

“Senior Lien Representative” means (1) in the case of the 9.75% Notes, the 10.000% Notes, the EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes, The Bank of New York Mellon Trust Company, N.A., as trustee under the applicable indenture or (2) in the case of any other Series of Senior Lien Debt, the trustee, agent or representative of the holders of such Series of Senior Lien Debt who (a) is appointed as a Senior Lien Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Senior Lien Debt, together with its successors in such capacity, and (b) has become a party to the Collateral Trust Agreement by executing a joinder in the form required under the Collateral Trust Agreement.

“Series of Junior Lien Debt” means, severally, the Notes, any Additional Notes, any Exchange Notes and each other issue or series of Junior Lien Debt for which a single transfer register is maintained; provided that any Hedging Obligations constituting Junior Lien Debt shall be deemed part of the Series of Junior Lien Debt to which it relates.

“Series of Senior Lien Debt” means, severally, the 9.75% Notes, the 10.000% Notes, the EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes or other Indebtedness that constitutes Senior Lien Debt; provided that any Hedging Obligations constituting Senior Lien Debt shall be deemed part of the Series of Senior Lien Debt to which it relates.

“Series of Secured Lien Debt” means each Series of Senior Lien Debt and each Series of Junior Lien Debt.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Closing Date.

“Similar Business” means any business conducted or proposed to be conducted by EFIH and its Subsidiaries on the Closing Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Similar Oncor Business” means any business which is primarily engaged in a regulated electricity or other energy transmission or distribution business in the United States (as determined by EFIH in good faith).

“Sponsor Management Agreement” means the management agreement between certain of the management companies associated with the Investors and EFH Corp.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means,

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Successor Oncor Business” means any Person the Capital Stock of which is received by EFIH in an Asset Sale, including a Permitted Asset Swap, of Collateral or as a dividend or distribution from an Oncor Subsidiary.

“Tax Legend” means the legend set forth in Section 2.06(g)(iii) hereof to be placed on all Notes (if applicable) issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“TCEH” means Texas Competitive Electric Holdings Company LLC.

“TCEH Notes” means the notes previously issued by TCEH to refinance indebtedness under the TCEH Senior Interim Facility.

“TCEH Senior Interim Facility” means the interim loan agreement, dated as of the Closing Date, by and among EFCH, as guarantor, TCEH, as borrower, the other guarantors parties thereto, the lenders party thereto in their capacities as lenders thereunder and Morgan Stanley Senior Funding, Inc., as Administrative Agent, including any guarantees, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications or restatements thereof.

“TCEH Senior Secured Facilities” means the credit agreement dated as of the Closing Date, as amended on August 7, 2009, by and among EFCH, as guarantor, TCEH, as borrower, the lenders party thereto in their capacities as lenders thereunder and Citibank, N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any additional amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.09 hereof).

“Total Assets” means the total assets of EFIH and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of EFIH or such other Person as may be expressly stated.

“Transactions” means the transactions contemplated by the Transaction Agreement, borrowings under the TCEH Senior Secured Facilities, the EFH Senior Interim Facility, the TCEH Senior Interim Facility, the Oncor Electric Delivery Facility and any Receivables Facility as in effect on the Closing Date, any repayments of indebtedness of EFH Corp. and its Subsidiaries in connection therewith, and the issuance of the EFH Corp. 2017 Notes and the TCEH Notes and any repayments of Indebtedness of EFH Corp. and its Subsidiaries in connection therewith.

“Transaction Agreement” means the Agreement and Plan of Merger, dated as of February 25, 2007, among Merger Sub, Texas Energy Future Holdings Limited Partnership and EFH Corp.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to May 15, 2016; provided, however, that if the period from the Redemption Date to May 15, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Trustee” means The Bank of New York Mellon Trust Company, N.A., as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor serving hereunder.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

“Unrestricted Cash” means, as of any date, without duplication, (a) all cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 4.12 hereof and Liens permitted by clause (23), subclauses (i) and (ii) of clause (26) and clause (33) of the definition of Permitted Liens, included in the cash and cash equivalents accounts listed on the consolidated balance sheet of EFIH and its Restricted Subsidiaries as of such date and (b) all unrestricted margin deposits related to commodity positions listed on the consolidated balance sheet of EFIH and the Restricted Subsidiaries.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A hereto, that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing one or more Global Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1) each of the Oncor Subsidiaries;

(2) any Subsidiary of EFIH other than EFIH Finance or any Guarantor owning Collateral which at the time of determination is an Unrestricted Subsidiary (as designated by EFIH, as provided below); and

(3) any Subsidiary of an Unrestricted Subsidiary.

EFIH may designate any Subsidiary of EFIH (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) other than EFIH Finance or any Guarantor owning Collateral to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, EFIH or any Subsidiary of EFIH (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by EFIH;

(2) such designation complies with Section 4.07 hereof; and

(3) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of EFIH or any Restricted Subsidiary.

EFIH may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and, in the case of any Subsidiary of EFIH, (A) EFIH could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test as set forth in Section 4.09(a) hereof; or (B) the Fixed Charge Coverage Ratio for EFIH and its Restricted Subsidiaries would be greater than such ratio for EFIH and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by EFIH shall be notified by EFIH to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of EFIH or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Person” means a U.S. person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“Acceptable Commitment”	4.10(b)
“Affiliate Transaction”	4.11(a)
“Change of Control Offer”	4.14(a)
“Change of Control Payment”	4.14(a)
“Change of Control Payment Date”	4.14(a)(2)
“Issuer Authentication Order”	2.02
“Covenant Defeasance”	8.03
“DTC”	2.03
“Excess Proceeds”	4.10(d)
“incur;” “incurrence”	4.09(a)
“Legal Defeasance”	8.02
“Note Register”	2.03
“Offer Amount”	3.09(b)
“Offer Period”	3.09(b)
“Paying Agent”	2.03
“Purchase Date”	3.09(b)
“Refinancing Indebtedness”	4.09(b)(13)
“Refunding Capital Stock”	4.07(b)(2)
“Registrar”	2.03
“Restricted Payments”	4.07(a)
“Second Commitment”	4.10(b)
“Successor Company”	5.01(a)(1)

“Treasury Capital Stock”	4.07(b)(2)

Section 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Guarantees means the Issuer and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

Section 316(a) of the Trust Indenture Act shall not apply to the provisions of this Indenture relating to the Required Debt or the consent, vote, approval or other action required by the Required Holders (other than with respect to the requirement that any Required Debt owned by the Issuer or any of its Affiliates shall be disregarded for purposes of any consent, vote, approval or other action required by the Required Holders).

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) “will” shall be interpreted to express a command;

(f) provisions apply to successive events and transactions;

(g) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(h) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;

(i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision; and

(j) the term “consolidated” with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

Section 1.05 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01 hereof) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.05.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e) The Issuer may, in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 10 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(g) Without limiting the generality of the foregoing, a Holder, including DTC that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.

(h) The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating; Terms.

(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A hereto (including, in each case, the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without, in each case, the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) [Reserved]

(d) Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Issuer pursuant to an Asset Sale Offer or a Collateral Asset Sale Offer as provided in Section 4.10 hereof or a Change of Control Offer as provided in Section 4.14 hereof. The Notes shall not be redeemable other than as provided in Article 3 hereof.

Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes; provided that the Issuer’s ability to issue Additional Notes shall be subject, among other things, to the Issuer’s compliance with Sections 4.09 and 4.12 hereof. Except as described under Article 9 hereof, the Initial Notes offered by the Issuer, any Additional Notes subsequently issued under this Indenture and any other series of debt securities constituting Required Debt under this Indenture shall be treated as a single class for all purposes under this Indenture, including, among other things, waivers, amendments and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes under this Indenture include any Additional Notes that are actually issued. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

(e) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

At least one Officer shall execute the Notes on behalf of the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

On the Issue Date, the Trustee shall, upon receipt of a written order of the Issuer signed by an Officer (an “Issuer Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time, and from time to time, the Trustee shall, upon receipt of an Issuer Authentication Order, authenticate and deliver any Additional Notes or Exchange Notes for an aggregate principal amount specified in such Issuer Authentication Order for such Additional Notes or Exchange Notes. Such Issuer Authentication Order shall specify the amount of the Notes to be authenticated and, in the case of any issuance of Additional Notes, shall certify that such issuance is in compliance with Sections 4.09 and 4.12 hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03 Registrar and Paying Agent.

The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder.

The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such Registrar or Paying Agent. The Issuer or any of its Subsidiaries may act as Registrar or Paying Agent.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent for the Notes and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or cash interest (including Additional Interest, if any) on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with Trust Indenture Act Section 312(a).

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (x) notifies the

Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days or (ii) there shall have occurred and be continuing a Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i) or (ii) above and pursuant to Section 2.06(c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) both (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) both (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note of the same series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Issuer in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) hereof and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a broker-dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note of the same series, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subsection (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Issuer Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Notwithstanding the provisions of the first sentence of this subparagraph (iv), at the option of the Issuer, beneficial interests in a Restricted Global Note shall automatically be exchanged for beneficial interests in an Unrestricted Global Note upon the Issuer’s compliance in full with the Depositary’s “Procedures for the Mandatory Exchange of Rule 144A Securities for Unrestricted Securities” or “Procedures for the Mandatory Exchange of Regulation S Securities for Unrestricted Securities,” as applicable (or such replacement procedures as the Depositary shall put in place). Upon such exchange of beneficial interests pursuant to this Section 2.06(b)(iv), the Registrar shall reflect on its books and records the date of such exchange and a decrease and increase in the principal amount of the applicable Restricted Global Note and the Unrestricted Global Note, respectively, equal to the principal amount of beneficial interests exchanged. Following any such exchange pursuant to this Section 2.06(b)(iv) of all of the beneficial interests in a Restricted Global Note to an Unrestricted Global Note, such Restricted Global Note shall be cancelled.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in paragraph (i) or (ii) of Section 2.06(a) hereof and receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to the Issuer or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) [Reserved].

(iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) hereof and if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a broker-dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive

Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) hereof and satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to the Issuer or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a broker-dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subsection (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subsections (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Issuer Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a broker-dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subsection (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Issuer Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate:

(i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance, and accepted, in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal or through an Agent’s Message through the DTC Automated Tender Offers Program that (A) they are not broker-dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuer; and

(ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes tendered for acceptance, in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not broker-dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuer.

Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount. Any Notes that remain outstanding after the consummation of an Exchange Offer, and Exchange Notes issued in connection with an Exchange Offer, shall be treated as a single class of securities under this Indenture.

(g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution therefor) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF 144A GLOBAL NOTES: ONE YEAR] [IN THE CASE OF REGULATION S GLOBAL NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE

TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Notes Legends. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(c) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii) Tax Legend. Any Global Notes issued with more than a de minimis amount of original issue discount for U.S. federal income tax purposes and each Definitive Note issued with more than a de minimis amount of original issue discount for U.S. federal income tax purposes shall bear the legend in substantially the following form:

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS

AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE ISSUER AT THE FOLLOWING ADDRESS: ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC, ENERGY PLAZA, 1601 BRYAN STREET, DALLAS, TEXAS 75201-3411, ATTENTION: GENERAL COUNSEL.

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Issuer Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05 hereof).

(iii) Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection; (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and interest (including Additional Interest, if any) on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vii) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.02 hereof, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(viii) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail or otherwise deliver in accordance with the procedures of DTC, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02 hereof.

(ix) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuer and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Issuer Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge for their expenses in replacing a Note.

Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, any Notes owned by the Issuer or any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned, shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer or any obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.

Section 2.10 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of a Issuer Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11 Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Issuer upon the Issuer’s written request. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Cash Interest.

If the Issuer defaults in a payment of cash interest (including Additional Interest, if any) on the Notes, it shall pay the defaulted cash interest (including Additional Interest, if any) in any lawful manner plus, to the extent lawful, interest payable on the defaulted cash interest (including Additional Interest, if any), to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer shall notify the Trustee in writing of the amount of defaulted cash interest (including Additional Interest, if any) proposed to be paid on each Note and the date of the proposed payment and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted cash interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted cash interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted cash interest. The Trustee shall promptly notify the Issuer of such special record date. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed, first-class postage prepaid, to each Holder a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid. Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13 CUSIP and ISIN Numbers.

The Issuer in issuing the Notes may use CUSIP and/or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and/or ISIN numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall as promptly as practicable notify the Trustee of any change in the CUSIP or ISIN numbers.

Section 2.14 Listing.

The Issuer shall promptly notify the Trustee when the Notes become listed or cease to be listed on any U.S. national or regional securities exchange.

ARTICLE 3

REDEMPTION

Section 3.01 Notices to Trustee.

If the Issuer elects to redeem the Notes pursuant to Section 3.07 hereof, it shall furnish to the Trustee, at least five Business Days (or such lesser number of days as shall be acceptable to the Trustee) before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 hereof but not more than 60 days before a Redemption Date, an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Notes and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

(a) If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes of such series to be redeemed or purchased (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such similar method in accordance with the procedures of DTC.

(b) In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

(c) The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; no Notes of $2,000 or less can be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

Subject to Section 3.09 hereof, notices of redemption shall be mailed by first-class mail, postage prepaid, at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address or otherwise delivered in accordance with the procedures of DTC, except that notices of redemption may be mailed or delivered more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 12 hereof. Except as set forth in Sections 3.04 and 3.07(b) hereof, notices of redemption may not be conditional.

The notice shall identify the Notes to be redeemed and shall state:

(a) the Redemption Date;

(b) the redemption price;

(c) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed shall be issued in the name of the Holder of the Notes upon cancellation of the original Note;

(d) the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(g) the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(h) that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN number, if any, listed in such notice or printed on the Notes; and

(i) if in connection with a redemption pursuant to Section 3.07(b) hereof, any condition to such redemption.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided that the Issuer shall have delivered to the Trustee, at least five Business Days (or such lesser number of days as shall be acceptable to the Trustee) before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed or delivered in accordance with Section 3.03 hereof or otherwise delivered in accordance with the procedures of DTC, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price (except as provided for in Section 3.07(b) hereof). The notice, if mailed or delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or delivery or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05 hereof, on and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05 Deposit of Redemption or Purchase Price.

Prior to 10:00 a.m. (New York City time) on the redemption or purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest (including Additional Interest, if any) on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest (including Additional Interest, if any) on, all Notes to be redeemed or purchased.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest (including Additional Interest, if any) to the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest (including Additional Interest, if any) accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and, upon receipt of an Issuer Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Issuer Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07 Optional Redemption.

(a) Notes Make Whole Redemption. At any time prior to May 15, 2016, the Issuer may redeem, in whole or in part, the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest (including Additional Interest, if any) to, the date of redemption (the “Redemption Date”), subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b) Notes Equity Redemption. Prior to May 15, 2014, the Issuer may, at its option, on one or more occasions, redeem up to 35% of the aggregate principal amount of Notes at a redemption price equal to 111.000% of the aggregate principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) to the Redemption Date, subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of Initial Notes and any Additional Notes issued under this Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; and provided, further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering. Notice of any redemption upon any Equity Offerings may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s option and discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

(c) Except pursuant to clause (a) or (b) of this Section 3.07, the Notes shall not be redeemable at the Issuer’s option prior to May 15, 2016.

(d) Notes Optional Redemption. From and after May 15, 2016 the Issuer may redeem Notes, in whole or in part at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest (including Additional Interest, if any,) to the Redemption Date, subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on May 15 of each of the years indicated below:

Year	Percentage
2016	105.500%
2017	103.667%
2018	101.833%
2019 and thereafter	100.000%

(e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08 Mandatory Redemption.

Except as set forth in this Section 3.08, the Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

If the Initial Notes would otherwise constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Code, at the end of each “accrual period” (as defined in Section 1272(a)(5) of the Code) ending after the fifth anniversary of the Issue Date (each, an “AHYDO Redemption Date”), the Issuer will be required to redeem for cash a portion of the then outstanding Initial Notes equal to the “Mandatory Principal Redemption Amount” (each such redemption, a “Mandatory Principal Redemption”). The redemption price for the portion of the Initial Notes redeemed pursuant to any Mandatory Principal Redemption will be 100% of the aggregate principal amount of such portion of the Initial Notes to be redeemed plus any accrued interest thereon (including Additional Interest, if any) on the date of the redemption. “Mandatory Principal Redemption Amount” means, as of each AHYDO Redemption Date, the portion of the Initial Notes required to be redeemed at such date to prevent the Initial Notes from being treated as “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Code. No partial redemption or repurchase of the Initial Notes prior to any AHYDO Redemption Date pursuant to any other provision of this Indenture will alter the Issuer’s obligation to make any Mandatory Principal Redemption with respect to the Initial Notes that remain outstanding on such AHYDO Redemption Date.

Section 3.09 Offers to Repurchase by Application of Excess Proceeds.

(a) In the event that, pursuant to Section 4.10 hereof, the Issuer shall be required to commence an Asset Sale Offer or a Collateral Asset Sale Offer, it shall follow the procedures specified below.

(b) The Asset Sale Offer or the Collateral Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer shall apply all Excess Proceeds or Collateral Excess Proceeds, as applicable (the “Offer Amount”), to the purchase of Notes (subject to the limitations set forth in clause (1) of Section 4.10(b) hereof with respect to Excess Proceeds or in Section 4.10(f) hereof with respect to Collateral Excess Proceeds) and, (A) with respect to Excess Proceeds, if required or permitted by the terms thereof, any, Senior Indebtedness (on a pro rata basis, if applicable), (B) with respect to Collateral Excess Proceeds, if required or permitted by the terms thereof, all Senior Lien Debt properly tendered for purchase shall be purchased, and any remaining Collateral Excess Proceeds shall be applied to the Notes and any other Junior Lien Debt properly tendered on a pro rata basis (if applicable), or, if less than the Offer Amount has been tendered, all Notes and Senior Indebtedness tendered in response to the Asset Sale Offer (subject to the limitations set forth in clause (1) of Section 4.10(b) hereof), or all Notes and Secured Lien Debt tendered in response to the Collateral Asset Sale Offer (subject to the limitations set forth in Section 4.10(f) hereof), as applicable. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

(c) If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest (including Additional Interest, if any) up to but excluding the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer or the Collateral Asset Sale Offer, as applicable.

(d) Upon the commencement of an Asset Sale Offer or a Collateral Asset Sale Offer, the Issuer shall send, by first-class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to such Asset Sale Offer or Collateral Asset Sale Offer. Any Asset Sale Offer or Collateral Asset Sale Offer shall be made to all Holders and, if required or permitted, to (A) holders of Senior Indebtedness in the case of an Asset Sale Offer, or (B) holders of Secured Lien Debt in the case of a

Collateral Asset Sale Offer. The notice, which shall govern the terms of the Asset Sale Offer or the Collateral Asset Sale Offer, shall state:

(i) that the Asset Sale Offer or Collateral Asset Sale Offer, as applicable, is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer or the Collateral Asset Sale Offer shall remain open;

(ii) the Offer Amount, the purchase price and the Purchase Date;

(iii) that any Note not tendered or accepted for payment shall continue to accrue interest;

(iv) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer or the Collateral Asset Sale Offer, as applicable, shall cease to accrue interest on and after the Purchase Date;

(v) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer or a Collateral Asset Sale Offer, as applicable, may elect to have Notes purchased in the minimum amount of $2,000 or an integral multiple of $1,000 in excess thereof;

(vi) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer or Collateral Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer by book-entry transfer, to the Issuer, the Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(vii) that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(viii) that, (A) in the case of an Asset Sale Offer, if the aggregate principal amount of Notes and Senior Indebtedness surrendered by the holders thereof exceeds the Offer Amount, the Trustee shall select the Notes and such Senior Indebtedness to be purchased on a pro rata basis (subject to the limitations set forth in clause (1) of Section 4.10(b) hereof) or (B) in the case of a Collateral Asset Sale Offer, if the aggregate principal amount of Notes and other Secured Lien Debt surrendered by the holders thereof exceeds the Offer Amount, the Trustee shall select the Senior Lien Debt properly tendered to be purchased and, if any Offer Amount remains, the Trustee shall select the Notes and any other Junior Lien Debt to be purchased on a pro rata basis (subject to the limitations set forth in Section 4.10(f) hereof), in each case based on the accreted value or principal amount of the Notes, or such Senior Indebtedness or Secured Lien Debt, as applicable, tendered (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, shall be purchased); and

(ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.

(e) On or before the Purchase Date, the Issuer shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary and subject to clause (1) of Section 4.10(b) hereof in the case of an Asset Sale Offer or Section 4.10(f) hereof in the case of a Collateral Asset Sale Offer, the Offer Amount of Notes or portions thereof validly tendered pursuant to the Asset Sale Offer or the Collateral Asset Sale Offer, as applicable, or if less than the Offer Amount has been tendered, all Notes tendered and (2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof so tendered.

(f) The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon receipt of a Issuer Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.

Other than as specifically provided in this Section 3.09 or Section 4.10 hereof, any purchase pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

The Issuer shall pay or cause to be paid the principal of and premium, if any, and interest (including Additional Interest, if any) on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary, holds as of noon Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest (including Additional Interest, if any) then due. The Issuer shall cause Additional Interest, if any, to be paid in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (including Additional Interest, if any) (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. This office shall initially be the Corporate Trust Office of the Trustee. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. This office shall initially be the Corporate Trust Office of the Trustee. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.

Section 4.03 Reports and Other Information.

(a) Notwithstanding that EFIH may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, EFIH shall file with the SEC (and make available to the Trustee and Holders of the Notes (without exhibits), without cost to any Holder, within 15 days after it files them with the SEC) from and after the Issue Date,

(1) within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which EFIH would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case in a manner that complies in all material respects with the requirements specified in such form; provided that EFIH shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event EFIH shall make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time EFIH would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, EFIH shall, for so long as any Notes are outstanding, furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(b) In the event that any direct or indirect parent company of EFIH becomes a Guarantor of the Notes, EFIH may satisfy its obligations under this Section 4.03 with respect to financial information relating to EFIH by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to EFIH and its Restricted Subsidiaries on a standalone basis, on the other hand.

(c) Notwithstanding anything herein to the contrary, EFIH shall not be deemed to have failed to comply with any of its obligations set forth under this Section 4.03 for purposes of clause (3) of Section 6.01(a) hereof until 60 days after the date any report is due pursuant to this Section 4.03.

Section 4.04 Compliance Certificate.

(a) The Issuer and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) shall deliver to the Trustee, within 90 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Issuer and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).

(b) When any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of EFIH or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, EFIH shall promptly (which shall be no more than five Business Days) deliver to the Trustee by registered or certified mail or by facsimile transmission an Officer’s Certificate specifying such event and what action the Issuer proposes to take with respect thereto.

Section 4.05 Taxes.

EFIH shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws.

The Issuer and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Limitation on Restricted Payments.

(a) EFIH shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of EFIH’s, or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(A) dividends or distributions by EFIH payable solely in Equity Interests (other than Disqualified Stock) of EFIH; or

(B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, EFIH or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of EFIH or any direct or indirect parent of EFIH, including in connection with any merger or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(A) Indebtedness permitted under clauses (7) and (8) of Section 4.09(b) hereof (other than Subordinated Indebtedness of EFIH to EFH Corp. or any of its subsidiaries which was used by EFIH to pay principal on its Indebtedness); or

(B) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment (all such payments and other actions set forth in clauses (I) through (IV) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Restricted Payment Coverage Ratio for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of such Restricted Payment would have been at least 2.00 to 1.00; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by EFIH and its Restricted Subsidiaries after the Closing Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(c), (9), (14) and (18) of Section 4.07(b) hereof, but excluding all other

Restricted Payments permitted by Section 4.07(b) hereof), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of EFIH for the period (taken as one accounting period) beginning October 11, 2007, to the end of EFIH’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by EFIH, of marketable securities or other property received by EFIH since immediately after the Closing Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of Section 4.09(b) hereof) from the issue or sale of:

(i) (A) Equity Interests of EFIH, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by EFIH, of marketable securities or other property received from the sale of:

(x) Equity Interests to members of management, directors or consultants of EFIH, any direct or indirect parent company of EFIH and EFIH’s Subsidiaries after the Closing Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 4.07(b) hereof; and

(y) Designated Preferred Stock; and

(B) to the extent such net cash proceeds are actually contributed to the capital of EFIH, Equity Interests of EFIH’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 4.07(b) hereof); or

(ii) debt securities of EFIH that have been converted into or exchanged for such Equity Interests of EFIH;

provided, however, that this clause (b) shall not include the proceeds from (V) Refunding Capital Stock (as defined below), (W) Equity Interests or debt securities of EFIH sold to a Restricted Subsidiary, as the case may be, (X) Disqualified Stock or debt securities that have been converted into or exchanged for Disqualified Stock or (Y) Excluded Contributions; plus

(c) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by EFIH, of marketable securities or other property contributed to the capital of EFIH following the Closing Date (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur

Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of Section 4.09(b) hereof, (ii) are contributed by a Restricted Subsidiary or (iii) constitute Excluded Contributions); plus

(d) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by EFIH, of marketable securities or other property received by means of:

(i) the sale or other disposition (other than to EFIH or a Restricted Subsidiary) of Restricted Investments (other than Restricted Investments in any Oncor Subsidiary or Successor Oncor Business) made by EFIH or its Restricted Subsidiaries after the Closing Date and repurchases and redemptions of such Restricted Investments from EFIH or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by EFIH or its Restricted Subsidiaries after the Closing Date; or

(ii) the sale (other than to EFIH or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary (other than (x) to the extent the Investment in such Unrestricted Subsidiary was made by EFIH or a Restricted Subsidiary pursuant to clause (7) of Section 4.07(b) hereof, (y) to the extent such Investment constituted a Permitted Investment or (z) an Investment in the Oncor Subsidiaries or any Successor Oncor Business) or a distribution or dividend from an Unrestricted Subsidiary after the Closing Date (other than distributions or dividends from the Oncor Subsidiaries or any Successor Oncor Business except to the extent such distributions or dividends were received prior to November 16, 2009 and exceeded the aggregate amount of Investments in the Oncor Subsidiaries then outstanding under clauses (7) and (11) of Section 4.07(b) hereof and clauses (8) and (13) of the definition of “Permitted Investments”; and, to the extent that the amount of such distributions or dividends did not exceed such aggregate amount of Investments then outstanding under such clauses, the amount of such Investments then outstanding under any of such clauses shall be reduced by the amount of such distributions or dividends received); plus

(e) in the case of the redesignation of an Unrestricted Subsidiary (other than the Oncor Subsidiaries or any Successor Oncor Business) as a Restricted Subsidiary after the Closing Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by EFIH in good faith (or if such fair market value exceeds $200.0 million, in writing by an Independent Financial Advisor), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than to the extent the Investment in such Unrestricted Subsidiary was made by EFIH or a Restricted Subsidiary pursuant to clause (7) of Section 4.07(b) hereof or to the extent such Investment constituted a Permitted Investment.

(b) The provisions of Section 4.07(a) shall not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

(2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Issuer or a Guarantor or any Equity Interests of any direct or indirect parent company of EFIH, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of EFIH or any direct or indirect parent company of EFIH to the extent contributed to the capital of EFIH (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this Section 4.07(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of EFIH) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Guarantor made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, as the case may be, which is incurred in compliance with Section 4.09 hereof, so long as:

(a) the principal amount (or accreted value) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

(b) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

(c) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; and

(d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of EFIH or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of EFIH, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, including any Equity Interests rolled over by management of EFIH or any of its direct or indirect parent companies in connection with the Transactions; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $25.0 million (which shall increase to $50.0 million subsequent to the consummation of an underwritten public Equity Offering by EFIH or any direct or indirect parent entity of EFIH) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $75.0 million in any calendar year (which shall increase to $150.0 million subsequent to the consummation of an underwritten public Equity Offering by EFIH or any direct or indirect parent entity of EFIH)); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of EFIH and, to the extent contributed to EFIH, Equity Interests of any of EFIH’s direct or indirect parent companies, in each case to members of management, directors or consultants of EFIH, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Closing Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of Section 4.07(a) hereof; plus

(b) the cash proceeds of key man life insurance policies received by EFIH or its Restricted Subsidiaries after the Closing Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided, further, that cancellation of Indebtedness owing to EFIH or any Restricted Subsidiary from members of management of EFIH, any of EFIH’s direct or indirect parent companies or any of EFIH’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of EFIH or any of its direct or indirect parent companies shall not be deemed to constitute a Restricted Payment for purposes of this Section 4.07 or any other provision of this Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of EFIH or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with Section 4.09 hereof to the extent such dividends are included in the definition of “Fixed Charges”;

(6) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by EFIH after the Closing Date;

(b) the declaration and payment of dividends to a direct or indirect parent company of EFIH, the proceeds of which shall be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Closing Date; provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to EFIH from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of Section 4.07(b) hereof;

provided, however, in the case of each of (a) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Restricted Payment Coverage Ratio for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of such Restricted Payment would have been at least 2.00 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate fair market value (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed (A) 1.5% of Total Assets at the time of such Investment and (B) to the extent invested in any of the Oncor Subsidiaries or any Successor Oncor Business, $500.0 million;

(8) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9) the declaration and payment of dividends on EFIH’s common stock or membership interests (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following consummation of the first public offering of EFIH’s common stock or the common stock of any of its direct or indirect parent companies after the Closing Date, of up to 6% per annum of the net cash proceeds received by or contributed to EFIH in or from any such public offering, other than public offerings with respect to EFIH’s common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) Restricted Payments in an aggregate amount equal to the amount of Excluded Contributions;

(11) (A) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11)(A) not to exceed $100.0 million; and (B) the making of Intercompany Loans to EFH Corp. so long as EFIH is a Subsidiary of EFH Corp. in amounts required (after taking into account any funds received by EFH Corp. from its other Subsidiaries after November 16, 2009 for such purpose) for EFH Corp. to pay, in each case without duplication, (1) interest when due on the Existing EFH Corp. Notes (other than any Existing EFH Corp. Notes then held by EFIH) and any Indebtedness incurred to replace, refund or refinance any such debt and (2) any Optional Interest Repayment (as defined in the indenture pursuant to which the EFH Corp. 2017 Notes were issued) or any similar payments on Indebtedness incurred to replace, refund or refinance such Indebtedness; provided that in connection with any such replacement, refunding or refinancing under this clause (2), the aggregate principal amount of such Indebtedness is not increased (except by an amount equal to accrued interest, fees and expenses payable in connection therewith);

(12) distributions or payments of Receivables Fees;

(13) any Restricted Payment made as part of or in connection with the Transactions (including payments made after the Closing Date in respect of EFIH’s and its Subsidiaries’ or parent companies’ long-term incentive plan or in respect of tax gross-ups or other deferred compensation) and the fees and expenses related thereto or used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent of EFIH to permit payment by such parent of such amount), in each case to the extent permitted by Section 4.11 hereof;

(14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with the provisions similar to those described under Sections 4.10 and 4.14 hereof; provided that all Notes tendered by Holders in connection with a

Change of Control Offer, Asset Sale Offer or Collateral Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(15) the declaration and payment of dividends or distributions by EFIH to, or the making of loans to, any direct or indirect parent company in amounts required (after taking into account any funds received by such parent company from its other Subsidiaries after the Issue Date for such purpose) for any direct or indirect parent companies to pay, in each case without duplication,

(a) franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b) foreign, federal, state and local income taxes, to the extent such income taxes are attributable to the income of EFIH and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that EFIH and its Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were EFIH, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(c) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of EFIH to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of EFIH and its Subsidiaries;

(d) general corporate operating and overhead costs and expenses of any direct or indirect parent company of EFIH to the extent such costs and expenses are attributable to the ownership or operation of EFIH and its Subsidiaries;

(e) fees and expenses other than to Affiliates of EFIH related to any unsuccessful equity or debt offering of such parent entity;

(16) Restricted Payments to EFH Corp. with the Net Proceeds from Asset Sales to be used by EFH Corp. to repay or prepay Indebtedness of EFH Corp. that is guaranteed by EFIH and constitutes Secured Lien Debt, to the extent the repayment or prepayment of such Indebtedness is permitted by Section 4.10(b) or Section 4.10(f) hereof, or an Asset Sale Offer or a Collateral Asset Sale Offer made in accordance with Section 4.10 hereof;

(17) Restricted Payments in the form of a dividend to EFH Corp. (so long as EFIH is a Subsidiary of EFH Corp.) of (a) any Existing EFH Corp. Notes or Indebtedness of TCEH received by EFIH (i) in exchange for the 9.75% Notes or the 10.000% Notes in the respective exchange offer relating thereto or otherwise contributed to it or (ii) in exchange for Indebtedness of EFH Corp. or TCEH received in exchange for the 9.75% Notes or the 10.000% Notes in the respective exchange offer related thereto or otherwise contributed to it, or (b) any Indebtedness of EFH Corp. or its Subsidiaries existing on the Issue Date received by EFIH in exchange for Indebtedness of the Issuer or any Guarantor permitted to be incurred under clause (2) of Section 4.09(b) hereof, in each case, including any payments received from the applicable obligor thereon to the extent such payments are excluded when calculating Consolidated Net Income;

(18) Restricted Payments to EFH Corp. (so long as EFIH is a Subsidiary of EFH Corp.) in an aggregate amount since November 16, 2009 not to exceed EFH Corp.’s Ratable

Portion of Oncor Dividends to the extent such dividends have not been used by EFIH or any of its Restricted Subsidiaries to make a Restricted Payment pursuant to Section 4.07(a) hereof; provided that the proceeds of such Restricted Payments are used by EFH Corp. to pay interest on the Existing EFH Corp. Notes, any Secured Lien Debt of EFH Corp. or any refinancings thereof;

(19) guarantees of Indebtedness of EFH Corp. to the extent permitted to be incurred under clauses (2) and (3) of Section 4.09(b) hereof; or

(20) Restricted Payments in the form of a dividend to EFH Corp. from an Asset Sale Cash Collateral Account in accordance with Section 4.10(f) hereof, solely to fund scheduled interest payments when due and payable on Indebtedness of EFH Corp. that is guaranteed by EFIH and constitutes Secured Lien Debt; provided that any individual Restricted Payment made pursuant to this clause (20) may not exceed the amount of the next scheduled interest payment on such Secured Lien Debt of EFH Corp. and that proceeds from such Asset Sale Cash Collateral Account are being applied pro rata to make scheduled interest payments on Secured Lien Debt of EFIH;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (7), (11) and (18) of this Section 4.07(b), no Default shall have occurred and be continuing or would occur as a consequence thereof.

For the avoidance of doubt, the spin-off by EFH Corp. of the Equity Interests of EFIH in a Permitted Asset Transfer would not be a Restricted Payment.

EFIH shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate paragraph of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by EFIH and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation shall be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to Section 4.07(a) hereof or under clause (7), (10) or (11) of Section 4.07(b) hereof, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Notwithstanding the foregoing provisions of this Section 4.07, EFIH shall not, and shall not permit any of its Restricted Subsidiaries to, pay any cash dividend or make any cash distribution to EFH Corp. or in respect of EFIH’s Capital Stock or purchase for cash or otherwise acquire for cash any Capital Stock of EFIH or any direct or indirect parent of EFIH for the purpose of paying any cash dividend or making any cash distribution to, or acquiring Capital Stock of any direct or indirect parent of EFIH for cash from, the Investors, or guarantee any Indebtedness of any Affiliate of EFIH for the purpose of paying such dividend, making such distribution or so acquiring such Capital Stock to or from the Investors, in each case by means of utilization of the cumulative Restricted Payment credit provided by Section 4.07(a) hereof, or the exceptions provided by clauses (1), (7) or (11) of Section 4.07(b) hereof or clauses (8), (10) or (13) of the definition of “Permitted Investments,” unless (x) at the time and after giving effect to such payment, the Consolidated Leverage Ratio of EFIH would be equal to or less than 6.00 to 1.00 prior to a Permitted Asset Transfer and 7.00 to 1.00 after a Permitted Asset Transfer and (y) such payment is otherwise in compliance with this Section 4.07.

Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) EFIH shall not, and shall not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) (A) pay dividends or make any other distributions to EFIH or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(B) pay any Indebtedness owed to EFIH or any of its Restricted Subsidiaries;

(2) make loans or advances to EFIH or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to EFIH or any of its Restricted Subsidiaries.

(b) The restrictions in Section 4.08(a) hereof shall not apply to encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Existing EFH Corp. Notes and related documentation;

(2) (i) this Indenture, the Notes and the Security Documents, (ii) the 9.75% Notes Indenture and related documentation and the 10.000% Notes Indenture and related documentation and (iii) the EFH Corp. 9.75% Notes Indenture and related documentation and the EFH Corp. 10.000% Notes Indenture and related documentation, in each case, in effect on the Issue Date;

(3) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) of Section 4.08(a) hereof on the property so acquired;

(4) applicable law or any applicable rule, regulation or order;

(5) any agreement or other instrument of a Person acquired by EFIH or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(6) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of EFIH pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(7) Secured Indebtedness that limits the right of the debtor to dispose of the assets securing such Indebtedness that is otherwise permitted to be incurred pursuant to Sections 4.09 and 4.12 hereof;

(8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9) (A) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of Section 4.09 hereof or (B) other Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred subsequent to the Issue Date pursuant to the provisions of Section 4.09 hereof and either (i) the provisions relating to such encumbrance or restriction contained in such Indebtedness are no less favorable to EFIH, taken as a whole, as determined by EFIH in good faith, than the provisions contained in this Indenture on the Issue Date or in the provisions described in the “Description of the Notes” attached to the Exchange Agreements as Appendix B or (ii) any such encumbrance or restriction does not prohibit (except upon a default thereunder) the payment of dividends or loans in an amount sufficient, as determined by EFIH in good faith, to make scheduled payments of cash interest of the Notes when due;

(10) customary provisions in joint venture agreements and other agreements or arrangements relating solely to such joint venture;

(11) customary provisions contained in leases or licenses of intellectual property and other agreements, in each case entered into in the ordinary course of business;

(12) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of Section 4.08(a) hereof imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancing of the contracts, instruments or obligations referred to in clauses (1) through (11) of this Section 4.08(b); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of EFIH, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;

(13) restrictions created in connection with any Receivables Facility for the benefit of EFIH or any of its Restricted Subsidiaries that, in the good faith determination of EFIH, are necessary or advisable to effect the transactions contemplated under such Receivables Facility; and

(14) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale, hedging or similar agreement to which EFIH or any Restricted Subsidiary is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance solely to the property or assets of EFIH or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder and/or the proceeds thereof and does not extend to any other asset or property of EFIH or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary.

Section 4.09 Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a) EFIH shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and, collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness), and EFIH shall not issue any shares of Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that EFIH may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for EFIH and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

(b) The provisions of Section 4.09(a) hereof shall not apply to:

(1) the incurrence of Indebtedness under Credit Facilities by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $750.0 million outstanding at any one time;

(2) the incurrence (w) by the Issuer or any Guarantor of Indebtedness represented by the Notes issued on the Issue Date and, without duplication, and Exchange Notes (including any guarantee thereof), (x) by the Issuer or any Guarantor of any Additional Notes (including any guarantees thereof) issued after the Issue Date or of any guarantee of any additional EFH Corp. 9.75% Notes or EFH Corp. 10.000% Notes issued after the Issue Date, (y) by the Issuer or any Guarantor of any other Indebtedness and (z) by the Issuer of the EFH Corp. 9.75% Notes, the EFH Corp. 10.000% Notes or any other Senior Lien Debt of EFH Corp. in the event it is assumed by the Issuer in connection with a Permitted Asset Transfer; provided that the aggregate principal amount of Indebtedness incurred under this clause (2), together with refinancings thereof, shall not exceed $4.0 billion outstanding at any one time; and provided, further that the aggregate amount of Indebtedness that may be incurred under this clause (2) shall be reduced by an amount equal to the amount of Secured Lien Debt repaid using the Net Proceeds from Asset Sales of Collateral or other Oncor-related Assets in accordance with Section 4.10 hereof (such reduction not to exceed $4.0 billion);

(3) Indebtedness represented by (i) Indebtedness of the Issuer in existence on the Issue Date, (ii) the guarantee by EFIH of (x) Indebtedness of EFH Corp. in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2) of this Section 4.09(b)), including its guarantees of the Existing EFH Corp. Notes (including any PIK interest which may be paid with respect thereto and guarantees thereof) and (y) additional Indebtedness of EFH Corp. incurred after the Issue Date (other than Indebtedness described in clauses (1) and (2) of this Section 4.09(b)), together with refinancings thereof and (iii) any Secured Lien Debt of EFH Corp. that is guaranteed by EFIH that is assumed by the Issuer in connection with a Permitted Asset Transfer in excess of the amount assumed pursuant to clause (2)(z) of this Section 4.09(b), in the case of clauses (ii)(y) and (iii), up to an aggregate principal amount of $3.0 billion outstanding at any one time;

(4) Indebtedness consisting of Capitalized Lease Obligations and Purchase Money Obligations, so long as such Indebtedness (except Environmental CapEx Debt) exists at the date of such purchase, lease or improvement, or is created within 270 days thereafter;

(5) Indebtedness incurred by EFIH or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation or employee health claims, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation or employee health claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of EFIH or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet of EFIH, or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet shall not be deemed to be reflected on such balance sheet for purposes of this clause (6));

(7) Indebtedness of EFIH to a Restricted Subsidiary or (so long as EFIH is a Subsidiary of EFH Corp.) to EFH Corp. or any of its restricted Subsidiaries, (A) to the extent the proceeds of any such Indebtedness to EFH Corp. or any of its restricted Subsidiaries is used by EFIH to pay principal and interest on its Indebtedness or to make Investments in any Oncor Subsidiary or any Successor Oncor Business and (B) to the extent such Indebtedness to EFH Corp. or its restricted Subsidiaries refinances Indebtedness of EFIH, such refinancing Indebtedness has a Weighted Average Life to Maturity which is not less than the Weighted Average Life to Maturity of the Indebtedness being refinanced; provided that any such Indebtedness is expressly subordinated in right of payment to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary (or, in the case of Indebtedness to EFH Corp. or any of its restricted Subsidiaries, EFIH ceasing to be a Subsidiary of EFH Corp.) or any other subsequent transfer of any such Indebtedness (except to EFIH or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (7);

(8) Indebtedness of a Restricted Subsidiary to EFIH or another Restricted Subsidiary or if such Restricted Subsidiary is a Guarantor (so long as EFIH is a Subsidiary of EFH Corp.), to EFH Corp. or any of its restricted Subsidiaries, (A) to the extent the proceeds of such Indebtedness to EFH Corp. or its restricted Subsidiaries are used by EFIH to pay principal and interest on its Indebtedness or to make Investments in any Oncor Subsidiary or any Successor Oncor Business and (B) to the extent such Indebtedness refinances Indebtedness of EFIH, such refinancing Indebtedness has a Weighted Average Life to Maturity which is not less than the Weighted Average Life to Maturity of the Indebtedness being refinanced; provided that if a Guarantor incurs such Indebtedness, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary (or, in the case of Indebtedness to EFH Corp. or any of its restricted Subsidiaries, EFIH ceasing to be a Subsidiary of EFH Corp.) or any other subsequent transfer of any such Indebtedness (except to EFIH or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9) shares of Preferred Stock of a Restricted Subsidiary issued to EFIH or another Restricted Subsidiary or if such Restricted Subsidiary is a Guarantor (so long as EFIH is a Subsidiary of EFH Corp.), to EFH Corp. or any of its restricted Subsidiaries, (A) to the extent that the proceeds of such Preferred Stock issued to EFH Corp. or its Restricted Subsidiaries are used by EFIH to pay principal and interest on its Indebtedness or to make Investments in any Oncor Subsidiary or any Successor Oncor Business and (B) to the extent such Preferred Stock refinances Indebtedness of EFIH, such Preferred Stock has a Weighted Average Life to Maturity which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refinanced; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary (or, in the case of Preferred Stock issued to EFH Corp or any of its restricted Subsidiaries, EFIH ceasing to be a Subsidiary of EFH Corp.) or any other subsequent transfer of any such shares of Preferred Stock (except to EFIH or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

(10) Hedging Obligations; provided that such Hedging Obligations are not entered into for speculative purposes (as determined by EFIH in its reasonable discretion acting in good faith);

(11) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by EFIH or any of its Restricted Subsidiaries in the ordinary course of business;

(12) (A) Indebtedness or Disqualified Stock of EFIH and Indebtedness, Disqualified Stock or Preferred Stock of EFIH or any Restricted Subsidiary equal to 100.0% of the net cash proceeds received by EFIH since immediately after the Closing Date from the issue or sale of Equity Interests of EFIH or cash contributed to the capital of EFIH (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to EFIH or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of Section 4.07(a) hereof to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 4.07(b) hereof or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (B) Indebtedness or Disqualified Stock of EFIH and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(B), does not at any one time outstanding exceed $250.0 million (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(B) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(B) but shall be deemed incurred for the purposes of Section 4.09(a) hereof from and after the first date on which EFIH or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under Section 4.09(a) hereof without reliance on this clause (12)(B));

(13) the incurrence or issuance by EFIH or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness, Disqualified Stock or Preferred Stock of EFIH or any Restricted Subsidiary incurred as permitted under Section 4.09(a) hereof and clauses (2), (3), (4) and (12)(A) of this Section 4.09(b), this clause (13) and clause (14) of this Section 4.09(b) or any Indebtedness, Disqualified Stock or Preferred Stock of EFIH or any Restricted Subsidiary issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock of EFIH or any Restricted Subsidiary including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to

Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

(b) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(c) shall not include Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of EFIH that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of EFIH or a Guarantor;

and, provided, further, that subclause (a) of this clause (13) shall not apply to any refunding or refinancing of any Obligations under Credit Facilities secured by Permitted Liens; and, provided, further that with respect to any pollution control revenue bonds or similar instruments, the maturity of any series thereof shall be deemed to be the date set forth in any instrument governing such Indebtedness for the remarketing of such Indebtedness;

(14) Indebtedness, Disqualified Stock or Preferred Stock of (x) EFIH or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by EFIH or any Restricted Subsidiary or merged into EFIH or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that after giving effect to such acquisition or merger, either (a) EFIH would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof or (b) such Fixed Charge Coverage Ratio of EFIH and its Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(16) Indebtedness of EFIH or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17) (a) any guarantee by EFIH or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary, so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Indenture, or (b) any guarantee by a Restricted Subsidiary of Indebtedness of EFIH; provided that such guarantee is incurred in accordance with Section 4.15 hereof;

(18) Indebtedness of EFIH or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business; and

(19) Indebtedness consisting of Indebtedness issued by EFIH or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof or of any direct or indirect parent company of EFIH, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of EFIH or any direct or indirect parent company of EFIH to the extent described in clause (4) of Section 4.07(b) hereof.

(c) For purposes of determining compliance with this Section 4.09:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (19) of Section 4.09(b) hereof or is entitled to be incurred pursuant to Section 4.09(a) hereof, EFIH, in its sole discretion, shall classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and shall only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; and

(2) at the time of incurrence, EFIH shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 4.09(a) and 4.09(b) hereof.

(d) Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock shall not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.09.

(e) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

(f) Notwithstanding anything in this Section 4.09 to the contrary, EFIH shall not, and shall not permit EFIH Finance or any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of EFIH, EFIH Finance or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of EFIH, EFIH Finance or such Guarantor, as the case may be.

For purposes of this Indenture, Indebtedness that is unsecured is not deemed to be subordinated or junior to Secured Indebtedness merely because it is unsecured, and Senior Indebtedness is not deemed to be subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Section 4.10 Asset Sales.

(a) EFIH shall not, and shall not permit any of its Restricted Subsidiaries to consummate, directly or indirectly, an Asset Sale, unless:

(1) EFIH or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by EFIH) of the assets sold or otherwise disposed of; and

(2) (A) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by EFIH or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a) except in the case of an Asset Sale of Collateral, any liabilities (as shown on EFIH’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of EFIH or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes or that are owed to EFIH or an Affiliate of EFIH, that are assumed by the transferee of any such assets and for which EFIH and all of its Restricted Subsidiaries have been validly released by all applicable creditors in writing,

(b) any securities received by EFIH or such Restricted Subsidiary from such transferee that are converted by EFIH or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

(c) any Designated Non-cash Consideration received by EFIH or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value; provided that the aggregate fair market value of Designated Non-cash Consideration received by EFIH after November 16, 2009 in respect of Asset Sales of Collateral shall not exceed $400.0 million, shall be deemed to be cash for purposes of this clause (a)(2)(A) and for no other purpose; and

(B) any consideration received by EFIH from an Asset Sale of Collateral shall be concurrently pledged as Collateral for the benefit of the Holders of the Notes and holders of the other Secured Debt Obligations; provided that to the extent such consideration is received by EFIH in cash, it shall be held in an Asset Sale Cash Collateral Account pending the application of such cash consideration pursuant to this Section 4.10.

(b) In respect of Net Proceeds received by EFIH or any Restricted Subsidiary from Asset Sales (other than an Asset Sale of Collateral or other Oncor-related Assets), within 450 days after the receipt of any Net Proceeds of any such Asset Sale, EFIH or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to repay or prepay Secured Lien Debt of EFIH (other than the Notes), and, in the case of revolving loans and other similar obligations, permanently reduce the commitment thereunder, on a pro rata basis (including to make Restricted Payments to EFH Corp. to permit EFH Corp. to repay or prepay Indebtedness of EFH Corp. (other than Indebtedness owed to a

Subsidiary of EFH Corp.) that is guaranteed by EFIH and constitutes Secured Lien Debt), but only up to an aggregate principal amount equal to such Net Proceeds to be used to repay Indebtedness pursuant to this clause (1) multiplied by a fraction, the numerator of which is the aggregate outstanding principal amount of such Secured Lien Debt and the denominator of which is the aggregate principal amount of all Secured Lien Debt (including the Notes), based on amounts outstanding on the date of closing of such Asset Sale; provided that EFIH shall either (x) equally and ratably reduce Obligations under the Notes as provided by Section 3.07 hereof or through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or (y) make an offer (in accordance with the procedures set forth in this Section 4.10) to all Holders to purchase their Notes at 100% of the principal amount thereof plus the amount of accrued and unpaid interest (including Additional Interest, if any);

(2) to permanently reduce:

(A) Obligations under Senior Indebtedness which is Secured Indebtedness permitted by this Indenture, and to correspondingly reduce commitments with respect thereto;

(B) Obligations under other Senior Indebtedness, and to correspondingly reduce commitments with respect thereto; provided that the Issuer shall equally and ratably reduce Obligations under the Notes as provided under Section 3.07 hereof, through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or otherwise by making an offer (in accordance with the procedures set forth in Section 4.10(d) hereof for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued and unpaid interest (including Additional Interest, if any); or

(C) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary (or any Affiliate thereof);

(3) to make (A) an Investment in any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) capital expenditures or (C) acquisitions of other assets, in each of (A), (B) and (C), used or useful in a Similar Business; or

(4) to make an Investment in (A) any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) properties or (C) acquisitions of other assets that, in each of (A), (B) and (C), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clauses (3) and (4) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as EFIH, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds shall be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) (and reinvest within the later of 450 days from the date of receipt of Net Proceeds and 180 days of receipt of such commitment), and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, EFIH or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within the later of (a) 180 days of such cancellation or termination or (b) the initial 450-day period; provided further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

(c) Notwithstanding Section 4.10(b) hereof, to the extent that regulatory approval is necessary for an asset purchase or investment, or replacement, repair or restoration on any asset or investment, then EFIH or any Restricted Subsidiary shall have an additional 365 days to apply the Net Proceeds from such Asset Sale in accordance with Section 4.10(b) hereof.

(d) Any Net Proceeds from Asset Sales (other than Asset Sales of Collateral or other Oncor-related Assets) that are not invested or applied as provided and within the time period set forth in Section 4.10(b) hereof shall be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $200.0 million, EFIH shall make an offer to all Holders of the Notes and, if required or permitted by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. EFIH shall commence an Asset Sale Offer with respect to Excess Proceeds within 10 Business Days after the date that Excess Proceeds exceed $200.0 million by mailing or delivering the notice required pursuant to the terms of this Indenture, with a copy to the Trustee.

(e) To the extent that the aggregate amount of Notes and such Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, EFIH may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in this Indenture. If the aggregate principal amount of Notes or the Senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Notes and such Senior Indebtedness shall be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Senior Indebtedness tendered. Additionally, EFIH may, at its option, make an Asset Sale Offer using proceeds from any Asset Sale (other than Asset Sales of Collateral or other Oncor-related Assets) at any time after consummation of such Asset Sale; provided that such Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of such Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Excess Proceeds.

(f) In respect of Net Proceeds received by EFIH or any Restricted Subsidiary from Asset Sales of Collateral or other Oncor-related Assets, within 450 days after the receipt by EFIH or any Restricted Subsidiary of any Net Proceeds of any such Asset Sale, EFIH or such Restricted Subsidiary shall be required to deposit the Net Proceeds from such Asset Sale into an Asset Sale Cash Collateral Account to be held solely for the purpose of repayment of principal of, and premium, if any, and interest (including Additional Interest, if any) on, and/or to repay or prepay, Senior Lien Obligations of EFIH (or, following the Discharge of Senior Lien Obligations or the repurchase of all Senior Lien Debt in a Collateral Asset Sale Offer described below, Junior Lien Obligations), and, in the case of revolving loans and other similar obligations, permanently reduce the commitment thereunder (including to make Restricted Payments to EFH Corp. to permit EFH Corp. to repay or prepay Indebtedness of EFH Corp. that is guaranteed by EFIH and constitutes Senior Lien Debt (or, following the Discharge of Senior Lien Obligations or the repurchase of all Senior Lien Debt in a Collateral Asset Sale Offer described below, Indebtedness of EFH Corp. that is guaranteed by EFIH and constitutes Junior Lien Debt)).

(g) Any Net Proceeds from Asset Sales of Collateral or other Oncor-related Assets that are not invested or applied as provided and within the time period set forth in Section 4.10(f) hereof shall be deemed to constitute “Collateral Excess Proceeds.” When the aggregate amount of Collateral Excess Proceeds exceeds $200.0 million, EFIH and/or any of EFIH’s Restricted Subsidiaries shall make an offer to all Holders of the Notes and, if required or permitted by the terms of any other Secured Lien Debt, to the holders of such other Secured Lien Debt (and if required or permitted by the terms of any Indebtedness of EFH Corp. that is guaranteed by EFIH and constitutes Secured Lien Debt, EFH Corp. may make an offer to all holders of such Indebtedness) (a “Collateral Asset Sale Offer”), to purchase the maximum aggregate principal amount of such Secured Lien Debt that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Collateral Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) to the date fixed for the closing of such offer, in accordance with the terms and procedures set forth in this Indenture and the other applicable Secured Debt Documents; provided that in any such Collateral Asset Sale Offer, all Senior Lien Debt properly tendered will be purchased before any Junior Lien Debt is purchased; provided that in the event EFIH or such Restricted Subsidiary cannot make an offer to the holders of Senior Lien Debt and holders of Junior Lien Debt at the same time, EFIH or such Restricted Subsidiary may make a Collateral Asset Sale Offer to the holders of Senior Lien Debt first and make a Collateral Asset Sale Offer to the holders of Junior Lien Debt thereafter with any Collateral Excess Proceeds not used to purchase Senior Lien Debt as soon as practicable upon consummation of the Collateral Asset Sale Offer for the Senior Lien Debt. EFIH and/or any of EFIH’s Restricted Subsidiaries shall commence a Collateral Asset Sale Offer with respect to Collateral Excess Proceeds within 10 Business Days after the date that Collateral Excess Proceeds exceed $200.0 million by mailing or delivering the notice required pursuant to the terms of this Indenture, with a copy to the Trustee.

(h) To the extent that the aggregate amount of Notes and such Secured Lien Debt tendered pursuant to a Collateral Asset Sale Offer, or sequential Collateral Asset Sales Offer to holders of Senior Lien Debt and Junior Lien Debt as provided for in Section 4.10(g), is less than the Collateral Excess Proceeds, EFIH and/or any of its Restricted Subsidiaries may use any remaining Collateral Excess Proceeds for general corporate purposes, subject to other covenants contained in this Indenture. If the aggregate principal amount of Notes and other Secured Lien Debt surrendered by such holders thereof exceeds the amount of Collateral Excess Proceeds, all Senior Lien Debt properly tendered shall be purchased before any Junior Lien Debt is purchased and thereafter the Notes and any other Junior Lien Debt shall be purchased on a pro rata basis based upon the accreted value or principal amount of the Notes or such other Junior Lien Debt tendered. Additionally, the Issuer (and, if applicable, EFH Corp.) may, at its option, make a Collateral Asset Sale Offer using proceeds from any Asset Sale of Collateral or other Oncor-related Assets at any time after consummation of such Asset Sale; provided that such Collateral Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of such Collateral Asset Sale Offer, or sequential Collateral Asset Sale Offers to holders of Senior Lien Debt and Junior Lien Debt as provided for in Section 4.10(g), any Net Proceeds not required to be used to purchase Secured Lien Debt shall not be deemed Collateral Excess Proceeds and the Issuer and EFIH’s Restricted Subsidiaries may use any remaining Net Proceeds for general corporate purposes, subject to the other covenants contained in this Indenture.

(i) Pending the final application of any Net Proceeds pursuant to this Section 4.10, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture; provided, however, that any Net Proceeds that represent proceeds of Collateral or other Oncor-related Assets shall be deposited and held in an Asset Sale Cash Collateral Account pending final application thereof in accordance with this Section 4.10. For the avoidance of doubt, “final application” of Net Proceeds that represent proceeds from the sale of Collateral or other Oncor-related Assets includes, without limitation, the consummation of a Collateral Asset Sale Offer.

(j) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer or a Collateral Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

Section 4.11 Transactions with Affiliates.

(a) EFIH shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of EFIH (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $25.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to EFIH or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by EFIH or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) EFIH delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $50.0 million, a resolution adopted by the majority of the Board of Directors of EFIH approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a).

(b) The provisions of Section 4.11(a) hereof shall not apply to the following:

(1) transactions (A) between or among EFIH or any of its Restricted Subsidiaries or between or among EFIH, any of its Restricted Subsidiaries and the Oncor Subsidiaries in the ordinary course of business or (B) between or among EFIH or any of its Restricted Subsidiaries and EFH Corp. or any of its restricted Subsidiaries in the ordinary course of business;

(2) Restricted Payments permitted by Section 4.07 hereof and the definition of “Permitted Investments” or to any Permitted Asset Transfer made in accordance with Section 5.01 hereof to the extent agreements with respect to which contain reasonable and customary provisions (as determined by EFIH in good faith);

(3) the payment of management, consulting, monitoring and advisory fees and related expenses to the Investors pursuant to the Sponsor Management Agreement (plus any unpaid management, consulting, monitoring and advisory fees and related expenses accrued in any prior year) and the termination fees pursuant to the Sponsor Management Agreement, in each case as in effect on the Issue Date and only to the extent not otherwise paid for with funds (excluding any funds advanced on behalf of EFIH) provided by EFH Corp. or its other Subsidiaries, or any amendment thereto (so long as any such amendment is not disadvantageous in the good faith judgment of the Board of Directors of EFIH to the Holders when taken as a whole as compared to the Sponsor Management Agreement in effect on the Issue Date);

(4) the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, officers, directors, employees or consultants of EFIH, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which EFIH or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to EFIH or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to EFIH or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by EFIH or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7) the existence of, or the performance by EFIH or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by EFIH or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders when taken as a whole;

(8) the Transactions (including payments made after the Closing Date in respect of EFIH’s and its Subsidiaries’ or parent companies’ long-term incentive plan or in respect of tax gross-ups and other deferred compensation) and the payment of all fees and expenses related to the Transactions;

(9) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to EFIH and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of EFIH or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance of Equity Interests (other than Disqualified Stock) of EFIH to any Permitted Holder or to any director, officer, employee or consultant of EFIH or any of its direct or indirect parent companies;

(11) sales of accounts receivable, or participations therein, in connection with any Receivables Facility for the benefit of EFIH or any of its Restricted Subsidiaries;

(12) payments by EFIH or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors of EFIH in good faith;

(13) payments or loans (or cancellation of loans) to employees or consultants of EFIH, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by EFIH in good faith;

(14) investments by the Investors in securities of EFIH or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities; and

(15) payments by EFIH (and any direct or indirect parent thereof) and its Subsidiaries pursuant to tax sharing agreements among EFIH (and any such parent) and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of EFIH and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that EFIH, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were EFIH and its Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity.

Section 4.12 Limitation on Liens.

(a) EFIH shall not, and shall not permit EFIH Finance or any Guarantor that is a Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related guarantee, on any asset or property of the Issuer or any Guarantor that is a Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the Notes and any related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2) in all other cases, the Notes or any Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens,

except that the foregoing shall not apply to (a) Liens securing Indebtedness permitted to be incurred pursuant to clause (2) or clause (3)(ii) and (iii) of Section 4.09(b) hereof; provided that the Notes or any related Guarantee are secured on at least an equal and ratable basis as such Indebtedness (or on a second-priority basis to the extent such Lien is a Lien on the Collateral securing Senior Lien Debt), (b) Liens securing Indebtedness permitted to be incurred under Credit Facilities, including any letter of credit relating thereto, that was permitted by the terms of this Indenture to be incurred pursuant to clause (1) of Section 4.09(b) hereof and (c) Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to Section 4.09 hereof; provided that, with respect to Liens securing Obligations permitted under this clause (c), at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur would be no greater than 5.0 to 1.0. Any Lien which is granted to secure the Notes under this Section 4.12 shall be discharged at the same time as the discharge of the Lien (other than through the exercise of remedies with respect thereto) that gave rise to the obligation to so secure the Notes.

(b) Notwithstanding Section 4.12(a) hereof, EFIH shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien on the Collateral (other than a Permitted Lien described under clause (3) of the definition of “Permitted Liens”), or any income or profits therefrom, or assign or convey any right to receive income therefrom except:

(1) Liens on the Collateral securing up to $4.0 billion in aggregate principal amount of Senior Lien Debt (including the 9.75% Notes, the 10.000% Notes, the EFH Corp. 9.75% Notes, the EFH Corp. 10.000% Notes, any additional notes in respect of any of the foregoing and any guarantees of any of the foregoing and/or other Indebtedness permitted to be incurred pursuant to Section 4.09 hereof); provided that such amount shall be reduced by an amount equal to the amount of Senior Lien Debt repaid using the Net Proceeds from Asset Sales of Collateral or other Oncor-related Assets in accordance with Section 4.10 hereof; and

(2) Junior Liens on the Collateral securing Junior Lien Debt permitted to be incurred pursuant to Section 4.09 hereof.

Section 4.13 Corporate Existence.

Subject to Article 5 hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Issuer and its Restricted Subsidiaries; provided that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Issuer in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole.

Section 4.14 Offer to Repurchase upon Change of Control.

(a) If a Change of Control occurs, unless the Issuer has previously or concurrently mailed or delivered a redemption notice with respect to all the outstanding Notes as described under Section 3.07 hereof and shall redeem all of the outstanding Notes pursuant thereto, the Issuer shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest (including Additional Interest, if any) to the date of purchase, subject to the right of Holders of the Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control, the Issuer shall send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee or otherwise delivered in accordance with the procedures of DTC, with the following information:

(1) that a Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes properly tendered pursuant to such Change of Control Offer shall be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or delivered (the “Change of Control Payment Date”);

(3) that any Note not properly tendered shall remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the Paying Agent receives, not later than the close of business on the expiration date of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that the Holders whose Notes are being repurchased only in part shall be issued new Notes and such new Notes shall be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

(8) the other instructions, as determined by the Issuer, consistent with this Section 4.14, that a Holder must follow.

The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (a) notice is mailed in a manner herein provided and (b) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect. The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.

Any proceeds received by the Issuer or EFIH’s Restricted Subsidiaries from a sale, conveyance or disposition of Collateral or other Oncor-related Assets that constitutes a Change of Control shall be subject to a perfected security interest for the benefit of the holders of the Secured Debt Obligations until consummation of the Change of Control Offer pursuant to this Section 4.14.

(b) On the Change of Control Payment Date, the Issuer shall, to the extent permitted by law,

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

(c) The Paying Agent shall promptly mail to each Holder the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(d) The Issuer shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(e) Other than as specifically provided in this Section 4.14, any purchase pursuant to this Section 4.14 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06 hereof.

Section 4.15 Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

(a) EFIH shall not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of EFIH, EFIH Finance or any Guarantor), other than EFIH Finance, a Guarantor, a Foreign Subsidiary or a Receivables Subsidiary, to guarantee the payment of any Indebtedness of EFIH, EFIH Finance or any Guarantor, unless:

(i) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to this Indenture, the form of which is attached as Exhibit D hereto, providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer:

(A) if the Notes or such Guarantor’s Guarantee is subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the Notes are subordinated to such Indebtedness; and

(B) if such Indebtedness is by its express terms subordinated in right of payment to the Notes, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes; and

(ii) such Restricted Subsidiary waives, and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against EFIH or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this Section 4.15 shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

Section 4.16 Limitations on Business Activities of EFIH Finance

EFIH Finance may not hold assets, become liable for any obligations or engage in any business activities; provided that it may be a co-obligor with respect to the Notes, and Additional Notes, any Exchange Notes or any other Indebtedness issued by EFIH and may engage in any activities directly related thereto or necessary in connection therewith. EFIH Finance shall be a Wholly-Owned Subsidiary of EFIH at all times.

Section 4.17 [Reserved]

Section 4.18 Restrictions on Certain Investments in Oncor Subsidiaries and the Collateral.

(a) EFIH shall not permit any Restricted Subsidiary to hold any Equity Interests in, or Indebtedness of, or other Investments in, any of the Oncor Subsidiaries or any Successor Oncor Business or any other Collateral.

(b) EFIH shall not permit any Unrestricted Subsidiary to hold any Equity Interests in, or Indebtedness of, or other Investments in, EFIH, and shall not permit any Unrestricted Subsidiary to hold any Equity Interests in, or Indebtedness of, or other Investments in, any of the Oncor Subsidiaries or any Successor Oncor Business; provided that an Oncor Subsidiary may hold Equity Interests in, or Indebtedness of, or other Investments in, another Oncor Subsidiary and a Successor Oncor Business may hold Equity Interests in, Indebtedness of, or other Investments in, another Successor Oncor Business.

(c) EFIH shall not permit any of its Unrestricted Subsidiaries to accept any Investment from any Oncor Subsidiary or any Successor Oncor Business; provided that an Oncor Subsidiary may accept an Investment from another Oncor Subsidiary and a Successor Oncor Business may accept an Investment from another Successor Oncor Business.

(d) EFIH shall not sell, assign, transfer, convey or otherwise dispose of any Collateral, including any consideration (other than cash and Cash Equivalents) received by EFIH in an Asset Sale, including in respect of a Permitted Asset Swap of Collateral, except in connection with a sale of all or substantially all of the assets of EFIH in a manner permitted by Section 5.01 hereof or pursuant to an Asset Sale that complies with Section 4.10 hereof pertaining to an Asset Sale of Collateral.

Section 4.19 After-Acquired Property

Promptly following the acquisition by EFIH of any Equity Interests in any Oncor Subsidiary or any Indebtedness of, or other Investments in, any Oncor Subsidiary or any property or assets required to be pledged as Collateral pursuant to Section 4.10 hereof or any Equity Interests in or any Indebtedness of, or other Investments in, any Successor Oncor Business, EFIH shall execute and deliver such security instruments, pledges, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Collateral Trustee a perfected second-priority security interest in such Equity Interests, Indebtedness or other Investments or property or assets and to have such Equity Interests, Indebtedness or other Investments or property or assets added to the Collateral and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such Equity Interests, Indebtedness or other Investments or property or assets to the same extent and with the same force and effect.

Section 4.20 Impairment of Security Interest

(a) EFIH shall not grant to any Person, or permit any Person to retain (other than the Collateral Trustee), any interest whatsoever in the Collateral, other than pursuant to clause (3) of the definition of “Permitted Liens.”

(b) EFIH and its Restricted Subsidiaries shall not enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by this Indenture, the Notes or the Security Documents.

(c) EFIH shall, at its sole cost and expense, execute and deliver all such agreements and instruments as necessary, or as the Trustee shall reasonably request, to more fully or accurately describe the assets and property intended to be Collateral or the obligations intended to be secured by the Pledge Agreement or any other Security Document.

Section 4.21 Further Assurances.

(a) EFIH, at its own expense, shall do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the Secured Debt Representatives and holders of Secured Debt Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the Notes are issued), in each case, as contemplated by, and with the Lien priority required under, the Secured Debt Documents.

(b) Upon the reasonable request of the Collateral Trustee or any Secured Debt Representative at any time and from time to time, EFIH, at its own expense, shall promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of the holders of Secured Debt Obligations.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of All or Substantially All Assets.

(a) EFIH shall not consolidate or merge with or into or wind up into (whether or not EFIH is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) EFIH is the surviving corporation or the Person formed by or surviving any such consolidation, wind-up or merger (if other than EFIH) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of EFIH or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company, if other than EFIH, and, to the extent the Successor Company is not a corporation, a Subsidiary of such Successor Company that is a co-obligor and a corporation organized or existing under the laws of the United States, any state of the United States, the District of Columbia or any territory thereof, expressly assumes all the obligations of EFIH under (i) the Notes, this Indenture and the Security Documents, to the extent EFIH is a party thereto, pursuant to a supplemental indenture or other document or instrument in form reasonably satisfactory to the Trustee; provided that in the case of a merger of EFIH with and into EFH Corp., such supplemental indenture shall amend the definitions, covenants, events of default and other terms of this Indenture such that the amended terms shall be substantially similar to those of the EFH Corp. 9.75% Notes Indenture and (ii) the Registration Rights Agreement;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions (including, without limitation, any transaction the proceeds of which are applied to reduce the Indebtedness of the Successor Company or EFIH, as the case may be), as if such transactions had occurred at the beginning of the applicable four-quarter period,

(A) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof, or

(B) such Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for EFIH and its Restricted Subsidiaries immediately prior to such transaction;

(5) in connection with a Permitted Asset Transfer other than a merger of EFIH with and into EFH Corp., the rating on the Notes shall not have been downgraded by two or more of the Rating Agencies (or, if the Notes are rated by only one Rating Agency at the time of the first notice of such Permitted Asset Transfer, such Rating Agency) during the period commencing 30 days prior to the first public notice of the occurrence of a Permitted Asset Transfer or the intention of the Issuer or any Subsidiary thereof to effect a Permitted Asset Transfer and ending on the date 60 days after such notice relative to the rating at the start of such period;

(6) each Guarantor, unless it is the other party to the transactions described above, in which case clause (1)(B) of Section 5.01(c) hereof shall apply, shall have by a supplemental indenture confirmed that its Guarantee and any Security Documents to which it is a party shall apply to such Person’s obligations under this Indenture, the Notes and the Registration Rights Agreement; and

(7) EFIH shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, wind-up, merger or transfer and such supplemental indenture, if any, comply with this Indenture and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture shall comply with the applicable provisions of this Indenture;

provided, that for the purposes of this Section 5.01 only, a transaction meeting the requirements of the proviso to clause (1) under the definition of “Change of Control” shall not be deemed to be a sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of EFIH and its Subsidiaries. For the avoidance of doubt, EFIH may consummate a transaction meeting the requirements of the proviso to clause (1) under the definition of “Change of Control” without complying with this Section 5.01, and the determination in the preceding proviso shall not affect the determination of what constitutes all or substantially all the assets of EFIH and its Subsidiaries under any other agreement to which EFIH is a party.

(b) Notwithstanding clauses (3) and (4) of Section 5.01(a) hereof,

(1) any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to EFIH, and

(2) EFIH may merge with an Affiliate of EFIH solely for the purpose of reincorporating EFIH in a State of the United States, the District of Columbia or any territory thereof so long as the amount of Indebtedness of EFIH and its Restricted Subsidiaries is not increased thereby.

(c) Subject to Section 11.06 hereof, no Guarantor shall, and EFIH shall not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not EFIH or the Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (A) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation, wind-up or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(B) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor’s related Guarantee and any Security Documents to which such Guarantor is a party pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(C) immediately after such transaction, no Default exists; and

(D) EFIH shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, wind-up, merger or transfer and such supplemental indentures, if any, comply with this Indenture; or

(2) the transaction is made in compliance with Section 4.10 hereof.

(d) Notwithstanding Section 5.01(c) hereof, any Guarantor may (i) merge into or transfer all or part of its properties and assets to another Guarantor or EFIH, (ii) merge with an Affiliate of EFIH solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (iii) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor.

(e) EFIH Finance may not consolidate or merge with or into or wind up into (whether or not EFIH Finance is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of EFIH Finance’s properties or assets, in one or more related transactions, to any Person unless:

(1) (A) concurrently therewith, a corporate Wholly-Owned Subsidiary of EFIH that is a Restricted Subsidiary organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof expressly assumes all the obligations of EFIH Finance under the Notes and this Indenture pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee; or

(B) after giving effect thereto, at least one obligor on the Notes shall be a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof; and

(2) immediately after such transaction, no Default exists; and

(3) EFIH Finance shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, wind-up, merger or transfer and such supplemental indenture, if any, comply with this Indenture and, if a supplemental indenture is required in connection with such transaction, such supplement shall comply with the applicable provisions of this Indenture.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation, wind-up or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of EFIH or any Guarantor in accordance with Section 5.01 hereof (other than a consolidation, wind-up or merger or a sale or other disposition of all or substantially all of the assets of a Guarantor made in compliance with Section 4.10 hereof), the successor corporation formed by such consolidation or into or with which EFIH or such Guarantor, as the case may be, is merged or wound up or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, wind-up, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to EFIH or such Guarantor, as the case may be, shall refer instead to the successor corporation and not to EFIH or such Guarantor, as the case may be), and may exercise every right and power of EFIH or such Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as EFIH or such Guarantor, as the case may be, herein; provided, that the predecessor EFIH shall not be relieved from the obligation to pay the principal of and premium, if any, and interest (including Additional Interest if any) on the Notes, and such Guarantor shall not be released from its Guarantee, except in the case of a sale, assignment, transfer, conveyance or other disposition of all of EFIH’s or such Guarantor’s, as the case may be, assets that meets the requirements of Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

(a) An “Event of Default” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal, or premium, if any, on the Notes;

(2) default for 30 days or more in the payment when due of interest (including Additional Interest, if any) on or with respect to the Notes;

(3) failure by the Issuer or any Restricted Subsidiary for 60 days after receipt of written notice given by the Trustee or the Required Holders of not less than 30% in principal amount of the outstanding Required Debt to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in this Indenture, the Notes or the Security Documents relating to the Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by EFIH or any of its Restricted Subsidiaries or the payment of which is guaranteed by EFIH or any of its Restricted Subsidiaries, other than Indebtedness owed to EFIH or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $250.0 million or more at any one time outstanding;

(5) failure by the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $250.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary), pursuant to or within the meaning of any Bankruptcy Law:

(i) commences proceedings to be adjudicated bankrupt or insolvent;

(ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;

(iii) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(v) generally is not paying its debts as they become due;

(7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary), in a proceeding in which the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary), is to be adjudicated bankrupt or insolvent;

(ii) appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary), or for all or substantially all of the property of the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary); or

(iii) orders the liquidation of the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary);

and the order or decree remains unstayed and in effect for 60 consecutive days;

(8) the Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture; or

(9) with respect to Collateral having a fair market value in excess of $250.0 million in the aggregate, any security interest and Lien purported to be created by any Security Document with respect to the Collateral (a) ceases to be in full force and effect, (b) ceases to give the Collateral Trustee, for the benefit of the Holders of the Notes, the Liens, rights, powers and privileges purported to be created and granted thereby (including a perfected second-priority security interest in and Lien on, all of the Collateral thereunder) in favor of the Collateral Trustee, or (c) is asserted by EFIH not to be, a valid, perfected, second priority (except as otherwise expressly provided in this Indenture or the Collateral Trust Agreement) security interest in or Lien on the Collateral covered thereby.

(b) In the event of any Event of Default specified in clause (4) of Section 6.01(a) hereof, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Section 6.02 Acceleration.

If any Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 6.01(a) hereof) occurs and is continuing under this Indenture, the Trustee or the Required Holders of at least 30% in aggregate principal amount of the outstanding Required Debt may declare the principal of and premium, if any, interest (including Additional Interest, if any) and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Upon the effectiveness of such declaration, such principal, premium, interest (including Additional Interest, if any) and such other monetary obligations shall be due and payable immediately. The Trustee shall have no obligation to accelerate the Notes if and so long as a committee of its Responsible Officers in good faith determines acceleration is not in the best interest of the Holders of the Notes.

Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) or (7) of Section 6.01(a) hereof, all principal of and premium, if any, interest (including Additional Interest, if any) and any other monetary obligations on the outstanding Notes shall be due and payable immediately without further action or notice.

The Required Holders of at least a majority in aggregate principal amount of the outstanding Required Debt by written notice to the Trustee may on behalf of all of the Required Holders waive any existing Default and its consequences under this Indenture except a continuing Default in the payment of interest (including Additional Interest, if any) on, premium, if any, or the principal of any Note (held by a non-consenting Holder) and rescind any acceleration with respect to the Notes and its consequences (so long as such rescission would not conflict with any judgment of a court of competent jurisdiction).

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and premium, if any, and interest (including Additional Interest, if any) on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

The Required Holders of at least a majority in aggregate principal amount of the outstanding Required Debt by notice to the Trustee may on behalf of the Required Holders of all of the Required Debt waive any existing Default and its consequences hereunder, except a continuing Default in the payment of the principal of, or premium, if any, or interest (including Additional Interest, if any) on, any Note held by a non-consenting Holder and rescind any acceleration with respect to the Notes and its consequences (provided such rescission would not conflict with any judgment of a court of competent jurisdiction); provided, subject to Section 6.02 hereof, that the Required Holders of a majority in aggregate principal amount of the then outstanding Required Debt may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

The Required Holders of at least a majority in aggregate principal amount of the outstanding Required Debt may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

Subject to Section 6.07 hereof, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) the Required Holders of at least 30% in aggregate principal amount of the outstanding Required Debt have requested the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) the Required Holders of at least a majority in aggregate principal amount of the outstanding Required Debt have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of and premium, if any, and interest (including Additional Interest, if any) on the Note, on or after the respective due dates expressed in the Note (including in connection with an Asset Sale Offer, a Collateral Asset Sale Offer or a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in clause (1) or (2) of Section 6.01(a) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal, premium, if any, and interest (including Additional Interest, if any) remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest (including Additional Interest, if any) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes including the Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any Plan of Reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any Plan of Reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13 Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

(i) to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

(ii) to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest (including Additional Interest, if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest (including Additional Interest, if any), respectively; and

(iii) to the Issuer or to such party as a court of competent jurisdiction shall direct including a Guarantor, if applicable.

The Trustee may fix a Record Date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.

Section 6.14 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this

Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of clause (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b) and (c) of this Section 7.01.

(e) The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any Holder of the Notes unless such Holder shall have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(f) None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture. Delivery of reports to the Trustee pursuant to Section 4.03 hereof shall not constitute actual knowledge of, or notice to, the Trustee of information contained therein.

(h) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) In the event the Issuer is required to pay Additional Interest, the Issuer will provide written notice to the Trustee of the Issuer’s obligation to pay Additional Interest no later than 15 days prior to the next succeeding Interest Payment Date, which notice shall set forth the amount of the Additional Interest to be paid by the Issuer. The Trustee shall not at any time be under any duty or responsibility to any Holders to determine whether the Additional Interest is payable and the amount thereof.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail or otherwise deliver in accordance with the procedure of DTC to Holders of Notes a notice of the Default within 90 days after it occurs. Except in the case of a Default relating to the payment of principal of or premium, if any, or interest (including Additional Interest, if any) on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The Trustee shall not be deemed to know of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by the Trustee at the Corporate Trust Office of the Trustee.

Section 7.06 Reports by Trustee to Holders of the Notes.

Within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuer and filed with the SEC and each stock exchange on which the Notes are listed in accordance with Trust Indenture Act Section 313(d). The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

The Issuer and the Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer and the Guarantors, jointly and severally, shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer or any of the Guarantors (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, the Issuer or any Guarantor, or liability in connective with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

Notwithstanding anything to the contrary in Section 4.12 hereof, to secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in clause (6) or (7) of Section 6.01(a) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of Trust Indenture Act Section 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign at any time by giving 30 days prior written notice of such resignation to the Issuer and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10 hereof;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).

Section 7.11 Preferential Collection of Claims Against Issuer.

The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture including that of the Guarantors (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of Notes to receive payments in respect of the principal of and premium, if any, and interest (including Additional Interest, if any) on the Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 8.04 hereof;

(b) the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(d) this Section 8.02.

Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Collateral shall be released from the Lien securing the Notes as provided in Section 10.06 hereof, and the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.18, 4.19, 4.20 and 4.21 hereof and clauses (3), (4) and (5) of Section 5.01(a), Sections 5.01(c) and 5.01(d) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, clauses (3), (4), (5) and (6) of Section 6.01(a) hereof, (solely with respect to Restricted Subsidiaries or groups of Restricted Subsidiaries that are Significant Subsidiaries), clause (7) of Section 6.01(a) hereof (solely with respect to Restricted Subsidiaries or groups of Restricted Subsidiaries that are Significant Subsidiaries), and clauses (8) and (9) of Section 6.01(a) hereof shall not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, if any, and interest (including Additional Interest, if any) due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal of or premium, if any, or interest (including Additional Interest, if any) on such Notes and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes shall not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this

Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of the Bankruptcy Code;

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest (including Additional Interest, if any), but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Issuer.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal, premium and interest on any Note and remaining unclaimed for two years after such principal, and premium and interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided that if the Issuer makes any payment of principal, premium and interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Guarantees or any Security Document at any time after the Issue Date without the consent of any Holder to:

(1) cure any ambiguity, omission, mistake, defect or inconsistency;

(2) provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

(3) comply with Section 5.01 hereof;

(4) provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5) make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(6) add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(8) evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9) to provide for the issuance of Additional Notes or additional debt securities that constitute Required Debt; provided that such Additional Notes or additional debt securities are issued in compliance with the provisions of this Indenture, including those described in Section

4.09, and such amendments or supplements are limited to changes necessary or appropriate in order to issue such Additional Notes or additional debt securities under this Indenture;

(10) to provide for the issuance of Exchange Notes or private exchange notes that are identical to Exchange Notes except that they are not freely transferable;

(11) add a Guarantor under this Indenture;

(12) conform the text of this Indenture, the Guarantees, the Notes or any Security Document to any provision of the “Description of the Notes” attached to the Exchange Agreements as Appendix B to the extent such provision in such “Description of the Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Guarantees, the Notes or any Security Document;

(13) make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(14) mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee for the benefit of the Holders of the Notes, as security for the payment and performance of all or any portion of the Obligations, in any property or assets; or

(15) provide for the accession or succession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement or action that is not prohibited by this Indenture, including to add any additional secured parties to the extent not prohibited by this Indenture.

Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Sections 7.02 and 13.04 hereof, the Trustee shall join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit D hereto, and delivery of an Officer’s Certificate.

Section 9.02 With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Guarantees and the Security Documents relating to the Notes with the consent of the Required Holders of at least a majority in aggregate principal amount of the outstanding Required Debt (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Required Debt) and, subject to Sections 6.04 and

6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of or premium or interest (including Additional Interest, if any) on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, the Guarantees or the Security Documents relating to the Notes may be waived with the consent of the Required Holders of at least a majority in aggregate principal amount of the outstanding Required Debt (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Required Debt) other than Required Debt beneficially owned by the Issuer or EFIH’s Affiliates. Section 2.08 hereof and Section 2.09 hereof shall determine which Notes are considered to be “outstanding” for the purpose of this Section 9.02.

Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Required Holders of at least a majority in aggregate principal amount of the outstanding Required Debt as aforesaid, and upon receipt by the Trustee of the documents described in Sections 7.02 and 13.04 hereof, the Trustee shall join with the Issuer in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of the Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Without the consent of each affected Holder of Notes, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (for the avoidance of doubt, the provisions contained in and relating to Section 3.08, Section 3.09, Section 4.10 and Section 4.14 hereof are not redemptions of Notes);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Required Holders of at least a majority in aggregate principal amount of the outstanding Required Debt and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) make any change to or modify the ranking provisions of this Indenture or the Notes that would adversely affect the Holders; or

(10) except as expressly permitted by this Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Notes.

In addition, without the consent of at least a majority in aggregate principal amount of the Required Debt then outstanding, an amendment, supplement or waiver may not modify any Security Document relating to the Notes or the provisions of this Indenture dealing with the Security Documents or application of trust moneys in any manner materially adverse to the Holders other than in accordance with this Indenture and the Security Documents. Without the consent of at least 66 2/3% in aggregate principal amount of the Required Debt then outstanding, no amendment, supplement or waiver may modify the Security Documents to release all or substantially all of the Collateral securing the Notes. Without the consent of at least a majority in aggregate principal amount of the Required Debt then outstanding, no amendment, supplement or waiver may modify the Security Documents to release less than all or substantially all of the Collateral securing the Notes.

Section 9.03 Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. Except as provided in the last paragraph of Section 9.02 hereof, an amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section 9.05 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of a Issuer Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment, supplement or waiver until the Board of Directors approves it. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03 hereof). Notwithstanding the foregoing, no Opinion of Counsel shall be required for the Trustee to execute any amendment or supplement adding a new Guarantor under this Indenture.

ARTICLE 10

COLLATERAL AND SECURITY

Section 10.01 Equal and Ratable Sharing of Collateral by Holders of Junior Lien Debt.

(a) Notwithstanding:

(1) anything contained in the Collateral Trust Agreement or in any other Security Document;

(2) the time of incurrence of any Series of Junior Lien Debt;

(3) the order or method of attachment or perfection of any Liens securing any Series of Junior Lien Debt;

(4) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Junior Lien upon any Collateral;

(5) the time of taking possession or control over any Collateral;

(6) that any Junior Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7) the rules for determining priority under any law governing relative priorities of Liens,

all Junior Liens granted at any time by EFIH shall secure, equally and ratably, all present and future Junior Lien Obligations.

(b) Section 10.01(a) hereof is intended for the benefit of, and shall be enforceable as a third party beneficiary by, each present and future holder of Junior Lien Obligations, each present and future Junior Lien Representative and the Collateral Trustee as holder of Junior Liens.

Section 10.02 Ranking of Liens.

(a) Notwithstanding:

(1) anything to the contrary contained in the Security Documents;

(2) the time of incurrence of any Series of Senior Lien Debt;

(3) the order or method of attachment or perfection of any Liens securing any Series of Senior Lien Debt;

(4) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral;

(5) the time of taking possession or control over any Collateral;

(6) that any Senior Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7) the rules for determining priority under any law governing relative priorities of Liens,

all Junior Liens at any time granted by EFIH (including the Junior Liens securing the Notes) shall be subject and subordinate to all Senior Liens securing Senior Lien Obligations.

(b) The provisions described in Section 10.02(a) hereof are intended for the benefit of, and shall be enforceable as a third party beneficiary by, each present and future holder of Senior Lien Obligations, each present and future Senior Lien Representative and the Collateral Trustee as holder of Senior Liens.

Section 10.03 Relative Rights.

(a) Nothing herein or in any other Junior Lien Documents shall:

(1) impair, as between EFIH and the Holders of the Notes, the obligation of EFIH to pay principal of and premium, if any, and interest (including Additional Interest, if any) on the Notes in accordance with their terms or any other obligation of EFIH under this Indenture;

(2) affect the relative rights of Holders of Notes as against any other creditors of EFIH (other than holders of Senior Liens or other Junior Liens);

(3) restrict the right of any Holder of Notes to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by the provisions of the Collateral Trust Agreement);

(4) restrict or prevent any Holder of Notes or holder of other Junior Lien Obligations, the Collateral Trustee or any other Person from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by the provisions of the Collateral Trust Agreement; or

(5) restrict or prevent any Holder of Notes or holder of other Junior Lien Obligations, the Trustee, the Collateral Trustee or any other Person from taking any lawful action in an insolvency or liquidation proceeding not specifically restricted or prohibited by the provisions of the Collateral Trust Agreement.

Section 10.04 Security Documents.

The due and punctual payment of the principal of and premium, if any, and interest (including Additional Interest, if any) on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and premium, if any, and interest (including Additional Interest, if any) (to the extent permitted by law), on the Notes and performance of all other Obligations of EFIH to the Holders of Notes or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, are secured as provided in the Pledge Agreement and the Collateral Trust Agreement. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Pledge Agreement and Collateral Trust Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Collateral Trustee and/or the Trustee (as the case may be) to enter into the Pledge Agreement, the Collateral Trust Agreement and any other Security Document and to perform its obligations and exercise its rights thereunder in accordance therewith.

EFIH, at its own expense, shall deliver to the Trustee copies of all documents delivered to the Collateral Trustee pursuant to the Pledge Agreement and Collateral Trust Agreement, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Pledge Agreement or the Collateral Trust Agreement, to assure and confirm to the Trustee and the Collateral Trustee the security interest in the Collateral contemplated hereby, by the Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. Subject to the terms of the Pledge Agreement, EFIH, at its own expense, shall take, upon request of the Trustee, any and all actions reasonably required to cause the Pledge Agreement to create and maintain, as security for the Obligations of EFIH hereunder, a valid and enforceable perfected Lien in and on all the Collateral, in favor of the Collateral Trustee for the benefit of the Holders of Notes and future permitted Junior Lien Obligations, superior to and prior to the rights of all third Persons and subject to no other Liens other than Permitted Liens and other Liens pursuant to Section 4.12 hereof.

Section 10.05 Recording and Opinions.

The Issuer shall comply with the provisions of TIA §314(b) (including, without limitation, the provision of an initial and annual Opinion of Counsel under TIA §314(b)). To the extent the Issuer is required to furnish to the Trustee an Opinion of Counsel pursuant to TIA §314(b)(2), the Issuer shall furnish such opinion not more than 60 but not less than 30 days prior to each December 31.

Section 10.06 Release of Collateral.

(a) The Collateral Trustee’s Liens upon the Collateral shall no longer secure the Notes and Guarantees outstanding under this Indenture or any other Obligations under this Indenture, and the right of the Holders of the Notes and such Obligations to the benefits and proceeds of the Collateral Trustee’s Liens on the Collateral shall terminate and be discharged:

(1) upon satisfaction and discharge of this Indenture in accordance with Article 12 hereof;

(2) upon a Legal Defeasance or Covenant Defeasance of the Notes in accordance with Article 8 hereof;

(3) upon payment in full of the Notes and all other Note Obligations that are outstanding, due and payable at the time the Notes are paid in full;

(4) in whole or in part, with the consent of the holders of the requisite percentage of Secured Lien Debt and/or Junior Lien Debt in accordance with the provisions set forth in the Security Documents, and upon delivery of instructions and any other documentation, in each case as required by this Indenture and the Security Documents, in a form satisfactory to the Collateral Trustee; or

(5) in whole or in part as the result of a sale, transfer or other disposition in any transaction or other circumstance that is not prohibited by this Indenture or any applicable Secured Debt Document, at the time of, or immediately prior to, such sale, transfer or other disposition; provided that EFIH shall have delivered an Officer’s Certificate to the Collateral Trustee certifying that such sale, transfer or other disposition does not violate the terms of this Indenture or any applicable Secured Debt Document.

(b) To the extent applicable, the Issuer shall cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities or relating to the substitution therefore of any property or securities to be subjected to the Lien created by the Security Documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an Officer of the Issuer except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this Section 10.06(b), the Issuer shall not be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to released Collateral.

(c) To the extent applicable, the Issuer shall furnish to the Trustee and the Collateral Trustee, prior to each proposed release of Collateral pursuant to the Security Documents:

(1) all documents required by TIA §314(d); and

(2) an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by TIA §314(d).

Section 10.07 Authorization of Actions to Be Taken by the Trustee Under the Security Documents.

(a) Subject to the provisions of the Security Documents, the Trustee may (but shall have no obligation to), in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Trustee to, take all actions it deems necessary or appropriate in order to:

(1) enforce any of the terms of the Pledge Agreement; and

(2) collect and receive any and all amounts payable in respect of the Obligations of the Issuer hereunder.

(b) The Trustee shall have power (but shall have no obligation) to direct, on behalf of the Holders of the Notes, the Collateral Trustee to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Pledge Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

Section 10.08 Authorization of Receipt of Funds by the Trustee under the Pledge Agreement.

The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Pledge Agreement and/or the Collateral Trust Agreement, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

Section 10.09 Lien Sharing and Priority Confirmation.

The Trustee agrees for itself and on behalf of the Holders of the Notes, and by holding Notes each such Holder shall be deemed to agree:

(a) for the enforceable benefit of all holders of each existing and future Series of Senior Lien Debt and Series of Junior Lien Debt, and each existing and future Senior Lien Representative and Junior Lien Representative, that all Junior Lien Obligations shall be and are secured equally and ratably by all Junior Liens at any time granted by the Issuer or any Guarantor to secure any Obligations in respect of this Indenture, the Notes and any Guarantees, and that all such Junior Liens shall be enforceable by the Collateral Trustee for the benefit of all holders of Junior Lien Obligations equally and ratably;

(b) for the enforceable benefit of all holders of each existing and future Series of Senior Lien Debt and Series of Junior Lien Debt, and each existing and future Senior Lien Representative and Junior Lien Representative, that the holders of Obligations in respect of this Indenture, the Notes and the Guarantees are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Junior Liens and the order of application of proceeds from enforcement of Junior Liens; and

(c) to consent to and direct the Collateral Trustee to perform its obligations under the Collateral Trust Agreement and the other Security Documents in respect of this Indenture, the Notes and the Guarantees.

Section 10.10 Voting.

In connection with any matter under the Collateral Trust Agreement requiring a vote of holders of Secured Lien Debt, the Holders shall cast their votes in accordance with this Indenture. The amount of the Notes to be voted by the Holders shall equal the aggregate outstanding principal amount of the Notes outstanding at the time of such vote. Following and in accordance with the outcome of the applicable vote under this Indenture, the Trustee shall vote the total amount of the Notes as a block in respect of any vote under the Collateral Trust Agreement.

Section 10.11 Limitation on Duty of Trustee in Respect of Collateral; Indemnification.

(a) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

(b) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Collateral Trust Agreement or the Security Documents by the Issuer, any Guarantors, the Secured Debt Representatives or the Collateral Trustee.

Section 10.12 Asset Sale Cash Collateral Account.

EFIH shall establish an Asset Sale Cash Collateral Account with the Collateral Trustee prior to any Asset Sale of Collateral or other Oncor-related Assets. The Collateral Trustee shall have sole dominion and control over any Asset Sale Cash Collateral Account and EFIH shall not have any right to withdraw funds from such Asset Sale Cash Collateral Account, except in accordance with the provisions of this Section 10.12 and Section 4.10 hereof. Any Asset Sale Cash Collateral Account shall be a securities account, as defined in the Uniform Commercial Code. The Collateral Trustee shall have no duty to inquire as to whether any funds deposited into an Asset Sale Cash Collateral Account are entitled to be so deposited and may conclusively assume that any such deposit by or on behalf of EFIH is proper. Prior to the occurrence of an Event of Default, EFIH shall have the right to direct investment of the funds held in an Asset Sale Cash Collateral Account or the liquidation of any such investments; provided, however, that any such investment shall only be permitted to the extent it is in the form of Cash

Equivalents. Any investment direction or direction as to the liquidation of investments shall be in writing and signed by an Officer of EFIH, shall specify the particular investment to be made or liquidated and shall state that any investment or liquidation to be made in accordance with such direction is permitted hereby. The Collateral Trustee shall have no liability for any losses incurred in connection with the making or liquidation of any investment in accordance with this Section 10.12. Any investment in a fund referred to in clause (8) of the definition of “Cash Equivalents” may include money market funds with respect to which the Collateral Trustee or an Affiliate of the Collateral Trustee acts as an investment manager or advisor and with respect to which it may receive fees for the administration. The funds held in an Asset Sale Cash Collateral Account shall be released in accordance with Section 4.10(f) hereof. Such funds shall also be released to repurchase Notes and other Secured Lien Debt and to make related payments in connection with a Collateral Asset Sale Offer pursuant to Sections 4.10(g) and 4.10(h) hereof and/or upon consummation of any Collateral Asset Sale Offer, whether or not any Collateral Excess Proceeds remain. The Issuer shall deliver to the Trustee and the Collateral Trustee an Officer's Certificate stating that such release was permitted by Section 4.10 hereof, except in the case of the payment of scheduled interest payments on the Notes, other Junior Lien Obligations and/or Senior Lien Obligations in accordance with Section 4.10(f).

Section 10.13 Collateral Trustee a Third Party Beneficiary.

This Article 10 is intended for the benefit of, and shall be enforceable as a third party beneficiary by, the Collateral Trustee as holder of Senior Liens.

ARTICLE 11

GUARANTEES

Section 11.01 Guarantee.

Subject to this Article 11, each of the Guarantors hereby, jointly and severally, fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (a) the principal of and premium, if any, and interest (including Additional Interest, if any) on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the

Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, any of the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or any of the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Guarantees shall rank equally in right of payment with all existing and future Senior Indebtedness of the Guarantor. The Guarantees shall be senior in right of payment to all existing and future Subordinated Indebtedness of each Guarantor.

Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 11.02 Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform

Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Section 11.03 Execution and Delivery.

To evidence its Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer or person holding an equivalent title.

Each Guarantor hereby agrees that its Guarantee set forth in Section 11.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

If required by Section 4.15 hereof, the Issuer shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of Section 4.15 hereof and this Article 11, to the extent applicable.

Section 11.04 Subrogation.

Each Guarantor shall be subrogated to all rights of Holders of Notes against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 11.01 hereof; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

Section 11.05 Benefits Acknowledged.

Each Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Section 11.06 Release of Guarantees

(a) A Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Issuer or the Trustee is required for the release of such Guarantor’s Guarantee, upon:

(1) any sale, exchange or transfer (by merger, wind-up, consolidation or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or sale of all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of this Indenture;

(2) the release or discharge of the guarantee by such Guarantor that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(3) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with Section 4.07 hereof and the definition of “Unrestricted Subsidiary” hereunder; or

(4) the exercise by the Issuer of its Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 hereof or the Issuer’s obligations under this Indenture being discharged in accordance with the terms of this Indenture;

provided that such Guarantor shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01 Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect as to all Notes, when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) (A) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, shall become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued and unpaid interest to the date of maturity or redemption;

(B) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default, under any material agreement or instrument (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and in each case, the granting of Liens in connection therewith);

(C) the Issuer has paid or caused to be paid all sums payable by it under this Indenture; and

(D) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (A) of clause (2) of this Section 12.01, the provisions of Section 12.02 and Section 8.06 hereof shall survive.

Section 12.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and premium, if any, and interest (including Additional Interest, if any) for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Issuer has made any payment of principal, premium, if any, and interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 13

MISCELLANEOUS

Section 13.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act § 318(c), the imposed duties shall control.

Section 13.02 Notices.

Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer and/or any Guarantor:

Energy Future Intermediate Holding Company LLC

Energy Plaza

1601 Bryan Street

Dallas, Texas 75201-3411

Facsimile No.: (214) 812-6032

Attention: General Counsel

and

Facsimile No.: (214) 812-4097

Attention: Treasurer

and

EFIH Finance Inc.

Energy Plaza

1601 Bryan Street

Dallas, Texas 75201-3411

Facsimile No.: (214) 812-6032

Attention: General Counsel

or

Facsimile No.: (214) 812-4097

Attention: Treasurer

With a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Facsimile No.: (212) 455-2502

Attention: Edward P. Tolley III

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

Corporate Trust Division

601 Travis Street - 16th Floor

Houston, TX 77002

Facsimile No.: (713) 483-6954

Attention: EFIH Senior Secured Second Lien Notes Trustee

To surrender Definitive Notes:

The Bank of New York Mellon Trust Company, N.A.

c/o The Bank of New York Mellon

101 Barclay Street — 7 East

New York, NY 10286

Facsimile no.: (212) 298-1915

Attention: EFIH Senior Secured Second Lien Notes Trustee

The Issuer, any Guarantor, or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act § 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.03 Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to Trust Indenture Act § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act § 312(c).

Section 13.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer or any of the Guarantors to the Trustee to take any action under this Indenture, the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee:

(a) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof or Trust Indenture Act § 314(a)(4)) shall comply with the provisions of Trust Indenture Act § 314(e) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(d) a statement as to whether or not, in the opinion of such Person, such condition has been satisfied or such covenant has been complied with.

Section 13.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Guarantees, the Registration Rights Agreement or any Security Document or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.08 Governing Law.

THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 13.09 Waiver of Jury Trial.

EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.10 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

Section 13.11 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.12 Successors.

All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of any Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 11.06 hereof.

Section 13.13 Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.14 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.15 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.16 Qualification of Indenture

The Issuer shall qualify this Indenture under the Trust Indenture Act in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Issuer and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Issuer any such Officer’s Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the Trust Indenture Act.

Section 13.17 Ring-Fencing of Oncor.

The Holders of the Notes, by accepting the Notes, acknowledge (i) the legal separateness of the Issuer and any Guarantor from the Oncor Subsidiaries, (ii) that the lenders under the Oncor Electric

Delivery Facility and the holders of Oncor Electric Delivery Company LLC’s existing debt instruments have likely advanced funds thereunder in reliance upon the separateness of the Oncor Subsidiaries from the Issuer and any Guarantor, (iii) that the Oncor Subsidiaries have assets and liabilities that are separate from those of the Issuer and EFIH’s Subsidiaries, (iv) that the obligations owing under the Notes are obligations and liabilities of the Issuer and any Guarantor only, and are not the obligations or liabilities of any Oncor Subsidiary, (v) that the Holders of the Notes shall look solely to the Issuer and any Guarantor and their assets, and not to any assets, or to the pledge of any assets, owned by any Oncor Subsidiary, for the repayment of any amounts payable pursuant to the Notes and for satisfaction of any other obligations owing to the Holders under this Indenture, the Registration Rights Agreement and any related documents and (vi) that none of the Oncor Subsidiaries shall be personally liable to the Holders of the Notes for any amounts payable, or any other obligation, under this Indenture, the Registration Rights Agreement or any related documents.

The Holders of the Notes, by accepting the Notes, shall acknowledge and agree that the Holders of the Notes shall not (i) initiate any legal proceeding to procure the appointment of an administrative receiver or (ii) institute any bankruptcy, reorganization, insolvency, winding up, liquidation, or any like proceeding under applicable law, against any Oncor Subsidiary, or against any of the Oncor Subsidiaries’ assets. The Holders further acknowledge and agree that each of the Oncor Subsidiaries is a third party beneficiary of the foregoing covenant and shall have the right to specifically enforce such covenant in any proceeding at law or in equity.

Dated as of the date first above written.

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

By:	/s/ Anthony R. Horton
	Name:	Anthony R. Horton
	Title:	Senior Vice President and Treasurer

EFIH FINANCE INC.

By:	/s/ Anthony R. Horton
	Name:	Anthony R. Horton
	Title:	Senior Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Julie Hoffman-Ramos
	Name:	Julie Hoffman-Ramos
	Title:	Vice President

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Tax Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP: [    ]1

ISIN: [    ]

[RULE 144A] [REGULATION S] GLOBAL NOTE

11% Senior Secured Second Lien Notes due 2021

No.[R-1][S-1]	[$ ]

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

EFIH FINANCE INC.

promise to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of [                                        ] United States Dollars ($[        ])] on October 1, 2021.

Interest Payment Dates: May 15 and November 15, commencing November 15, 2011

Record Dates: May 1 and November 1

[SIGNATURE PAGE FOLLOWS]

[1]	Rule 144A Note CUSIP: 29269Q AC1

Rule 144A Note ISIN: US29269QAC15

Regulation S Note CUSIP: U29197 AA5

Regulation S Note ISIN: USU29197AA52

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated: April     , 2011

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

By:
Name:
Title:

EFIH FINANCE INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated: April     , 2011

[Back of Note]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Energy Future Intermediate Holding Company LLC, a Delaware limited liability company (“EFIH”), and EFIH Finance Inc., a Delaware corporation (collectively, the “Issuer”), promise to pay interest on the principal amount of this Note at 11% per annum from April 25, 2011 until maturity and shall pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Issuer will pay interest (including Additional Interest, if any) semi-annually in arrears on May 15 and November 15 of each year, commencing on November 15, 2011, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”) without interest accruing on the amount then so payable from such day that is not a Business Day until such Business Day. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (including Additional Interest, if any)(without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) METHOD OF PAYMENT. The Issuer will pay interest on the Notes (including Additional Interest, if any) to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest (including Additional Interest, if any) may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, and premium, if any, and interest (including Additional Interest, if any) on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE. The Issuer issued the Notes under an Indenture, dated as of April 25, 2011 (the “Indenture”), between the Issuer and the Trustee. This Note is one of a duly authorized issue of notes of the Issuer designated as its 11% Senior Secured Second Lien Notes due 2021 (the “Notes”). The Issuer shall be entitled to issue Additional Notes pursuant to Sections 2.01, 4.09 and 4.12 of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(5) OPTIONAL REDEMPTION.

(a) Except as set forth below, the Issuer will not be entitled to redeem Notes at its option prior to May 15, 2016.

(b) At any time prior to May 15, 2016, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to the registered address of each Holder of Notes or otherwise delivered in accordance with procedures of DTC, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium, plus accrued and unpaid interest (including Additional Interest, if any) to the applicable date of redemption (the “Redemption Date”), subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(c) From and after May 15, 2016, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to the registered address of each Holder of Notes or otherwise delivered in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest (including Additional Interest, if any) to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on May 15 of each of the years indicated below:

Year	Percentage
2016	105.500%
2017	103.667%
2018	101.833%
2019 and thereafter	100.000%

(d) Prior to May 15, 2014, the Issuer may, at its option, on one or more occasions, redeem up to 35% of the aggregate principal amount of all Notes at a redemption price equal to 111.000% of the aggregate principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) to the Redemption Date, subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of Initial Notes and any Additional Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering. Notice of any redemption upon any Equity Offerings may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

(e) If the Issuer redeems less than all of the outstanding Notes, the Trustee shall select the Notes to be redeemed in the manner described under Section 3.02 of the Indenture.

(f) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

(6) MANDATORY REDEMPTION. Except as set forth below, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

If the Initial Notes would otherwise constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Code, at the end of each “accrual period” (as defined in Section 1272(a)(5) of the Code) ending after the fifth anniversary of the Issue Date (each, an “AHYDO Redemption Date”), the Issuer will be required to redeem for cash a portion of the then outstanding Initial Notes equal to the “Mandatory Principal Redemption Amount” (each such redemption, a “Mandatory Principal Redemption”). The redemption price for the portion of the Initial Notes redeemed pursuant to any Mandatory Principal Redemption will be 100% of the aggregate principal amount of such portion of the Initial Notes to be redeemed plus any accrued interest thereon (including Additional Interest, if any) on the date of the redemption. “Mandatory Principal Redemption Amount” means, as of each AHYDO Redemption Date, the portion of the Initial Notes required to be redeemed at such date to prevent the Initial Notes from being treated as “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Code. No partial redemption or repurchase of the Initial Notes prior to any AHYDO Redemption Date pursuant to any other provision of the Indenture will alter the Issuer’s obligation to make any Mandatory Principal Redemption with respect to the Initial Notes that remain outstanding on such AHYDO Redemption Date.

(7) NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date (except that redemption notices may be mailed or delivered more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 12 of the Indenture) to each Holder whose Notes are to be redeemed at its registered address or otherwise delivered in accordance with the procedures of DTC. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.

(8) OFFERS TO REPURCHASE.

(a) If a Change of Control occurs, the Issuer shall make an offer (a “Change of Control Offer”) to each Holder to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest (including Additional Interest, if any) to the date of purchase (the “Change of Control Payment”), subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. The Change of Control Offer shall be made in accordance with Section 4.14 of the Indenture.

(b) If EFIH or any of its Restricted Subsidiaries consummates an Asset Sale (other than an Asset Sale of Collateral or other Oncor-related Assets), within 10 Business Days of each date that the aggregate amount of Excess Proceeds exceeds $200.0 million, EFIH shall make an offer to all Holders of the Notes, and if required or permitted by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes, and such Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, EFIH may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or such Senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Notes and such Senior Indebtedness will be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Senior Indebtedness tendered.

(c) EFIH may, at its option, make an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale (other than an Asset Sale of Collateral or other Oncor-related Assets); provided that such Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of such Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Excess Proceeds.

(d) If EFIH or any of its Restricted Subsidiaries consummates an Asset Sale of Collateral or other Oncor-related Assets, within 10 Business Days of each date that the aggregate amount of Collateral Excess Proceeds exceeds $200.0 million, EFIH and/or any of its Restricted Subsidiaries shall make an offer to all Holders of the Notes and, if required or permitted by the terms of any other Secured Lien Debt, to the holders of such other Secured Lien Debt (and if required or permitted by the terms of any Indebtedness of EFH Corp. that is guaranteed by EFIH and constitutes Secured Lien Debt, EFH Corp. may make an offer to all holders of such Indebtedness) (a “Collateral Asset Sale Offer”), to purchase the maximum aggregate principal amount of such Secured Lien Debt that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Collateral Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) to the date fixed for the closing of such offer, in accordance with the terms and procedures set forth in the Indenture and the other applicable Secured Debt Documents; provided that in any such Collateral Asset Sale Offer, all Senior Lien Debt properly tendered will be purchased before any Junior Lien Debt is purchased; provided that in the event EFIH or such Restricted Subsidiary cannot make an offer to the holders of Senior Lien Debt and holders of Junior Lien Debt at the same time, EFIH or such Restricted Subsidiary may make a Collateral Asset Sale Offer to the holders of Senior Lien Debt first and make a Collateral Asset Sale Offer to the holders of Junior Lien Debt thereafter with any Collateral Excess Proceeds not used to purchase Senior Lien Debt as soon as practicable upon consummation of the Collateral Asset Sale Offer for the Senior Lien Debt. To the extent that the aggregate amount of Notes and such Secured Lien Debt tendered pursuant to a Collateral Asset Sale Offer, or sequential Collateral Asset Sale Offers to holders of Senior Lien Debt and Junior Lien Debt as provided for in the immediately preceding paragraph, is less than the Collateral Excess Proceeds, EFIH and/or any of its Restricted Subsidiaries may use any remaining Collateral Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes and other Secured Lien Debt surrendered by such holders thereof exceeds the amount of Collateral Excess Proceeds, all Senior Lien Debt properly tendered will be purchased before any Junior Lien Debt is purchased and thereafter the Notes and any other Junior Lien Debt will be purchased on a pro rata basis based upon the accreted value or principal amount of the Notes or such other Junior Lien Debt tendered.

(e) The Issuer (and, if applicable, EFH Corp.) may, at its option, make a Collateral Asset Sale Offer using proceeds from any Asset Sale of Collateral or other Oncor-related Assets at any time after consummation of such Asset Sale; provided that such Collateral Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of such Collateral Asset Sale Offer, or sequential Collateral Asset Sale Offers to holders of Senior Lien Debt and Junior Lien Debt, any Net Proceeds not required to be used to purchase Secured Lien Debt shall not be deemed Collateral Excess Proceeds and the Issuer and EFIH’s Restricted Subsidiaries may use any remaining Net Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the

Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Notes or portion of Notes selected for redemption, except for the unredeemed portion of any Notes being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

(12) DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Required Holders of at least 30% in aggregate principal amount of the then outstanding Required Debt may declare the principal of and premium, if any, interest (including Additional Interest, if any) and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all principal of, and premium, if any, interest (including Additional Interest, if any) and any other monetary obligations on, all the then outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Required Holders of a majority in aggregate principal amount of the then outstanding Required Debt may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest (including Additional Interest, if any)) if it determines that withholding notice is in their interest. The Required Holders of a majority in aggregate principal amount of the then outstanding Required Debt by notice to the Trustee may on behalf of the Required Holders of all of the Required Debt waive any existing Default or and its consequences under the Indenture except a continuing Default in payment of the principal of, or premium, if any, or interest (including Additional Interest, if any) on, any of the Notes held by a non-consenting Holder. EFIH is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and EFIH is required within five Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the EFIH proposes to take with respect thereto.

(13) AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

(14) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of April 25, 2011, among the Issuer and the other parties named on the signature pages thereof (the “Registration Rights Agreement”), including the right to receive Additional Interest, if any (as defined in the Registration Rights Agreement).

(15) GOVERNING LAW. THE INDENTURE, THE NOTES AND THE GUARANTEES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(16) CUSIP/ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP/ISIN numbers to be printed on the Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture, the Registration Rights Agreement and/or the Security Documents. Requests may be made to the Issuer at the following address:

Energy Future Intermediate Holding Company LLC

Energy Plaza

1601 Bryan Street

Dallas, Texas 75201-3411

Facsimile No.: (214) 812-6032

Attention: General Counsel

And

Facsimile No.: (214) 812-4097

Attention: Treasurer

And

EFIH Finance Inc.

Energy Plaza

1601 Bryan Street

Dallas, Texas 75201-3411

Facsimile No.: (214) 812-6032

Attention: General Counsel

Or

Facsimile No.: (214) 812-4097

Attention: Treasurer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                              to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10(d), 4.10(g) or 4.14 of the Indenture, check the appropriate box below:

☐ Section 4.10(d)	☐ Section 4.10(g)	☐ Section 4.14

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.10(d), 4.10(g) or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The initial outstanding principal amount of this Global Note is $            . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following each decrease or increase	Signature of authorized officer of Trustee or Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Energy Future Intermediate Holding Company LLC

Energy Plaza

1601 Bryan Street

Dallas, Texas 75201-3411

Facsimile No.: (214) 812-6032

        (214) 812-4097

EFIH Finance Inc.

Energy Plaza

1601 Bryan Street

Dallas, Texas 75201-3411

Facsimile No.: (214) 812-6032

        (214) 812-4097

The Bank of New York Mellon Trust Company, N.A.

Corporate Trust Division

601 Travis Street – 16th Floor

Houston, TX 77002

Facsimile No.: (713) 483-6954

Attention: EFIH Senior Secured Second Lien Notes Trustee

Re:	11% Senior Secured Second Lien Notes due 2021

Reference is hereby made to the Indenture, dated as of April 25, 2011 (the “Indenture”), among Energy Future Intermediate Holding Company LLC and EFIH Finance Inc. and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                      (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $             in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) [    ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

OR

(b) [    ] such Transfer is being effected to the Issuer or a subsidiary thereof;

OR

(c) [    ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private

B-2

Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

B-3

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐	a beneficial interest in the:

	(i)	☐ 144A Global Note (CUSIP [ ] [ ]), or

	(ii)	☐ Regulation S Global Note (CUSIP [ ] [ ]), or

(b)	☐	a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐	a beneficial interest in the:

	(i)	☐ 144A Global Note (CUSIP [ ] [ ]), or

	(ii)	☐ Regulation S Global Note (CUSIP [ ] [ ]), or

	(iii)	☐ Unrestricted Global Note (CUSIP [ ] [ ]);

or

(b)	☐	a Restricted Definitive Note; or

(c)	☐	an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

B-4

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Energy Future Intermediate Holding Company LLC

Energy Plaza

1601 Bryan Street

Dallas, Texas 75201-3411

Facsimile No.: (214) 812-6032

        (214) 812-4097

EFIH Finance Inc.

Energy Plaza

1601 Bryan Street

Dallas, Texas 75201-3411

Facsimile No.: (214) 812-6032

        (214) 812-4097

The Bank of New York Mellon Trust Company, N.A.

Corporate Trust Division

601 Travis Street – 16th Floor

Houston, TX 77002

Facsimile No.: (713) 483-6954

Attention: EFIH Senior Secured Second Lien Notes Trustee

Re:	11% Senior Secured Second Lien Notes due 2021

Reference is hereby made to the Indenture, dated as of April 25, 2011 (the “Indenture”), among Energy Future Intermediate Holding Company LLC and EFIH Finance Inc. and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                          (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $             in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note ☐ Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and are dated                     .

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

Supplemental Indenture (this “Supplemental Indenture”), dated as of                     , among                      (the “Guaranteeing Subsidiary”), a subsidiary of Energy Future Intermediate Holding Company LLC, a Delaware limited liability company, and EFIH Finance Inc., a Delaware corporation (collectively, the “Issuer”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of April 25, 2011, providing for the initial issuance of $406,392,000 aggregate principal amount of 11% Senior Second Lien Secured Notes due 2021 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

(a) Along with any Guarantors named in the Indenture, to jointly and severally, fully and unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:

(i) the principal of and premium, if any, and interest (including Additional Interest, if any) on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors and the Guaranteeing Subsidiary shall be jointly and severally obligated to pay the same immediately. Each Guarantor (including the Guaranteeing Subsidiary) agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever.

(d) Except as set forth in Section 5 hereof, this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and this Supplemental Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

(e) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, any of the Guarantors (including the Guaranteeing Subsidiary), or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or any of the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g) As between the Guaranteeing Subsidiary, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

(h) The Guaranteeing Subsidiary shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Guarantee.

(i) Pursuant to Section 11.02 of the Indenture, after giving effect to all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 11 of the Indenture, this new Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guaranteeing Subsidiary under this Guarantee will not constitute a fraudulent transfer or conveyance.

(j) This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Note shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(k) In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(l) This Guarantee shall be a general senior [unsecured] [secured] obligation of such Guaranteeing Subsidiary, ranking equally in right of payment with all existing and future Senior Indebtedness of the Guaranteeing Subsidiary, [and will be effectively subordinated to all Secured Indebtedness of such Guaranteeing Subsidiary to the extent of the value of the assets securing such Indebtedness]. The Guarantees will be senior in right of payment to all existing and future Subordinated Indebtedness of each Guarantor. The Notes will be structurally subordinated to all Indebtedness and other liabilities of Subsidiaries of the Issuer that do not Guarantee the Notes, if any.

(m) Each payment to be made by the Guaranteeing Subsidiary in respect of this Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

3. EXECUTION AND DELIVERY. The Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

4. MERGER, CONSOLIDATION OR SALE OF ALL OR SUBSTANTIALLY ALL ASSETS.

(a) The Guaranteeing Subsidiary may not consolidate or merge with or into or wind up into (whether or not the Issuer or Guaranteeing Subsidiary is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person except in compliance with Section 5.01(c) of the Indenture.

(b) Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, the Guaranteeing Subsidiary under the Indenture and the Guaranteeing Subsidiary’s Guarantee. Notwithstanding the foregoing, the Guaranteeing Subsidiary may (i) merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (ii) merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Guaranteeing Subsidiary in the United States, any state thereof, the District of Columbia or any territory thereof or (iii) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor.

5. RELEASES. The Guarantee of the Guaranteeing Subsidiary shall be automatically and unconditionally released and discharged, and no further action by the Guaranteeing Subsidiary, the Issuer or the Trustee is required for the release of the Guaranteeing Subsidiary’s Guarantee, upon:

(1) (A) any sale, exchange or transfer (by merger, wind-up, consolidation or otherwise) of the Capital Stock of the Guaranteeing Subsidiary (including any sale, exchange or transfer), after which the Guaranteeing Subsidiary is no longer a Restricted Subsidiary or sale of all or substantially all the assets of the Guaranteeing Subsidiary which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;

(B) the release or discharge of the guarantee by the Guaranteeing Subsidiary of the guarantee which resulted in the creation of the Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(C) the designation of the Guaranteeing Subsidiary as an Unrestricted Subsidiary in compliance with Section 4.07 of the Indenture and the definition of “Unrestricted Subsidiary” in the Indenture; or

(D) the exercise by the Issuer of its Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 of the Indenture or the Issuer’s obligations under the Indenture being discharged in accordance with the terms of the Indenture; and

(2) the delivery by the Guaranteeing Subsidiary to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary shall have any liability for any obligations of the Issuer or the Guarantors (including the Guaranteeing Subsidiary) under the Notes, any Guarantees, this Supplemental Indenture, the Indenture or any Security Document or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

7. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

11. SUBROGATION. The Guaranteeing Subsidiary shall be subrogated to all rights of Holders of Notes against the Issuer in respect of any amounts paid by the Guaranteeing Subsidiary pursuant to the provisions of Section 2 hereof and Section 11.01 of the Indenture; provided that if an Event of Default has occurred and is continuing, the Guaranteeing Subsidiary shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under the Indenture or the Notes shall have been paid in full.

12. BENEFITS ACKNOWLEDGED. The Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. The Guaranteeing Subsidiary acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

13. SUCCESSORS. All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its Successors, except as otherwise provided in Section 2(k) hereof or elsewhere in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

By:
Name:
Title:

EFIH FINANCE INC.

By:
Name:
Title:

[NAMES OF GUARANTORS]

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

Exhibit 4(f)

JUNIOR LIEN PLEDGE AGREEMENT

Dated April 25, 2011

From

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

as Pledgor

to

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Collateral Trustee

i

Section 24.	Governing Law	16

Schedules

Schedule I	–	Location, Chief Executive Office, Type Of Organization, Jurisdiction Of Organization and Organizational Identification Number

Schedule II	–	Pledged Equity and Pledged Debt

Schedule III	–	Changes in Name, Location, Etc.

Exhibits

Exhibit A	–	Form of Pledge Agreement Supplement

Exhibit B	–	Form of Uncertificated Securities Control Agreement

ii

JUNIOR LIEN PLEDGE AGREEMENT

JUNIOR LIEN PLEDGE AGREEMENT dated April 25, 2011 (this “Agreement”) made by Energy Future Intermediate Holding Company LLC, a Delaware limited liability company (the “Initial Pledgor”), and the Additional Pledgors (as defined in Section 17) (the Initial Pledgor, together with the Additional Pledgors, collectively, the “Pledgors”), to The Bank of New York Mellon Trust Company, N.A., as collateral trustee (in such capacity, together with any successor collateral agent appointed pursuant to Section 6.2 of the Collateral Trust Agreement (as hereinafter defined), the “Collateral Trustee”) for the holders of Junior Lien Obligations (as defined in the Collateral Trust Agreement).

PRELIMINARY STATEMENTS.

(1) Energy Future Holdings Corp. (“EFH”), the parent company of the Initial Pledgor, has issued (i) 9.75% Senior Secured Notes due 2019 (together with any additional notes issued under the EFH 2009 Indenture (as hereinafter defined), the “EFH 9.75% Notes”) in an aggregate principal amount of $115,446,000 pursuant to an Indenture dated as of November 16, 2009 (such agreement, as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the “EFH 2009 Indenture”) among EFH, the Initial Pledgor, Energy Future Competitive Holdings Company LLC and The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the Initial Pledgor has guaranteed the obligations of EFH on a senior secured basis, and (ii) 10.000% Senior Secured Notes due 2020 (together with any additional notes issued under the EFH 2010 Indenture (as hereinafter defined), the “EFH 10.000% Notes” and, together with the EFH 9.75% Notes, the “EFH Notes”) in an aggregate principal amount of $1,060,757,000 pursuant to an Indenture dated as of January 12, 2010 (such agreement, as supplemented as of the date hereof and as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the “EFH 2010 Indenture” and, together with the EFH 2009 Indenture, the “EFH Indentures”) among EFH, the Initial Pledgor, Energy Future Competitive Holdings Company LLC and The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the Initial Pledgor has guaranteed the obligations of EFH on a senior secured basis.

(2) The Initial Pledgor and EFIH Finance Inc., as co-issuers (the Initial Pledgor, EFIH Finance Inc. and EFH, collectively, the “Issuers”), have issued (i) 9.75% Senior Secured Notes due 2019 (together with any additional notes issued under the EFIH 2009 Indenture (as hereinafter defined), the “EFIH 9.75% Notes”) in an aggregate principal amount of $141,083,000 pursuant to an Indenture dated as of November 16, 2009 (such agreement, as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the “EFIH 2009 Indenture”) among the Initial Pledgor, EFIH Finance Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, (ii) 10.000% Senior Secured Notes due 2020 (together with any additional notes issued under the EFIH 2010 Indenture (as hereinafter defined), the “EFIH 10.000% Notes”) in an aggregate principal amount of $2,180,000,000 pursuant to an Indenture dated as of August 17, 2010 (such agreement, as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the “EFIH 2010 Indenture”) among the Initial Pledgor, EFIH Finance Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, and (iii) 11% Senior Secured Second Lien Notes due 2021

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(together with any additional notes issued under the EFIH Junior Lien Indenture (as hereinafter defined), the “EFIH 11% Notes” and, together with the EFIH 9.75% Notes and the EFIH 10.000% Notes, the “EFIH Notes” and, together with the EFH Notes, the “Notes”) in an aggregate principal amount of $406,392,000 pursuant to an Indenture dated as of the date hereof (such agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, the “EFIH Junior Lien Indenture” and, together with the EFIH 2009 Indenture and the EFIH 2010 Indenture, the “EFIH Indentures” and, together with the EFH Indentures, the “Indentures”) among the Initial Pledgor, EFIH Finance Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

(3) Pursuant to the Indentures, the Initial Pledgor has entered into a collateral trust agreement with The Bank of New York Mellon Trust Company, N.A. as trustee under each of the Indentures and as the Collateral Trustee, and the Secured Debt Representatives party thereto from time to time, dated as of November 16, 2009 (such agreement, as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”) for the ratable benefit of the holders of Secured Debt Obligations.

(4) It is a requirement of the EFIH Junior Lien Indenture and the EFIH 11% Notes that the Initial Pledgor enter into this Agreement in order to grant to the Collateral Trustee for the ratable benefit of the holders of Junior Lien Obligations a security interest in the Collateral (as hereinafter defined).

(5) The Initial Pledgor is the owner of the Equity Interests (the “Initial Pledged Equity”) set forth opposite the Initial Pledgor’s name on and as otherwise described in Schedule II hereto and issued by the Persons named therein.

(6) The Initial Pledgor will pledge, when such is established in accordance with each of the Indentures, the Asset Sale Cash Collateral Account (as defined in the EFH Indentures or the EFIH Indentures, as applicable) (such, referenced herein as the “Pledged Account”).

(7) The Initial Pledgor will derive substantial direct and indirect benefit from the transactions contemplated by the Indentures.

(8) Terms defined in the Collateral Trust Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Collateral Trust Agreement. Further, unless otherwise defined in this Agreement or in the Collateral Trust Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9. “UCC” means the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

NOW, THEREFORE, in consideration of the premises and of the agreements, provisions and covenants herein contained, each Pledgor agrees with the Collateral Trustee for

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the ratable benefit of the holders of Junior Lien Obligations and Junior Lien Representatives as follows:

Section 1. Grant of Security. Each Pledgor hereby grants to the Collateral Trustee, for the ratable benefit of the holders of Junior Lien Obligations, a security interest in such Pledgor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Pledgor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

(a) the following (the “Security Collateral”):

(i) the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all subscription warrants, rights or options issued thereon or with respect thereto;

(ii) all additional shares of stock and other Equity Interests of or in any issuer of the Initial Pledged Equity or any successor entity or from Oncor Electric Delivery Holdings Company LLC and its Subsidiaries (collectively, the “Oncor Subsidiaries” and each, an “Oncor Subsidiary”) from time to time acquired by such Pledgor in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity, the “Pledged Equity”), and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all subscription warrants, rights or options issued thereon or with respect thereto;

(iii) all indebtedness from time to time owed to such Pledgor by any obligor that is an Oncor Subsidiary (such indebtedness, the “Pledged Debt”) and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

(iv) any other investments in any Oncor Subsidiary in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of any Pledgor in the same manner as the other investments described in this clause (iv) to the extent such transactions involve the transfer of cash or other property (the foregoing, the “Investments”);

3

(b) the following (collectively, the “Account Collateral”):

(i) the Pledged Account and all funds and financial assets from time to time credited thereto (including, without limitation, all Cash Equivalents (as defined in the EFIH Indentures)), and all certificates and instruments, if any, from time to time representing or evidencing the Pledged Account;

(ii) all promissory notes, certificates of deposit, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Trustee for or on behalf of such Pledgor in substitution for or in addition to any or all of the then existing Account Collateral; and

(iii) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral; and

(c) all proceeds of, collateral for and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clause (a) and clause (b) of this Section 1) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Trustee is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (B) cash; provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any Subsidiary organized under the laws of any jurisdiction outside of the United States be required to be pledged hereunder.

Section 2. Security for Obligations. This Agreement secures, in the case of each Pledgor, the payment of all Obligations of each Issuer and each Pledgor under the Junior Lien Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations, the “Secured Obligations”).

Section 3. Lien Subordination. Notwithstanding anything herein to the contrary, it is the understanding of the parties that the Liens granted pursuant to Section 1 hereof shall, prior to the Discharge of Parity Lien Obligations, be subject and subordinate to the Liens granted to the Collateral Trustee for the benefit of the holders of the Parity Lien Obligations to secure the Parity Lien Obligations. All other rights and remedies of the Collateral Trustee and the other Secured Parties are further subject to the provisions of the Collateral Trust Agreement. In the event of any conflict between the terms of the Collateral Trust Agreement and this Agreement, the terms of the Collateral Trust Agreement will govern.

Section 4. Pledgors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Pledgor shall remain liable under the contracts and agreements included in such Pledgor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Trustee of any of the rights hereunder shall not release any Pledgor

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from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no holder of Junior Lien Obligations shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Junior Lien Document, nor shall any holder of Junior Lien Obligations be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 5. Delivery and Control of Security Collateral. (a) Any certificates or instruments representing or evidencing Security Collateral shall be delivered to and held by or on behalf of the Collateral Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Trustee. Subject to the provisions of the Collateral Trust Agreement, the Collateral Trustee shall have the right, at any time in its discretion and without notice to any Pledgor, to transfer to or to register in the name of the Collateral Trustee or any of its nominees any or all of the certificates and instruments representing or evidencing the Security Collateral, if any, subject to the revocable rights specified in Section 10(a). In addition, subject to the provisions of the Collateral Trust Agreement, the Collateral Trustee shall have the right at any time to exchange certificates or instruments representing or evidencing Security Collateral, if any, for certificates or instruments of smaller or larger denominations.

(b) At such time as any Pledgor has or acquires any Security Collateral in which such Pledgor has any right, title or interest and that constitutes an “uncertificated security” (within the meaning of Article 8 of the UCC), such Pledgor will use its commercially reasonable efforts to cause the issuer thereof to agree in an authenticated record substantially in the form of Exhibit B with such Pledgor and the Collateral Trustee that such issuer will comply with instructions with respect to such security originated by the Collateral Trustee without further consent of such Pledgor, such authenticated record to be in form and substance satisfactory to such issuer and the Collateral Trustee.

(c) With respect to any Pledged Equity in which any Pledgor has any right, title or interest and that is not a security (within the meanings of Article 8 and Article 9 of the UCC), such Pledgor will notify each such issuer of Pledged Equity that such Pledged Equity is subject to the security interest granted hereunder.

(d) With respect to any Pledged Debt in which any Pledgor has any right, title or interest, the Pledgor will notify each such issuer of Pledged Debt that such Pledged Debt is subject to the security interest granted hereunder.

(e) If, at any time, an issuer converts any Pledged Equity into a “security” within the meaning of Articles 8 and 9 of the UCC, the relevant Pledgor will either (i) use its commercially reasonable efforts to cause the issuer of such Pledged Equity to issue certificates or instruments evidencing or representing the Pledged Equity and deliver the originals of such certificates or instruments promptly to the Collateral Trustee (or as directed by the Collateral Trustee), and, if it or any Person other than the relevant Pledgor, receives any such certificates or instruments, shall promptly deliver or cause to be delivered to the Collateral Trustee, the originals of such certificates or instruments or (ii) if the security is an uncertificated security

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(within the meaning of Article 8 of the UCC), use its commercially reasonable efforts to cause the issuer of such Pledged Equity to enter into an Uncertificated Securities Control Agreement pursuant to clause (b) above.

(f) At such time as any Pledgor has or acquires any Security Collateral in which such Pledgor has any right, title or interest and that is not a security (within the meaning of Article 8 of the UCC), such Pledgor agrees that the Collateral Trustee may file a financing statement in the relevant jurisdiction.

(g) No Pledgor shall take or omit to take any action which would or could reasonably be expected to have the result of materially adversely affecting or impairing the Liens in favor of the Collateral Trustee and the holders of Junior Lien Obligations with respect to the Collateral.

Section 6. Maintaining the Pledged Account. From and after the date on which the Pledged Account is established in accordance with the terms of each Indenture, and for so long as any Obligation of any Pledgor under any Junior Lien Document shall remain unpaid:

(a) Each Pledgor will maintain deposit accounts only with the financial institution acting as Collateral Trustee hereunder.

(b) Each Pledgor will maintain the Account Collateral in accordance with the requirements of each of the Indentures.

(c) The Collateral Trustee may, at any time and without notice to, or consent from, the Pledgor, transfer, or direct the transfer of, funds from the Pledged Account (subject to the provisions of the Collateral Trust Agreement) to satisfy the Pledgor’s obligations under the Junior Lien Documents if a Secured Debt Default shall have occurred and be continuing.

(d) Amounts in the Pledged Account shall be invested in accordance with the terms of each of the Indentures.

Section 7. Representations and Warranties. Each Pledgor represents and warrants as follows:

(a) Such Pledgor’s exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth in Schedule I hereto. Such Pledgor is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office in the states or jurisdictions set forth in Schedule I hereto. The information set forth in Schedule I hereto with respect to such Pledgor is true and accurate in all respects. Such Pledgor has not changed its name, location, chief executive office, type of organization, jurisdiction of organization or organizational identification number within the last five years from those set forth in Schedule I hereto except as disclosed in Schedule III hereto.

(b) All Security Collateral consisting of certificated securities and instruments has been delivered to the Collateral Trustee.

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(c) Such Pledgor is the legal and beneficial owner of the Collateral of such Pledgor free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement and Liens permitted in Section 11(a)(ii)(C). No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Pledgor or any trade name of such Pledgor as debtor with respect to such Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Trustee relating to the Secured Debt Documents or as permitted in Section 11(a)(ii)(C).

(d) The Initial Pledged Equity is not represented by any certificate or interest and does not constitute an “uncertificated security” as defined in Article 8 of the UCC and as used in Article 9 of the UCC.

(e) The Pledged Equity pledged by such Pledgor hereunder has been duly authorized and validly issued and is fully paid and non-assessable. With respect to any Pledged Equity that is an “uncertificated security” (within the meaning of Article 8 of the UCC), such Pledgor has used its commercially reasonable efforts to cause the issuer thereof to agree in an authenticated record with such Pledgor and the Collateral Trustee that such issuer will comply with instructions with respect to such security originated by the Collateral Trustee without further consent of such Pledgor. If such Pledgor is an issuer of Pledged Equity, such Pledgor confirms that it has received notice of such security interest. The Pledged Debt pledged by such Pledgor hereunder has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof, is evidenced by one or more promissory notes (which notes have been delivered to the Collateral Trustee) and is not in default.

(f) The Initial Pledged Equity pledged by the Initial Pledgor (i) constitutes the percentage of the issued and outstanding Equity Interests of the issuer thereof indicated on Schedule II hereto and (ii) represents all Equity Interests directly held by the Initial Pledgor in any Oncor Subsidiary. As of the date hereof, there is no outstanding indebtedness owed to the Initial Pledgor by any Oncor Subsidiary. The Initial Pledgor has no Investments in any Oncor Subsidiary.

(g) All filings and other actions (including without limitation, actions necessary to obtain control of Collateral as provided in Section 9-106 of the UCC) necessary to perfect the security interest in the Collateral of such Pledgor created under this Agreement have been duly made or taken and are in full force and effect, and this Agreement creates in favor of the Collateral Trustee for the benefit of the holders of Junior Lien Obligations a valid and, together with such filings and other actions, perfected second priority security interest in the Collateral of such Pledgor, securing the payment of the Junior Lien Obligations, subject to Liens permitted in Section 11(a)(ii)(C).

(h) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by such Pledgor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Pledgor, (ii) the perfection

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or maintenance of the security interest created hereunder (including the second priority nature of such security interest), except for the filing of financing and continuation statements under the UCC, which financing statements have been duly filed and are in full force and effect, and the actions described in Section 5 with respect to Security Collateral, which actions have been taken and are in full force and effect or (iii) the exercise by the Collateral Trustee of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except (A) as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally and (B) with respect to clause (iii) above, the limitations set forth in Section 3.3 of the Collateral Trust Agreement.

Section 8. Further Assurances. (a) Each Pledgor agrees that from time to time, at the expense of such Pledgor, such Pledgor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or desirable, or that the Collateral Trustee may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Pledgor hereunder or to enable the Collateral Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Pledgor. Without limiting the generality of the foregoing, each Pledgor will promptly with respect to Collateral of such Pledgor: (i) if any such Collateral shall be evidenced by a promissory note or other instrument in an aggregate principal amount of one million dollars ($1,000,000) or greater, deliver and pledge to the Collateral Trustee hereunder such note or instrument duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Trustee; (ii) file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Collateral Trustee may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Pledgor hereunder; (iii) deliver and pledge to the Collateral Trustee for benefit of the holders of Junior Lien Obligations certificates representing Security Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank; (iv) take all action necessary to ensure that the Collateral Trustee has control of Collateral consisting of investment property as provided in Section 9-106 of the UCC; and (v) deliver to the Collateral Trustee evidence that all other action that the Collateral Trustee may deem reasonably necessary or desirable in order to perfect and protect the security interest created by such Pledgor under this Agreement has been taken.

(b) Each Pledgor hereby authorizes the Collateral Trustee to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover the Collateral described herein, in each case without the signature of such Pledgor. Notwithstanding the authorization provided to the Collateral Trustee in this Section 8(b), each Pledgor shall be responsible for filing (and in furtherance of such obligation, each Pledgor is hereby authorized to file) any and all financing statements or continuations thereof or amendments thereto and shall promptly furnish copies of the filed statements to the Collateral Trustee.

Section 9. Post-Closing Changes. Neither the Initial Pledgor nor any Additional Pledgor will, following the date on which it becomes bound by this Agreement, change its name,

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type of organization, jurisdiction of organization, organizational identification number or location from those set forth in Section 7(a) without first giving at least 15 days’ prior written notice to the Collateral Trustee and taking all action required by the Collateral Trustee for the purpose of perfecting or protecting the security interest granted by this Agreement. Each Pledgor will hold and preserve its records relating to the Collateral and will permit representatives of the Collateral Trustee at any time during normal business hours to inspect and make abstracts from such records and other documents. If any Pledgor does not have an organizational identification number on the day it becomes bound by this Agreement and later obtains one, it will forthwith notify the Collateral Trustee of such organizational identification number.

Section 10. Voting Rights; Dividends; Etc. (a) Subject to the provisions of the Collateral Trust Agreement, so long as no event of default under any Junior Lien Documents shall have occurred and be continuing:

(i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Pledgor or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Secured Debt Documents.

(ii) Each Pledgor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Pledgor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Secured Debt Documents; provided, however, that any and all dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral, shall be, and shall be forthwith delivered to the Collateral Trustee to hold as, Security Collateral and shall, if received by such Pledgor, be received in trust for the benefit of the Collateral Trustee, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Collateral Trustee as Security Collateral in the same form as so received (with any necessary indorsement).

(iii) The Collateral Trustee will execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

(b) Subject to the provisions of the Collateral Trust Agreement, upon the occurrence and during the continuance of an event of default under any Junior Lien Documents:

(i) All rights of each Pledgor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 10(a)(i) shall, upon notice to such Pledgor by the Collateral Trustee, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 10(a)(ii) shall automatically cease,

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and all such rights shall thereupon become vested in the Collateral Trustee, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

(ii) All dividends, interest and other distributions that are received by any Pledgor contrary to the provisions of paragraph (i) of this Section 10(b) shall be received in trust for the benefit of the Collateral Trustee, shall be segregated from other funds of such Pledgor and shall be forthwith paid over to the Collateral Trustee as Security Collateral in the same form as so received (with any necessary indorsement).

Section 11. Transfers and Other Liens; Additional Shares. (a) Each Pledgor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Indentures and documents governing other Junior Lien Debt, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Pledgor except for (A) the pledge, assignment and security interest created under this Agreement, (B) the pledge, assignment and security interest created in favor of the holders of Parity Lien Obligations and (C) Liens permitted under Section 4.12(b) of each of the Indentures.

(b) Initial Pledgor agrees that it will pledge hereunder, promptly upon its receipt thereof (but in no event later than five Business Days after such receipt), any and all additional Equity Interests or other securities of any Oncor Subsidiary.

(c) Each Pledgor agrees that it will not enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person other than as permitted by the Indentures, the Notes and the Collateral Trust Agreement.

Section 12. Collateral Trustee Appointed Attorney-in-Fact. Each Pledgor hereby irrevocably appoints the Collateral Trustee such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time upon the occurrence and during the continuance of an event of default under any Junior Lien Documents in the Collateral Trustee’s discretion, to take any action and to execute any instrument that the Collateral Trustee may deem necessary or advisable to accomplish the purposes of this Agreement, subject to the provisions of the Collateral Trust Agreement, including, without limitation:

(a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(b) to receive, indorse and collect any drafts or other instruments or documents, in connection with clause (a) above, and

(c) to file any claims or take any action or institute any proceedings that the Collateral Trustee may deem necessary or desirable for the collection of any of the

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Collateral or otherwise to enforce the rights of the Collateral Trustee with respect to any of the Collateral.

Section 13. Collateral Trustee May Perform. Subject to the provisions of the Collateral Trust Agreement, if any Pledgor fails to perform any agreement contained herein, the Collateral Trustee may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Trustee incurred in connection therewith shall be payable by such Pledgor under Section 16.

Section 14. The Collateral Trustee’s Duties. (a) The powers conferred on the Collateral Trustee hereunder are solely to protect the holders of Junior Lien Obligations’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Trustee shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any holder of Junior Lien Obligations has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Trustee shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(b) Anything contained herein to the contrary notwithstanding, the Collateral Trustee may from time to time, when the Collateral Trustee deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Collateral Trustee hereunder with respect to all or any part of the Collateral. In the event that the Collateral Trustee so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Pledgor hereunder shall be deemed for purposes of this Agreement to have been made to such Subagent, in addition to the Collateral Trustee, for the ratable benefit of the holders of Junior Lien Obligations, as security for the Secured Obligations of such Pledgor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Trustee, with all rights, powers, privileges, interests and remedies of the Collateral Trustee hereunder with respect to such Collateral, and (iii) the term “Collateral Trustee,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Trustee with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Trustee.

Section 15. Remedies. If any event of default under any Junior Lien Documents shall have occurred and be continuing:

(a) Subject to the provisions of the Collateral Trust Agreement (including, without limitation, Sections 3.3(b) and 3.3(c) thereof), the Collateral Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a holder of Junior Lien Obligations upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) without notice except as specified below, sell the Collateral

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or any part thereof in one or more parcels at public or private sale, at any of the Collateral Trustee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Trustee may deem commercially reasonable; and (ii) exercise any and all rights and remedies of any of the Pledgors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least 10 days’ notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Any cash held by or on behalf of the Collateral Trustee and all cash proceeds received by or on behalf of the Collateral Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Trustee, be held by the Collateral Trustee as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Trustee pursuant to Section 16) in whole or in part by the Collateral Trustee for the ratable benefit of the holders of Junior Lien Obligations against, all or any part of the Secured Obligations, in the manner set forth in Section 3.4 of the Collateral Trust Agreement.

(c) All payments received by any Pledgor in respect of the Collateral shall be received in trust for the benefit of the Collateral Trustee, shall be segregated from other funds of such Pledgor and shall be forthwith paid over to the Collateral Trustee in the same form as so received (with any necessary indorsement).

(d) The Collateral Trustee is authorized, in connection with any sale of the Security Collateral pursuant to this Section 15, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral any information in its possession relating to such Security Collateral.

Section 16. Indemnity and Expenses. (a) Each Pledgor agrees to indemnify, defend and save and hold harmless the Collateral Trustee and each of its officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from an Indemnified Party’s gross negligence or willful misconduct.

(b) Each Pledgor will upon demand pay to the Collateral Trustee the amount of any and all expenses documented in customary detail, including, without limitation, the fees and

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expenses of its counsel and of any experts and agents documented in customary detail, that the Collateral Trustee may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon, any of the Collateral of such Pledgor, (iii) the exercise or enforcement of any of the rights of the Collateral Trustee or the other holders of Junior Lien Obligations hereunder or (iv) the failure by such Pledgor to perform or observe any of the provisions hereof.

Section 17. Amendments; Waivers; Additional Pledgors; Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Trustee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Trustee or any other holder of Junior Lien Obligations to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(b) Upon the execution and delivery, or authentication, by any Person of a pledge agreement supplement in substantially the form of Exhibit A hereto (each, a “Pledge Agreement Supplement”), (i) such Person shall be referred to as an “Additional Pledgor” and shall be and become a Pledgor hereunder, and each reference in this Agreement and the other Secured Debt Documents to “Pledgor” shall also mean and be a reference to such Additional Pledgor, and each reference in this Agreement and the other Secured Debt Documents to “Collateral” shall also mean and be a reference to the Collateral of such Additional Pledgor, and (ii) the supplemental schedules I-III attached to each Pledge Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I-III, respectively, hereto, and the Collateral Trustee may attach such supplemental schedules to such Schedules; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Pledge Agreement Supplement.

Section 18. Notices, Etc. All notices and other communications provided for hereunder shall be either (i) in writing (including telegraphic, telecopier or telex communication) and mailed, telegraphed, telecopied, telexed or otherwise delivered or (ii) by electronic mail (if electronic mail addresses are designated as provided below) confirmed immediately in writing, in the case of the Initial Pledgor or the Collateral Trustee, addressed to it at its address specified in the Collateral Trust Agreement and, in the case of each Pledgor other than the Initial Pledgor, addressed to it at its address set forth on the signature page to the Pledge Agreement Supplement pursuant to which it became a party hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, telegraphed, telecopied, telexed, sent by electronic mail or otherwise, be effective when deposited in the mails, delivered to the telegraph company, telecopied, confirmed by telex answerback, sent by electronic mail and confirmed in writing, or otherwise delivered (or confirmed by a signed receipt), respectively, addressed as aforesaid; except that notices and other communications to the Collateral Trustee shall not be effective until received by the Collateral Trustee. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Pledge Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

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Section 19. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Obligations and (ii) October 1, 2021, (b) be binding upon each Pledgor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Trustee hereunder, to the benefit of the holders of Junior Lien Obligations and their respective successors, transferees and assigns.

Section 20. Release; Termination. (a) Upon any sale, transfer or other disposition of any item of Collateral of any Pledgor in accordance with the terms of the Secured Debt Documents, the Collateral Trustee will, at such Pledgor’s expense, execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence the release of such item of Collateral from the security interest granted hereby in accordance with provisions of Sections 3.2 and 4.1 of the Collateral Trust Agreement.

(b) Upon the payment in full in cash of the Secured Obligations, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Pledgor. Upon any such termination, the Collateral Trustee will, at the applicable Pledgor’s expense, execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination without representation or warranty of any kind.

Section 21. Security Interest Absolute. The obligations of each Pledgor under this Agreement are independent of the Secured Obligations or any other Obligations of any other Pledgor under or in respect of the Junior Lien Documents, and a separate action or actions may be brought and prosecuted against each Pledgor to enforce this Agreement, irrespective of whether any action is brought against any Issuer or Pledgor or whether such Issuer or Pledgor is joined in any such action or actions. All rights of the Collateral Trustee and the holders of Junior Lien Obligations and Junior Lien Representatives and the pledge, assignment and security interest hereunder, and all obligations of each Pledgor hereunder, shall be irrevocable, absolute and unconditional irrespective of, and each Pledgor hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Junior Lien Document or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other Obligations of any Issuer under or in respect of the Junior Lien Documents or any other amendment or waiver of or any consent to any departure from any Junior Lien Document, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to any Issuer or any of its Subsidiaries or otherwise;

(c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

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(d) any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other Obligations of any Issuer under or in respect of the Junior Lien Documents or any other assets of any Issuer or any of its Subsidiaries;

(e) any change, restructuring or termination of the corporate structure or existence of any Issuer or any of its Subsidiaries;

(f) any failure of any Secured Party to disclose to any Pledgor any information relating to the business, condition (financial or otherwise), operations, performance, assets, nature of assets, liabilities or prospects of any Issuer or Pledgor now or hereafter known to such Secured Party (each Pledgor waiving any duty on the part of the Secured Parties to disclose such information);

(g) the failure of any other Person to execute this Agreement or any other Collateral Document, guaranty or agreement or the release or reduction of liability of any Pledgor or other grantor or surety with respect to the Secured Obligations; or

(h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, such Pledgor or any other Pledgor or a third party grantor of a security interest.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or by any other Person upon the insolvency, bankruptcy or reorganization of any Issuer or otherwise, all as though such payment had not been made.

Section 22. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or electronic (e.g., .pdf) transmission shall be effective as delivery of an original executed counterpart of this Agreement.

Section 23. Limitation of Liability. (a) In no event shall the Collateral Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

(b) In no event shall the Collateral Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Collateral Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

15

Section 24. Governing Law. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) Each Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Junior Lien Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and each Pledgor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Junior Lien Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any other Junior Lien Document in the courts of any jurisdiction.

(c) Each Pledgor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Junior Lien Documents to which it is or is to be a party in any New York State or federal court. Each Pledgor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(d) EACH PLEDGOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE JUNIOR LIEN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY.

16

IN WITNESS WHEREOF, the Initial Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

By	/s/ Anthony R. Horton
Name: Anthony R. Horton
Title: Senior Vice President and Treasurer

Schedule I to the

Junior Lien Pledge Agreement

LOCATION, CHIEF EXECUTIVE OFFICE, TYPE OF ORGANIZATION,

JURISDICTION OF ORGANIZATION AND ORGANIZATIONAL IDENTIFICATION

NUMBER

Pledgor	Location	Chief Executive Office	Type of Organization	Jurisdiction of Organization	Organizational I.D. No.
Energy Future Intermediate Holding Company LLC	Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411	Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411	Limited liability company	Delaware	4174740

Schedule II to the

Junior Lien Pledge Agreement

PLEDGED EQUITY AND DEBT

Pledged Equity

Pledgor	Issuer	Class of Equity Interest	Par Value	Certificate No(s)	Number of Shares	Percentage of Outstanding Shares
Energy Future Intermediate Holding Company LLC	Oncor Electric Delivery Holdings Company LLC	Limited liability company membership interests	N/A	N/A	N/A	100%

Pledged Debt

Pledgor	Debt Issuer	Description of Debt	Debt Certificate No(s).	Final Maturity	Outstanding Principal Amount
NONE

Schedule III to the

Junior Lien Pledge Agreement

CHANGES IN NAME, LOCATION, ETC.

1.	Changes in the Pledgor’s Name (including new Pledgor with a new name and names associated with all predecessors in interest of the Pledgor):

Pledgor	Changes
Energy Future Intermediate Holding Company LLC	Changed its name from “TXU Asset Services Company LLC” to “InfrastruX Energy Services BPL LLC” on October 4, 2007
Energy Future Intermediate Holding Company LLC	Changed its name from “InfrastruX Energy Services BPL LLC” to “Energy Future Intermediate Holding Company LLC” on July 8, 2008

2.	Changes in the Pledgor’s Location:

Pledgor	Changes
Energy Future Intermediate Holding Company LLC	None

3.	Changes in the Pledgor’s Chief Executive Office:

Pledgor	Changes
Energy Future Intermediate Holding Company LLC	None

4.	Changes in the Type of Organization:

Pledgor	Changes
Energy Future Intermediate Holding Company LLC	None

5.	Changes in the Jurisdiction of Organization:

Pledgor	Changes
Energy Future Intermediate Holding Company LLC	None

6.	Changes in the Organizational Identification Number:

Pledgor	Changes
Energy Future Intermediate Holding Company LLC	None

Exhibit A to the

Junior Lien Pledge Agreement

FORM OF PLEDGE AGREEMENT SUPPLEMENT

[Date of Pledge Agreement Supplement]

The Bank of New York Mellon Trust Company, N.A.,

      as the Collateral Trustee for the

      holders of Junior Lien Obligations referred to in the

      Collateral Trust Agreement

      referred to below

Corporate Trust Division

601 Travis Street - 16th Floor

Houston, TX 77002

Facsimile No.: (713) 483-6954

Attention: EFIH Senior Secured Second Lien Notes Trustee

[Name of Pledgor]

Ladies and Gentlemen:

Reference is made to (i) the Collateral Trust Agreement dated as of November 16, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”), among, inter alia, Energy Future Intermediate Holding Company LLC, a Delaware limited liability company, as the Pledgor, the Secured Debt Representatives party thereto from time to time, The Bank of New York Mellon Trust Company, N.A., as collateral trustee (together with any successor collateral agent appointed pursuant to Section 6.2 of the Collateral Trust Agreement, the “Collateral Trustee”), and (ii) the Junior Lien Pledge Agreement dated April 25, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Junior Lien Pledge Agreement”) made by the Pledgors from time to time party thereto in favor of the Collateral Trustee for the holders of Junior Lien Obligations. Terms defined in the Collateral Trust Agreement or the Junior Lien Pledge Agreement and not otherwise defined herein are used herein as defined in the Collateral Trust Agreement or the Junior Lien Pledge Agreement.

SECTION 1. Grant of Security. The undersigned hereby grants to the Collateral Trustee, for the ratable benefit of the holders of Junior Lien Obligations, a security interest in all of its right, title and interest in and to all of the Collateral of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Junior Lien Pledge Agreement.

SECTION 2. Security for Obligations. The grant of a security interest in the Collateral by the undersigned under this Pledge Agreement Supplement and the Junior Lien Pledge Agreement secures the payment of all Obligations of the undersigned now or hereafter existing under or in respect of the Junior Lien Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 3. Supplements to Junior Lien Pledge Agreement Schedules. The undersigned has attached hereto supplemental Schedules I through III to Schedules I through III, respectively, to the Junior Lien Pledge Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Junior Lien Pledge Agreement and are complete and correct.

SECTION 4. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 7 of the Junior Lien Pledge Agreement (as supplemented by the attached supplemental schedules) to the same extent as each other Pledgor.

SECTION 5. Obligations Under the Junior Lien Pledge Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Pledgor by all of the terms and provisions of the Junior Lien Pledge Agreement to the same extent as each of the other Pledgors. The undersigned further agrees, as of the date first above written, that each reference in the Junior Lien Pledge Agreement to an “Additional Pledgor” or a “Pledgor” shall also mean and be a reference to the undersigned.

SECTION 6. Governing Law. This Pledge Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[NAME OF ADDITIONAL PLEDGOR]

By
Title:

Address for notices:

A-2

Exhibit B to the

Junior Lien Pledge Agreement

FORM OF UNCERTIFICATED SECURITIES CONTROL AGREEMENT

CONTROL AGREEMENT dated as of                     , 20     among                     , a                      (the “Grantor”), The Bank of New York Mellon Trust Company, N.A., as Collateral Trustee (the “Secured Party”), and                      (“                    ”), as issuer (the “Issuer”).

PRELIMINARY STATEMENTS:

(1) The Grantor has granted the Secured Party a security interest (the “Security Interest”) in [identify uncertificated security] issued by the Issuer to the Grantor (the “Uncertificated Security”).

(2) Terms defined in Article 8 or 9 of the Uniform Commercial Code in effect in the State of New York (the “N.Y. Uniform Commercial Code”) are used in this Agreement as such terms are defined in such Article 8 or 9.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto hereby agree as follows:

Section 1. The Uncertificated Security. The Grantor and the Issuer represent and warrant to, and agree with, the Secured Party that:

(a) The Uncertificated Security is an uncertificated security. The Issuer is the issuer of the Uncertificated Security. The Grantor is the registered owner of the Uncertificated Security.

(b) The State of [            ] is, and will continue to be, the Issuer’s jurisdiction for purposes of Section 8-110(d) of the [            ] Uniform Commercial Code so long as the Security Interest shall remain in effect.1

(c) The Grantor and the Issuer do not know of any claim to or interest in the Uncertificated Security, except for claims and interests of the parties referred to in this Agreement.

Section 2. Control by Secured Party. The Issuer will comply with all notifications it receives directing it to transfer the Uncertificated Security (each an “Entitlement Order”) or other directions concerning the Uncertificated Security (including, without limitation,

[1]

If the UCC or equivalent laws in the Issuer’s jurisdiction allow such Issuer to specify its jurisdiction to be New York, then such specification should be made here; provided that the Issuer shall not be required to take any action not contemplated by this Agreement or the Collateral Trust Agreement in connection with such specification.

directions to distribute to the Secured Party proceeds of any such transfer or interest or dividends on the Uncertificated Security) originated by the Secured Party without further consent by the Grantor.

Section 3. Grantor’s Rights in Uncertificated Security. (a) Until the Issuer receives a notice from the Secured Party that the Secured Party will exercise exclusive control over the Uncertificated Security (a “Notice of Exclusive Control”), the Issuer may comply with Entitlement Orders or other directions concerning the Uncertificated Security originated by the Grantor and may distribute to the Grantor all interest and regular cash dividends on the Uncertificated Security.

(b) If the Issuer receives from the Secured Party a Notice of Exclusive Control, the Issuer will cease distributing to the Grantor all interest and dividends on the Uncertificated Security.

Section 4. Statements, Confirmations and Notices of Adverse Claims. (a) The Issuer will send copies of all notices and other communications with respect to the Uncertificated Security simultaneously to the Grantor and the Secured Party.

(b) When the Issuer knows of any claim or interest in the Uncertificated Security other than the claims and interests of the parties referred to in this Agreement, the Issuer will promptly notify the Secured Party and the Grantor of such claim or interest.

Section 5. The Issuer’s Responsibility. (a) The Issuer will not be liable to the Grantor or the Secured Party for complying with a Notice of Exclusive Control or with an Entitlement Order or other direction concerning the Uncertificated Security originated by the Secured Party, even if the Grantor notifies the Issuer that the Secured Party is not legally entitled to issue the Notice of Exclusive Control or Entitlement Order or such other direction unless the Issuer takes the action after it is served with an injunction, restraining order or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process.

(b) This Agreement does not create any obligation of the Issuer except for those expressly set forth in this Agreement and in Part 5 of Article 8 of the N.Y. Uniform Commercial Code. In particular, the Issuer need not investigate whether the Secured Party is entitled under the Secured Party’s agreements with the Grantor to give an Entitlement Order or other direction concerning the Uncertificated Security or a Notice of Exclusive Control. The Issuer may rely on notices and communications it believes given by the appropriate party.

Section 6. Indemnity. The Grantor will indemnify the Issuer, its officers, directors, employees and agents against claims, liabilities and expenses arising out of this Agreement (including, without limitation, reasonable attorney’s fees and disbursements), except to the extent the claims, liabilities or expenses are caused by the Issuer’s gross negligence or willful misconduct as found by a court of competent jurisdiction in a final, non-appealable judgment.

Section 7. Termination; Survival. (a) The Secured Party may terminate this Agreement by notice to the Issuer and the Grantor. If the Secured Party notifies the Issuer that the Security Interest has terminated, this Agreement will immediately terminate.

(b) Sections 5 and 6 will survive termination of this Agreement.

Section 8. Governing Law. This Agreement is governed by and construed in accordance with the law of the State of New York.

Section 9. Entire Agreement. This Agreement is the entire agreement, and supersedes any prior agreements, and contemporaneous oral agreements, of the parties concerning its subject matter.

Section 10. Amendments. No amendment of, or waiver of a right under, this Agreement will be binding unless it is in writing and signed by the party to be charged.

Section 11. Notices. A notice or other communication to a party under this Agreement will be in writing (except that Entitlement Orders may be given orally), will be sent to the party’s address set forth under its name below or to such other address as the party may notify the other parties and will be effective on receipt.

Section 12. Binding Effect. This Agreement shall become effective when it shall have been executed by the Grantor, the Secured Party and the Issuer, and thereafter shall be binding upon and inure to the benefit of the Grantor, the Secured Party and the Issuer and their respective successors and assigns.

Section 13. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF GRANTOR]

By
Title:

Address:

The Bank of New York Mellon Trust Company, N.A., as Collateral Trustee

By
Title:

Address:

The Bank of New York Mellon Trust

Company, N.A.

Corporate Trust Division

601 Travis Street - 16th Floor

Houston, TX 77002

Facsimile No.: (713) 483-6954

Attention: EFIH Senior Secured Second

Lien Notes Trustee

[NAME OF ISSUER]

By
Title:

Address:

Exhibit 10(b)

FIRST AMENDMENT TO DEED OF TRUST,

ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT

AND FIXTURE FILING

THIS FIRST AMENDMENT TO DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (“Amendment”) is executed as of             , 2011, by the grantor(s) named on the signature page attached hereto (individually and collectively, “Grantor”) and CITIBANK, N.A., as Collateral Agent (together with its successors and assigns in such capacity as Collateral Agent, “Beneficiary”) under that certain Credit Agreement (as amended by Amendment No. 1 thereto, dated as of August 7, 2009, and Amendment No. 2 thereto, dated as of April 7, 2011 (“Amendment No. 2 to Credit Agreement”), and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of October 10, 2007, among Energy Future Competitive Holdings Company, Texas Competitive Electric Holdings Company LLC, the lending institutions from time to time party thereto, Citibank, N.A., as Administrative Agent, Collateral Agent, Swingline Lender, Revolving Letter of Credit Issuer and Deposit Letter of Credit Issuer, Goldman Sachs Credit Partners L.P., as Posting Agent, Posting Syndication Agent and Posting Documentation Agent, JPMorgan Chase Bank, N.A., as Syndication Agent and Revolving Letter of Credit Issuer, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Goldman Sachs Credit Partners L.P., Lehman Brothers Inc., Morgan Stanley Senior Funding, Inc. and Credit Suisse Securities (USA) LLC, as Joint Lead Arrangers and Bookrunners, Goldman Sachs Credit Partners L.P., as Posting Lead Arranger and Sole Bookrunner, Credit Suisse, Goldman Sachs Credit Partners L.P., Lehman Commercial Paper Inc. and Morgan Stanley Senior Funding, Inc., as Co-Documentation Agents, and J. Aron & Company, as Posting Calculation Agent.

RECITALS:

A. Grantor executed and delivered that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (as amended by this Amendment and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Deed of Trust”) dated as of October 10, 2007, to Fidelity National Title Insurance Company, Trustee, for the benefit of Beneficiary, covering certain real and personal property located in                      County, Texas, as more particularly described therein, save and except any portions of such real property that have been previously released from the Deed of Trust by Beneficiary (the “Mortgaged Property”), which Deed of Trust was recorded in the Real Property Records of                      County, Texas, [as Instrument No.             ] [under Volume     , Page     ].

B. The Deed of Trust secures the payment and performance of the Obligations (as defined in the Deed of Trust), and Beneficiary is the Collateral Agent thereunder.

C. Pursuant to Amendment No. 2 to Credit Agreement, the maturity dates of certain of the Obligations are being extended, and the parties desire to amend the Deed of Trust to evidence of record the extended maturity date of the Obligations.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Grantor and Beneficiary hereby agree as follows:

Project Name -                      County(ies)

1

1. Defined Terms. All capitalized terms used herein and not otherwise defined shall have the meaning given to that term in the Deed of Trust.

2. Amendments to Deed of Trust. The Deed of Trust is hereby amended as follows:

(a) Pursuant to Amendment No. 2 to Credit Agreement, the maturity date of certain of the Obligations has been extended to a date not later than October 10, 2017.

(b) Section 3.5 of the Deed of Trust is hereby amended by deleting such section in its entirety and replacing it with the following:

3.5 Insurance. Grantor will keep or cause to be kept the Mortgaged Property insured against such risks and shall purchase such additional insurance to the extent that is required from time to time pursuant to Section 9.3 of the Credit Agreement. Without limiting the generality of the foregoing, if any portion of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (or any amendment or successor act thereto), then Grantor shall maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount sufficient to comply with all applicable rules and regulations promulgated pursuant to such Act.

(c) Section 16 of the Deed of Trust is hereby amended by deleting such section in its entirety and replacing it with the following:

16. REMEDIES NOT EXCLUSIVE

(a) Beneficiary and Trustee shall be entitled to enforce payment and performance of the Obligations and to exercise all rights and powers under this Deed of Trust or under any of the other Security Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement, shall prejudice or in any manner affect Beneficiary’s or Trustee’s right to realize upon or enforce any other security now or hereafter held by Beneficiary or Trustee, it being agreed that Beneficiary and Trustee shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by Beneficiary or Trustee in such order and manner as Beneficiary or Trustee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Security Documents to Beneficiary or Trustee or to which either may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Beneficiary or Trustee, as the case may be. In no event shall Beneficiary or Trustee, in the exercise of the remedies provided in this Deed of Trust (including, without limitation, in connection with the assignment of Rents to Beneficiary, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be

Project Name -                      County(ies)

2

deemed a “mortgagee in possession,” and neither Beneficiary nor Trustee shall in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

(b) Without limiting the generality of Section 16(a), except as otherwise provided in Section 16(c) below, neither the enforcement of any of the remedies under Sections 5 and 16 hereof, the security interests under Section 9, the assignment of Rents under Section 10, nor any other remedies afforded to Beneficiary under the Security Documents, at law or in equity shall cause Beneficiary, any Lender or Trustee to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Beneficiary, any Lender or Trustee to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

(c) Notwithstanding the provisions of Section 16(b) above, Beneficiary shall not obtain title to a deed in lieu of foreclosure or otherwise, or take any other action with respect to the Mortgaged Property, if, as a result of any such action, Beneficiary could, in its reasonable judgment be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of the Mortgaged Property within the meaning of Comprehensive Environmental Response, Compensation and Liability Act Of 1980 (42 U.S.C. Sections 9601 et seq.), as amended, or any comparable law, unless:

(i) Beneficiary has previously and reasonably determined, based on a Phase I environmental site assessment (and any additional environmental testing that Beneficiary deems necessary and prudent) of such Mortgaged Property conducted by an independent third party who regularly conducts Phase I environmental site assessments and performed during the 12-month period preceding any such acquisition of title or other action, that the Mortgaged Property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(ii) in the event that the determination described in clause (i) above cannot be made, Beneficiary has previously and reasonably determined, on the same basis as described in clause (i) above, that it would maximize the recovery to the Secured Parties on a present value basis to acquire title to or possession of the Mortgaged Property and to take such remedial, corrective and/or other further actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in clause (i) above.

(d) Beneficiary shall undertake, in good faith, reasonable efforts to make the determination referred to in clause (ii) above, and may conclusively rely on the Phase I environmental site assessment referred to above, and upon an opinion of counsel, in making such determination. The cost of any such Phase I environmental site assessment and any such opinion of counsel, and the cost of any Phase II environmental site assessment, additional environmental testing

Project Name -                      County(ies)

3

and remedial, corrective or other further action contemplated by clause (i) or clause (ii) above, shall be paid at the sole expense of Grantor.

(e) If the environmental testing contemplated by Section 16(b) above establishes that any of the conditions set forth in clause (i) have not been satisfied with respect to the Mortgaged Property, Beneficiary shall take such action (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may release all or a portion of such Mortgaged Property from the lien of this Deed of Trust, provided that prior to the release of all or a portion of the Mortgaged Property from the lien of this Deed of Trust (a) Beneficiary shall have notified the Lenders in writing of its intention to so release all or a portion of such Mortgaged Property and (b) the holders of a majority of the outstanding principal balance of the Obligations shall not have objected to such release within thirty (30) days of the distribution of the last of such notices.

(d) Section 29 of the Deed of Trust is hereby amended by deleting such section in its entirety and replacing it with the following:

29. MATURITY OF OBLIGATIONS

The latest maturity date of the Obligations is October 10, 2017.

3. No Other Amendments. Except as amended hereby, the Deed of Trust is acknowledged to be in full force and effect as written. Nothing in this Amendment is intended to waive any rights or remedies of the Beneficiary under the Deed of Trust, or any defaults of Grantor under the Deed of Trust. The Deed of Trust shall continue to be a valid and subsisting lien against the Mortgaged Property. The Grantor, in order to continue to secure the payment of the Obligations, hereby confirms and restates [(a)] the conveyance pursuant to the Deed of Trust to the Beneficiary of the Mortgaged Property[ and (b) the grant pursuant to the Deed of Trust of a security interest in the Fixtures]. Nothing contained in this Amendment shall be construed as (a) a novation of the Obligations or (b) a release or waiver of all or any portion of the conveyance to the Beneficiary of the Mortgaged Property or the grant to the Beneficiary of a security interest in the Fixtures pursuant to the Deed of Trust.

4. No Oral Agreements. THIS WRITTEN AMENDMENT, TOGETHER WITH ALL OF THE OTHER LOAN DOCUMENTS AND THE AMENDMENTS THERETO, AS AMENDED HEREBY, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

5. Multiple Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties to this Amendment may execute this Amendment by signing any of the counterparts.

6. Representations and Warranties. The Grantor hereby represents and warrants that the representations and warranties made by it in the Deed of Trust are true and complete on and as of the date hereof as if made on and as of the date hereof.

Project Name -                      County(ies)

4

7. Covenants. The Grantor hereby covenants and agrees to perform each and every duty and obligation of the Grantor contained in the Deed of Trust as amended by this Amendment.

[Remainder of page intentionally left blank. Signature page(s) to follow.]

Project Name -                      County(ies)

5

EXECUTED as of the date set forth above.

GRANTOR:

[Name of Grantor]

By:
Name:
Title:

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on this      day of             , 2011, by                     ,                                          of                                         , a                                         , on behalf of said                     .

NOTARY PUBLIC, STATE OF

[SEAL]

[Signature Page to First Amendment to Deed of Trust]

BENEFICIARY

CITIBANK, N.A., as Collateral Agent

By:
Name:
Title:

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on this      day of             , 2011, by                     ,                                          of Citibank, N.A., as Collateral Agent, on behalf of said entity.

NOTARY PUBLIC, STATE OF

[SEAL]

[Signature Page to First Amendment to Deed of Trust]

Exhibit 31(a)

ENERGY FUTURE HOLDINGS CORP.

Certificate Pursuant to Section 302

of Sarbanes – Oxley Act of 2002

I, John F. Young, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Energy Future Holdings Corp.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: April 28, 2011		/s/ JOHN F. YOUNG
	Name:	John F. Young
	Title:	President and Chief Executive Officer

Exhibit 31(b)

ENERGY FUTURE HOLDINGS CORP.

Certificate Pursuant to Section 302

of Sarbanes – Oxley Act of 2002

I, Paul M. Keglevic, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Energy Future Holdings Corp.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: April 28, 2011		/s/ PAUL M. KEGLEVIC
	Name:	Paul M. Keglevic
	Title:	Executive Vice President and Chief Financial Officer

Exhibit 32(a)

ENERGY FUTURE HOLDINGS CORP.

Certificate Pursuant to Section 906

of Sarbanes – Oxley Act of 2002

CERTIFICATION OF CEO

The undersigned, John F. Young, President and Chief Executive Officer of Energy Future Holdings Corp. (the “Company”), DOES HEREBY CERTIFY that:

1.

The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2011 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 28th day of April, 2011.

/s/ JOHN F. YOUNG
Name:	John F. Young
Title:	President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Energy Future Holdings Corp. and will be retained by Energy Future Holdings Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 32(b)

ENERGY FUTURE HOLDINGS CORP.

Certificate Pursuant to Section 906

of Sarbanes – Oxley Act of 2002

CERTIFICATION OF CFO

The undersigned, Paul M. Keglevic, Executive Vice President and Chief Financial Officer of Energy Future Holdings Corp. (the “Company”), DOES HEREBY CERTIFY that:

1.

The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2011 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 28th day of April, 2011.

/s/ PAUL M. KEGLEVIC
Name:	Paul M. Keglevic
Title:	Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Energy Future Holdings Corp. and will be retained by Energy Future Holdings Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

EXHIBIT 99(a)

ENERGY FUTURE HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED STATEMENT OF CONSOLIDATED INCOME (LOSS)

(Unaudited)

(millions of dollars)

Twelve Months Ended March 31, 2011

Operating revenues	$7,908
Fuel, purchased power and delivery fees	(4,154)
Net gain from commodity hedging and trading activities	854
Operating costs	(856)
Depreciation and amortization	(1,434)
Selling, general and administrative expenses	(729)
Franchise and revenue-based taxes	(105)
Impairment of goodwill	(4,100)
Other income	2,059
Other deductions	(24)
Interest income	2
Interest expense and related charges	(3,243)

Loss before income taxes and equity in earnings of unconsolidated subsidiaries	(3,822)

Income tax benefit	29

Equity in earnings of unconsolidated subsidiaries (net of tax)	264

Net loss	(3,529)

Net income attributable to noncontrolling interests	—

Net loss attributable to EFH Corp.	$(3,529)

Exhibit 99(b)

Energy Future Holdings Corp. Consolidated

Adjusted EBITDA Reconciliation

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010	Twelve Months Ended March 31, 2011	Twelve Months Ended March 31, 2010
	(millions of dollars)

Net income (loss) attributable to EFH Corp.	$(362)	$355	$(3,529)	$257
Income tax expense (benefit)	(215)	203	(29)	237
Interest expense and related charges	643	954	3,243	3,199
Depreciation and amortization	369	342	1,434	1,689

EBITDA	$435	$1,854	$1,119	$5,382

Oncor EBITDA	—	—	—	(1,055)
Oncor Holdings distributions	16	30	155	221
Interest income	(2)	(10)	(2)	(54)
Amortization of nuclear fuel	37	37	139	108
Purchase accounting adjustments (a)	50	56	204	305
Impairment of goodwill	—	—	4,100	—
Impairment of assets and inventory write down (b)	—	1	15	41
Net gain on debt exchange offers	—	(14)	(1,800)	(101)
Net income attributable to noncontrolling interests	—	—	—	52
Equity in earnings of unconsolidated subsidiary	(50)	(63)	(264)	(63)
EBITDA amount attributable to consolidated unrestricted subsidiaries	—	—	1	1
Unrealized net (gain) loss resulting from hedging transactions	316	(993)	89	(1,189)
Amortization of “day one” net loss on Sandow 5 power purchase agreement	—	(5)	(16)	(15)
Losses on sale of receivables	—	—	—	8
Noncash compensation expenses (c)	—	9	9	14
Severance expense	3	3	3	6
Transition and business optimization costs (d)	5	—	9	11
Transaction and merger expenses (e)	9	13	43	77
Restructuring and other (f)	(25)	(10)	(132)	(26)
Expenses incurred to upgrade or expand a generation station (g)	36	23	100	100

Adjusted EBITDA per Incurrence Covenant	$830	$931	$3,772	$3,823
Add Oncor Adjusted EBITDA (reduced by Oncor Holdings distributions)	336	332	1,358	1,193

Adjusted EBITDA per Restricted Payments Covenant	$1,166	$1,263	$5,130	$5,016

(a)

Purchase accounting adjustments include amortization of the intangible net asset value of retail and wholesale power sales agreements, environmental credits, coal purchase contracts, nuclear fuel contracts and power purchase agreements and the stepped up value of nuclear fuel. Also include certain credits not recognized in net income due to purchase accounting.

(b)	Impairment of assets includes impairments of land and charges related to the cancelled development of coal-fueled generation facilities.
(c)	Noncash compensation expenses represent amounts recorded under stock-based compensation accounting standards and exclude capitalized amounts.
(d)	Transition and business optimization costs include incentive compensation expenses and professional fees primarily for retail billing and customer care systems enhancements.
(e)

Transaction and merger expenses include costs related to the Merger and abandoned strategic transactions, the Sponsor Group management fee, outsourcing transition costs, administrative costs related to the cancelled program to develop coal-fueled generation facilities and costs related to certain growth initiatives.

(f)

Restructuring and other includes gains on termination of a long-term power sales contract and settlement of amounts due from a hedging/trading counterparty, and reversal of certain liabilities accrued in purchase accounting.

(g)	Expenses incurred to upgrade or expand a generation station reflect noncapital outage costs.

Exhibit 99(c)

Texas Competitive Electric Holdings Company LLC Consolidated

Adjusted EBITDA Reconciliation

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010	Twelve Months Ended March 31, 2011	Twelve Months Ended March 31, 2010
	(millions of dollars)

Net income (loss)	$(301)	$450	$(4,133)	$583
Income tax expense (benefit)	(155)	258	(12)	339
Interest expense and related charges	498	749	2,590	2,182
Depreciation and amortization	362	337	1,405	1,233

EBITDA	$404	$1,794	$(150)	$4,337

Interest income	(27)	(22)	(97)	(78)
Amortization of nuclear fuel	37	37	139	108
Purchase accounting adjustments (a)	38	44	157	258
Impairment of goodwill	—	—	4,100	—
Impairment of assets and inventory write down (b)	—	—	13	36
Net gain on debt exchange offers	—	—	(687)	—
EBITDA amount attributable to consolidated unrestricted subsidiaries	(2)	—	(1)	1
Unrealized net (gain) loss resulting from hedging transactions	316	(993)	89	(1,189)
Amortization of “day one” net loss on Sandow 5 power purchase agreement	—	(5)	(16)	(15)
Corporate depreciation, interest and income tax expenses included in SG&A expense	3	2	10	8
Losses on sale of receivables	—	—	—	8
Noncash compensation expense (c)	—	7	7	6
Severance expense	—	3	1	6
Transition and business optimization costs (d)	6	1	14	14
Transaction and merger expenses (e)	11	11	38	14
Restructuring and other (f)	(17)	(11)	(128)	(29)
Expenses incurred to upgrade or expand a generation station (g)	36	23	100	100

Adjusted EBITDA per Incurrence Covenant	$805	$891	$3,589	$3,585
Expenses related to unplanned generation station outages	58	59	131	117
Pro forma adjustment for Sandow 5 and Oak Grove 1 reaching 70% capacity in Q1 2010 (h)	—	—	—	84
Other adjustments allowed to determine Adjusted EBITDA per Maintenance Covenant (i)	8	3	34	36

Adjusted EBITDA per Maintenance Covenant	$871	$953	$3,754	$3,822

(a)

Purchase accounting adjustments include amortization of the intangible net asset value of retail and wholesale power sales agreements, environmental credits, coal purchase contracts, nuclear fuel contracts and power purchase agreements and the stepped up value of nuclear fuel. Also include certain credits not recognized in net income due to purchase accounting.

(b)	Impairment of assets includes impairment of land.
(c)	Noncash compensation expenses represent amounts recorded under stock-based compensation accounting standards and exclude capitalized amounts.
(d)	Transition and business optimization costs include incentive compensation expenses and professional fees primarily for retail billing and customer care systems enhancements.
(e)	Transaction and merger expenses include costs related to the Merger, the Sponsor Group management fee, outsourcing transition costs and costs related to certain growth initiatives.
(f)

Restructuring and other includes gains on termination of a long-term power sales contract and settlement of amounts due from a hedging/trading counterparty, and reversal of certain liabilities accrued in purchase accounting.

(g)	Expenses incurred to upgrade or expand a generation station reflect noncapital outage costs.
(h)	Pro forma adjustment for Sandow 5 and Oak Grove 1 represents the annualization of the actual three months ended March 31, 2010 EBITDA results for these two units.
(i)	Primarily pre-operating expenses relating to Oak Grove and Sandow 5.

Exhibit 99(d)

Energy Future Intermediate Holding Company LLC Consolidated

Adjusted EBITDA Reconciliation

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010	Twelve Months Ended March 31, 2011	Twelve Months Ended March 31, 2010
	(millions of dollars)

Net income	$90	$15	$288	$87
Income tax expense (benefit)	23	(24)	5	(94)
Interest expense and related charges	82	74	323	284
Depreciation and amortization	—	—	—	—

EBITDA	$195	$65	$616	$277

Oncor Holdings distributions	16	30	155	221
Interest income	(145)	(2)	(352)	(5)
Equity in earnings of unconsolidated subsidiary (net of tax)	(50)	(63)	(264)	(272)
Other	(1)

Adjusted EBITDA per Incurrence Covenant	$15	$30	$155	$221
Add Oncor Adjusted EBITDA (reduced by Oncor Holdings distributions)	336	332	1,358	1,192

Adjusted EBITDA per Restricted Payments Covenant	$351	$362	$1,513	$1,413